As filed with the U.S. Securities and Exchange Commission on December 15, 2022

Registration No. 333-268420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2

to

Form F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SYLA Technologies Co., Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Japan	6500	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SYLA Technologies Co., Ltd.

Ebisu Prime Square Tower 7F, 1-1-39

Hiroo, Shibuya-ku, Tokyo, Japan

Telephone: +81 3-4560-0650
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, Florida 33401 Telephone: (561) 514-0936	Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 Telephone: (202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell or a solicitation of an offer to purchase securities in any jurisdiction where offer or sale is not authorized.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED December 15, 2022

SYLA TECHNOLOGIES CORPORATION

1,875,000 American Depositary Shares

Representing 18,750 Common Shares

This is the initial public offering of our common shares, no par value per share (which we refer to as our “common shares”), represented by American Depositary Shares (which we refer to as “ADSs”). 100 ADSs represent one common share. We are offering 1,875,000 ADSs. The initial public offering price per ADS is expected to be $8.00. For purposes of this prospectus, the assumed initial public offering price per ADS is US$8.00.

We are also seeking to register the issuance of (i) warrants to purchase 150,900 ADSs (the “Representative’s Warrant”) to the underwriters (assuming the exercise of the over-allotment option by the Underwriters in full) as well as (ii) 1,509 common shares underlying 150,900 ADSs issuable upon exercise by the underwriters of the Representative’s Warrant at an exercise price of US$10.00 per ADS (125% of initial public offering price).

Prior to this offering, there has been no public market for our common shares or for ADSs. We intend to list ADSs representing our common shares on The Nasdaq Capital Market (“Nasdaq”) or the NYSE American (“NYSE American”) under the symbol “SYT”. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq or NYSE American. We cannot guarantee that we will be successful in listing ADSs on the Nasdaq or the NYSE American; however, we will not complete this offering unless we are so listed.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary— Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in the ADSs involves a high degree of risk. Before purchasing any of the ADSs, potential investors should carefully read the discussion of the material risks of investing in ADSs under the heading “Risk Factors” beginning on page 19 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or recognized the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per ADS		Total
Public offering price	$	[●]	$	[●]
Underwriting discounts and commissions (1)	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]

(1)	See “Underwriters” beginning on page 146 of this prospectus for additional information regarding the compensation payable to the underwriters.

We have granted a 45-day option to the underwriters to purchase up to 281,250 additional ADSs solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting cash discounts and commissions payable by us will be US$1,207,500, and the total proceeds to us, before expenses, will be US$[●].

Delivery of the ADSs is expected to be made on or about [●], 2022.

The date of this prospectus is            , 2022

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to provide you with information that is different, and neither we nor the underwriters take any responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us. We are offering to sell the ADSs, and seeking offers to buy the ADSs, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, the ADSs in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of the ADSs. Our business, results of operations, financial condition, or prospects may have changed since those dates.

Before you invest in the ADSs, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

For investors outside of the United States: Neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.

Notice to prospective investors in Japan: The ADSs have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ADSs nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	the size and growth potential of the markets for our services, and our ability to serve those markets;

●	the rate and degree of market acceptance of our services;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to continue to meet the Nasdaq or the NYSE American requirements;

●	our ability to meet our other financial operating objectives;

●	the availability of qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and new business opportunities;

●	ability to secure intellectual property rights over our proprietary services;

●	our ability to be successful in new markets;

●	our ability to avoid infringement of intellectual property rights; and

●	the positive cash flows and financial viability of our operations and new business opportunities

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, potential investors should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to the “Company,” “we,” “us,” “our,” and similar references refer to SYLA Technologies Co., Ltd., a joint stock corporation with limited liability organized under the laws of Japan, and its subsidiaries.

Our functional currency and reporting currency is the Japanese yen (which we refer to as “¥”). The terms “dollar,” “USD,” “US$” or “$” refer to U.S. dollars, the legal currency of the United States.

Convenience translations included in this prospectus of Japanese yen into U.S. dollars have been made at the exchange rate of ¥135.69 = US$1.00, which was the foreign exchange rate on June 30, 2022 as reported by the Board of Governors of the Federal Reserve System (which we refer to as the “U.S. Federal Reserve”) in is weekly release on July 5, 2022. Historical and current exchange rate information may be found at www.federalreserve.gov/releases/h10/.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (which we refer to as “U.S. GAAP”). Our fiscal year ends on December 31 of each year as does our reporting year. Therefore, any references to 2021 and 2020 are references to the fiscal and reporting years ended December 31, 2021, and December 31, 2020, respectively. Our most recent fiscal year ended on December 31, 2021. See Note 2 in our audited consolidated financial statements as of and for the years ended December 31, 2021, and December 31, 2020, included elsewhere in this prospectus for a discussion of the basis of presentation and translation of financial statements.

The current ratio of common shares to ADSs as of the date of this prospectus is 100 ADS representing one common share.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

Non-GAAP Financial Measures

In addition to U.S. GAAP measures, we also use Adjusted EBITDA and Adjusted EBITDA Margin as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in various places in this prospectus. These financial measures are presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with U.S. GAAP, and should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. Adjusted EBITDA and Adjusted EBITDA Margin may differ from similarly titled measures presented by other companies.

Please see “Selected Consolidated Financial Information and Operating Data” for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with U.S. GAAP.

Market and Industry Data

This prospectus contains references to market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

Trademarks and Copyrights

The Company and its wholly owned subsidiary SYLA Co., Ltd. are the owners of the trademarks and trade names (including the Company’s corporate name, logo, and website name) used by the Company in connection with the operation of the Company’s business, and the owners of the rights thereto. In addition, we own copyrights, trade secrets, and other proprietary rights that protect the content of our services and the eligibility of such services. This prospectus may also contain trademarks, service marks, and trade names of other companies that are the property of their respective owners. The use or display of trademarks, service marks, trade names or services of third parties in this prospectus does not imply, and should not be construed to imply, any affiliation, endorsement or sponsorship by the Company. For the convenience of readers only, some copyrights, trade names, and trademarks mentioned in this prospectus may appear without their ©, ® and ™ symbols, but we claim full rights to the trade names and trademarks in accordance with applicable laws.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that potential investors should consider before deciding whether to invest in our ADSs. For a more complete understanding of us and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context otherwise requires, the “Company,” “we,” “us,” and “our,” refer to SYLA Technologies Co., Ltd., a Japanese corporation (“SYLA Technologies”), and its direct subsidiaries, including SYLA Co., Ltd. (“SYLA Co.”), SYLA Solar Co., Ltd. (“SYLA Solar Co.”), SYLA Brain Co., Ltd. (“SYLA Brain Co.”), and SYLA Biotech Co., Ltd. (“SYLA Biotech Co.”), each a Japanese corporation, and its indirect subsidiaries, including SYLA Power Co., Ltd. (“SYLA Power Co.”) and SYLA O&M Co., Ltd. (“SYLA O&M Co.”), each a Japanese corporation.

Business Overview

Our primary mission is to “Support and enrich people’s lives in the era of 100-year life expectancy by democratizing global real estate investment using technology and smart asset management.”

We are engaged in three primary businesses:

(1)	We operate the asset management platform system “Rimawari-kun,” which targets individuals. We operate this platform to facilitate real estate crowdfunding as well as the purchase and sale of real estate, the sale of solar power plants which we construct, and the sale of computers (with crypto mining capabilities) (referred to herein as “computers” or “mining machines”) that we manufacture;
(2)	We operate the asset management platform “Rimawari-kun Pro,” which targets corporate investors, institutional investors, and high-net-worth individuals. We exhibit properties on this platform developed independently by us as well as a wide range of properties from other companies in the same industry and help broker those properties to investors; and
(3)	We are involved in asset management, including the leasing, brokerage, and management of real estate, and operation and maintenance of solar power plant, and the maintenance and management of computers that we sell. More specifically, we are involved in the management of rental properties, building management, and operation and maintenance of solar power generation equipment, computer maintenance and management, and asset management for rental income and electricity sales generated by solar power plants owned by our Company. With respect to computer maintenance and management, we merely provide an environment (rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services) for the mining machines of customers to operate continuously throughout the contract period under the mining machine operations and management service arrangement. The Company does not provide any service to coordinate its customers’ mining efforts. The fee charged to the customers is based on utilities consumed by mining machines of each customer, mainly including air conditioning, electricity etc. The Company does not hold any crypto asset on behalf of the customers or any other third party. See “Computer Manufacturing and Maintenance - Our Role in Crypto Mining Space” on page 7 for more information.

For the six months ended June 30, 2022 and 2021, the Company reported revenues of ¥8,869,667 thousand (US$65,367 thousand) and ¥6,500,616 thousand (US$47,908 thousand), respectively, net income of ¥149,561 thousand (US$1,102 thousand) and ¥6,444 thousand (US$48 thousand), respectively, and net cash used in operating activities to be ¥2,553,385 thousand (US$18,818 thousand) and net cash provided by operating activities to be ¥444,983 thousand (US$3,279 thousand), respectively. As stated in the unaudited consolidated financial statements, as of June 30, 2022, the Company had retained earnings of ¥2,473,289 thousand (US$18,227 thousand). During the six months ended June 30, 2022 and 2021, the Company generated revenues from sales of real estate, sales of land, rental services, real estate management services, sales of computers, computer operation and management services, sales of solar power plants, solar power plants operation and maintenance services and sales of electricity. The Company started real estate crowdfunding business in June 2021 and did not generate any revenue from real estate crowdfunding for the six months ended June 30, 2021. The Company did not generate any revenue from sales of computers, computer operation and management services, sales of solar power plants, solar power plants operation and maintenance services and sales of electricity for the six months ended June 30, 2021 as the Company started these businesses in early 2022.

For the years ended December 31, 2021 and 2020, the Company reported revenues of ¥16,665,382 thousand (US$122,820 thousand) and ¥13,140,176 thousand (US$96,840 thousand), respectively, net income of ¥278,688 thousand (US$2,054 thousand) and ¥435,727 thousand (US$3,212 thousand), respectively, and net cash provided by operating activities to be ¥25,098 thousand (US$185 thousand) and ¥269,042 thousand (US$1,983 thousand), respectively. As stated in the consolidated financial statements, as of December 31, 2021, the Company had retained earnings of ¥2,383,940 thousand (US$17,569 thousand). During the years ended December 31, 2021 and 2020, the Company generated revenues from sales of real estate, sales of land, rental services, and real estate management services. The Company started real estate crowdfunding business in June 2021 and generated minimal revenues from real estate crowdfunding for the year ended December 31, 2021. The Company did not generate any revenue from sales of computers, computer operation and management services, sales of solar power plants, solar power plants operation and maintenance services and sales of electricity for the years ended December 31, 2021 and 2020.

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Organizational Structure

The following diagram reflects our current organizational structure as of the date of this prospectus:

Consolidation targets in audits

SYLA Technologies Co., Ltd.
SYLA Co., Ltd.
100%
SYLA Solar Co. Ltd.
100%
SYLA Brain Co., Ltd.
67%
Syla Biotech Co., Ltd.
60%
SYLA Power Co., Ltd.
100%
SYLA O&M Co. Ltd.
100%

SYLA Co., Ltd. (100% owned subsidiary of the Company) operations include real estate sales, apartment development, leasing, management and brokerage, real estate crowdfunding, computer sales, and solar panel sales.

SYLA Solar Co., Ltd. (formerly known as Nihon Taiyoko Hatsuden Co., Ltd.) (100% owned) (wholly-owned subsidiary) is engaged in engineering, procurement and construction (“EPC”) business (design and construction of solar power generation), operations and maintenance (“O&M”) business (maintenance and management of solar power generation), independent power producer (“IPP”) business (wholesale of electricity generated by the company), electricity retail business and sales of other renewable energy-related products.

SYLA Brain Co., Ltd. (formerly known as DEVEL Co., Ltd.) (67%-owned subsidiary) develops a system that automatically collects and analyzes all kinds of real estate data online, and develops real estate investment, machine learning algorithms, robotic process automation (“RPA”), and business systems using the system. The system is also engaged in consulting on business automation and artificial intelligence “AI” system implementation for corporations, consulting on real estate investment and asset management, production and sales of high-performance computers incorporating state-of-the-art semiconductor graphics processing units (“GPU”) chips for AI, and data center operations.

SYLA Biotech Co., Ltd. (formerly known as RE100.com Co., Ltd.) (60% owned subsidiary) operates and sells renewable energy data centers, sells and maintains solar and biomass power generation equipment, operates and maintains data centers, and conducts other businesses related to the preceding items. In April 2022, the Company co-established SYLA Biotech Co., Ltd. with Makoto Ariki, a 5% shareholder of SYLA Brain Co., Ltd. The Company and Makoto Ariki each owned 50% equity interest of SYLA Biotech Co., Ltd. until September 13, 2022 when the Company’s ownership interest in SYLA Biotech was further increased to 60% as a result of share issuance on September 14, 2022.

SYLA O&M Co., Ltd. (formerly known as ALMA Co., Ltd.) (wholly owned by SYLA Solar Co., Ltd.) is engaged in maintenance, management and sales of solar power generation.

SYLA Power Co., Ltd. (formerly known as Aichi Electric Power Co., Ltd.) (wholly owned by SYLA Solar Co., Ltd.) is engaged in electricity retailing, electricity brokerage, renewable energy trading, and trade brokerage.

Our Strategy

Real estate financing by banks in Japan is in a rigid state, with loans heavily weighted toward real estate in certain urban areas.

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As a result, while some popular cities have experienced localized price increases, we believe that there are many properties in regional cities that have been unfairly undervalued due to a lack of bank financing. In order to solve this problem, our real estate crowdfunding service Rimawari-kun plays a role as an indirect financial tool.

As of 2021, online transactions in the banking and brokerage industries were 66% and 50%, respectively, of the transactions in the respective industries. On May 16, 2022, the law in Japan was amended to allow real estate transactions to be conducted online. In this first year of real estate online transactions, our mission is to increase convenience and transparency in real estate online transactions.

Online Real Estate Transactions Poised to Soar

The percentage of online transactions in the real estate industry is expected to rise, creating a significant opportunity for prop tech companies.

Percentage of Online Transactions in each Industry

Banking
(Internet Banking utilization ratio)
66.0%

Brokerage
(Percentage of online transactions)
50.2%

*Online reservation ratios for beauty, travel, food and beverage, etc. exceed 40%.

Online Transaction Ratio in the Real Estate Industry

Real Estate
(Percentage of online transactions)
0%

Online trading is now possible under the law of May 16, 2022.

Copyright © SYLA CO.,LTD. All rights reserved.

*See figures for 2021 from MyBoscom’s “Survey on Internet Banking” (2021).

Refer to 2021 figures from the Japan Securities Dealers Association’s “National Survey on Securities Investment (Summary of Survey Results)” (2021).

Although real estate investment is an attractive method of asset management in Japan, numerous significant issues remain unresolved. First, a major difference compared with the U.S. is that detailed information such as price and distribution channels are not recorded in the registration information after sale and there is less transparency of information for individuals. Furthermore, the real estate transaction platform designated by the Minister of Land, Infrastructure, Transport and Tourism for corporate clients is accessible only by real estate companies due to legal restrictions, resulting in information asymmetry between real estate companies and individuals. Rimawari-kun Pro is a platform that eliminates this asymmetry and provides information transparency.

In order to address these issues, we will continue to take on the challenge as a property-technology (“prop-tech”) company in Japan.

We operate platforms aimed at improving centralized real estate transactions (which have traditionally been left to major real estate companies and financial institutions) by making real estate information transparent, reducing asymmetry, and enabling diverse financing through online indirect financing.

As suggested in the recent Japanese national policy called “Invest in Kishida” (May 5th 2022, Prime Minister of Japan and His Cabinet, Speeches and Statements by the Prime Minister https://japan.kantei.go.jp/101_kishida/statement/202205/_00002.html), the Japanese government aims to redirect a portion of the approximately ¥1,100,000,000,000 thousand (approximately US$8,100,000,000 thousand) in cash and deposits languishing in Japanese bank accounts to asset management and our Company intends to become a service that solves the problem of retirement funds and pensions, which has developed into a national issue in the era of 100-year life expectancy.

The Government of Japan’s policy (as quoted in a September 22, 2022 speech by the Prime Minister of Japan available at: https://japan.kantei.go.jp/101_kishida/statement/202209/_00009.html) is to enable long-term asset building for retirement, as Japan currently has only 10% of the citizens personal assets invested in stocks, while many of their funds simply sit unused in bank accounts. In furtherance of this policy, the Japanese government extended the small investment tax exemption for five years from the end of FY2023 to the end of FY2028 while increasing the maximum qualifying annual investment amount from ¥1,200 thousand (approximately US$8,844) to ¥1,220 thousand (approximately US$8,991). The Japanese government believes this extension and increase in qualifying investment amount will incentivize people to move money from their bank accounts into investments. Additionally, as discussed in the same speech the Japanese government intends to increase investment in green transformation or “GX” and through the combination of “growth-oriented carbon pricing” and investment support, the Japanese government plans to achieve over ¥150,000,000,000 thousand (approximately US$1,100,000,000 thousand) of GX investment in Japan over the next decade. One example of the Japanese government incentivizing people to move their funds from bank accounts into investments is that regulations on the Nippon Individual Savings Account (NISA), an asset management service led by the government, have been relaxed, and the number of users has increased by more than 30% from 2019 (see https://www.jsda.or.jp/shiryoshitsu/toukei/files/nisajoukyou/nisaall.pdf).

In response to the aims of the Japanese government, the Company has taken the following measures seeking to incentivize people to move money from their bank accounts into investments: (i) offering a minimum investment as low as ¥10,000 (approximately US$74), (ii) providing what it believes to be a user-friendly online platform to invest on, and (iii) offering the ability to generate returns on their investments while offering investments in socially responsible causes related to (a) clean energy (such as construction of solar power plants and apartments utilizing solar energy), (b) the elderly (such as construction of apartments with aging-in-place renovations to permit elderly to live independently), (c) animals (such as construction of pet-friendly apartments that allows multiple pets to be kept to reduce the number of animals ending up in shelters and euthanized), and (d) other local corporate initiatives.

In terms of current Japanese cash and deposits, the average for households aged 60 or over are ¥18,600 thousand (approximately US$137 thousand) and that for those aged 70 or over is ¥17,680 thousand (approximately US$130 thousand) (see “Public Opinion Survey on Financial Behavior of Households 2021” by the Central Committee on Financial Construction Methods: https://www.shiruporuto.jp/public/document/container/yoron/futari2021-/2021/pdf/yoronf21.pdf)). Accordingly, the saving ratio of elderly households is high. Under the Japanese legal system, investment in real estate is superior to cash because it saves more than 30% of inheritance and gift taxes. We believe that these tax savings will incentivize people to move money from their bank accounts to our platform where they can invest in real estate. Accordingly, we expect to see an increase in participation in our asset management services.

With the Japanese government taking the lead in promoting asset management as part of its national policy, our Company has been using crowdfunding, in which investors can invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on our crowdfunding platform. This minimum investment amount is low enough to attract a wide range of potential customers to the company’s platform, from all ages from 18 years old and up. The Company has already seen a steady increase in the number of customers who have participated in crowdfunding to purchase condominiums on our platform. Specifically, from December 31, 2021 to June 30, 2022, the number of investors on our platform have increased from 80,500 to 165,000. As of the end of September 2022, the number of members on our platform exceeded 186,000. We will continue to increase asset management opportunities by offering a variety of products on our platform while increasing the number of members by utilizing our unique marketing.

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Description of our Businesses

Rimawari-kun Business

The asset management platform Rimawari-kun is engaged in five main business segments centering on the real estate investment in order to provide a wide range of investment products to individual investors, provide indirect financial functions to real estate venture companies, and simplify and make transparent the online real estate investment process.

Rimawari-kun - real estate crowdfunding

●	Our real estate crowdfunding platform Rimawari-kun was launched in June 2021. This service allows investors to invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on the platform and perform all investment-related procedures online.

●	As a result, we have over 180,000 registered members. According to a market survey titled Investigation to Prove and Verify No. 1 Market Share of the Japanese Real Estate Crowdfunding Industry in May 2022 conducted by Japan Marketing Research Organization (which we engaged for a fee in the amount of ¥1,900 thousand (approximately US$14 thousand) to conduct such survey), we have the largest membership among real estate crowdfunding services in Japan.

Rimawari-kun Apartment Management - real estate development and sales.

●	Rimawari-kun Apartment Management provides a one-stop service for the development, construction, and sale of investment apartments for the purpose of asset management.

●	Aiming to develop highly profitable real estate, we are developing real estate in the 23 wards of Tokyo and the central areas of Yokohama and Kawasaki as our target areas. Among such real estate development, we are developing our own brand of condominiums entitled “SYFORME” within a 10-minute walk of train stations in such wards.

Rimawari-kun Solar - solar power generation

●	As a solar power generation business, Rimawari-kun Solar provides a one-stop service from land purchase to design, construction, operation, and maintenance of solar power plants.

●	Japan’s national policy is to increase the current ratio of renewable energy from 18% to 36% by 2030 (October 2021, Ministry of Economy, Trade and Industry Outline of Strategic Energy Plan,https://www.enecho.meti.go.jp/en/category/others/basic_plan/pdf/6th_outline.pdf).

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Rimawari-kun Miner computer manufacture and sale

●	Rimawari-kun Miner designs, develops, manufactures, and sells computers that incorporate state-of-the-art semiconductor GPUs used for AI and graphics processing. The deterioration of the crypto currency market conditions since mid-September 2022 and delays in deliveries of parts and materials to produce the computers with crypto mining capabilities has adversely affected sales of our computers with crypto mining capabilities in 2022.

●

In addition, our proprietary AI switch system automatically collects cryptocurrency market information and notifies customers which coins were most profitable in the past 24 hours. The customer chooses which coins to mine based on such market information.

Rimawari-kun AI

●	We have developed Rimawari-kun AI, a system that automatically collects various real estate data found online and compiles indexes such as those for fair price and theoretical yield, and we use this system to invest in real estate.

●	Our core technology is a real estate appraisal engine developed using proprietary algorithms based on more than 50 million pieces of big data on real estate transactions (including sales, rentals, and contracts) that we have collected and accumulated independently.

Rimawari-kun Pro Business

Rimawari-kun Pro business aims to eliminate various market inefficiencies that have been a problem in the Japanese real estate industry, which simplifies the process of exhibiting online for sellers, provides transparency of information to buyers, and builds a platform that enables transactions to take place online at high speed.

Asset Management Business

The asset management business focuses on rental income from real estate owned by the Company, as well as lease management, building management, operation and maintenance of solar power generation equipment, electricity sales, and maintenance of computers contracted in the Rimawari-kun business.

Apartment management

●	The apartment management business provides apartment management services for properties managed by the Rimawari-kun Business, properties owned by us, and properties leased under subleases.

●	We currently manage approximately 3,173 units.

Building maintenance and management

●	The building maintenance and management business provides building maintenance and management services commissioned by the Rimawari-kun Business.

●	In addition to building maintenance and management, we also hold a construction business license, which enables us to receive orders for large-scale repair and maintenance work, and allows us to reduce costs compared with outsourcing to other companies.

Computer maintenance and management

●	In the computer maintenance and management business, we maintain renewable energy computers that make full use of solar power, groundwater cooling, and biomass power generation.

●	We provide an environment (rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services) for the mining machines of customers to operate continuously throughout the contract period under the mining machine operations and management service arrangement.

●	The Company does not provide any service to coordinate its customers’ mining efforts. The customers of the Company perform mining on an individual basis, by joining different mining pools, the decision of which is made at the sole discretion of each customer, including but not limited to the type of crypto currency to mine, the type of mining pool to join, the time to start or stop mining etc.

●	The fee charged to the customers is based on utilities consumed by mining machines of each customer, mainly including air conditioning, electricity etc. The fee structure is not designed to be based on the successful mining efforts. The fees do not vary by the services provided and there is only one fee structure, as the Company only provides one type of service, which is to provide an environment for the mining machines to operate continuously throughout the period to its customers.

●	The Company does not hold any crypto asset on behalf of the customers or any other third party. The Company does not directly engage in crypto mining.

Rental income from owned properties

Assets held by the Company during the year ended December 31, 2021*			(Unit: thousand yen (¥))
		Acquisition cost	Annual rent
Commercial building	7 buildings	3,678,149	181,389
Residence	178 houses	4,691,738	171,753
Total		8,369,887	353,142

*excludes rental income of ¥540,505 thousand (US$3,983 thousand) in the year ended December 31, 2021 from properties subleased by the Company at a premium over the Company’s lease payments.

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Our Products and Services

Real Estate Crowdfunding Service

●	The real estate crowdfunding service on the Rimawari-kun platform allows members to invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on the platform and earn a scheduled yield, based on the concept of “contributing to society, creating local communities, and investing in people’s dreams and challenges.”

●	In addition, in order to manage clients’ assets in a sustainable, safe, and secure manner, we carefully select and screen all properties to be exhibited, and the entire process from property management to sale can be entrusted to us, a professional real estate firm.

Apartment Building Development and Management

●	In Rimawari-kun Apartment Management (real estate developer business), we position “create the real estate we want” as our philosophy and sell apartments under the original brand “SYFORME” based on this philosophy.

●	Apartments in the SYFORME series are designed with the customer’s lifestyle in mind and are intended to be beautiful and comfortable to live in.

●	As a result, SYFORME series apartments boast an occupancy rate of over 99% throughout the year with the support of many customers.

Solar Power Plant Development and Maintenance

●	Rimawari-kun Solar sells photovoltaic power plants (including ground mounted solar installations) and roof-mounted solar power generation equipment.

●	In terms of maintenance, we not only inspect and repair power plants but also remotely monitor mowing, weeding, and other tasks that affect power generation.

●	The Company also owns its own solar power plant and earns income from the sale of electricity.

Artificial Intelligence

●	Rimawari-kun AI operates a system that automatically collects various real estate data found online and compiles indexes such as those for fair price and theoretical yield. We are also engaged in efficient real estate investment utilizing the multifaceted information collected by Rimawari-kun AI. Our core technology is a real estate appraisal engine developed using proprietary algorithms based on more than 50 million pieces of big data on real estate transactions (including sales, rentals, and contracts) that we have collected and accumulated independently.

●	The system is also utilized in the Rimawari-kun Pro Business offered by us, which provides advice on real estate transactions to investors and real estate businesses based on data analyzed by the Rimawari-kun AI, such as rent forecasts and real estate price evaluations.

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Computer Manufacturing and Maintenance

●	In the computer manufacturing, maintenance and management business, we manufacture computers powered by renewable energy, making full use of solar power, groundwater cooling, and biomass power generation.

●	Rimawari-kun Miner also designs and manufactures containers specifically for computers to meet the needs of its customers, and its container characteristics make it possible to manufacture and deliver these machines in a short period of time.

Our Role in Crypto Mining Space

Our role in the crypto mining space is limited to:

●	the manufacture and sale of the computers with crypto mining capabilities;

●	providing an environment (rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services) for the mining machines of customers to operate continuously throughout the contract period under the mining machine operations and management service arrangement;

●	The Company does not provide any service to coordinate its customers’ mining efforts. The customers of the Company perform mining on an individual basis, by joining different mining pools, the decision of which is made at the sole discretion of each customer, including but not limited to the type of crypto currency to mine, the type of mining pool to join, the time to start or stop mining etc.;

●	The fee charged to the customers is based on utilities consumed by mining machines of each customer, mainly including air conditioning, electricity etc. The fee structure is not designed to be based on the successful mining efforts. The fees do not vary by the services provided and there is only one fee structure, as the Company only provides one type of service, which is to provide an environment for the mining machines to operate continuously throughout the period to its customers; and

●	The Company does not hold any crypto asset on behalf of the customers or any other third party. The Company does not directly engage in crypto mining;

●	the provision of our proprietary AI switch system which automatically collects cryptocurrency market information and notifies customers which coins were most profitable in the past 24 hours and the customer then chooses which coins to mine based on such market information.

The deterioration of the crypto currency market conditions since mid-September 2022 and delays in deliveries of parts and materials to produce the computers with crypto mining capabilities has adversely affected sales of our computers with crypto mining capabilities in 2022.

Sales and Marketing

As part of our unique marketing policy, we have a 0-yen advertising placement fee to increase the number of members of Rimawari-kun. On the other hand, we offer special incentives for influencers and affiliates, and we provide close communication and hold many events to encourage outside marketers to recommend Rimawari-kun. We believe that one of our strengths is that we provide unparalleled content through our network of various celebrities, creating a fan community that is comfortable recommending the Rimawari-kun platform.

Alliance with Rakuten Group, Inc.

As of September 2022, we had 186,000 members on our real estate crowdfunding platform. According to a market survey titled Investigation to Prove and Verify No. 1 Market Share of the Japanese Real Estate Crowdfunding Industry in May 2022 conducted by Japan Marketing Research Organization (which we engaged for a fee in the amount of ¥1,900 thousand (approximately US$14 thousand) to conduct such survey), we have the largest membership among real estate crowdfunding services in Japan. As of September 2022, 14,000 of the 186,000 members were derived from the marketing program associated with Rakuten Group, Inc. In December 2021, we entered into a capital and business alliance with Rakuten Group, Inc. whereby the Company can utilize banner advertisements and targeted mail magazines of Rakuten Group to attract Rakuten members to become Rimawari-kun members while the Company increases the amount of Rakuten points in circulation for Rakuten Group. We are the exclusive provider in the real estate industry of data marketing utilizing purchasing behavior to Rakuten members, which number over 100 million. Rakuten members who are age 20s to 40s are the largest bracket of Rakuten members, which leads to the acquisition of members with a high affinity for real estate investment.

Crowdfunding

Based on these marketing initiatives, as a result of the entrance of Rimawari-kun platform which allows individuals to invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on the platform, an average of over 400 customers per day are registering as members. As a result, we believe Rimawari-kun has established a dominant position as a platform in Japan, attracting a wide range of members comprised of not only those with real estate investment experience but also consumers that are super-affluent, affluent, semi-affluent, middle class, and lower-class brackets (brackets defined below under “– Customers”) who are considering asset formation.

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Real Estate Sales

For Rimawari-kun Apartment Management, in order to attract an even wider range of customers, we conduct marketing sales through inquiries from Rimawari-kun, marketing sales mainly to Rimawari-kun members, and referral sales through referrals from customers.

In marketing sales, we sell to Rimawari-kun members, and since advertising costs are as little as ¥1,000,0000 (approximately US$7,370) per month for apartment sales, we have extremely efficient marketing.

As a result, as of July 31, 2022, we had 1,126 apartment customers, 2,129 units under management, average assets per customer of ¥52,081 thousand (approximately US$384 thousand), and total investment of ¥58,643,000 thousand (approximately US$432,184 thousand).

Solar Power Plants

The low-voltage solar power plants handled by Rimawari-kun Solar are sold as investment products primarily to customers in the semi-affluent, middle class, and lower-class brackets (brackets defined below under “– Customers”). These customers are primarily 20 to 40 years old who benefit from the speedy online contracting process. We also sell to corporate clients through the ORIX Group, a major Japanese financial services group with which we have a capital and business alliance.

Computer Sales

With Rimawari-kun Miner (computer manufacturing business), the main focus is on sales to high-net-worth individuals among the members of Rimawari-kun. In addition, we also sell some products through referrals by utilizing the customer network we have accumulated to date. The deterioration of the crypto currency market conditions since mid-September 2022 and delays in deliveries of parts and materials to produce the computers with crypto mining capabilities has adversely affected sales of our computers with crypto mining capabilities in 2022.

Computer Maintenance

In the computer maintenance and management business, we are entrusted with maintenance and management by customers who have entered into contracts with Rimawari-kun Miner. We also maintain renewable energy computers that make full use of solar power, groundwater cooling, and biomass power generation, as well as develop and sell electricity from biomass power plants and provide AI systems for computer management.

We provide an environment (rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services) for the mining machines of customers to operate continuously throughout the contract period under the mining machine operations and management service arrangement. The Company does not provide any service to coordinate its customers’ mining efforts. The customers of the Company perform mining on an individual basis, by joining different mining pools, the decision of which is made at the sole discretion of each customer, including but not limited to the type of crypto currency to mine, the type of mining pool to join, the time to start or stop mining etc. The fee charged to the customers is based on utilities consumed by mining machines of each customer, mainly including air conditioning, electricity etc. The fee structure is not designed to be based on the successful mining efforts. The fees do not vary by the services provided and there is only one fee structure, as the Company only provides one type of service, which is to provide an environment for the mining machines to operate continuously throughout the period to its customers. The Company does not hold any crypto asset on behalf of the customers or any other third party. The Company does not directly engage in crypto mining.

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Customers

Customer Brackets

The customers that we serve are divided into five financial brackets based on the value of their financial asset holdings:

“Super-affluent bracket” refers to individuals with financial asset holdings with a value of ¥500,000 thousand (US$3,685 thousand) or more.

“Affluent bracket” refers to individuals with financial asset holdings with a value between ¥100,000 thousand (US$737 thousand) and ¥500,000 thousand (US$3,685 thousand) or more.

“Semi-affluent bracket” refers to individuals with financial asset holdings with a value between ¥50,000 thousand (US$368 thousand) and ¥100,000 thousand (US$737 thousand).

“Middle class bracket” refers to individuals with financial asset holdings with a value between ¥30,000 thousand (US$221 thousand) and ¥50,000 thousand (US$368 thousand).

“Lower class bracket” refers to individuals with financial asset holdings with a value lower than ¥30,000 thousand (US$221 thousand)

Rimawari-kun Business

The customers of the Rimawari-kun Business are individual investors primarily from all brackets and split across five business segments.

Crowdfunding

The real estate crowdfunding customer base for the Rimawari-kun platform has more than 180,000 registered members who can invest for as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on the platform. The main customers are mainly people belonging to the lower-class bracket aged 20s-40s who benefit from the speedy online contracting process.

Real Estate Investment by Individual Investors

Rimawari-kun Apartment Management (real estate) customers are mainly semi affluent bracket and middle class bracket individual investors who are building assets through real estate investment.

Solar Power Plants

While the majority of Rimawari-kun Solar’s clients are individuals, our plans to expand to corporate clients on the Rimawari-kun platform and cultivate new clients throughout Japan through referrals from existing clients.

Artificial Intelligence

Rimawari-kun AI’s customers are small and medium-sized real estate companies, and in the prop-tech industry where technological capabilities determine who wins and who loses, the engine has been recognized as the “most accurate price estimation model” by the Japanese Society for Artificial Intelligence 2020 and the MIPR 2021 international conference. In order to keep the technology confidential, we will limit our clientele to individual and corporate investors who use Rimawari-kun.

Computers

The customers of the computer maintenance and management business are those subscribed to Rimawari-kun Miner. Customers also include manufacturers and other large electricity consumers that require biomass-derived electricity.

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Rimawari-kun Pro Business - Real Estate Investment by Corporate Clients and High-Net-Worth Investors

Clients of the Rimawari-kun Pro Business are mainly corporate clients and players in the corporate real estate investment market, such as J-REITs, real estate funds, institutional investors, and brokers. In addition, there are also high-net-worth individual investors, and our clientele targets are wide-ranging.

The customers of the Asset Management Business are those in the Rimawari-kun platform, including owners, lessees, rental brokerage firms, and management associations.

Competition

The revenue-generating real estate market, of which we are a part, has a large number of competitors, ranging from major companies to new entrants. In particular, the real estate crowdfunding industry is crowded with competitors, with 267 companies having entered the market as of July 31, 2022, including many leading listed companies such as Owner’s Book, Creal, and Rimple.

Amidst this environment, Rimawari-kun has surpassed 180,000 registered members, ranking first in Japan. According to a market survey titled Investigation to Prove and Verify No. 1 Market Share of the Japanese Real Estate Crowdfunding Industry in May 2022 conducted by Japan Marketing Research Organization (which we engaged for a fee in the amount of ¥1,900 thousand (approximately US$14 thousand) to conduct such survey), we have the largest membership among real estate crowdfunding services in Japan.

We have a growing customer base in addition to diverse marketing methods and products tailored to various customer brackets. Furthermore, we believe that we differentiate ourselves from our competitors by providing data-driven services that utilize AI.

We are working to operate platforms that improve upon centralized real estate transactions previously left to real estate companies and banks by making real estate information transparent online and providing diverse financing through indirect financial functions. We intend to continue differentiating ourselves from other companies by improving the functionality of Rimawari-kun and other features.

Our Competitive Strengths

We believe that there are three major sources of our competitiveness: first, the use of AI and technology to bring the business processes of companies online; second, the fusion of real and technology professionals; and third, a variety of marketing methods and content development capabilities.

AI and Technology to Bring Business Processes Online

●	Rimawari-kun AI developed by SYLA Brain is based on a proprietary algorithm and has been recognized as the “most accurate price estimation model” by the Japanese Society for Artificial Intelligence 2020 and MIPR 2021.

●	The other AI services provided by SYLA Brain will be used to strengthen the business of each of our businesses and are not expected to be directly affected by industry and market trends.

Fusion of Real and Technology Professionals

●	We operate Rimawari-kun Miner, which designs, develops, and manufactures computers that incorporate state-of-the-art semiconductor graphics processing units (“GPUs”) used for AI and graphics processing.

●	In addition, the switch AI mining system developed by us and using AI to instantly identify and mine highly profitable cryptocurrencies is utilized to achieve industry-leading performance and business profitability by thoroughly reducing costs.

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●	Furthermore, we believe the computer maintenance and management business operated by SYLA Biotech Co., Ltd. is one of a limited number of businesses in Japan using renewable energy. In addition, the introduction of AI technology has contributed to our superiority, as AI automatically manages temperature, humidity, power supply, and other factors to reduce labor costs.

●	Rimawari-kun platform facilitates the entry of individual investors into the real estate investment market with a minimum investment amount of ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on the platform, and its system, which allows all processes from membership registration to completion to be performed online, is promoting the online management of real estate investment.

Marketing Methods and Content Development Capabilities

●	We have in-house system development capabilities, with our engineering team accounting for 17% of our total staff, in order to create and offer new services, customer needs, in a speedy manner. In addition, with the expertise of professional staff from various real estate businesses and the know-how of other companies that have participated in the Rimawari-kun concept, we offer a wide range of products for various asset types, including residences, detached houses, commercial buildings, lodging facilities, factories, and others. The service also provides investors with an easy and enjoyable way to take the first step toward asset management through the projects of familiar and well-known personalities.

●	The product design centered on the development of such content has allowed Rimawari-kun to appeal to a wide range of members and has led to the stabilization of a growing customer base. In addition, the number of platform participants is consistently increasing, taking advantage of our large market share in Japan, and we believe the stable supply of products is leading to an excellent reputation among customers.

●	As mentioned above, our exclusive marketing initiatives through our capital and business alliance with Rakuten Group, as well as our unique marketing initiatives and content development capabilities for the purpose of utilizing points, are the foundation of our large market share in Japan.

●	Furthermore, by planning and developing products that go beyond real estate investment products, such as solar power plants and computers, we are capable of further broadening our customer base.

Intellectual Property

Trademark

The names and marks SYLA, SYFORME, SYNEX, Senior Tech Apartments, Pet Tech Apartments, Rimawari-kun, Supportive Real Estate Crowdfunding “Rimawari-kun”, MAISON LE REVE, Livers Apartments, and SYLA IoT Apartments appearing in this prospectus are the property of the Company and are registered tradenames and trademarks of the Company in Japan only. None of our names and marks appearing in this prospectus are currently registered in the United States. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend any use or display by us of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Impact of the COVID-19 Pandemic

The spread of novel coronavirus infection has had a major impact on the economy and employment worldwide, causing many people to feel uneasy about their lives in the future. Under these circumstances, the importance of investment in anticipation of the future and asset management to protect one’s livelihood has been attracting attention, and interest in retirement funds has been increasing, encouraged by the social situation known as the “era of 100-year life expectancy.” For these reasons, the asset management market and the revenue-generating real estate market continue to expand.

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Recent Developments

For a detailed description of recent developments of the Company, see “Description of Business—Recent Developments” on page 106 of this prospectus.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). For so long as we remain an emerging growth company, we will not be required to, among other things:

●	present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

●	disclose certain executive compensation related items; and

●	seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to our Company as a foreign private issuer.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of our common shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three- year period.

In addition, we report in accordance with SEC rules and regulations applicable to a “foreign private issuer.” As a foreign private issuer, we will take advantage of certain provisions under the rules that allow us to follow the laws of Japan for certain corporate governance matters. Even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations with respect to a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (which we refer to as “Regulation FD”), which regulates selective disclosures of material information by issuers.

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As a foreign private issuer, we have four months after the end of each fiscal year to file our annual report on Form 20-F with the SEC. In addition, our executive officers, directors, and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.

Foreign private issuers, like emerging growth companies, are exempt from certain more stringent executive compensation disclosure rules. As such, even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

(i)	the majority of our executive officers or directors are U.S. citizens or residents;

(ii)	more than 50% of our assets are located in the United States; or

(iii)	our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Corporate Information

SYLA Technologies Co., Ltd. was founded in Japan on March 3, 2009. The subsidiaries of SYLA Technologies include SYLA Co., Ltd. (100% owned), SYLA Solar Co., Ltd. (formerly known as Nihon Taiyoko Hatsuden Co., Ltd.) (100% owned), SYLA Brain Co., Ltd. (formerly known as DEVEL Co., Ltd.) (67% owned), and SYLA Biotech Co., Ltd. (formerly known as RE100.com Co., Ltd.) (60% owned). Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our principal place of business is located on the 7th floor of Ebisu Prime Square, 1-1-39 Hiroo, Shibuya-ku, Tokyo, Japan, and our telephone number is +81345600650. Our website is https://syla-tech.jp/. Information on our website or accessible via our website is not reflected in this prospectus and is not part of this prospectus. Any information on our website should not be considered part of this prospectus. The address of our website is included in this prospectus for informational purposes only.

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THE OFFERING

Issuer:	SYLA Technologies Co., Ltd.

ADSs offered by us:	1,875,000 ADSs (up to 2,156,250 ADSs if the underwriters exercise their over-allotment option in full) based on an assumed initial public offering price per ADS is US$8.00 per ADS.

Public offering price:	For purposes of this prospectus, the assumed initial public offering price per ADS is US$8.00. The actual offering price per ADS will be as determined between the underwriters and us based on market conditions at the time of pricing.

Over-allotment option:	We have granted to the underwriters an option to purchase up to an additional 281,250 ADSs exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common shares outstanding before this offering:	239,489 common shares(1)

Common shares expected to be outstanding immediately after this offering:	258,239 common shares (or 261,051 common shares if the underwriters exercise in full their option to purchase additional common shares represented by ADSs).

Representative’s Warrant:	The registration statement of which this prospectus is a part also registers for sale warrants to purchase 150,900 ADSs (approximately 7% of the ADSs sold in this offering) to be issued to the representative and/or its affiliates, (assuming the exercise of the over-allotment option by the underwriters in full) and the common shares underlying the ADSs issuable upon exercise of such warrants, as a portion of the underwriting compensation payable in connection with this offering. The Representative’s Warrant will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the registration statement, at an exercise price of US$10.00 (125% of the public offering price of the ADSs). Please see “Underwriting—Representative’s Warrant” for a description of these warrants.

The ADSs

100 ADSs represent one common share. ADSs are registered and delivered by The Bank of New York Mellon, as depositary. ADSs may be evidenced by American depositary receipts (which we refer to as “ADRs”) or may be uncertificated.

The depositary will be the holder of record of the common shares underlying the ADSs, and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary, and owners and beneficial owners of ADSs from time to time.

Subject to certain pre-clearance requirements under Japanese law, you may surrender your ADSs to the depositary to withdraw the common shares underlying your ADSs. The depositary will charge you a fee for such an exchange. Pursuant to the Companies Act of Japan, you will only be entitled to receive that number of common shares that comprise a “Unit” or an integral multiple thereof. Currently, a “Unit” is comprised of one share.

We may amend or terminate the deposit agreement for any reason without your consent. If an amendment becomes effective, you will be bound by the deposit agreement, as amended, if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section in this prospectus entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, a form of which is an exhibit to the registration statement to which this prospectus forms a part.

Depositary:	The Bank of New York Mellon

Use of proceeds:

We expect to receive net proceeds from this offering of approximately US$12,539,618 (or approximately US$14,632,118 if the representative exercises in full its over-allotment option) after deducting estimated underwriting discounts and commissions (7.0% of the gross proceeds of the offering) and after our offering expenses, estimated at US$1,410,382. We intend to use the net proceeds from this offering to fund the acquisition of other companies, working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page 19 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our ADSs.

Listing:	We intend to apply to list ADSs representing our common shares on the Nasdaq or NYSE American under the symbol “SYT.” The approval of our listing on Nasdaq or the NYSE American is a condition of closing this offering.

Lock-Ups:	We, all of our directors and executive officers, and holders of our outstanding securities (or securities convertible into our common shares) have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares without the prior written consent of the representative for a period of twelve (12) months from the consummation of the offering, subject to certain limited exceptions. See “Underwriting—Lock-Up Agreements.”

Dividend policy:	Although we have paid annual dividends to shareholders in the past, following our public offering, the payment of future dividends on our common shares, if any, will be at the discretion of our board of directors and will depend on many factors on which the board of directors may determine not to do so.

(1) Unless we indicate otherwise, all information in this prospectus:

●	is based on 239,489 common shares issued and outstanding as of December 15, 2022;

●	assumes no exercise by the representative of its option to purchase up to an additional 2,812 common shares represented by 281,250 ADSs to cover over-allotments, if any;

●	excludes 49,665 common shares issuable upon exercise of outstanding options at a weighted average exercise price of ¥8,979 (US$66) per share;

●	excludes the number of common shares underlying 5,771 stock acquisition rights (with an exercise price of US$0.01 per common share) equal to 2% of the issued and outstanding common shares on a fully diluted basis as of the day prior to the successful listing on the Nasdaq Capital Market or NYSE American, subject to adjustment as provided in the stock acquisition rights agreement; and

●	excludes 1,509 common shares represented by 150,900 ADSs underlying the warrants to be issued to the representative and/or its affiliates in connection with this offering.

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SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA

The following tables set forth our selected consolidated financial information and operating data as of and for the years ended December 31, 2021 and 2020 and the six months ended June 30, 2022 and 2021. You should read the following selected consolidated financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, our unaudited consolidated financial statements and the related notes thereto, and the sections entitled “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each of which are included elsewhere in this prospectus.

Our selected consolidated statements of operations and comprehensive income information and operating data for the years ended December 31, 2021 and 2020, and our related selected consolidated balance sheets information as of December 31, 2021 and 2020, have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020, prepared in accordance with U.S. GAAP, which are included elsewhere in this prospectus.

Our summary consolidated statement of income information and operating data for the six months ended June 30, 2022 and 2021, and our related summary consolidated balance sheet information as of June 30, 2022 and December 31, 2021, have been derived from our unaudited consolidated financial statements as of and for the six months ended June 30, 2022 and 2021, prepared in accordance with U.S. GAAP, which are included elsewhere in this prospectus.

Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.

Consolidated statements of operations and comprehensive income information:

	Year Ended December 31,		Year Ended December 31,
(In thousands)	2021 (US$)	2021(¥)	2020 (US$)	2020(¥)

Revenues, net	122,820	16,665,382	96,840	13,140,176
Cost of revenues	(99,612)	(13,516,293)	(76,100)	(10,326,005)
Gross profit	23,208	3,149,089	20,740	2,814,171

Operating expenses
Selling, general and administrative expenses	(18,179)	(2,466,731)	(14,192)	(1,925,746)
Total operating expenses	(18,179)	(2,466,731)	(14,192)	(1,925,746)

Income from operations	5,029	682,358	6,548	888,425

Other income (expenses)
Other income	324	43,951	381	51,661
Income from equity method investments	1	109	-	-
Other expenses	(1,668)	(226,346)	(1,468)	(199,229)
Total other expenses	(1,343)	(182,286)	(1,087)	(147,568)
Income before income taxes	3,686	500,072	5,461	740,857
Income tax expense	(1,632)	(221,384)	(2,249)	(305,130)
Net income	2,054	278,688	3,212	435,727
Less: net income attributable to noncontrolling interests	9	1,199	-	-
Net income attributable to SYLA Technologies Co., Ltd.	2,045	277,489	3,212	435,727

	Six Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022 (US$)	2022 (¥)	2021 (US$)	2021(¥)

Revenues, net	65,367	8,869,667	47,908	6,500,616
Cost of revenues	(54,036)	(7,332,096)	(39,716)	(5,389,115)
Gross profit	11,331	1,537,571	8,192	1,111,501

Operating expenses
Selling, general and administrative expenses	(9,267)	(1,257,442)	(7,692)	(1,043,731)
Total operating expenses	(9,267)	(1,257,442)	(7,692)	(1,043,731)

Income from operations	2,064	280,129	500	67,770

Other income (expenses)
Other income	1,163	157,842	316	42,918
Income from equity method investments	2	224	-	-
Other expenses	(1,121)	(152,107)	(768)	(104,238)
Total other income (expenses)	44	5,959	(452)	(61,320)
Income before income taxes	2,108	286,088	48	6,450
Income tax expense	(1,006)	(136,527)	-	(6)
Net income	1,102	149,561	48	6,444
Less: net income attributable to noncontrolling interests	356	48,318	-	-
Net income attributable to SYLA Technologies Co., Ltd.	746	101,243	48	6,444

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Reconciliation of non-GAAP measures:

	Year Ended December 31,		Year Ended December 31,
(in thousands, except Adjusted EBITDA margin)	2021 (US$)	2021(¥)	2020(US$)	2020(¥)

Net income	2,054	278,688	3,212	435,727
Income tax expense	1,632	221,384	2,249	305,130
Income before income taxes	3,686	500,072	5,461	740,857

Adjustments for:
Depreciation and amortization expense	1,118	151,638	1,052	142,786
Other income	(324)	(43,951)	(381)	(51,661)
Income from equity method investments	(1)	(109)	-	-
Interest expense	1,318	178,881	1,075	145,932
Other expenses	350	47,465	393	53,297
Adjusted EBITDA(1)	6,147	833,996	7,600	1,031,211
Adjusted EBITDA margin (1)	5.00%	5.00%	7.85%	7.85%

	Six Months Ended June 30,		Six Months Ended June 30,
(in thousands, except Adjusted EBITDA margin)	2022 (US$)	2022(¥)	2021(US$)	2021(¥)

Net income	1,102	149,561	48	6,444
Income tax expense	1,006	136,527	-	6
Income before income taxes	2,108	286,088	48	6,450

Adjustments for:
Depreciation and amortization expense	791	107,359	514	69,803
Other income	(309)	(41,975)	(316)	(42,918)
Proceeds from redemption of corporate owned life insurances	(854)	(115,867)	-	-
Income from equity method investments	(2)	(224)	-	-
Interest expense	936	127,061	766	103,907
Other expenses	185	25,046	2	331
Adjusted EBITDA(1)	2,855	387,488	1,014	137,573
Adjusted EBITDA margin (1)	4.37%	4.37%	2.12%	2.12%

(1)	We define Adjusted EBITDA as income from operations before income tax expense, depreciation and amortization expense, other income, income from equity method investments and other expenses. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for a period by revenues, net for the same period. Management has presented the performance measure Adjusted EBITDA because it monitors performance at a consolidated level and believes that this measure is relevant to an understanding of the Company’s financial performance. In addition, we believe this metric provides useful information in understanding our operating performance and trends in our business. Adjusted EBITDA is not a defined performance measure in U.S. GAAP. The Company’s definition of Adjusted EBITDA may not be comparable with similarly titled performance measures and disclosures by other entities.

Consolidated balance sheets information:

	As of December 31,		As of December 31,
(in thousands)	2021(US$)	2021(¥)	2020(US$)	2020(¥)

Total assets	158,184	21,463,979	137,755	18,691,962
Total liabilities	117,044	15,881,643	104,903	14,234,328
Total equity	41,140	5,582,336	32,852	4,457,634

	As of June 30,
(in thousands)	2022(US$)	2022(¥)
	(unaudited)	(unaudited)
Total assets	193,525	26,259,407
Total liabilities	150,226	20,384,145
Total equity	43,299	5,875,262

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SUMMARY OF RISK FACTORS

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business.

●	The asset management platforms may not operate as we anticipate.

●	If the security of our investors’ confidential information stored on the asset management platforms is breached or otherwise subjected to unauthorized access, their secure information may be stolen.

●	Any significant disruption in service on the asset management platforms or in their computer or communications systems could reduce their attractiveness and result in a loss of users.

●	Inappropriate business behavior of entrepreneurs raising funds via our platforms could result in reputational or financial damages to our business.

●	Our crowdfunding platform operates on an online distribution model and is, therefore, subject to internet cyber risk.

●	Real estate development projects are subject to numerous risks outside the Company’s control such as delays in permitting and other governmental approvals, increased costs, and labor shortages.

●	Failure to manage land acquisitions, inventory and construction and development processes could result in significant cost overruns or errors in valuing sites.

●	If land is not available at competitive prices, our sales and results of operations could be adversely affected.

●	If the value of our land inventory decreases, our results of operations could be adversely affected by impairments and write-downs.

●	A material amount of our revenues may be concentrated in one or more large customers. If we lose or experience a significant reduction in sales to such key customers, our revenues may decrease substantially and our results of operations and financial condition may be harmed.

●	Historically, we have relied to a material extent on certain suppliers. If we encounter delays or difficulties in securing the required materials from such suppliers and are unable to find replacements or immediately transition to alternative suppliers, the lack of supplies delaying the production of our products could have a material adverse effect on our financial condition, results of operations and reputation.

●	If we experience shortages in labor supply, increased labor costs or labor disruptions, there could be delays or increased costs in developing our real estate, which could adversely affect our operating results.

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●	Raw materials and building supply shortages and price fluctuations could delay or increase the cost of commercial and residential property construction and adversely affect our operating results.

●	The illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties.

●	We may not make a profit if we sell a property.

●	The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition.

●	A material reduction in the retail price of traditional utility generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects.

●	Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our solar energy systems.

●	Our business currently depends on the availability of rebates, tax credits and other financial incentives. The expiration, elimination or reduction of these rebates, credits and incentives would adversely impact our business.

●	Our ability to provide solar energy systems to customers on an economically viable basis depends on our ability to help customers arrange financing for such systems.

●	If we cannot compete successfully against other solar and energy companies, we may not be successful in developing our operations and our business may suffer.

●	With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies.

●	Developments in alternative technologies or improvements in distributed solar energy generation may materially adversely affect demand for our offerings.

●	Competitive pressures may adversely affect our position in the crypto mining machine industry, revenue, and profitability.

●	Reliance on vendors for products and components for our production of computers, many of which are single-source or limited-source suppliers, could harm our business by adversely affecting product availability, delivery, reliability, and cost.

●	A significant slowdown in the growth of AI-related markets could affect our business and earnings. Even if the market does grow, there is a possibility that we may not be able to grow at a similar pace and at a steady pace.

●	AI services developed by us may become obsolete due to groundbreaking technological innovations or the entry of competitors with financial and brand power.

●	If we are unable to provide sufficient AI services due to our inability to secure development personnel with a certain level of skills, which results in a decline in the value of our services, our business or financial performance may be affected.

●	The trading of our ADSs could experience extreme stock price run-ups followed by rapid price declines and strong stock price volatility as experienced in recent initial public offerings.

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RISK FACTORS

An investment in the ADSs is highly speculative and involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including the audited financial statements and the related notes included in this prospectus, before deciding whether to invest in the ADSs. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the market price of the ADSs could decline, and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to our Business

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds to invest in future growth opportunities. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could seriously harm our business and operating results. If we incur debt, the debt holders would have rights senior to equity holders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our ADSs. Furthermore, if we issue equity securities, holders of our ADSs will experience dilution, and the new equity securities could have rights senior to those of our common shares and ADSs. Any additional equity or equity-linked financings would be dilutive to our holders of ADSs. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. As a result, holders of our ADSs bear the risk of our future securities offerings reducing the market price of our ADSs and diluting their interest.

Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s ability to make investments through its subsidiaries, negative impact to revenue related to real estate holdings, negative impact on its workforce, unavailability of professional services and other resources, disruption to credit markets necessary for success of the Company’s business model, and the decline in value of assets held by the Company’s subsidiaries.

The supply of housing inventory may become further restricted through a shutdown of construction activity. Additionally, a moratorium on real estate transactions may be imposed in reaction to the pandemic. These housing market impacts may limit the Company’s ability to acquire or dispose of real estate assets.

General employment in the region may continue to suffer as the pandemic continues. Some local governments have proposed rent or eviction moratoria, or similar programs of rent abatement, in response to the sudden upturn in unemployment. Any of these factors could cause a future decline in the market rate for residential rentals negatively impacting the Company’s income and cash flow from its real estate holdings.

Employees of affiliated companies could be medically or mentally affected by the pandemic and may be required to continue to work remotely, particularly given potential for complete or partial school closures. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

There is a risk that we will be a passive foreign investment company (which we refer to as “PFIC”) for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. holder.

A non-U.S. corporation, such as our Company, is classified as a PFIC for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either:

(i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or

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(ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.

The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the market price of the ADSs in this offering, a decrease in the market price of the ADSs may also cause us to be classified as a PFIC for the current or any future taxable year. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year. We believe we were not a PFIC in prior taxable year 2021 because less than 75% of our gross income was passive income and less than 50% of the average value of our assets consisted of assets that would produce passive income in 2021.

If we are a PFIC for any taxable year during which a U.S. holder (as defined below) owns common shares or ADSs, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Certain Tax Considerations — Certain U.S. Federal Income Tax Considerations for U.S. Holders” for further information. We have not determined, if we were to be classified as a PFIC for a taxable year, whether we will provide information necessary for a U.S. holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. holders should assume that they will not be able to make a qualified electing fund election with respect to the common shares or ADSs. The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of our common shares or ADSs.

It may not be possible for investors to effect service of process within the United States upon most our directors, corporate auditors and executive officers, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

We are a joint stock corporation organized under Japanese law. Most of our directors, corporate auditors and executive officers reside in Japan, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Japan, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States. A Japanese court may refuse to apply provisions of U.S. securities laws in original actions, or to enforce judgments of U.S. courts that are based on such provisions, if it considers such provisions to be contrary to the public policy of Japan. The United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters, and a Japanese court may deem that there is not sufficient basis for the reciprocity on the enforcement of judgments. Therefore, if you obtain a civil judgment by a U.S. court, you may not be able to enforce it in Japan.

Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.

Our articles of incorporation and the Companies Act of Japan (which we refer to as the “Companies Act”) govern our corporate affairs. Legal principles relating to matters such as the validity of corporate procedures, directors’ fiduciary duties and obligations, and shareholders’ rights under Japanese law may be different from, or less clearly defined than, those that would apply to a company incorporated in any other jurisdiction. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the laws of other countries. For example, under the Companies Act, only holders of 3% or more of our total voting rights or our outstanding shares are entitled to examine our accounting books and records. Furthermore, there is a degree of uncertainty as to what duties the directors of a Japanese joint stock corporation may have in response to an unsolicited takeover bid, and such uncertainty may be more pronounced than that in other jurisdictions.

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Substantially all of our revenues are generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

Our functional currency and reporting currency is the Japanese yen. Substantially all of our revenues are generated in Japan, but an increase in our international presence could expose us to fluctuations in foreign currency exchange rates. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies which, among other factors, may be influenced by governmental policies and domestic and international economic and political developments. If our non-Japanese revenues increase substantially in the future, any significant change in the value of the currencies of the countries in which we do business against the Japanese yen could adversely affect our financial condition and results of operations due to translational and transactional differences in exchange rates.

We cannot predict the effects of exchange rate fluctuations upon our future operating results because of the number of currencies involved, the amount of our revenues that will be generated in other countries, the variability of currency exposures, and the potential volatility of currency exchange rates. We do not take actions to manage our foreign currency exposure, such as entering into hedging transactions.

As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable SEC and Nasdaq or NYSE American requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer exempts us from compliance with certain SEC laws and regulations and certain regulations of The Nasdaq Capital Market (which we refer to as “Nasdaq”) or the NYSE American, as applicable, including certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. Further, consistent with corporate governance practices in Japan, we do not have a standalone compensation committee or nomination and corporate governance committee under our board. In addition, we are not required under the Exchange Act to file current reports and financial statements with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we are generally exempt from filing quarterly reports with the SEC. Also, we are not required to provide the same executive compensation disclosures regarding the annual compensation of our five most highly compensated senior executives on an individual basis as are required of U.S. domestic issuers. As a foreign private issuer, we are permitted to disclose executive compensation on an aggregate basis and need not supply a Compensation Discussion & Analysis, as is required for domestic companies. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and accommodations will reduce the frequency and scope of information and protections to which you are entitled as an investor. For a detailed description of our home country corporate governance practices see “Management - Corporate Governance Practices” on page 113 of this prospectus.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

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●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed US$1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our membership interests that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than US$1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on annual basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner, or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls in our annual reports on Form 20-F (commencing with the filing for the year ended 2023), we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

Upon becoming a public company, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

Upon becoming a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 20-F or the first annual report on Form 20-F following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the value of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

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Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on value of our securities, and could adversely affect our ability to access the capital markets.

We depend on certain officers of the Company, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of the officers and personnel of our Company and its affiliates. If Hiroyuki Sugimoto, our Chief Executive Officer, Yoshiyuki Yuto, our Chief Operating Officer, and Takahide Watanabe, our Chief Strategy Officer, or any of the other officers or personnel were to leave the Company or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results.

Risks Related to the Asset Management Platforms and Crowdfunding

The asset management platforms may not operate as we anticipate.

We expect that the asset management platforms will be a source of investment leads for the Company. In addition, potential sponsors of real estate opportunities come directly to the asset management platforms to seek financing for their projects. We anticipate that sponsors of real estate opportunities will continue to seek financing for their projects through the asset management platforms. If the asset management platforms experience technical challenges resulting in sponsors not continuing to seek financing through the asset management platforms, we may need to implement more manpower-intensive strategies to source investments, which could lead to an increase in expenses and a corresponding decrease in the value of our ADSs.

If the security of our investors’ confidential information stored on the asset management platforms is breached or otherwise subjected to unauthorized access, their secure information may be stolen.

The asset management platforms may store investors’ bank information and other personally-identifiable sensitive data. The asset management platforms are hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services. However, any accidental or willful security breach or other unauthorized access could cause investors’ secure information to be stolen and used for criminal purposes, and investors would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the asset management platforms and their third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, could result in a loss of investors, and the value of your investment in us could be adversely affected.

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Any significant disruption in service on the asset management platforms or in their computer or communications systems could reduce their attractiveness and result in a loss of users.

If a catastrophic event resulted in an asset management platform outage and physical data loss, the asset management platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of our technology and our underlying hosting services infrastructure are critical to our operations, level of customer service, reputation and ability to attract new users and retain existing users. Our hosting services infrastructure is provided by a third party hosting provider (the “Hosting Provider”). We also maintain a backup system at a separate location that is owned and operated by a third party. There is no guarantee that access to the asset management platforms will be uninterrupted, error-free or secure. Our operations depend on the Hosting Provider’s ability to protect its and our systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, the asset management platforms could experience interruptions in their service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our service, whether as a result of an error by the Hosting Provider or other third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm our relationships with our users and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. Any of these factors could prevent us from processing or posting payments on the corresponding investments, damage us and our brand and reputation, divert our employees’ attention, and cause users to abandon the asset management platforms.

If we were to enter bankruptcy proceedings, the operation of the asset management platforms and the activities with respect to our operations and business would be interrupted.

If we were to enter bankruptcy proceedings or were to cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Pursuing such alternatives could harm our operations and business by resulting in delays in the disbursement of distributions or the filing of reports or requiring us to pay significant fees to another company that we engage to perform services for us.

Inappropriate business behavior of entrepreneurs raising funds via our platforms could result in reputational or financial damages to our business.

By providing a platform for matching investors and entrepreneurs, there is a possibility that inappropriate business behavior exhibited by any of the entrepreneurs raising capital through our platform could result in reputational or financial damages to us. We enforce a thorough due diligence process for all companies raising funds via our products and we require participating entrepreneurs to sign legally binding terms of use releasing us from any responsibility for entrepreneur impropriety or misdeed. Nevertheless, our clients might regard us as being responsible for any inappropriate behavior of the entrepreneur and this could result in reputation damage to us that could impact our future revenues.

Our crowdfunding platform operates on an online distribution model and is, therefore, subject to internet cyber risk.

Our online crowdfunding distribution model could be subject to cyber-attacks aiming to breach our security protocols. We take reasonable and commercial precautions to make our systems as secure as possible, including but not limited to daily back-ups, banking grade hosting solutions, divisions between systems to ensure, for example, that our banking backend cannot be reached via our online distribution network, and continuous monitoring of the systems as well as sequential system checks. However, we cannot fully exclude the possibility of cyber-attacks, third party breaches, software bugs or other forms of internet malfeasance. If any of these events occur, our reputation could be negatively impacted and our future revenues could suffer as a result.

Increasing competition within our emerging industry could have an impact on our business prospects.

The crowdfunding market is an emerging industry where new competitors are entering the market frequently. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours. Although our portfolio of products and related revenue stream sources are broad, increasing competition may have a negative impact on our profit margins.

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Risks Related to the Commercial and Residential Real Estate Construction and Development Business

Real estate development projects are subject to numerous risks outside the Company’s control such as delays in permitting and other governmental approvals, increased costs, and labor shortages.

Any properties in which the Company invests relating to real estate development projects are subject to a variety of risks that will be outside of the Company’s control, including delays in obtaining entitlements, permits, and other governmental approvals. Development projects may also take longer than anticipated, increasing the time that part or all of the residential or commercial units are not available for rent or sale, and thus lowering the property’s cash flow or other income potential. Strong demand for skilled laborers and contractors may result in labor shortages and contractor unavailability, delaying project schedules and/or increasing costs. The costs of construction have increased dramatically during recent years and may continue to increase. The Company may enter into contracts to purchase properties before they are finished, and the foregoing risks could adversely impact the purchase prices, valuations, or closings dates of those properties. Although the Company will not undertake such transactions without reviewing detailed budgets, such budgets may understate the expense.

Commercial and residential property building is subject to warranty and construction defect claims in the ordinary course of business that can be significant.

We are subject to commercial and residential property warranty and construction defect claims arising in the ordinary course of business. There can be no assurance that any developments we undertake will be free from defects once completed. Construction defects may occur on projects and developments and may arise a significant period of time after completion. Defects arising on a development attributable to us may lead to significant contractual or other liabilities.

As a consequence, we maintain products and completed operations excess liability insurance, obtain indemnities and certificates of insurance from subcontractors generally covering claims related to damages resulting from faulty workmanship and materials and maintain warranty and other reserves for the commercial and residential properties we sell based on historical experience in our markets and our judgment of the risks associated with the types of commercial and residential properties built. Although we actively monitor our insurance reserves and coverage, because of the uncertainties inherent to these matters, we cannot provide assurance that our insurance coverage, our subcontractor’s indemnity and warranty arrangements and our reserves together will be adequate to address all of our warranty and construction defect claims in the future. In addition, contractual indemnities with our subcontractors can be difficult to enforce. We may also be responsible for applicable self-insured retentions and some types of claims may not be covered by insurance or may exceed applicable coverage limits. Additionally, the coverage offered by and the availability of products and completed operations excess liability insurance for construction defects is currently limited and costly. This coverage may be further restricted or become more costly in the future.

Unexpected expenditures attributable to defects or previously unknown sub-surface conditions arising on a development project may have a material adverse effect on our business, financial condition and operating results. In addition, severe or widespread incidents of defects giving rise to unexpected levels of expenditures, to the extent not covered by insurance or redress against subcontractors, may adversely affect our reputation, business, financial condition and operating results.

We rely on subcontractors, which can expose us to various liability risks.

We rely on subcontractors to perform approximately 85% of the construction of our commercial and residential properties and to select and obtain raw materials. In addition, orders are distributed among multiple companies so as not to rely on a specific subcontractor. In the case of in-house construction, we rely on subcontractors for approximately 85% of the total, and when the entire construction is outsourced to another construction company, the entire work will be done by the construction company or a subcontractor ordered by the construction company. We are exposed to various risks as a result of such reliance on these subcontractors and their suppliers, including, as described above, the possibility of defects in our commercial and residential properties due to improper workmanship or materials used by such parties, which may require us to comply with our warranty obligations and/or bring a claim under an insurance policy. The subcontractors we rely on to perform the actual construction of our commercial and residential properties are also subject to a significant and evolving number of local and national governments, including laws involving matters that are not within our control. If these subcontractors who construct our commercial and residential properties fail to comply with all applicable laws, we can suffer reputational damage and may be exposed to liability.

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Subcontractors are independent of the commercial and residential property builders that contract with them under normal management practices and the terms of trade contracts and subcontracts within the commercial and residential property building industry. We do not have the ability to control what these independent subcontractors pay to or the work rules they impose on their employees. However, various federal and local governmental agencies have sought, and may in the future seek, to hold contracting parties like us responsible for our subcontractors’ violations of wage and hour laws, or workers’ compensation, collective bargaining and/or other employment-related obligations related to subcontractors’ workforces. Governmental agency determinations or attempts by others to make us responsible for our subcontractors’ labor practices or obligations, whether under “joint employer” theories, specific perfecture laws or regulations, or otherwise, could create substantial adverse exposure for us in situations that are not within our control and could be material to our business, financial condition and results of operations. We can also suffer damage to our reputation, and may be exposed to possible liability, if subcontractors fail to comply with applicable laws, including laws involving actions or matters that are not within our control. However, regardless of the steps we take after we learn of practices that do not comply with applicable laws, rules or regulations, we can in some instances be subject to fines or other governmental penalties, and our reputation can be injured, due to the practices having taken place.

We rely on our ability and the ability of our customers to obtain bank loans.

Our commercial and residential real estate construction is dependent on loans from financial institutions. We rely on bank loans for 65% of the financing that goes into construction and costs of our development projects. Our commercial and residential real estate construction is dependent on our customers being able to obtain loans from financial institutions. The customers who purchase our properties rely on bank loans for the ability to make purchases. Additionally, more than 95% of our client purchasers use our affiliated bank loans to purchase condominiums. Affiliated loans are only offered to real estate agents that meet the standards set by financial institutions, such as sales and compliance. Therefore, in the event that a financial institution ceases to provide financing to a client who purchases a condominium, our business performance could be affected. If we are unable to obtain this funding at any time and for any reason, as we rely on bank loans for 65% of the financing for our construction and development projects, our business performance could be affected.

Failure to manage land acquisitions, inventory and construction and development processes could result in significant cost overruns or errors in valuing sites.

We intend on owning and purchasing indirectly through our acquisition of preferred equity interests in construction and development projects and managing the construction and development of such projects each year and are therefore dependent on our ability to process a number of transactions (which include, among other things, evaluating the site, designing the layout of the development, sourcing materials and subcontractors and managing contractual commitments) efficiently and accurately. Errors by employees, failure to comply with regulatory requirements and conduct of business rules, failings or inadequacies in internal control processes, equipment failures, natural disasters or the failure of external systems, including those of our suppliers or counterparties, could result in operational losses that could adversely affect our business, financial condition and operating results and our relationships with our customers.

In addition, we incur many costs even before we begin to build commercial and residential properties. Depending on the stage of development of a land parcel, these may include: costs of preparing land, finishing and entitling lots, installing roads, sewers, water systems and other utilities, taxes and other costs related to ownership of the land on which we plan to build commercial and residential properties; constructing model commercial and residential properties; and promotional and marketing expenses to prepare for the opening of new commercial and residential properties for sales. Moreover, local municipalities may impose development-related requirements resulting in additional costs. If the rate at which we sell and deliver commercial and residential properties slows or falls, or if our opening of new commercial and residential properties for sales is delayed, we may incur additional costs, which would adversely affect our gross profit margins, and it will take a longer period of time for us to recover our costs, including those we incurred in acquiring and developing land.

In certain circumstances, a grant of entitlements or development agreement with respect to a particular parcel of land may include restrictions on the transfer of such entitlements to a buyer of such land, which may increase our exposure to decreases in the price of such entitled land by restricting our ability to sell it for its full entitled value. In addition, inventory carrying costs can be significant and can result in reduced margins or losses in a poorly performing community or market. Further, if we were required to record a significant inventory impairment, it could negatively affect our earnings and negatively impact the market perception of our business.

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If land is not available at competitive prices, our sales and results of operations could be adversely affected.

Our long-term profitability depends in large part on the price at which we are able to obtain suitable land for the development of our real estate. Increases in the price (or decreases in the availability) of suitable land could adversely affect our profitability. Moreover, changes in the general availability of desirable land, competition for available land, limited availability of financing to acquire land, zoning regulations that limit housing density, environmental requirements and other market conditions may hurt our ability to obtain land for real estate development at prices that will allow us to be profitable. If the supply of land that are appropriate for development of our real estate becomes more limited because of these factors, or for any other reason, the cost of land could increase and the number of buildings that we are able to build and sell could be reduced, which could adversely affect our results of operations and financial condition.

If the value of our land inventory decreases, our results of operations could be adversely affected by impairments and write-downs.

The value of our land and commercial and residential real estate is subject to market conditions. There is a significant time lag between the acquisition of land for development and the sale of residential and commercial real estate. Currently, it is difficult to acquire land that is in good shape and ready to begin construction. This is due to soaring land prices. Therefore, the Company is taking its time in acquiring smaller pieces of land. However, since it takes a considerable amount of time from development to sales, the Company may be affected by impairment or write-downs due to changes in social conditions or development in the neighborhood during that time.

There is an inherent risk that the value of the land owned by us may decline after purchase. The valuation of property is inherently subjective and based on the individual characteristics of each property. We may have acquired options on or bought and developed land at a cost we will not be able to recover fully or on which we cannot build and sell property profitably. In addition, our deposits for lots controlled under option or similar contracts may be put at risk, and depressed land values may cause us to abandon and forfeit deposits on land option contracts and other similar contracts if we cannot satisfactorily renegotiate the purchase price of the subject land. Factors such as changes in regulatory requirements and applicable laws (including in relation to building regulations, taxation and planning), political conditions, the condition of financial markets, both local and national economic conditions, the financial condition of customers, potentially adverse tax changes, and interest and inflation rate fluctuations subject valuations to uncertainty. Moreover, all valuations are made on the basis of assumptions that may not prove to reflect economic or demographic reality. If commercial or residential property demand decreases below what we anticipated when we acquired our inventory, our profitability may be adversely affected and we may not be able to recover our costs when we sell and build the commercial and residential properties. In addition, we may incur charges against our earnings for inventory impairments if the value of our owned inventory, including land we decide to sell, is reduced or for land option contract abandonments if we choose not to exercise land option contracts or other similar contracts, and these charges may be substantial.

We intend to regularly review the value of our land holdings and continue to review our holdings on a periodic basis. If material write-downs and impairments in the value of our inventory are required and, if in the future we are required to sell land or commercial and residential properties at a loss, our results of operations and financial condition would be adversely affected.

A material amount of our revenues may be concentrated in one or more large customers. If we lose or experience a significant reduction in sales to such key customers, our revenues may decrease substantially and our results of operations and financial condition may be harmed.

It is the nature of our business that a high concentration of our revenue is in the real estate division and therefore when we sell buildings and condominiums that we construct there is a tendency to have large customers who acquire such properties. Accordingly, in each year there may be a small number of customer purchasers from whom we generate our revenue. These customers may not be repeat customers and in each year it may be different single purchaser or small number of purchasers from which we generate a large percentage of our revenues. We rely on these purchasers and there is a risk that these purchasers may be unable to make payment under their obligations to us thereby affecting our revenues.

In 2021, we constructed and sold two buildings, Oimachi II PJ (total units: 39) and Sumiyoshi PJ (total units: 79), to a single customer, TULIP6 LLC, which is a fund formed by Mitsui & Co. Digital Asset Management, which accounted for 24.12% of our total revenues in 2021. The contracts were separate sales contracts for each of the two buildings. The purchase price for each building was paid in two installments: after the completion of the building and at the time of delivery of the property. There are no long-term contracts or arrangements.

During the six months ended June 30, 2022, we (i) sold Tsukiji property to a single customer, List Development Co., which accounted for 18.64% of our total revenues during the six months ended June 30, 2022 and (ii) constructed and sold Kameido PJ (total units: 39) to a single customer, Altern8 LLC, which is a fund formed by Mitsui & Co. Digital Asset Management, which accounted for 12.84% of our total revenues during the six months ended June 30, 2022. The purchase price for each property was paid in a lump sum at the time of delivery of each property. List Development Co. and Altern8 LLC have no long-term contracts with us.

Any payment issues encountered by these large customers would likely harm our financial condition and results of operations.

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Historically, we have relied to a material extent on certain suppliers. If we encounter delays or difficulties in securing the required materials from such suppliers and are unable to find replacements or immediately transition to alternative suppliers, the lack of supplies delaying the production of our products could have a material adverse effect on our financial condition, results of operations and reputation.

Historically, we have relied to a material extent on certain suppliers. Although the Company has over 100 suppliers, certain suppliers are consistently supplying over 10% of the Company’s total supplies per year.

As part of our real estate business, we resell buildings and land that have been constructed and developed by general contractors, general real estate companies or developers to third parties. In the case where we own the land, we engage a general contractor, general real estate company or developer to construct and develop the building or land and we make progress payments towards the construction and development of the building or land. In the case where we do not own the land (but rather the general contractor, general real estate company or developer owns the land), we purchase the constructed building with the land or developed land from the general contractor, general real estate company or developer upon completion. In Japan, we consider the general contractor, general real estate company or developer in these types of arrangements to be that of a supplier of buildings and land. In the past, we have routinely engaged Jyukyo Construction Co., Ltd., among several general contractors to construct condominiums under this type of supply arrangement for us.

In 2020, the condominium buildings constructed by Jyukyo Construction Co., Ltd. accounted for 16.16% of the supplies we received from our suppliers. The total sales price for the condominium building was paid by us within 6 months of the completion of the building. Thereafter, we resold the condominium building to our client. We have no long-term contract or arrangement with Jyukyo Construction Co., Ltd.

During the six months ended June 30, 2022, condominium building constructed by developer Vertex Co., Ltd. and land developed by general real estate company OWL Co., Ltd. accounted for 13.46% and 14.65%, respectively, of the total supplies received by the Company from its suppliers. The total sales price of the condominium building and developed land was paid by the Company within six months of the completion of the building construction and land development. Subsequently, the Company resold the condominium building and developed land to its customers. There are no long-term contracts with Vertex Co., Ltd. or OWL Co., Ltd.

If we should encounter delays or difficulties in obtaining the building or land in these supply arrangements, our business related to these supplies and our financial condition, results of operations and reputation could be adversely affected.

If we experience shortages in labor supply, increased labor costs or labor disruptions, there could be delays or increased costs in developing our real estate, which could adversely affect our operating results.

We require a qualified labor force to develop our commercial and residential properties and build our commercial and residential properties. Access to qualified labor may be affected by circumstances beyond our control, including:

●	work stoppages resulting from labor disputes;

●	shortages of qualified trades people, such as carpenters, roofers, electricians and plumbers;

●	changes in laws relating to union organizing activity;

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●	changes in immigration laws and trends in labor force migration; and

●	increases in sub-contractor and professional services costs.

Any of these circumstances could give rise to delays in the start or completion of, or could increase the cost of, developing one or more of our commercial or residential properties. We may not be able to recover these increased costs by raising our commercial or residential property prices because the prices for each commercial and residential properties are typically set months prior to its delivery pursuant to sales contracts with our buyers. In such circumstances, our operating results could be adversely affected. Additionally, market and competitive forces may also limit our ability to raise the sales prices of our commercial and residential properties.

Failure to recruit, retain and develop highly skilled, competent people at all levels may have a material adverse effect on our standards of service.

Key employees, including management team members, are fundamental to our ability to obtain, generate and manage opportunities. Key employees working in the real property building and construction industries are highly sought after. Failure to attract and retain such personnel or to ensure that their experience and knowledge are not lost when they leave the business through retirement, redundancy or otherwise may adversely affect the standards of our service and may have an adverse impact on our business, financial conditions and operating results. In addition, we do not maintain key person insurance in respect of any member of our senior management team. The loss of any of our management members or key personnel could adversely impact our business, financial condition and operating results.

The majority of work on site is performed by contractors. In addition, the number of young craftsmen has decreased due to the image of hard labor. At the same time, the number of skilled craftsmen is declining due to the retirement of baby boomers and other factors. In addition, if contractors are unable to secure sufficient human resources, delays in construction and development and quality problems may occur, leading to a decline in customer satisfaction. If salaries are raised to secure highly skilled craftsmen, this will also affect the price of construction.

Government regulations and legal challenges may delay the start or completion of our projects, increase our expenses or limit our building or other activities, which could have a negative impact on our results of operations.

Country and prefecture, ordinances, rules and regulations concerning building, health and safety, site and building design, environment, zoning, sales and similar matters apply to and/or affect the housing industry. In addition, our ability to obtain or renew permits or approvals and the continued effectiveness of permits already granted or approvals already obtained depends on factors beyond our control, such as changes in federal, prefecture and local policies, rules and regulations and their interpretations and application. Furthermore, we are also subject to various fees and charges of government authorities designed to defray the cost of providing certain governmental services and improvements. For example, local and prefecture governments have broad discretion regarding the imposition of development fees for projects under their jurisdictions, as well as requiring concessions or that the builder construct certain improvements to public places such as parks and streets or fund schools.

Municipalities may restrict or place moratoriums on the availability of utilities, such as water and sewer taps. If municipalities in which we operate take such actions, it could have an adverse effect on our business by causing delays, increasing our costs or limiting our ability to operate in those municipalities.

Certain cities in which we operate have in the past approved, or approved for inclusion on their voting ballots, various “slow growth” or “no growth” initiatives and other ballot measures that could negatively impact the availability of land and building opportunities within those localities. These measures may reduce our ability to build and sell commercial or residential properties in the affected markets, including with respect to land we may already own, and create additional costs and administration requirements, which in turn may harm our future sales, margins and earnings. A further expansion of these measures or the adoption of new slow-growth, no-growth or other similar programs could exacerbate such risks.

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Governmental regulation affects not only construction activities but also sales activities, mortgage lending activities and other dealings with consumers. Further, government agencies routinely initiate audits, reviews or investigations of our business practices to ensure compliance with applicable laws and regulations, which can cause us to incur costs or create other disruptions in our business that can be significant. Further, we may experience delays and increased expenses as a result of legal challenges to our proposed commercial and residential property building, whether brought by governmental authorities or private parties.

Regulations regarding environmental matters and climate change may affect us by substantially increasing our costs and exposing us to potentially liability.

We are subject to various environmental laws and regulations, which may affect aspects of our operations such as how we manage stormwater runoff, wastewater discharges and dust; how we develop or operate on properties on or affecting resources such as cultural resources, or areas subject to preservation laws; and how we address contamination. Developers and commercial and residential property builders may become subject to more stringent requirements under such laws. It is unclear how these future developments and related matters, including at the prefectural or municipal level, will ultimately affect the regulated areas in which we may operate. While we cannot predict with certainty the extent to which developments in areas with stringent building requirements or legal restrictions or other environmental requirements that may become effective will affect us, they could require time-consuming and costly compliance programs or result in significant expenditures, which could lead to delays and increased operating costs. Our failure to comply with environmental laws could result in fines, penalties, restoration obligations, revocation of permits, and other sanctions. Pollution and other environmental conditions at or near our development sites could result in litigation against us for personal injury, property damage, or other losses. For example, if we conduct development activities in an area that has been developed with fill, even if we have obtained a development permit, we may conduct sloppy construction work or cause landslides due to downpours and other disasters. In such cases, people may die.

In addition, there is a variety of legislation being enacted, or considered for enactment, at the national, prefectural, and municipal government levels relating to energy and climate change. This legislation relates to items such as carbon dioxide emissions control and building codes that impose energy efficiency standards. New building code requirements that impose stricter energy efficiency standards could significantly increase our cost to construct commercial and residential properties. As climate change concerns continue to grow, legislation and regulations of this nature are expected to continue and become more costly to comply with. In addition, it is possible that some form of expanded energy efficiency legislation may be passed by the federal agencies and certain state legislatures, which may, despite being phased in over time, significantly increase our costs of building commercial and residential properties and the sale price to our buyers and adversely affect our sales volumes. We may be required to apply for additional approvals or modify our existing approvals because of changes in local circumstances or applicable law. Energy-related initiatives affect a wide variety of companies throughout Japan and the world and, because our operations are heavily dependent on significant amounts of raw materials, such as lumber, steel and concrete, they could have an indirect adverse impact on our operations and profitability to the extent the manufacturers and suppliers of our materials are burdened with expensive cap and trade and similar energy related taxes and regulations.

Raw materials and building supply shortages and price fluctuations could delay or increase the cost of commercial and residential property construction and adversely affect our operating results.

The commercial and residential real estate construction industry has experienced numerous difficulties in procuring raw materials and has been adversely affected by fluctuations in global commodity prices. In particular, shortages and price fluctuations in critical raw materials such as concrete, gypsum board, and lumber could delay the start or completion of one or more other commercial or residential real estate developments and increase development costs. Our needs for steel-related materials are particularly vulnerable to shortages. In addition, the delivery of raw materials and the transportation of workers to work sites and the cost of fuel oil used for heavy equipment are highly variable and may be subject to geopolitical events, major storms, other severe weather conditions, and the consequences of significant environmental incidents. Environmental laws and regulations may also negatively impact the availability and prices of raw materials such as lumber and concrete. These increased costs could adversely affect our operating margins and results of operations. In addition, we may not be able to pass on increased construction costs to customers with whom we have already entered into purchase contracts. In addition, such increased costs could adversely affect the economies of the regions in which we operate and reduce demand for our commercial and residential real estate.

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We intend to have significant operations in certain geographic areas, which will subject us to an increased risk of loss of revenue or decreases in the market value of our land and commercial and residential properties in these regions from factors which may affect any of these regions.

We anticipate that our operations will be concentrated in 23 wards of Tokyo, Kanagawa, Kyoto, and Osaka. Some or all of these regions could be affected by:

●	severe weather;

●	natural disasters;

●	climate change;

●	shortages in the availability or increased costs in obtaining land, equipment, labor or building supplies;

●	unemployment;

●	changes to the population growth rates and therefore the demand for commercial and residential properties in these regions; and

●	changes in the regulatory and fiscal environment.

Due to our business is concentrated in urban areas, negative factors affecting one or a number of these geographic regions at the same time could result in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified portfolio of operations. To the extent that regions in which our business is concentrated are impacted by an adverse event, we could be disproportionately affected compared to companies whose operations are less geographically concentrated.

The markets in which we operate are, to some extent, dependent on certain sectors of the economy, and declines in those sectors could affect our sales and activities in those areas. For example, the oil and gas industry is highly volatile and is subject to declining commodity prices, climate change, laws and regulations, and other factors that could reduce employment or otherwise adversely affect the economy, which in turn could adversely affect commercial and residential real estate sales and activities. Similarly, slowing or declining population growth in our key markets, especially when compared to historically high population growth rates, could affect demand for rental real estate and result in lower rents in these markets, which could adversely affect our business, financial condition and results of operations.

We participate in certain unconsolidated joint ventures, including those where we do not have a controlling interest, where we may be adversely impacted by the failure of the unconsolidated joint venture or the other partners in the unconsolidated joint venture to fulfill their obligations.

We have investments in and commitments to certain unconsolidated joint ventures with related and unrelated strategic partners to acquire and develop land and, in some cases, build and deliver commercial and residential properties. To finance these activities, our unconsolidated joint ventures often obtain loans from third-party lenders that are secured by the unconsolidated joint venture’s assets. To the extent any of our joint ventures default on obligations secured by the assets of such joint venture, the assets could be forfeited to third-party lenders.

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We have provided non-recourse carve-out guarantees to certain third-party lenders to our unconsolidated joint ventures (i.e., guarantees of losses suffered by the lender in the event that the borrowing entity or its equity owners engage in certain conduct, such as fraud, misappropriation of funds, unauthorized transfers of the financed property or equity interests in the borrowing entity, or the borrowing entity commences a voluntary bankruptcy case, or the borrowing entity violates environmental law, or hazardous materials are located on the property, or under other circumstances provided for in such guarantee or indemnity). In the future, we may provide other guarantees and indemnities to such lenders, including secured guarantees, in which case we may have increased liability in the event that a joint venture defaults on its obligations to a third party.

If the other partners in our unconsolidated joint ventures do not provide such cooperation or fulfill these obligations due to their financial condition, strategic business interests (which may be contrary to ours), or otherwise, we may be required to spend additional resources (including payments under the guarantees we have provided to the unconsolidated joint ventures’ lenders) or suffer losses, each of which could be significant. Moreover, our ability to recoup such expenditures and losses by exercising remedies against such partners may be limited due to the contractual terms of the joint venture agreement, potential legal defenses they may have, their respective financial condition and other circumstances. Furthermore, because we lack a controlling interest in our unconsolidated joint ventures we cannot exercise sole decision-making authority, which could create the potential risk of impasses on decisions and prevent the joint venture from taking actions that we believe may be in our best interests. In addition, as our relationships with our partners are contractual in nature and may be terminated or dissolved under the terms of the applicable joint venture agreements, including buy-sell provisions, we may not continue to own or operate the interests or assets underlying such relationship or may need to purchase additional interests or assets in the venture to continue ownership. In the event a joint venture is terminated or dissolved, we could also be exposed to lawsuits and legal costs.

We may incur a variety of costs to engage in future growth or expansion of our operations or acquisitions or disposals of businesses, and the anticipated benefits may never be realized.

As a part of our business strategy, we may make acquisitions, or significant investments in, and/or disposals of, businesses. Any future acquisitions, investments and/or disposals would be accompanied by risks such as:

●	difficulties in assimilating the operations and personnel of acquired companies or businesses;

●	diversion of our management’s attention from ongoing business concerns;

●	our potential inability to maximize our financial and strategic position through the successful incorporation or disposition of operations;

●	maintenance of uniform standards, controls, procedures and policies; and

●	impairment of existing relationships with employees, contractors, suppliers and customers as a result of the integration of new management personnel and cost-saving initiatives.

Acquisitions can reduce our liquidity if we fund them with cash. In addition, acquisitions can expose us to valuation risks, including the risk of writing off goodwill or impairing inventory and other assets related to such acquisitions. The risk of goodwill and asset impairments will increase during a cyclical commercial and residential property downturn when our profitability may decline.

We cannot guarantee that we will be able to successfully integrate any company or business that we might acquire in the future, and our failure to do so could harm our current business. In addition, we may not realize the anticipated benefits of these transactions and there may be other unanticipated or unidentified effects. While we would seek protection, for example, through warranties (and indemnities, where applicable,) in the case of acquisitions, significant liabilities may not be identified in due diligence or may come to light after the expiry of warranty or indemnity periods. Additionally, in the case of disposals, while we would seek to limit our ongoing exposure, for example, through liability caps and time limits on warranties and indemnities, some warranties and indemnities may give rise to unexpected and significant liabilities. Any claims arising in the future may adversely affect our business, financial condition and operating results. We may not be able to manage the risks associated with these transactions and the effects of such transactions, which may materially and adversely affect our business, financial condition and operating results.

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Dispositions have their own risks associated with the separation of operations and personnel, the potential provision transition services and the allocation of management resources. Dispositions may also result in lost synergies that could negatively impact our balance sheet, income statement and cash flows.

A major health and safety incident relating to our business could be costly in terms of potential liabilities and reputational damage.

Building sites are inherently dangerous and pose certain inherent health and safety risks to construction workers and other persons on the site. Due to health and safety regulatory requirements and the number of projects we anticipate working on, health and safety performance is critical to the success of all areas of our business. Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements, and a failure that results in a major or significant health and safety incident is likely to be costly in terms of potential liabilities incurred as a result. Such a failure could generate significant negative publicity and have a corresponding impact on our reputation, our relationships with relevant regulatory agencies or governmental authorities, and our ability to attract customers and employees, which in turn could have a material adverse effect on our business, financial condition and operating results.

Ownership or occupation of land and the use of hazardous materials carries potential environmental risks and liabilities.

We are subject to various local, regional, and national laws, rules, and regulations regarding land use and the protection of health and the environment, including discharges of pollutants to water and air, storm water discharges, the presence and exposure to asbestos, handling of hazardous materials, and cleaning contaminated sites. In addition, as a commercial and residential real estate construction business, we are subject to future claims for damages arising from the past or present use of hazardous materials, including building materials that will be known or suspected to be hazardous in the future. We may be liable for the cost of removal, investigation and correction of hazardous or toxic substances on real property now or formerly owned, leased or occupied by us, whether or not we caused the contamination and whether or not we had knowledge of the contamination. The costs of removal, investigation, and remediation of such materials and the costs of defending against environmental litigation may be substantial, and insurance coverage for such litigation may be limited or nonexistent. The presence of such materials or the failure to properly dispose of such materials could also adversely affect our ability to sell the land or borrow against the land. Environmental impacts from past activities may be identified in some of the projects we develop. Future projects may also be located on land that may be contaminated by past uses. While we do not intend to acquire projects that require soil remediation as a result of past contamination, we cannot assure you that there will not be significant future litigation or liability associated with such development. In addition, such contamination or other environmental conditions at or near our development site could result in litigation against us for personal injury, property damage or other losses.

The particular impact and requirements of environmental laws that apply to any given site vary greatly according to the site, the site’s environmental conditions and the present and former use of the site. We expect that increasingly stringent requirements may be imposed on commercial and residential property builders in the future. In addition, violations of environmental laws and regulations can result in injunctions, civil penalties, remediation expenses and other costs. Further, some environmental laws impose strict liability, which means that we may be held liable for unlawful environmental conditions on property we own, or previously owned, which we did not create.

We may face substantial damages or be enjoined from pursuing important activities as a result of future litigation, arbitration or other claims.

We may be involved in various litigation and legal claims in the normal course of our business operations, including actions brought on behalf of various classes of claimants.

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We will establish liabilities for legal claims and regulatory matters when such matters are both probable of occurring and any potential loss is reasonably estimated. We will accrue for such matters based on the facts and circumstances specific to each matter and revise these estimates as the matters evolve. In such cases, there may exist an exposure to loss in excess of any amounts currently accrued. In view of the inherent difficulty of predicting the outcome of these legal and regulatory matters, we generally cannot predict the ultimate resolution, the related timing or any eventual loss. To the extent the liability arising from the ultimate resolution of any matter exceeds the estimates reflected in the recorded reserves relating to such matter, we could incur additional charges that could be significant. Unfavorable litigation, arbitration or claims could also generate negative publicity in various media outlets that could be detrimental to our reputation.

Utility and resource shortages or rate fluctuations could have an adverse effect on our operations.

Several of the markets in which we intend to operate have historically been subject to electric, gas, water supply and resource shortages, including significant changes in the availability of electricity and water. Shortages of electricity, gas, water supply and natural resources in our markets could make it difficult to obtain regulatory approval for new development and have other adverse consequences. For example, Japan has scarce fuel resources, making energy prices very sensitive to global conditions. The sharp rise in fuel prices triggered by the Ukraine crisis is expected to increase costs at all stages of the construction process. The Company may face difficulty in passing on higher prices for infrastructure resources to its sales prices, which could reduce its profit margins.

In the event that restrictions on the use of electricity are imposed and construction cannot be performed on certain days due to tight power supply, further labor and other costs are expected to be incurred since the project will not proceed according to the schedule. Third Conference of the Parties to the UN Framework Convention on Climate Change For example, the Tokyo Metropolitan Government, the governing body of our main development site, is expected to pass an ordinance this fall requiring the installation of solar panels on residences. This will require developers to incur a greater construction cost for the installation of large storage batteries, so design plans will have to be changed. Even if sales prices are raised, if rents do not keep pace with the increase, the property may become less attractive as investment real estate and sales may slow down.

Any of the foregoing, individually or collectively, could adversely affect the regional economies in which we operate, which may limit, impair or delay our ability to acquire and develop land and/or build and deliver commercial and residential properties, increase our production costs or reduce demand for our commercial and residential properties, thereby negatively affecting our business and results of operations.

Constriction of the capital markets could limit our ability to access capital and increase our costs of capital.

We intend to fund our operations from cash from operations, capital markets financings and borrowings and other loan facilities. Volatile economic conditions and the constriction of the capital markets could reduce the sources of liquidity available to us and increase our costs of capital. If the size or availability of our banking facilities is reduced in the future, or if we are unable to obtain new, or renew existing, facilities in the future on favorable terms or otherwise access the loan or capital markets, it would have an adverse effect on our liquidity and operations.

We believe we will be able to meet these capital requirements with our cash resources and future cash flows and, if required, other sources of financing that we anticipate will be available to us. However, we can provide no assurance that we will continue to be able to do so, particularly if industry or economic conditions deteriorate. The future effects on our business, liquidity and financial results of these conditions could be adverse, both in the ways described above and in other ways that we do not currently foresee.

We anticipate having a substantial amount of debt which could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our debt-related obligations.

We anticipate having a substantial amount of debt. Such substantial debt could have important consequences, including:

●	making it more difficult for us to satisfy our obligations with respect to our debt or to our trade or other creditors;

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●	increasing our vulnerability to adverse economic or industry conditions;

●	limiting our ability to obtain additional financing to fund capital expenditures and land acquisitions, particularly when the availability of financing in the capital markets is limited;

●	requiring us to pay higher interest rates upon refinancing or on our variable rate indebtedness if interest rates rise;

●	requiring a substantial portion of our cash flows from operations and the proceeds of any capital markets offerings or loan borrowings for the payment of interest on our debt thus reducing our ability to use our cash flows to fund working capital, capital expenditures, land acquisitions and general corporate requirements;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

●	placing us at a competitive disadvantage to less leveraged competitors.

We cannot ensure that our business will generate sufficient cash flow from operations or that future borrowings will be available to us through capital markets financings or under our credit facilities or otherwise in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, on or before its maturity. We cannot ensure that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. In addition, we may incur additional indebtedness in order to finance our operations, to fund acquisitions, or to repay existing indebtedness. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional debt or equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances. We cannot ensure that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would be advantageous to us or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.

We may require additional capital in the future and may not be able to secure adequate funds on terms acceptable to us.

The expansion and development of our business may require significant capital, which we may be unable to obtain, to fund our capital expenditures and operating expenses, including working capital needs. We may fail to generate sufficient cash flow from the sales of our commercial and residential properties and land or from other financing sources in order to meet our cash requirements. Further, our capital requirements may vary materially from those currently planned if, for example, our revenues do not reach, or our costs exceed, expected levels or we have to incur unforeseen capital expenditures to maintain our competitive position. If this is the case, we may require additional financing sooner than anticipated or we may have to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities.

To a large extent, our cash flow generation ability is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to fund our liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, on or before its maturity, or obtain additional equity or debt financing. We cannot assure you that we will be able to do so on commercially reasonable terms, if at all. Any inability to generate sufficient cash flow, refinance our indebtedness or incur additional indebtedness on commercially reasonable terms could adversely affect our financial condition and could cause us to be unable to service our debt and may delay or prevent the expansion of our business.

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The illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties.

Real estate investments are relatively illiquid. As a result, we may not be able to sell a property or properties quickly or on favorable terms in response to changing economic, financial and investment conditions when it otherwise may be prudent to do so. Deteriorating conditions in the Japanese economy and credit markets may make it difficult to sell properties at attractive prices. We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. We may be required to expend funds to correct defects or to make improvements before a property can be sold, and we cannot provide any assurances that we will have funds available to correct such defects or to make such improvements. Our inability to dispose of assets at opportune times or on favorable terms could adversely affect our cash flows and results of operations.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Competition for acquisitions may result in fewer acquisition opportunities and increased prices for properties, which may impede our growth and materially and adversely affect us.

Our growth depends in part on our ability to identify attractive real estate investment opportunities that are compatible with our acquisition strategy. We may not be successful in identifying such investment opportunities or in consummating acquisitions on favorable terms, if at all. In addition, we can provide no assurances regarding the availability of, or our ability to source and close, off-market or limited-market deals. Failure to identify or consummate acquisitions on favorable terms, or at all, would impede our growth and materially and adversely affect us.

Further, we face significant competition for attractive investment opportunities from an indeterminate number of other real estate investors, including investors with significantly greater capital resources and access to capital than we have, such as commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties. Moreover, if current market conditions deteriorate resulting in depressed real estate values, owners of real estate may be reluctant to sell, resulting in fewer acquisition opportunities. As a result of such increased competition and limited opportunities, we may be unable to acquire additional properties as we desire or the purchase price of such properties may be significantly elevated, which may impede our growth and materially and adversely affect us.

In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made.

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The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Markets in which the Company is anticipated to invest are subject to a high degree of volatility and, therefore, the Company’s performance may be volatile.

The Company’s business will involve a high degree of financial risk. Markets in which the Company is anticipated to invest are subject to a high degree of volatility and therefore the Company’s performance may be volatile. There can be no assurance that the Company’s investment objective will be realized or that investors will receive a full return of their investment. The Manager in its sole discretion may employ such investment strategies and methods as it determines to adopt.

The volatile credit and capital markets could have a material adverse effect on our financial condition.

Our ability to manage our future debt and liquidity will be dependent on our level of positive cash flow. An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to refinance our debt or to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt could result in a default of such debt and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition.

A prolonged economic downturn could materially affect us in the future.

The bursting of the Heisei Bubble in 1990 and the Lehman Shock in 2008 brought a prolonged recession to Japan. Looking at land price movements before and after the Heisei Bubble, official land prices in the Tokyo area rose by an astonishing 60% year-on-year for both residential and commercial land in 1988. Since then, they did not rise to positive levels until just before the Lehman Shock. The Lehman Shock made it difficult to obtain loans from financial institutions even in Japan, and some companies went bankrupt due to lack of cash reserves even though their financial statements showed a profit, and there were some surplus bankruptcies. There is a possibility that a similar event could have a negative impact on the Company’s business and earnings.

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Risks Related to Our Indebtedness

Our level of indebtedness could materially and adversely affect our business, financial condition and results of operations.

The total debt outstanding under our credit facilities as of December 31, 2021 was ¥10,922,986 thousand (approximately US$80,500 thousand) on a consolidated basis. Our indebtedness could have significant effects on our business, such as:

●	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy and other purposes;

●	requiring us to dedicate a substantial portion of our cash flow from operations to pay principal and interest on our debt, which would reduce availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes;

●	making us more vulnerable to adverse changes in general economic, industry and competitive conditions, in government regulation and in our business by limiting our ability to plan for and react to changing conditions;

●	diluting the economic and voting rights of our existing equity holders or reduce the market price of the common shares or ADSs or both upon redemption of the convertible bonds; and

●	placing us at a competitive disadvantage compared with our competitors that have less debt.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Our outstanding debt agreements may limit our flexibility in operating and expanding our business.

As of December 31, 2021, we had a total of 139 loans with 31 Japanese financial institutions for an aggregate principal amount of ¥10,922,986 thousand (approximately US$80,500 thousand) on a consolidated basis. None of the loan agreements contain any material financial covenants, although certain of the government-sponsored loans set a limit on the total loan amount we may borrow from other government-sponsored lenders. However, 89 of the loan agreements have our Chief Operating Officer as a personal guarantor of such debt obligations of our Company. If we release our Chief Operating Officer from such a guarantor burden, the lenders may request us to provide them with alternative collateral and/or seek additional negative covenants on the existing loan agreements. This could limit our discretion to invest, utilize, and/or dispose of our assets for business.

Furthermore, the potential restrictive covenants to be contained in our existing and future loan agreements may restrict our access to future debt financing, on which our business operations and expansion plans, in part, depend. If our revenues decrease materially or we experience a significant increase in our interest expenses, we may not have enough available cash or be able to raise additional funds on satisfactory terms, if at all, through equity or debt financings to make any required prepayment or repay such indebtedness at the time any such event of default occurs. In such an event, we may be required to delay, limit, reduce or terminate our business development or expansion efforts. Our business, financial condition and results of operations could be materially adversely affected as a result.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowings with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

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We have broad authority to incur debt.

Our policies do not limit us or our subsidiary entities from incurring debt. We intend to borrow as much as 65% of the value of such properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants.

Risks Related to our Corporate Structure

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 percent of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an “investment company” within the meaning of the Investment Company Act of 1940 as we intend on primarily holding and managing real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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Risks Related to Insurance

We may suffer losses that are not covered by insurance.

　　　Certain weather and environmental events, such as fire, lightning, bursts and explosions, wind, hail, snow, and water damage, can cause damage to real estate. Fire insurance policies can be acquired to prepare for such events. In addition, earthquake insurance can be purchased along with fire insurance. Even in the event of an unprecedented disaster such as the Great East Japan Earthquake, earthquake insurance is a highly public insurance policy operated under the Earthquake Insurance Law, which by law guarantees insurance payments of up to ¥5,500,000,000 thousand (Note: ¥6,200,000,000 thousand from April 1, 2012) per earthquake. However, not all perils are covered by insurance, as some are subject to insurance exclusions. For example, earthquake insurance does not pay out if there is no damage to the building itself, but only to gates, fences, or hedges, nor does it pay out for damage caused by war, civil war, or other similar events or riots. Damage caused by land subsidence, uplift, movement, or vibration. will also not be paid.

In the event of a significant loss, insurance coverage may be insufficient to pay the full market value or general reacquisition cost of the underlying property. Factors such as inflation, changes in building codes and ordinances, and environmental considerations may make it impossible to replace the underlying property with insurance proceeds if the underlying property is damaged or destroyed. Under these circumstances, the insurance proceeds received may be insufficient to restore the property.

Risks Related to Solar Business

A material reduction in the retail price of traditional utility generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects.

The Company’s management believes that many customers will decide to purchase solar or renewable electricity. This is because customers want to pay lower electricity rates than those offered by traditional electricity providers.

The customer’s decision to choose solar energy may also be affected by the cost of other renewable energy sources. Decreases in the retail prices of electricity from the traditional utilities or from other renewable energy sources would harm our ability to offer competitive pricing and could harm our business. The price of electricity from traditional utilities could decrease as a result of:

●	construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;

●	relief of transmission constraints that enable local centers to generate energy less expensively;

●	reductions in the price of natural gas;

●	utility rate adjustment and customer class cost reallocation;

●	energy conservation technologies and public initiatives to reduce electricity consumption;

●	development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times; or

●	development of new energy generation technologies that provide less expensive energy.

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A reduction in utility electricity prices would make the purchase or the lease of our solar energy systems less economically attractive. If the retail price of energy available from traditional utilities were to decrease due to any of these reasons, or other reasons, we would be at a competitive disadvantage, we may be unable to attract new customers and our growth would be limited.

Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our solar energy systems.

National and local governments regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services. These regulations and policies often relate to electricity pricing and the interconnection of customer-owned electricity generation. In Japan and foreign jurisdictions, governments and utilities continuously modify these regulations and policies. These regulations and policies could deter customers from purchasing renewable energy, including solar energy systems. This could result in a significant reduction in the potential demand for our solar energy systems. For example, utilities commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase our customers’ cost to use our systems and make them less desirable, thereby harming our business, prospects, financial condition and results of operations. In addition, depending on the region, electricity generated by solar energy systems competes most effectively with expensive peak-hour electricity from the electric grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as to a flat rate, would require us to lower the price of our solar energy systems to compete with the price of electricity from the electric grid.

In addition, any changes to government or internal utility regulations and policies that favor electric utilities could reduce our competitiveness and cause a significant reduction in demand for our products and services. For example, certain jurisdictions have proposed assessing fees on customers purchasing energy from solar energy systems or imposing a new charge that would disproportionately impact solar energy system customers who utilize net metering, either of which would increase the cost of energy to those customers and could reduce demand for our solar energy systems. It is possible charges could be imposed on not just future customers but our existing customers, causing a potentially significant consumer relations problem and harming our reputation and business.

Our growth strategy depends on the widespread adoption of solar power technology.

Although the market for renewable energy is emerging and developing rapidly, the Company’s future success is uncertain. If photovoltaic technology proves unsuitable for widespread commercial deployment, or if demand for photovoltaic equipment is not fully deployed, the Company will not be able to generate sufficient revenues to achieve profitability and maintain positive cash flow. Factors that could affect the widespread deployment of solar photovoltaic technology include, but are not limited to.

●	cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

●	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

●	fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

●	continued deregulation of the electric power industry and broader energy industry; and

●	availability of governmental subsidies and incentives.

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Our business currently depends on the availability of rebates, tax credits and other financial incentives. The expiration, elimination or reduction of these rebates, credits and incentives would adversely impact our business.

National and local government bodies provide incentives to end users, distributors, system integrators and manufacturers of solar energy systems to promote solar electricity in the form of rebates, tax credits and other financial incentives such as system performance payments and payments for renewable energy credits associated with renewable energy generation. These governmental rebates, tax credits and other financial incentives enhance the return on investment for our customers and incent them to purchase solar systems. These incentives enable us to lower the price that we charge customers for energy and for solar energy systems. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as solar energy adoption rates increase. These reductions or terminations often occur without warning.

Reductions in, or eliminations or expirations of, governmental incentives could adversely impact our results of operations and our ability to compete in our industry, causing us to increase the prices of our solar energy systems, and reducing the size of our addressable market. In addition, this would adversely impact our ability to attract investment partners and to form new financing funds and our ability to offer attractive financing to prospective customers.

Our business depends in part on the regulatory treatment of third-party owned solar energy systems.

Our leases and any power purchase agreements are third-party ownership arrangements. Sales of electricity by third parties face regulatory challenges in some states and jurisdictions. Other challenges pertain to whether third-party owned systems qualify for the same levels of rebates or other non-tax incentives available for customer-owned solar energy systems, whether third-party owned systems are eligible at all for these incentives, and whether third-party owned systems are eligible for net metering and the associated significant cost savings. Reductions in, or eliminations of, this treatment of these third-party arrangements could reduce demand for our systems, adversely impact our access to capital and could cause us to increase the price that we charge our customers for energy.

Our ability to provide solar energy systems to customers on an economically viable basis depends on our ability to help customers arrange financing for such systems.

Our solar energy systems have been eligible for federal investment Ministry of the Environment, as well as depreciation benefits. We have relied on, and will continue to rely on, financing structures that monetize a substantial portion of those benefits and provide financing for our solar energy systems. We anticipate that our customers’ reliance on these tax-advantaged financing structures will increase substantially. If, for any reason, our customers were unable to continue to monetize those benefits through these arrangements, we may be unable to provide and maintain solar energy systems for new customers on an economically viable basis.

The availability of this tax-advantaged financing depends upon many factors, including, but not limited to:

●	the state of financial and credit markets;

●	changes in the legal or tax risks associated with these financings; and

●	non-renewal of these incentives or decreases in the associated benefits.

Changes in existing law and interpretations by the Japanese tax office and the Japanese courts could reduce the willingness of funding sources to provide funds to customers of these solar energy systems. We cannot assure you that this type of financing will be available to our customers. If, for any reason, we are unable to find financing for solar energy systems, we may no longer be able to provide solar energy systems to new customers on an economically viable basis. This would have a material adverse effect on our business, financial condition, and results of operations.

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Rising interest rates could adversely impact our business.

An increase in interest rates could adversely affect our business. This is because our cost of capital would increase, our interest expense would increase, and the cost of installing solar power equipment would increase.

Further, rising interest rates may negatively impact our ability to arrange financing for our customers on favorable terms to facilitate our customers’ purchases of our solar energy systems. The majority of our cash flows to date have been from the sales of solar energy systems. Rising interest rates may have the effect of depressing the sales of solar energy systems because many consumers finance their purchases.

As a result, an increase in interest rates may negatively affect our costs and reduce our revenues, which would have an adverse effect on our business, financial condition, and results of operations.

If we cannot compete successfully against other solar and energy companies, we may not be successful in developing our operations and our business may suffer.

The solar and energy industries are characterized by intense competition and rapid technological advances in Japan. We compete with solar companies with business models that are similar to ours. In addition, we compete with solar companies in the downstream value chain of solar energy. For example, we face competition from purely finance driven organizations that acquire customers and then subcontract out the installation of solar energy systems, from installation businesses that seek financing from external parties, from large construction companies and utilities, and increasingly from sophisticated electrical and roofing companies. Some of these competitors specialize in the residential solar energy market, and some may provide energy at lower costs than we do. Further, some competitors are integrating vertically in order to ensure supply and to control costs. Many of our competitors also have significant brand name recognition and have extensive knowledge of our target markets.

Our inability to compete in the marketplace would adversely affect our business, financial condition and operating results.

Adverse economic conditions may have material adverse consequences on our business, results of operations and financial condition.

Unpredictable and unstable changes in economic conditions, including recession, inflation, increased government intervention, or other changes, may adversely affect our general business strategy. We rely upon our ability to generate additional sources of liquidity and we may need to raise additional funds through public or private debt or equity financings in order to fund existing operations or to take advantage of opportunities, including acquisitions of complementary businesses or technologies. Any adverse event would have a material adverse impact on our business, results of operations and financial condition.

Our business is concentrated in certain markets, putting it at risk of region-specific disruptions.

As of December 31, 2021, a vast majority of our total installations were in the Chubu region. Our management expects our near-term future growth to occur throughout the Kanto region, and to further expand our customer base and operational infrastructure. Accordingly, our business and results of operations are particularly susceptible to adverse economic, regulatory, political, weather and other conditions in such markets and in other markets that may become similarly concentrated.

If we are unable to retain and recruit qualified technicians and advisors, or if our key executives, key employees or consultants discontinue their employment or consulting relationship with us, we may delay our development efforts or otherwise harm our business.

We may not be able to attract or retain qualified management or technical personnel in the future due to the intense competition for qualified personnel among solar, energy, and other businesses. Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain, and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the successful development of any product candidates, our ability to raise additional capital, and our ability to implement our overall business strategy.

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We are highly dependent on members of our management and technical staff. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior technical personnel. The loss of any of our executive officers, key employees, or consultants and our inability to find suitable replacements could potentially harm our business, financial condition, and prospects. We may be unable to attract and retain personnel on acceptable terms given the competition among solar and energy companies. Certain of our current officers, directors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other solar and energy companies. Other than certain members of our senior management team, all of our employees are employed “at will” and, therefore, each employee may leave our employment and join a competitor at any time.

We plan to grant stock options, restricted stock grants, or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance, and aligning the interests of employees with those of our stockholders. If we are unable to implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees and attract additional qualified candidates, our business and results of operations could be adversely affected.

The execution of our business plan and development strategy may be seriously harmed if integration of our senior management team is not successful.

As our business continues to grow and in the event that we acquire new businesses, we may experience significant changes in our senior management team. Failure to integrate our Board of Directors and senior management teams may negatively affect the operations of our business.

We may not successfully implement our business model.

Our business model is predicated on our ability to build and sell solar systems at a profit, and through organic growth, geographic expansion and strategic acquisitions. Our management intends to continue to operate our business as it has previously, with sourcing and marketing methods that we have used successfully in the past. However, our management cannot assure you that our methods will continue to attract new customers nor that we can maintain profitability in the very competitive solar systems marketplace.

We may not be able to effectively manage our growth.

Our future growth, if any, may cause a significant strain on our management and our operational, financial, and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial, and management systems and to expand, train, manage, and motivate our employees. These demands may require the hiring of additional management personnel and the development of additional expertise by our management. Any increase in resources used without a corresponding increase in our operational, financial, and management systems could have a material adverse effect on our business, financial condition, and results of operations.

We may not realize the anticipated benefits of future acquisitions, and integration of these acquisitions may disrupt our business and management.

In the future, we may acquire companies, project pipelines, products or technologies or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of this acquisition or any other future acquisition, and any acquisition has numerous risks. These risks include the following:

●	difficulty in assimilating the operations and personnel of the acquired company;

●	difficulty in effectively integrating the acquired technologies or products with our current technologies;

●	difficulty in maintaining controls, procedures and policies during the transition and integration;

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●	disruption of our ongoing business and distraction of management and employees from other opportunities and challenges due to integration issues;

●	difficulty integrating the acquired company’s accounting, management information, and other administrative systems;

●	inability to retain key technical and managerial personnel of the acquired business;

●	inability to retain key customers, vendors, and other business partners of the acquired business;

●	inability to achieve the financial and strategic goals for the acquired and combined businesses;

●	incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact operating results;

●	potential failure of the due diligence processes to identify significant issues with product quality, legal and financial liabilities, among other things;

●	potential inability to assert that internal controls over financial reporting are effective; and

●	potential inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.

Mergers and acquisitions of companies are inherently risky and, if we do not complete the integration of acquired businesses successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition, or results of operations.

With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies.

The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large traditional utilities. We believe that our primary competitors are the traditional utilities that supply electricity to our potential customers. Traditional utilities generally have substantially greater financial, technical, operational and other resources than we do. As a result, these competitors may be able to devote more resources to the research, development, promotion, and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Traditional utilities could also offer other value-added products or services that could help them to compete with us even if the cost of electricity they offer is higher than that of ours. In addition, a majority of utilities’ sources of electricity is non-solar, which may allow utilities to sell electricity more cheaply than electricity generated by our solar energy systems.

We also compete with companies that are not regulated like traditional utilities, but that have access to the traditional utility electricity transmission and distribution infrastructure pursuant to prefecture and local pro-competitive and consumer choice policies. These energy service companies are able to offer customers electricity supply-only solutions that are competitive with our solar energy system options on both price and usage of renewable energy technology while avoiding the long-term agreements and physical installations that our current fund-financed business model requires. This may limit our ability to attract new customers; particularly those who wish to avoid long-term contracts or have an aesthetic or other objection to putting solar panels on their roofs.

As the solar industry grows and evolves, we will also face new competitors who are not currently in the market. Low technological barriers to entry characterize our industry and well-capitalized companies could choose to enter the market and compete with it. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors will limit our growth and will have a material adverse effect on our business and prospects.

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Developments in alternative technologies or improvements in distributed solar energy generation may materially adversely affect demand for our offerings.

Significant developments in alternative technologies, such as advances in other forms of distributed solar power generation, storage solutions such as batteries, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of centralized power production may materially and adversely affect our business and prospects in ways management does not currently anticipate. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay deployment of our solar energy systems, which could result in product obsolescence, the loss of competitiveness of our systems, decreased revenue and a loss of market share to competitors.

Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, price change, imposition of tariffs or duties or other limitation in our ability to obtain components or technologies that we use could result in sales and installation delays, cancellations, and loss of market share.

While we purchase our products from several different suppliers, if one or more of the suppliers on which we rely to meet anticipated demand ceases or reduces production due to its financial condition, is acquired by a competitor or otherwise is unable to increase production as industry demand increases, or is otherwise unable to allocate sufficient production to us, it may be difficult for us to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and our ability to satisfy this demand may be adversely affected. There are a limited number of suppliers of solar energy system components and technologies. While we believe there are other sources of supply for these products available, transitioning to a new supplier may result in additional costs and delays in acquiring our solar products and deploying our systems. These issues could harm our business or financial performance.

In addition, the acquisition of a component supplier or technology provider by one of our competitors could limit our access to such components or technologies and require significant redesigns of our solar energy systems or installation procedures and have a material adverse effect on our business.

There have also been periods of industry-wide shortages of key components, including solar panels, in times of industry disruption. The manufacturing infrastructure for some of these components has a long lead-time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. The solar industry is frequently experiencing significant disruption and, as a result, shortages of key components, including solar panels, may be more likely to occur, which in turn may result in price increases for such components. Even if industry-wide shortages do not occur, suppliers may decide to allocate key components with high demand or insufficient production capacity to more profitable customers, customers with long-term supply agreements or customers other than us and our supply of such components may be reduced as a result.

We typically purchase components of solar energy systems on an as-needed basis and do not procure through long-term supply contracts. The majority of the Company’s purchases are denominated in yen. Since the Company’s revenues are denominated in yen, they are generally not affected by currency fluctuations. However, because currency fluctuations cause raw material prices to rise, a significant or prolonged decline in the value of the yen relative to other currencies could result in suppliers raising the prices they charge us, which could adversely affect our financial performance. Since we purchase the majority of our photovoltaic modules from China, we are exposed to currency risk, particularly due to the appreciation of the Chinese yuan. Shortages, delays, price changes, or other factors that limit our ability to obtain the components or technology we use could curtail our growth, cause cancellations, and impair our profitability, which could result in our loss of market share or damage to our brand.

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We act as the licensed general contractor for our customers and are subject to risks associated with construction, cost overruns, delays, regulatory compliance and other contingencies, any of which could have a material adverse effect on our business and results of operations.

We are a licensed contractor and we are normally the general contractor, electrician, construction manager, and installer for our solar energy systems. We may be liable to customers for any damage that we cause to the home, belongings or property of our customers during the installation of our systems. For example, we penetrate our customers’ roofs during the installation process and may incur liability for the failure to adequately weatherproof such penetrations following the completion of installation of solar energy systems. In addition, because the solar energy systems that we deploy are high-voltage energy systems, we may incur liability for the failure to comply with electrical standards and manufacturer recommendations. Because our profit on a particular installation is based in part on assumptions as to the cost of such project, cost overruns, delays, or other execution issues may cause us to not achieve our expected results or cover our costs for that project.

In addition, the installation of solar energy systems is subject to oversight and regulation in accordance with national, state, and local laws and ordinances relating to building, fire and electrical codes, safety, environmental protection, utility interconnection and metering, and related matters. We also rely on certain employees to maintain professional licenses in many of the jurisdictions in which we operate, and our failure to employ properly licensed personnel could adversely affect our licensing status in those jurisdictions. It is difficult and costly to track the requirements of every authority having jurisdiction over our operations and our solar energy systems. Any new government regulations or utility policies pertaining to our systems, or changes to existing government regulations or utility policies pertaining to our systems, may result in significant additional expenses to our customers and, as a result, could cause a significant reduction in demand for our systems.

If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected.

We depend on information systems throughout our Company to process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation.

Failure to follow proper safety procedures carries a significant risk of serious injury or death.

Installing solar energy systems requires employees to work at heights with complex and hazardous electrical systems. When evaluating and repairing buildings as part of the installation process, employees must work in areas that may contain dangerous levels of substances known or believed to be hazardous to human health, such as asbestos, lead, and mold. The Company also has a large fleet of trucks and other vehicles to assist the installers and operations. Failure to follow proper safety procedures carries a significant risk of serious injury or death. Although no high levels of injury have occurred to date, a high injury rate could increase liability.

Problems with product quality or performance may cause us to incur warranty expenses, damage our market reputation, and prevent us from maintaining or increasing our market share.

If our products fail to perform as expected while under warranty, or if we are unable to support the warranties, sales of our products may be adversely affected, or our costs may increase, and our business, results of operations, and financial condition could be materially and adversely affected.

We may also be subject to warranty or product liability claims against us that are not covered by insurance or are in excess of our available insurance limits. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on our goodwill and reputation. The possibility of future product failures could cause us to incur substantial expenses to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share causing sales to decline.

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A failure to comply with laws and regulations relating to our interactions with current or prospective commercial or residential customers could result in negative publicity, claims, investigations, and litigation, and adversely affect our financial performance.

Our business includes contracts and transactions with commercial and residential customers. We must comply with numerous federal, prefecture, and local laws and regulations that govern matters relating to our interactions with residential consumers, including those pertaining to privacy and data security, consumer financial and credit transactions, home improvement contracts, warranties, and door-to-door solicitation. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, prefecture and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we do business, acquire customers, and manage and use information that we collect from and about current and prospective customers and the costs associated therewith. We strive to comply with all applicable laws and regulations relating to our interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Non-compliance with any such law or regulations could also expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including non-U.S. governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Risks Related to the Computer Manufacturing and Maintenance Business

Competitive pressures may adversely affect our position in the crypto mining machine industry, revenue, and profitability.

We operate in a crypto mining machine industry in which there are rapid technological advances in hardware, software, and services offerings. As a result, we face aggressive product and price competition from both branded and generic competitors. We compete based on our ability to offer to our customers integrated crypto mining solutions that provide desired product and services features at a competitive price. Our competitors may provide products that are less costly, perform better or include additional features. Further, our product may quickly become outdated or our market share may quickly erode. Efforts to balance the mix of products and services to optimize profitability, liquidity, and growth may put pressure on our crypto mining machine industry position.

As the technology industry continues to expand, there may be new and increased competition in different geographic regions. The generally low barriers to entry into the technology industry increase the potential for challenges from new competitors. Competition also may intensify from an increase in alternatives for computing solutions. In addition, companies with which we have strategic alliances may become competitors in other product areas, or current competitors may enter into new strategic relationships with new or existing competitors, all of which may further increase competitive pressures.

If we fail to achieve favorable pricing from vendors, our profitability could be adversely affected.

Our profitability is affected by our ability to achieve favorable pricing from vendors, including through negotiations for vendor rebates, marketing funds, and other vendor funding received in the normal course of business.

Because these supplier negotiations are continual and reflect the evolving competitive environment, the variability in timing and amount of incremental vendor discounts and rebates can affect our profitability. The vendor programs may change periodically, potentially resulting in adverse profitability trends if we cannot adjust pricing or variable costs. An inability to establish a cost and product advantage, or determine alternative means to deliver value to customers, may adversely affect our revenue and profitability.

Adverse global economic conditions may harm our business and result in reduced net revenue and profitability.

Adverse economic conditions may negatively affect customer demand, and could result in postponed or decreased spending amid customer concerns over crypto mining, unemployment, reduced asset values, volatile energy costs, geopolitical issues, the availability and cost of credit, and the stability and solvency of financial institutions, financial markets, businesses, local and prefecture governments, and sovereign nations. Weak or unstable global economic conditions, including those attributable to international conflicts, such as the conflict in Ukraine, international trade protection measures and disputes, such as those between the United States and China, or public health issues, such as the outbreak of COVID-19, also could harm our business by contributing to product shortages or delays, supply chain disruptions, insolvency of key suppliers, customer and counterparty insolvencies, increased product costs and associated price increases, reduced global sales, and other adverse effects on our operations. Any such effects could have a negative impact on our net revenue and profitability.

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Risks Related to the AI Business

A significant slowdown in the growth of AI-related markets could affect our business and earnings. Even if the market does grow, there is a possibility that we may not be able to grow at a similar pace and at a steady pace.

AI-related markets are not as mature as other markets such as those for current widely used software types, and it is uncertain whether AI-related markets will continue to grow. The success of our AI business will depend to a substantial extent on the willingness of users to increase their use of AI-based products and services in general, and of our AI services in particular. If users do not perceive the benefits of AI-based products and services, then the AI-related markets could experience a significant slowdown in growth, which would diminish the market for our AI-based services and would have a negative effect on our business and earnings. Additionally, if market growth falls short of our expectations we may not be able to adjust our spending quickly enough to be able to maintain and grow our AI operations. If the AI-related markets do not continue to evolve in the way we anticipate, or if users do not recognize the benefits of AI products and services, then our operating results would be harmed. Even if the AI-related markets do grow, we may not be able to adjust our spending quickly enough to keep pace or grow at a similar or steady pace with such growth, and we may make errors in predicting and reacting to relevant business trends, either of which could harm our business.

AI services developed by us may become obsolete due to groundbreaking technological innovations or the entry of competitors with financial and brand power.

We must successfully adapt to and manage technological advances in AI and related industries, as well as the emergence of additional competitors in the AI industry in order to maintain and grow our AI business and our AI services. Accordingly, the success of our AI services and business depends in large part on our ability to keep pace with rapid technological changes in the development and implementation of AI products and services. For example, rapid changes in the use of AI and robotics, or the development of groundbreaking technological innovations that render AI, and our AI services, either undesirable or obsolete, would harm our AI related business operations and make our AI services less desirable. Additionally, the entry of competitors into the AI market that have financial and brand power, could cause our share of the market for our AI related services to be significantly reduced thereby negatively affecting our results of operations. We may not be able to compete effectively with competitors that have more financial resources and brand power than us, and we cannot predict when such new competitors will enter the AI industry causing increased competition and possibly less desire for our AI services. There is a risk that these, or other developments, could result in significant disruption to our AI business model, and that we will be unprepared to compete effectively.

If we are unable to provide sufficient AI services due to our inability to secure development personnel with a certain level of skills, which results in a decline in the value of our services, our business or financial performance may be affected.

The AI business requires developmental personnel that carry a certain level of skills, and if we are unable to secure such experienced personnel, we may be unable to provide sufficient or even quality AI services. At the same time as being knowledge-intensive, the design, construction and operation of AI services requires constant training and keeping up with new technological advancements and developments. Securing well trained personnel with a certain level of skills is essential for maintaining and expanding our AI business operations. In the event that we are unable to secure the necessary number of well-trained personnel needed for our AI operations, or are unable to adequately bring on and train new hires, or if our AI employees decide to leave, there will be significant impediments on the development of our AI business and its operations. Additionally, the inability to secure development personal with the requisite necessary skill for our Company, could result in a decline of the quality and subsequently, the value of our AI services, which would lead to less users and customers for our AI services, and this would negatively affect our business and financial performance.

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The information that our AI learns may include highly confidential information. In the unlikely event of a leakage of such confidential information, our credibility may be shaken, which may affect our business performance.

Our AI may come to learn highly sensitive and confidential information. When accumulating such confidential information, the risks of a data breach and possible inadvertent revelation of this confidential information are of paramount concern. The confidential information learned by our AI may become released due to a hack or data breach by third-parties as well as accidentally released by us. Any unauthorized disclosure of confidential information could damage our reputation, interrupt our operations and could even result in a violation of applicable laws concerning the maintaining of confidential information. If such confidential information is released, it would cause users to not trust our AI services and reduce the number of users and customers that we can attract. If there is a leak of confidential information, we may also have to cease our AI operations and services to install additional security measures to prevent any such further leaks, which may be time consuming as well as expensive. Accordingly, if there is a leak of any kind of the confidential information learned by our AI, whether as a result of third-parties, or caused by us, it would seriously harm our credibility and negatively effect our business performance.

If we fail to procure semiconductors essential for AI development, it may adversely affect the development of our services, and the profitability of our business may deteriorate.

Semiconductors are the underlying technology powering the AI industry and semiconductors are essential for AI development, and we’ll need be able to procure these necessary semiconductors in order to be able to develop our AI operations and services. Many companies engaged in the AI business rely on third-party sources for their semiconductors, as do we, which limits the number of semiconductors available to us and our competitors. We are therefore extremely reliant on the semiconductor industry and supply chains in order to maintain and grow our AI operations and services. Additionally, a number of business combinations and strategic partnerships in the semiconductor industry have occurred over the last several years, and more could occur in the future, which limits the number of suppliers of semiconductors available to us. Further, during 2021, the semiconductor industry experienced widespread shortages of substrates and other components and available foundry manufacturing capacity, and these shortages may continue to occur. If there is a shortage of semiconductors, or if due to increased competition, we are not able to obtain the necessary number of semiconductors needed to develop our AI business, it may lead to our AI business slowing down or being unable to continue altogether. Additionally, if we are unable to effectively manage our supply and inventory of the required semiconductors, our operating results could be adversely affected. Accordingly, if we are unable to procure and maintain the semiconductors essential for our AI business, it may adversely affect the development of our services, and the profitability of our business may deteriorate.

Tianqi Li, the Chief AI Officer at SYLA Brain Co., Ltd., plays a pivotal role in promoting our AI business. If he were to become unable to engage in the business of SYLA Brain Co., Ltd. for any reason, the business and financial results of SYLA Brain Co., Ltd. could be affected.

We are dependent on Tianqi Li, the Chief AI Officer at SYLA Brain Co., Ltd., for our AI business as he plays a vital role in promoting our AI business. Consequently, the loss of Tianqi Li could have a substantial negative effect on our AI business, and we may be unable to recruit qualified personnel to take over the duties performed by Tianqi Li. For example, Tianqi Li may receive an offer from one of our competitors and choose to leave our business to work for another entity. Additionally, if Tianqi Li provides services to one of our competitors our AI business will be impaired and may be significantly harmed. Further, Tianqi Li may fall ill, decide to retire from the business, or otherwise become unavailable to fulfill his promotional duties for our AI business, which would have a negative effect on our AI business. No assurance can be given that we will be able to maintain the services of Tianqi Li, nor that we’ll be able to obtain a qualified replacement on terms acceptable to us. Accordingly if Tianqi Li becomes unavailable to engage in the business of SYLA Brain Co., Ltd. for any reason, the business and financial results of SYLA Brain Co., Ltd. could be negatively affected

Risks Related to Intellectual Property

Failure to protect our intellectual property could substantially harm our business and operating results.

The success of our business depends in part on our ability to protect and enforce our trade secrets, trademarks and copyrights and all other intellectual property rights, including the intellectual property rights underlying our products. We seek to protect our intellectual property under trade secrets, trademarks, and copyrights as well as through a combination of confidentiality agreements with employees and third parties, other contractual restrictions, technical measures and other methods. The protection they afford is limited. Although we strive to protect our intellectual property and trade secrets, nevertheless, unauthorized persons may attempt to use our trademarks or obtain or use our trade secrets and other confidential information. Moreover, monitoring our intellectual property rights is difficult, costly, and not always effective.

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Assertions by third parties of infringement or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

Companies may be sued based on allegations of infringement, misappropriation, or other violations of intellectual property rights. Certain companies, including our competitors, own patents, copyrights, trademarks, and trade secrets and may enforce them to assert claims against us. Third parties may in the future claim that we have infringed, misappropriated, or violated their intellectual property rights. Existing laws and regulations may evolve and be interpreted differently, and local governments and legislative or regulatory bodies may expand existing laws and regulations or enact new ones. It is difficult for us to guarantee that we have not infringed or violated the intellectual property rights of any third party.

We cannot predict whether any claim of infringement or misappropriation arising out of any third party’s intellectual property rights or any such claim will have a material adverse effect on our business and results of operations. If we are forced to defend against an infringement or misappropriation claim, we may have to expend significant time and resources defending against such claim, even if there is no merit to the claim, the claim has been settled out of court, or a decision has been rendered in our favor. In addition, as an unfavorable outcome of a dispute, we may be required to If we are found to have willfully infringed on the intellectual property of a party in Japan, we may be required to pay damages, including criminal penalties and attorneys’ fees; cease manufacturing, licensing, or using products or services that are alleged to infringe or misappropriate the intellectual property rights of others; use further development resources to redesign our products; or use of development resources, entering into potentially adverse royalty/license agreements to obtain the right to use necessary technology or materials, or indemnification of our partners and other third parties. Royalty and license agreements, if necessary or desirable, may not be available on terms that we are willing to accept, or may not be available at all, and may require the expenditure of significant royalty and other fees. In addition, we do not have broadly applicable patent liability insurance coverage, and litigation relating to patent rights, even if we prevail, could be costly to resolve and could be a drain on our operations.

General Risks

If our cost efficiency measures are not successful, we may become less competitive.

We continue to focus on minimizing operating expenses through cost improvements and simplification of our corporate structure. We may experience delays or unanticipated costs in implementing our cost efficiency plans, which could prevent the timely or full achievement of expected cost efficiencies and adversely affect our competitive position.

Our inability to manage solutions and product and services transitions in an effective manner could reduce the demand for our solutions, products, and services, and negatively affect the profitability of our operations.

Continuing improvements in technology result in the frequent introduction of new solutions, products, and services, improvements in product performance characteristics, and short product life cycles. If we fail to effectively manage transitions to new solutions and offerings, the products and services associated with such crypto mining machine offerings and customer demand for our crypto mining machine solutions, products, and services could diminish, and our profitability could suffer.

We may in the future source new products and transition existing products through contract manufacturers and manufacturing outsourcing relationships to generate cost efficiencies and better serve our customers. The success of product transitions depends on a number of factors, including the availability of sufficient quantities of components at attractive costs. Product transitions also present execution uncertainties and risks, including the risk that new or upgraded products may have quality problems or other defects.

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Failure to deliver high-quality products, software, and services could lead to loss of customers and diminished profitability.

We must identify and address quality issues associated with our products, software, and services, many of which include third-party components. Although quality testing is performed regularly to detect quality problems and implement required solutions, failure to identify and correct significant product quality issues before the sale of such products to customers could result in lower sales, increased warranty or replacement expenses, and reduced customer confidence, which could harm our operating results.

Cyber-attacks and other security incidents that disrupt our operations or result in the breach or other compromise of proprietary or confidential information about us or our workforce, customers, or other third parties could disrupt our business, harm our reputation, cause us to lose clients and expose us to costly regulatory enforcement and litigation.

We routinely manage, store, transmit and otherwise process large amounts of proprietary information and confidential data, including sensitive and personally identifiable information, relating to our operations, products, and customers. We face numerous evolving cyber threats of increasing scale, volume, severity, and complexity, making it increasingly difficult to defend against security incidents successfully or to implement adequate preventative measures.

Despite our internal controls and significant investment in security measures, criminal or other unauthorized threat actors, including nation prefectures or prefecture-sponsored organizations, may be able to penetrate our security measures, breach our information technology systems, misappropriate or compromise confidential and proprietary information of our Company and our customers, cause system disruptions and shutdowns, or introduce ransomware, malware, or vulnerabilities into our products, systems, and networks or those of our customers and partners. Employees, contractors, or other insiders may introduce vulnerabilities into our environments or otherwise may seek to misappropriate our intellectual property and proprietary information. In addition, cyber-attacks are increasingly being used in geopolitical conflicts. The shift to work-from-home and flexible work arrangements resulting from the COVID-19 pandemic also may increase our vulnerability, as employees and contractors of our Company and third-party providers are working remotely and using home networks that may pose a significant risk to network and cyber security.

The costs to address cyber risks, both before and after a security incident, could be significant, regardless of whether incidents result from an attack on us directly or on third-party vendors upon which we rely. Our third-party vendors continue to experience security incidents of varying severity, including but not limited to increased ransomware attacks, network intrusions, and unauthorized data exfiltration, which have directly and indirectly impacted our operations in the past. Targeted cyber-attacks or those that may result from a security incident directed at a third-party vendor could compromise our internal systems and products and the systems of our customers, resulting in interruptions, delays, or cessation of service that could disrupt business operations for us and our customers. Our proactive measures and remediation efforts may not be successful or timely. In addition, breaches of our security measures and the unapproved dissemination of proprietary information or sensitive or confidential data about us, our customers, or other third parties could impair our intellectual property rights and expose us, our customers, or such other third parties to a risk of loss or misuse of such information or data. Any such incidents also could subject us to government investigations and regulatory enforcement actions, litigation, potential liability, damage our brand and reputation, or otherwise harm our business and operations.

Hardware and operating system software and applications that we produce or procure from third parties also may contain defects in design or manufacture or other deficiencies, including security vulnerabilities that could interfere with the operation or security of our products, services, and offerings. In the event of a security vulnerability or other flaws in third-party components or software code, we may have to rely on multiple third parties to mitigate vulnerability. Such mitigation techniques may be ineffective or may result in adverse performance, system instability or data loss, and may not always be available, or available on a timely basis. Any actual or perceived security vulnerabilities in our products or services, or those of third parties we sell, could lead to loss of existing or potential customers, and may impede our sales, manufacturing, distribution, outsourcing services, information technology solutions, and other critical functions and offerings. Failure to promptly mitigate security vulnerabilities may adversely affect our brand and reputation and subject us in government investigations, regulatory enforcement actions, litigation and potential liability resulting from our inability to fulfill our contractual obligations to our customers and partners.

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As a global enterprise, we are subject to an increasing number of laws and regulations in Japan and numerous other countries relating to the collection, use, transfer, and protection of customer data and other sensitive, confidential, and proprietary information. Our ability to execute transactions and to process and use personal information and other data in the conduct of our business and service of our customers subjects us to increased obligations to comply with applicable laws and regulations and may require us to notify regulators, customers, employees, or other individuals or entities of a security incident or data or privacy breach. We continue to incur significant expenditures to comply with mandatory privacy, security, data protection and localization requirements and controls imposed by law, regulation, industry standards and contractual obligations. Despite such expenditures, we may face regulatory and other legal actions, including potential liability, in the event of a security incident or data or privacy breach or perceived or actual non-compliance with such requirements and controls.

We may not successfully implement our acquisition strategy, which could result in unforeseen operating difficulties and increased costs.

We make strategic acquisitions of other companies as part of our growth strategy. We could experience unforeseen operating difficulties in integrating the businesses, technologies, services, products, personnel, or operations of acquired companies, especially if we are unable to retain the key personnel of an acquired company. Further, future acquisitions may result in a delay or reduction of sales for both us and the acquired company because of customer uncertainty about the continuity and effectiveness of solutions offered by either company and may disrupt our existing business by diverting resources and significant management attention that otherwise would be focused on development of the existing business. Acquisitions also may negatively affect our relationships with strategic partners if the acquisitions are seen as bringing us into competition with such partners.

To complete an acquisition, we may be required to use substantial amounts of cash, engage in equity or debt financings, or enter into credit agreements to secure additional funds. Such debt financings could involve restrictive covenants that might limit our capital-raising activities and operating flexibility. Further, an acquisition may negatively affect our results of operations because it may expose us to unexpected liabilities, require the incurrence of charges and substantial indebtedness or other liabilities, have adverse tax consequences, result in acquired in-process research and development expenses, or in the future require the amortization, write-down, or impairment of amounts related to deferred compensation, goodwill, and other intangible assets, or fail to generate a financial return sufficient to offset acquisition costs.

In addition, we periodically divest businesses, including businesses that are no longer a part of our strategic plan. These divestitures similarly require significant investment of time and resources, may disrupt our business and distract management from other responsibilities, and may result in losses on disposition or continued financial involvement in the divested business, including through indemnification or other financial arrangements, for a period following the transaction, which could adversely affect our financial results.

Our ability to generate substantial non-U.S. net revenue is subject to additional risks and uncertainties.

Sales outside the United States accounted for approximately 99.96% of our consolidated net revenue for 2021. Our future growth rates and success are substantially dependent on the continued growth of our business outside of the United States. Our international operations face many risks and uncertainties, including varied local economic and labor conditions; political instability; public health issues; changes in the U.S. and international regulatory environments; the impacts of trade protection measures, including increases in tariffs and trade barriers due to the current geopolitical climate and changes and instability in government policies and international trade arrangements, which could adversely affect our ability to conduct business in non-U.S. markets; changes in tax laws (including laws imposing U.S. taxes on foreign operations); potential theft or other compromise of our technology, data, or intellectual property; copyright levies; and foreign currency exchange rates. We could incur additional operating costs, or sustain supply chain disruptions, due to any such changes. Any of these factors could negatively affect our international business results and growth prospects.

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We may lose revenue opportunities and experience gross margin pressure if sales channel participants fail to perform as expected.

We rely on value-added resellers, system integrators, distributors, and retailers as sales channels to complement our direct sales organization in order to reach more end-users. Future operating results depend on the performance of sales channel participants and on our success in maintaining and developing these relationships. Revenue and gross margins could be negatively affected if the financial condition or operations of channel participants weaken as a result of adverse economic conditions or other business challenges, or if uncertainty regarding the demand for our products causes channel participants to reduce their orders for these products. Further, some channel participants may consider the expansion of our direct sales initiatives to conflict with their business interests as distributors or resellers of our products, which could lead them to reduce their investment in the distribution and sale of such products, or to cease all sales of our products.

Compliance requirements of current or future environmental and safety laws, or other laws, may increase costs, expose us to potential liability and otherwise harm our business.

Our operations are subject to environmental and safety regulations in all areas in which we conduct business. Product design and procurement operations must comply with new and future requirements relating to climate change laws and regulations, materials composition, sourcing, energy efficiency and collection, recycling, treatment, transportation, and disposal of electronics products, including restrictions on mercury, lead, cadmium, lithium metal, lithium ion, and other substances. If we fail to comply with applicable rules and regulations regarding the transportation, source, use, and sale of such regulated substances, we could be subject to liability. The costs and timing of costs under environmental and safety laws are difficult to predict, but could have an adverse impact on our business.

In addition, we and our subsidiaries are subject to various anti-corruption laws that prohibit improper payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business, and are also subject to export controls, customs, and economic sanctions laws. Violations of the anti-corruption laws or export control, customs, or economic sanctions laws may result in severe criminal or civil sanctions and penalties, and we and our subsidiaries may be subject to other liabilities which could have a material adverse effect on our business, results of operations, and financial condition.

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Natural disasters, terrorism, armed hostilities, or public health issues could harm our business.

Natural disasters, terrorism or armed hostilities, such as the attack on Ukraine, or public health issues, such as those resulting from the COVID-19 pandemic, whether in Japan or in other countries, could cause damage or disruption to us or our suppliers and customers, or could create political or economic instability, any of which could harm our business. Any such events could cause a decrease in demand for our products, make it difficult or impossible to deliver products or for suppliers to deliver components, and create delays and inefficiencies in our supply chain.

Global climate change, and legal, regulatory, or market measures to address climate change, may negatively affect or business, operations, and financial results.

We are subject to risks associated with the long-term effects of climate change on the global economy and on the IT industry in particular. The physical risks associated with climate change include the adverse effects of carbon dioxide and other greenhouse gases on global temperatures, weather patterns, and the frequency and severity of natural disasters. Extreme weather and natural disasters within or outside Japan could make it more difficult and costly for us to manufacture and deliver our products to our customers, obtain production materials from our suppliers, or perform other critical corporate functions. For example, tornadoes in Tennessee, wildfires in California, and typhoons in the Philippines disrupted our operations in those areas in recent periods.

The increasing concern over climate change could also result in transition risks such as shifting customer preferences or regulatory changes. Changing customer preferences may result in increased demands regarding our solutions, products, and services, including the use of packaging materials and other components in our products and their environmental impact on sustainability. These demands may cause us to incur additional costs or make other changes to other operations to respond to such demands, which could adversely affect our financial results. If we fail to manage transition risks, including such demands, in an effective manner, customer demand for our solutions, products, and services could diminish, and our profitability could suffer.

The increasing concern over climate change could result in new domestic or international legal requirements for us to reduce greenhouse gas emissions and other environmental impacts of our operations, improve our energy efficiency, or undertake sustainability measures that exceed those we currently pursue. Any such regulatory requirements could cause disruptions in the manufacture of our products and result in increased procurement, production, and distribution costs. Our reputation and brand could be harmed if we fail, or are seen as having failed, to respond responsibly and effectively to changes in legal and regulatory measures adopted to address climate change.

Risks Related to this Offering and Ownership of the ADSs

Once the ADSs are listed on Nasdaq or NYSE American, there can be no assurance that we will be able to comply with Nasdaq’s or NYSE American’s continued listing standards.

Prior to this offering, there has been no public market for our common shares or for ADSs representing our common shares. As a condition to consummating this offering, the ADSs offered in this prospectus must be listed on Nasdaq or NYSE American. Accordingly, in connection with the filing of the registration statement of which this prospectus forms a part, we intend to apply to list the ADSs on Nasdaq or NYSE American under the symbol “SYT.” Assuming that the ADSs are listed and after the consummation of this offering, there can be no assurance any broker will be interested in trading ADSs. Therefore, it may be difficult to sell your ADSs if you desire or need to sell them. Our underwriters are not obligated to make a market in the ADSs, and even if it makes a market, it can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in the ADSs will develop or, if developed, that such market will continue. Furthermore, although we anticipate a mechanism allowing common shares to be exchanged at a certain ratio to ADSs in connection with this offering, we may experience procedural or regulatory difficulties, from time to time, in the exchange of common shares for ADSs.

Once the ADSs are approved for listing on Nasdaq or the NYSE American, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying Nasdaq’s or NYSE American’s continued listing requirements. Our failure to continue to meet these requirements may result in the ADSs being delisted from Nasdaq or the NYSE American.

The price of ADSs could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, the ADSs may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the ADSs.

In addition, if the trading volumes of the ADSs are low, persons buying or selling in relatively small quantities may easily influence prices of the ADSs. This low volume of trades could also cause the price of the ADSs to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of the ADSs may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the ADSs. As a result of this volatility, investors may experience losses on their investment in the ADSs. A decline in the market price of the ADSs also could adversely affect our ability to sell additional shares or ADSs or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the ADSs will develop or be sustained. If an active market does not develop, holders of the ADSs may be unable to readily sell the ADSs they hold or may not be able to sell their ADSs at all.

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The price of the ADSs may fluctuate substantially.

The price for the ADSs in this offering will be determined by us and representatives of the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. You may not be able to sell your ADSs at or above the offering price or at any other price or at the time that you would like to sell. You should consider an investment in the ADSs to be risky, and you should invest in the ADSs only if you can withstand a total loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of the ADSs to fluctuate, in addition to the other risks mentioned in this section of the prospectus, are:

●	any failure to meet or exceed revenue and financial projections we provide to the public;

●	actual or anticipated variations in our quarterly financial condition and operating results or those of other companies in our industry;

●	our failure to meet or exceed the estimates and projections of the investment community;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	additions or departures of our key management personnel;

●	issuances by us of debt or equity securities;

●	litigation involving our Company, including shareholder litigation; investigations or audits by regulators into the operations of our Company; or proceedings initiated by our competitors, franchisees, or customers;

●	changes in the market valuations of similar companies;

●	ADSs price and volume fluctuations attributable to inconsistent trading volume levels of the ADSs;

●	significant sales of the ADSs by our insiders or our shareholders in the future;

●	the trading volume of the ADSs in the United States; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for the ADSs to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ADSs and may otherwise negatively affect the liquidity of the ADSs. Future market fluctuations may also materially adversely affect the market price of the ADSs.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against that company. Any such class action suit or other securities litigation would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, could materially adversely affect our business, financial condition, results of operations and prospects.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of the ADSs and trading volume could decline.

The trading market for the ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If few or no securities or industry analysts cover us, the trading price for the ADSs would be negatively impacted. If one or more of the analysts who covers us downgrades the ADSs, publishes incorrect or unfavorable research about our business, ceases coverage of our Company, or fails to publish reports on us regularly, demand for the ADSs could decrease, which could cause the price of the ADSs or trading volume to decline.

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Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our businesses and cause the price of the ADSs to decline.

If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority shareholders from influencing significant corporate decisions and may result in conflicts of interest.

Following the completion of this Offering, management will control approximately 65.92% of the voting power of our outstanding common shares if all the common shares being offered are sold. As a result, management will have majority voting power over all matters requiring shareholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

This concentration of voting power may delay, deter or prevent acts that would be favored by our other shareholders. The interests of management may not always coincide with our interests or the interests of our other shareholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, management may seek to cause us to take courses of action that, in their judgment, could enhance their investment in us, but which might involve risks to our other shareholders or adversely affect us or our other shareholders, including investors in this offering. As a result, the market price of the ADSs could decline or holders of ADSs might not receive a premium over then-current market price of their ADSs upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of the ADSs because investors may perceive disadvantages in owning ADSs in a company with significant holders of common shares. See “Executive Compensation” and “Description of Share Capital.”

If you purchase ADSs in this offering, you will experience immediate dilution.

If you purchase ADSs in this offering, you will experience immediate dilution of US$6.18 per ADS in the net tangible book value of your ADSs after giving effect to this offering at an assumed public offering price of US$8.00 per ADS because the price that you pay will be substantially greater than the net tangible book value per ADS that you acquire. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus titled “Dilution.”

If the benefits of any proposed acquisition do not meet the expectations of investors, stockholders or financial analysts, the market price of the ADSs may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our ADSs prior to the closing of the proposed acquisition may decline. The market values of our ADSs at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our ADSs irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our ADSs, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our ADSs also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The payment of future dividends on our common shares, if any, will be at the discretion of our board of directors and will depend on many factors on which the board of directors may determine not to do so.

The payment of future dividends on our common shares, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business. Therefore, you may not receive any dividends on your ADSs for the foreseeable future, and the success of an investment in the ADSs will depend upon any future appreciation in its value. Moreover, any ability to pay may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries. Consequently, investors may need to sell all or part of their holdings of ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased the ADSs.

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Sales of a substantial number of common shares or ADSs in the public markets by our existing shareholders in the future could cause the price of the ADSs to fall.

Sales of a substantial number of common shares or ADSs in the public market in the future or the perception that these sales might occur, could depress the market price of the ADSs and could impair our ability to raise capital through the sale of additional equity securities from time to time. We are unable to predict the effect that any such sales may have on the prevailing market price of the ADSs.

The future issuance of additional common shares in connection with our stock options, convertible bonds, acquisitions or otherwise may adversely affect the market of the ADSs.

As of December 31, 2021, we had an aggregate of 50,370 common shares issuable upon exercise of outstanding stock options at a weighted average exercise price of ¥8,308 (US$61) per share. If and when these options are exercised for our common shares, the number of common shares outstanding will increase. Such an increase in our outstanding securities, and any sales of such shares, could have a material adverse effect on the market for the ADSs, and the market price of the ADSs.

We currently plan to continue granting stock options and other incentives so that we can continue to secure talented personnel in the future. Any common shares issued in connection with the exercise of outstanding stock options would dilute your ownership interest.

The right of holders of ADSs to participate in any future rights offerings may be limited, which may cause dilution to their holdings and holders of ADSs may not receive cash dividends if it is impractical to make them available to them.

We may, from time to time, distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make any such rights available to the holders of ADSs in the United States unless we register such rights and the securities to which such rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary bank will not make rights available to holders of ADSs unless the distribution to such holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act.

Issuance of ADSs and surrender of ADSs for the purpose of withdrawal of shares may be suspended.

The depositary may suspend the issuance of ADSs or the right to surrender ADSs for the purpose of withdrawal of shares from time to time when our books or the books of the depositary are closed, or at any time if the depositary deems it advisable to do so

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We may amend the deposit agreement without consent from holders of ADSs and, if such holders disagree with our amendments, their choices will be limited to selling the ADSs or withdrawing the underlying common shares.

We may agree with the depositary to amend the deposit agreement without consent from holders of ADSs. If an amendment increases fees, charges or expenses to be charged to ADS holders or otherwise prejudices a substantial existing right of ADS holders, it will not become effective until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold their ADSs, to have agreed to the amendment and to be bound by the amended deposit agreement. If holders of ADSs do not agree with an amendment to the deposit agreement, their choices will be limited to selling the ADSs or withdrawing the underlying common shares. No assurance can be given that a sale of ADSs could be made at a price satisfactory to the holder in such circumstances.

Holders of ADSs may not receive distributions on our common shares or any value for them if it is illegal or impractical to make them available to such holders.

The depositary of ADSs has agreed to pay holders of ADSs the cash dividends or other distributions it or the custodian for the ADSs receives on common shares or other deposited securities after deducting its fees and expenses. Holders of ADSs will receive these distributions in proportion to the number of our common shares that such ADSs represent. However, the depositary is not responsible for making such payments or distributions if it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a cash distribution available to any holders of ADSs if any government approval or registration required for such distribution cannot be obtained by the depositary at a reasonable cost and within a reasonable time. We have no obligation to take any other action to permit distributions on our common shares to holders of ADSs. This means that holders of ADSs may not receive the distributions we make on our common shares if it is illegal or impractical to make them available to such holders. These restrictions may materially reduce the value of the ADSs.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our common shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial for any claim they may have against us or the depositary arising out of or relating to our common shares, the ADSs, the ADRs, the deposit agreement, or any transaction contemplated therein or the breach thereof, which may include any claim under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial based on this waiver, the court would have to determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, or by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this would be the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.

If any owner or holder of ADSs, including purchasers of ADSs in secondary market transactions, brings a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under U.S. federal securities laws, such owner or holder may incur increased costs of bringing a claim and may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including outcomes that could be less favorable to the plaintiff(s) in any such action. Nevertheless, if this jury trial waiver is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or the ADSs serves as a waiver by any holder or beneficial owner of ADSs (including purchasers of our ADSs in the secondary market) or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

USE OF PROCEEDS

We estimate that we will receive approximately US$12.54 million in net proceeds from the assumed sale of 1,875,000 ADSs offered by us in this offering (or approximately US$14.63 million if the underwriters exercise in full their option to purchase up to 281,250 additional ADSs from us), based on an assumed public offering price of US$8.00 per ADS, after deducting estimated underwriting discounts and commissions and offering expenses of approximately US$1.41 million payable by us.

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We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include investments, acquisitions, or strategic collaborations to expand our customer base, as well as the development and marketing of new services.

We have no agreements or commitments for particular uses of the net proceeds from this offering, and our management will have discretion in allocating the net proceeds. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our businesses.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$8.00 per ADS would increase (decrease) the net proceeds to us from this offering by approximately US$1.744 million, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of ADSs we are selling in this offering. An increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately US$0.74 million, assuming the assumed initial public offering price of US$8.00 per ADS remains the same, and after deducting the underwriting discounts and commissions payable by us. Any increase or decrease in the estimated proceeds from the offering is not expected to have a material effect on our operations given the discretion we will have in the application and use thereof.

We believe that our funds and the net proceeds from this offering will be sufficient to continue our businesses and operations as currently conducted through 2023; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

The intended use of proceeds in this section takes into account the potential impacts of COVID-19.

DIVIDEND POLICY

Although we have paid annual dividends to shareholders since 2013 as reflected in the table below, the payment of future dividends on our common shares, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. See “Risk Factors—Risks Related to this Offering and Ownership of our Common Shares—The payment of future dividends on our common shares, if any, will be at the discretion of our board of directors and will depend on many factors on which the board of directors may determine not to do so.”

Any dividend we declare will be paid by the depositary bank to the holders of ADSs, subject to the terms of the deposit agreement, to the same extent as holders of our common shares, to the extent permitted by applicable law and regulations, less the fees and expenses payable under the deposit agreement. See “Description of American Depositary Shares—Dividends and Other Distributions.”

(in thousands of yen (¥))
	Dividend Amount Paid	% of Net Income

2013	¥1,064	2.70%
2014	¥2,022	9.09%
2015	¥2,088	7.35%
2016	¥2,202	2.40%
2017	¥2,449	0.93%
2018	¥3,225	19.04%
2019	¥3,275	4.41%
2020	¥3,391	0.78%
2021	¥4,559	1.60%
2022	¥11,894	14.79%

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt and capitalization as of June 30, 2022:

●	on an actual basis; and

●	on a pro forma basis to give effect to the above and the assumed issuance of 1,875,000 ADSs in this offering at an assumed initial public offering price of US$8.00 per ADS, after deducting underwriting discounts and commissions of US$1,050,000 and estimated offering expenses of US$1,410,382 payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds”, “Selected Consolidated Financial Information and Operating Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this prospectus.

	As of June 30, 2022
(In thousands, except share amounts)	Actual	Pro Forma(1)
	(unaudited)
Cash and cash equivalents	¥1,706,239	¥3,407,740

Debts
Short-term loans	1,565,632	1,565,632
Current portion of long-term loans	1,779,611	1,779,611
Current portion of long-term bonds	144,158	144,158
Long-term loans	11,340,956	11,340,956
Long-term bonds	260,825	260,825
Total debts	15,091,182	15,091,182

Equity:
Capital stock, 10,000,000 shares authorized, 239,489 shares issued and outstanding, with no stated value, on an actual basis; and 10,000,000 shares authorized, 258,239 shares issued and outstanding, with no stated value, on a pro forma basis	161,580	161,580
Capital surplus	2,810,776	4,512,277
Retained earnings	2,473,289	2,473,289
Accumulated other comprehensive income	148	148
Total SYLA Technologies Co., Ltd.’s equity	5,445,793	7,147,294
Noncontrolling interests	429,469	429,469
Total shareholders’ equity	5,875,262	7,576,763
Total capitalization	¥20,966,444	¥22,667,945

	As of June 30, 2022
(In thousands in US$, except share amounts)	Actual	Pro Forma(1)
	(unaudited)
Cash and cash equivalents	$12,575	$25,114

Debts
Short-term loans	11,538	11,538
Current portion of long-term loans	13,115	13,115
Current portion of long-term bonds	1,062	1,062
Long-term loans	83,580	83,580
Long-term bonds	1,922	1,922
Total debts	111,217	111,217

Equity:
Capital stock, 10,000,000 shares authorized, 239,489 shares issued and outstanding, with no stated value, on an actual basis; and 10,000,000 shares authorized, 258,239 shares issued and outstanding, with no stated value, on a pro forma basis	1,191	1,191
Capital surplus	20,715	33,254
Retained earnings	18,227	18,227
Accumulated other comprehensive income	1	1
Total SYLA Technologies Co., Ltd.’s equity	40,134	52,673
Noncontrolling interests	3,165	3,165
Total shareholders’ equity	43,299	55,838
Total capitalization	$154,516	$167,055

(1)

The pro forma information above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing. The number of common shares to be outstanding immediately after this offering is based on the assumed issuance of 18,750 common shares represented by1,875,000 ADSs in this offering and does not include (i) up to 2,812 common shares represented by 281,250 ADSs issuable upon the exercise in full by the underwriters of their option to purchase additional ADSs from us based upon an assumed offer and sale of 1,875,000 ADSs at an assumed public offering price of US$8.00 per ADS, (ii) 49,665 common shares issuable upon exercise of outstanding options at a weighted average exercise price of ¥8,979 (US$66) per share, (iii) the number of common shares underlying 5,771 stock acquisition rights (with an exercise price of US$0.01 per common share) equal to 2% of the issued and outstanding common shares on a fully diluted basis as of the day prior to the successful listing on the Nasdaq Capital Market or NYSE American, subject to adjustment as provided in the stock acquisition rights agreement, and (iv) up to an aggregate of 1,509 common shares represented by 150,900 ADSs underlying the Representative’s Warrant to be issued to the underwriter in connection with this offering (assuming the exercise of the over-allotment option by the Underwriters in full).

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DILUTION

Purchasers of ADSs in this offering will experience immediate and substantial dilution to the extent of the difference between the initial public offering price per ADS paid by the purchasers of the ADSs in this offering and the pro forma, as adjusted net tangible book value per ADS immediately after, and giving effect to, this offering. Dilution results from the fact that the initial public offering price per ADS in this offering is substantially in excess of the net tangible book value per ADS attributable to the issued and outstanding common shares held by our existing shareholders.

Our historical net tangible book value per common share is determined by dividing our net tangible book value, which is the book value of our total assets less the book value of our goodwill, intangible assets, deferred initial public offering costs and total liabilities, by the number of outstanding common shares converted to ADS at an ADS-to-share ratio of 100 to 1. As of June 30, 2022, the historical net tangible book value of our common shares was ¥4,676,008 thousand (US$34,460 thousand), or ¥19,524.94 (US$143.89) per common share, or ¥195.24 (US$1.44) per ADS.

After giving effect to the (i) assumed sale by us of 1,875,000 ADSs in this offering at an assumed initial public offering price of US$8.00 per ADS, and (ii) receipt by us of the net proceeds of this offering, after deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2022 would have been ¥6,377,509 thousand (US$47,000 thousand), or ¥246.96 (US$1.82) per ADS. The pro forma net tangible book value per ADS immediately after the offering is calculated by dividing the pro forma net tangible book value of ¥6,377,509 thousand (US$47,000 thousand) by 25,823,900 ADSs (which is the pro forma common shares outstanding as of June 30, 2022 converted to ADS at an ADS-to-share ratio of 100 to 1). The difference between the initial public offering price per ADS and the pro forma net tangible book value per ADS represents an immediate increase in net tangible book value of ¥51.72 (US$0.38) per ADS to our existing shareholders, and an immediate dilution in net tangible book value of ¥838.56 (US$6.18) per ADS to purchasers of ADSs in this offering.

The following table illustrates this dilution to purchasers in this offering on a per ADS basis (in US$):

Assumed initial public offering price per ADS		$8.00

Net tangible book value per ADS before this offering (as of June 30, 2022)	$1.44

Increase in net tangible book value per ADS attributable to purchasers in this offering	$0.38

Pro forma net tangible book value per ADS immediately after this offering		$1.82

Dilution in pro forma net tangible book value per ADS to purchasers in this offering		$6.18

The following table summarizes, as of June 30, 2022, on the pro forma basis described above, the differences between the number of common shares underlying the ADSs purchased from us, the total consideration paid to us in cash, and the weighted average price per common share underlying the ADSs that our existing shareholders and the new purchasers in this offering paid. The total consideration below is based on an assumed initial public offering price of US$8.00 per ADS, before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased (Directly or represented by ADSs)(1)		Total Consideration
In US$	Number	Percentage	Amount (in thousands)	Percentage	Average Price per Share	Average Price per ADS(2)
Existing shareholders	239,489	93%	$21,906	59%	$91.47	$0.91
New investors	18,750	7%	$15,000	41%	$800.00	$8.00
Total	258,239	100%	$36,906	100%	$142.91	$1.43

(1) 100 ADSs represent one share and as such any ADSs purchased will be reflected as one one-hundredth (0.01) of one share.

(2) Presented on the basis of converting all shares to ADSs at an ADS-to-share ratio of 100 to 1.

The table and information above assume no exercise by the underwriters of their option to purchase additional ADSs in this offering. If the underwriters exercise in full their option to purchase up to 281,250 additional ADSs from us based upon an assumed offer and sale of 1,875,000 ADSs at an offering price of US$8.00 per ADS, the pro forma net tangible book value per ADS immediately after this offering would be ¥255.18 (US$1.88) per ADS, and the dilution in pro forma net tangible book value per ADS to purchasers in this offering would be ¥830.34 (US$6.12) per ADS, in each case assuming an assumed initial public offering price of US$8.00 per ADS, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Based upon an assumed offer and sale of 1,875,000 ADSs at an offering price of US$8.00 per ADS, if the underwriters exercise in full their option to purchase up to 281,250 additional ADSs from us, the number of common shares underlying the ADSs held by purchasers in this offering would be increased to 21,562 common shares, or 8.3% of the total number of common shares outstanding immediately after this offering, and the percentage of common shares held by our existing shareholders would be reduced to 91.7% of the total number of common shares outstanding immediately after this offering.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$8.00 per ADS would increase (decrease) the net proceeds to us from this offering by approximately US$1.744 million, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of ADSs we are selling in this offering. An increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately US$0.74 million, assuming the assumed initial public offering price of US$8.00 per ADS remains the same, and after deducting the underwriting discounts and commissions payable by us. Any increase or decrease in the estimated proceeds from the offering is not expected to have a material effect on our operations given the discretion we will have in the application and use thereof.

The foregoing tables and calculations are based on the number of common shares that will be outstanding immediately following the offering, and exclude (i) up to 281,250 ADSs issuable upon the exercise in full by the underwriters of their option to purchase additional ADSs from us, (ii) 49,665 common shares issuable upon exercise of outstanding options at a weighted average exercise price of ¥8,979 (US$66) per share, (iii) the number of common shares underlying 5,771 stock acquisition rights (with an exercise price of US$0.01 per common share) equal to 2% of the issued and outstanding common shares on a fully diluted basis as of the day prior to the successful listing on the Nasdaq Capital Market or NYSE American, subject to adjustment as provided in the stock acquisition rights agreement, and (iv) up to an aggregate of 150,900 common shares represented by ADSs underlying the Representative’s Warrant to be issued to the underwriter in connection with this offering (assuming the exercise of the over-allotment option by the Underwriters in full).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarize the significant factors affecting our operating results, financial condition, liquidity, and cash flows for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The forward-looking statements contained herein are based on management’s judgment, assumptions made by management and information currently available to it. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors, including those described below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”.

Business Overview

Our primary mission is to “Support and enrich people’s lives in the era of 100-year life expectancy by democratizing global real estate investment using technology and smart asset management.”

We are engaged in three primary businesses:

(1)	We operate the asset management platform system “Rimawari-kun,” which targets individuals. We operate this platform to facilitate real estate crowdfunding as well as the purchase and sale of real estate, the sale of solar power plants which we construct, and the sale of computers (with crypto mining capabilities) (referred to herein as “computers” or “mining machines”) that we manufacture;
(2)	We operate the asset management platform “Rimawari-kun Pro,” which targets corporate investors, institutional investors, and high-net-worth individuals. We exhibit properties on this platform developed independently by us as well as a wide range of properties from other companies in the same industry and help broker those properties to investors; and
(3)	We are involved in asset management, including the leasing, brokerage, and management of real estate, and operation and maintenance of solar power plant, and the maintenance and management of computers that we sell. More specifically, we are involved in the management of rental properties, building management, and operation and maintenance of solar power generation equipment, computer maintenance and management, and asset management for rental income and electricity sales generated by solar power plants owned by our Company. With respect to computer maintenance and management, we merely provide an environment (rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services) for the mining machines of customers to operate continuously throughout the contract period under the mining machine operations and management service arrangement. The Company does not provide any service to coordinate its customers’ mining efforts. The fee charged to the customers is based on utilities consumed by mining machines of each customer, mainly including air conditioning, electricity etc. The Company does not hold any crypto asset on behalf of the customers or any other third party. See “Computer Manufacturing and Maintenance - Our Role in Crypto Mining Space” on page 95 for more information.

Business Name	Main Businesses
(1) Rimawari-kun Business

Asset management platform for individual investors

● Real estate crowdfunding (Rimawari-kun)

● Real estate development and sales (Rimawari-kun Apartment Management)

● Solar power plant sales (Rimawari-kun Solar)

● Manufacture and sale of computers (Rimawari-kun Miner)

● Artificial Intelligence (“AI”) (Rimawari-kun AI)

(2) Rimawari-kun Pro Business

Asset management platform for corporate investors, institutional investors, and high-net-worth individuals.

● Real estate distribution platform (Rimawari-kun Pro)

● Solar power plant distribution platform (Rimawari-kun Pro)

● Manufacture and sale of computers (Rimawari-kun Pro)

(3) Asset Management Business

● Apartment management

● Building maintenance and management

● Solar power plant maintenance and management

● Electricity sales

● Management of revenue-generating real estate

● Computer maintenance and management

For the six months ended June 30, 2022 and 2021, the Company reported revenues of ¥8,869,667 thousand (US$65,367 thousand) and ¥6,500,616 thousand (US$47,908 thousand), respectively, net income of ¥149,561 thousand (US$1,102 thousand) and ¥6,444 thousand (US$48 thousand), respectively, and net cash used in operating activities to be ¥2,553,385 thousand (US$18,818 thousand) and net cash provided by operating activities to be ¥444,983 thousand (US$3,279 thousand), respectively. As stated in the unaudited consolidated financial statements, as of June 30, 2022, the Company had retained earnings of ¥2,473,289 thousand (US$18,227 thousand). During the six months ended June 30, 2022 and 2021, the Company generated revenues from sales of real estate, sales of land, rental services, real estate management services, sales of computers, computer operation and management services, sales of solar power plants, solar power plants operation and maintenance services and sales of electricity. The Company started real estate crowdfunding business in June 2021 and did not generate any revenue from real estate crowdfunding for the six months ended June 30, 2021. The Company did not generate any revenue from sales of computers, computer operation and management services, sales of solar power plants, solar power plants operation and maintenance services and sales of electricity for the six months ended June 30, 2021 as the Company started these businesses in early 2022.

For the years ended December 31, 2021 and 2020, the Company reported revenues of ¥16,665,382 thousand (US$122,820 thousand) and ¥13,140,176 thousand (US$96,840 thousand), respectively, net income of ¥278,688 thousand (US$2,054 thousand) and ¥435,727 thousand (US$3,212 thousand), respectively, and net cash provided by operating activities to be ¥25,098 thousand (US$185 thousand) and ¥269,042 thousand (US$1,983 thousand), respectively. As stated in the consolidated financial statements, as of December 31, 2021, the Company had retained earnings of ¥2,383,940 thousand (US$17,569 thousand). During the years ended December 31, 2021 and 2020, the Company generated revenues from sales of real estate, sales of land, rental services, and real estate management services. The Company started real estate crowdfunding business in June 2021 and generated minimal revenues from real estate crowdfunding for the year ended December 31, 2021. The Company did not generate any revenue from sales of computers, computer operation and management services, sales of solar power plants, solar power plants operation and maintenance services and sales of electricity for the years ended December 31, 2021 and 2020.

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Organizational Structure

The following diagram reflects our current organizational structure as of the date of this prospectus:

SYLA Technologies Co., Ltd. (formerly known as SYLA Holdings Co., Ltd.) was incorporated in Japan on March 3, 2009.

SYLA Co., Ltd. (100% owned subsidiary of the Company) operations include real estate sales, apartment development, leasing, management and brokerage, real estate crowdfunding, computer sales, and solar panel sales. SYLA Co., Ltd. was incorporated in Japan on September 1, 2006. On October 1, 2017, SYLA Technologies Co., Ltd. acquired 100% equity ownership of SYLA Co., Ltd. by shares exchange, which has been accounted for as a recapitalization between entities under common control since the same controlling shareholders controlled these two entities before and after the transaction.

SYLA Solar Co., Ltd. (formerly known as Nihon Taiyoko Hatsuden Co., Ltd.) (100% owned) (wholly-owned subsidiary) is engaged in engineering, procurement and construction (EPC) business (design and construction of solar power generation), O&M business (maintenance and management of solar power generation), IPP business (wholesale of electricity generated by the company), electricity retail business and sales of other renewable energy-related products. SYLA Solar Co., Ltd. was incorporated in Japan in August 2013. In February 2022, SYLA Technologies Co., Ltd. completed the acquisition of 100% equity interest of SYLA Solar Co., Ltd., and its wholly owned subsidiaries, SYLA O&M Co., Ltd. and SYLA Power Co., Ltd.

SYLA Brain Co., Ltd. (formerly known as DEVEL Co., Ltd.) (67%-owned subsidiary) develops a system that automatically collects and analyzes all kinds of real estate data online, and develops real estate investment, machine learning algorithms, RPA, and business systems using the system. The system is also engaged in consulting on business automation and AI system implementation for corporations, consulting on real estate investment and asset management, production and sales of high-performance computers incorporating state-of-the-art GPU chips for AI, and data center operations. SYLA Brain Co., Ltd. was incorporated in Japan on November 15, 2019. On December 27, 2021, SYLA Technologies Co., Ltd. completed an acquisition of 67% equity interest of SYLA Brain Co., Ltd.

SYLA Biotech Co., Ltd. (formerly known as RE100.com Co., Ltd.) (60% owned subsidiary) operates and sells renewable energy data centers, sells and maintains solar and biomass power generation equipment, operates and maintains data centers, and conducts other businesses related to the preceding items. In April 2022, the Company co-established SYLA Biotech Co., Ltd. with Makoto Ariki, a 5% shareholder of SYLA Brain Co., Ltd. The Company and Makoto Ariki each owned 50% equity interest of SYLA Biotech Co., Ltd. until September 13, 2022 when the Company’s ownership interest in SYLA Biotech was further increased to 60% as a result of share issuance on September 14, 2022.

SYLA O&M Co., Ltd. (formerly known as ALMA Co., Ltd.) (wholly owned by SYLA Solar Co., Ltd.) is engaged in maintenance, management and sales of solar power generation.

SYLA Power Co., Ltd. (formerly known as Aichi Electric Power Co., Ltd.) (wholly owned by SYLA Solar Co., Ltd.) is engaged in electricity retailing, electricity brokerage, renewable energy trading, and trade brokerage.

Major Factors Affecting Operating Results

The Company believes that the following major factors could affect its financial position and results of operations:

Our Ability to Strengthen Our Competitive Advantage

Although there are many competitors in the real estate industry to which we belong, we differentiate ourselves from them by operating a platform that uses technology to make it easy to start investing in real estate.

We are operating the platform to improve the centralized real estate transactions that have been left to real estate companies and banks, by making real estate information transparent and achieving diverse procurement through financial inclusion. The Company intends to continue to strengthen its differentiation from other companies by improving the functionality of “Rimawari-kun” and other features.

In the real estate technology (“prop-tech”) and AI industry, which is the business domain of “Rimawari-kun AI” provided by SYLA Brain Co., Ltd., there are competitors in Japan and overseas. As of December 31, 2021, there are more than 400 prop-tech services (including brokerage support, management support, and crowdfunding) in Japan, and more than 26 services in the price assessment category, our service area. We believe that SYLA Brain Co., Ltd. boasts a strong presence in the industry due to the cutting-edge AI technology of its founder, President and AI Engineer, Tianqi Li. We plan to expand Rimawari-kun AI as a tool to improve customer satisfaction with the asset management platform offered by our group. The data center market, to which SYLA Biotech Co., Ltd. belongs, is expected to grow at a high rate of 7.6% per year (2018 through 2023) due to the recent development of 5G, IoT, and cloud services, and competitors in this market are also expected to increase. In Japan, data centers are also attracting attention as investment targets, as evidenced by the emergence of listed REITs that utilize data centers, and the absolute number of data centers is expected to rise in the future.

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Our Ability to Expand International Markets

The asset management platform “Rimawari-kun” is a system that facilitates individual investors’ entry into real estate investment and allows them to complete everything online, from member registration to real estate investment management. In Japan, online real estate transactions are now possible due to the legal revision of Articles 35 and 37 of the Building Lots and Buildings Transaction Business Law starting in May 2022. The ratio of online to manual transactions in the real estate business in Japan was 0% prior to 2021. With banks and securities firms having an online transaction ratio of over 50%, we see the revision of the law as a great business opportunity for our group as a prop-tech company.

The asset management platform “Rimawari-kun” will provide a metaverse space through the Rimawari-kun Town function (a service that is planned to be launched by the end of February 2023. Rimawari-kun Town will be a space in the metaverse that is accessible through our platform where customers will be able to virtually go to inspect and review real properties using augmented reality and virtual reality. Additionally, through the Rimawari-kun Town function, users will be able to communicate with our staff through chat tools. The purpose of this service is not to handle virtual assets, but to allow customers around the world to receive information on our real estate assets through Rimawari-kun Town. We plan to use this as a gateway to enable online real estate investment, which will include property inspections, important information explanations, and contract signing. Notwithstanding, following the launch of Rimawari-kun Town, customers participation on Rimawari-kun Town will be optional. As an alternative to using the metaverse of Rimawari-kun Town, the customers will continue to be able to access, review and inspect real properties appearing on Rimawari-kun through photos and videos on the Company’s website.

Furthermore, in the field of real estate crowdfunding, where investments can be made for as little as ¥10,000 (approximately US$74), the Company will leverage its already large market share in Japan to develop a variety of asset management products, including not only condominiums and solar power, but also computers that operate on renewable energy. “Rimawari-kun Pro,” a service that offers large-scale investment properties to wealthy clients and professionals (corporations), was launched to address a market that has been characterized by opaque bidding and information enclosure by major companies. As of September 2022, the service has already achieved more than 100 member companies, and has already resulted in contracts of ¥6,780,000 thousand (approximately US$50,000 thousand) for six properties.

The Ministry of Land, Infrastructure, Transport and Tourism is considering the establishment of rules for “real estate IDs” to improve productivity in the real estate industry as a whole, to promote the distribution and utilization of real estate, and to promote the online use of real estate, in response to the growing momentum to establish a real estate information database similar to the multiple listing service (“MLS”) in the United States. The Company is also studying the development of rules for “real estate IDs” to promote the online use of real estate. This will make it possible to convert contract price trends into data, make information transparent, and link the latest urban planning and hazard maps by linking them to data held by the government, thereby dramatically improving the labor productivity of building contractors. As a result, not only will real estate transactions become more active and real estate liquidity increase, but the value of real estate in Japan can also be expected to improve.

As suggested in the recent Japanese national policy called “Invest in Kishida” (May 5th 2022, Prime Minister of Japan and His Cabinet, Speeches and Statements by the Prime Minister https://japan.kantei.go.jp/101_kishida/statement/202205/_00002.html), the Japanese government aims to redirect a portion of the approximately ¥1,100,000,000,000 thousand (approximately US$8,100,000,000 thousand) in cash and deposits languishing in Japanese bank accounts to asset management and our Company intends to become a service that solves the problem of retirement funds and pensions, which has developed into a national issue in the era of 100-year life expectancy.

The Government of Japan’s policy (as quoted in a September 22, 2022 speech by the Prime Minister of Japan available at: https://japan.kantei.go.jp/101_kishida/statement/202209/_00009.html) is to enable long-term asset building for retirement, as Japan currently has only 10% of the citizens personal assets invested in stocks, while many of their funds simply sit unused in bank accounts. In furtherance of this policy, the Japanese government extended the small investment tax exemption for five years from the end of FY2023 to the end of FY2028 while increasing the maximum qualifying annual investment amount from ¥1,200 thousand (approximately US$8,844) to ¥1,220 thousand (approximately US$8,991). The Japanese government believes this extension and increase in qualifying investment amount will incentivize people to move money from their bank accounts into investments. Additionally, as discussed in the same speech the Japanese government intends to increase investment in green transformation or “GX” and through the combination of “growth-oriented carbon pricing” and investment support, the Japanese government plans to achieve over ¥150,000,000,000 thousand (approximately US$1,100,000,000 thousand) of GX investment in Japan over the next decade. One example of the Japanese government incentivizing people to move their funds from bank accounts into investments is that regulations on the Nippon Individual Savings Account (NISA), an asset management service led by the government, have been relaxed, and the number of users has increased by more than 30% from 2019 (see https://www.jsda.or.jp/shiryoshitsu/toukei/files/nisajoukyou/nisaall.pdf).

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In response to the aims of the Japanese government, the Company has taken the following measures seeking to incentivize people to move money from their bank accounts into investments: (i) offering a minimum investment as low as ¥10,000 (approximately US$74), (ii) providing what it believes to be a user-friendly online platform to invest on, and (iii) offering the ability to generate returns on their investments while offering investments in socially responsible causes related to (a) clean energy (such as construction of solar power plants and apartments utilizing solar energy), (b) the elderly (such as construction of apartments with aging-in-place renovations to permit elderly to live independently), (c) animals (such as construction of pet-friendly apartments that allows multiple pets to be kept to reduce the number of animals ending up in shelters and euthanized), and (d) other local corporate initiatives.

In terms of current Japanese cash and deposits, the average for households aged 60 or over are ¥18,600 thousand (approximately US$137 thousand) and that for those aged 70 or over is ¥17,680 thousand (approximately US$130 thousand) (see “Public Opinion Survey on Financial Behavior of Households 2021” by the Central Committee on Financial Construction Methods: https://www.shiruporuto.jp/public/document/container/yoron/futari2021-/2021/pdf/yoronf21.pdf)). Accordingly, the saving ratio of elderly households is high. Under the Japanese legal system, investment in real estate is superior to cash because it saves more than 30% of inheritance and gift taxes. We believe that these tax savings will incentivize people to move money from their bank accounts to our platform where they can invest in real estate. Accordingly, we expect to see an increase in participation in our asset management services.

With the Japanese government taking the lead in promoting asset management as part of its national policy, our Company has been using crowdfunding, in which investors can invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on our crowdfunding platform. This minimum investment amount is low enough to attract a wide range of potential customers to the company’s platform, from all ages from 18 years old and up. The Company has already seen a steady increase in the number of customers who have participated in crowdfunding to purchase condominiums on our platform. Specifically, from December 31, 2021 to June 30, 2022, the number of investors on our platform have increased from 80,500 to 165,000. As of the end of September 2022, the number of members on our platform exceeded 186,000. We will continue to increase asset management opportunities by offering a variety of products on our platform while increasing the number of members by utilizing our unique marketing.

By having businesses use the asset management platform “Rimawari-kun” for development-type funds, it will become possible for them to value properties on their own, which until now has been centralized in property valuations at banks, and projects that could not be commercialized until now will be able to connect with individual investors nationwide through the power of technology and be commercialized. The technology will also make it possible for projects that could not be commercialized in the past to connect with individual investors nationwide online and commercialize them.

We believe that the asset management platform “Rimawari-kun” is an innovative service that can be used by businesses as a new means of procuring indirect financing.

Our ability to control costs and expenses and improve operational efficiency

As of September 2022, we had 186,000 members on our real estate crowdfunding platform Rimawari-kun. According to a market survey titled Investigation to Prove and Verify No. 1 Market Share of the Japanese Real Estate Crowdfunding Industry in May 2022 conducted by Japan Marketing Research Organization (which we engaged for a fee in the amount of ¥1,900 thousand (approximately US$14 thousand) to conduct such survey), we have the largest membership among real estate crowdfunding services in Japan. As of September 2022, 14,000 of the our 186,000 members were derived from the marketing program associated with Rakuten Group, Inc., who we have a business alliance with, in order to attract members by focusing on banner advertisements and targeted mail magazines for Rakuten members. The number of Rakuten members is now more than 100 million. This marketing initiative allows customers who come in through Rakuten to receive a variety of point rewards, enabling the Rakuten Group and Rimawari-kun to send customers to each other. In addition, the Company is improving the UX and investment performance through daily login point and birthday login point gifts.

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As described above, we have developed an asset management platform that provides investment opportunities centering on various investment educational content and group company products tailored to the attributes of each customer, by attracting a wide range of members not only from the real estate investment market but also from the mass market through the “Rimawari-kun” asset management platform, which allows individuals to invest in real estate in small amounts. By developing an asset management platform that provides investment opportunities centered on various investment education content and our products tailored to the attributes of each customer, we aim to increase customer satisfaction and lifetime customer value (“LTV”) while controlling customer acquisition costs for each product.

For sales of investment condominiums, we attract customers through inquiries via the asset management platform “Rimawari-kun,” marketing sales using online advertisements, and referrals from customers.

Investment in our products and services, Rimawari-kun Condominium Management (real estate), Rimawari-kun Solar (solar power), and Rimawari-kun Miner (computers), and the use of Rimawari-kun AI (to be launched in November) are all available through the asset management platform “Rimawari-kun. The platform “Rimawari-kun” can be used for all asset management activities, and natural inflows from the platform are planned, mainly for real estate crowdfunding.

Impact of COVID-19 on Our Operating Results

In December 2019, a novel coronavirus disease (“COVID-19”) was reported to have surfaced in Wuhan, China, and on March 11, 2020, the World Health Organization declared a COVID-19 pandemic. The pandemic, which has continued to spread, and the related adverse public health developments, including orders to shelter-in-place, travel restrictions, and mandated business closures, have adversely affected workforces, organizations, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. It has also disrupted the normal operations of many businesses, including ours.

For example, many cities, counties, states, and countries have imposed or may impose a wide range of restrictions on the physical movement of our employees, partners and customers to limit the spread of the pandemic, including physical distancing, travel bans and restrictions, closure of non-essential business, quarantines, work-from-home directives, shelter-in-place orders, and limitations on public gatherings. These measures have caused, and are continuing to cause, business slowdowns or shutdowns in affected areas, both regionally and worldwide. In March 2020, at the height of the pandemic, we were forced to make changes, including minimizing the number of employees coming into the office and shifting sales to customers online rather than in person. We canceled sales and industry events. We have gradually begun to reopen our offices on a staggered regional time schedule in accordance with local authorities’ guidelines, but in the future we may similarly find it desirable to modify, postpone, or cancel additional customer, employee, or industry events altogether. All of these changes may disrupt the way we operate our business. In addition, our management team has, and will likely continue, to spend significant time, attention and resources monitoring the pandemic and seeking to minimize the risk of the virus and manage its effects on our business and workforce.

Our operations have been impacted to a certain extent by a range of external factors related to the pandemic that are not within our control. However, we have been operating through the pandemic and our revenues increased by ¥2,369,051 thousand (US$17,459 thousand) for the six months ended June 30, 2022 as compared to 2021, and increased by ¥3,525,206 thousand (US$25,980 thousand) for the year ended December 31, 2021 as compared to 2020.

The duration and extent of the impact from the pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions and the disruption caused by such actions, the effectiveness of vaccines and other treatments for COVID-19, and the impact of these and other factors on our employees, customers, partners and vendors. If we are not able to respond to and manage the impact of such events effectively, our business might be harmed. As of the date of this prospectus, the extent of the future impact of COVID-19 remains highly uncertain and cannot be predicted.

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A severe or prolonged slowdown in the global or Japanese economy could have a material and adverse effect on our business and financial condition.

In recent years, Japanese economic indicators have shown a wide range of movements, and the future growth of the Japanese economy is subject to a mixture of factors, many of which are beyond our control. The current administration of Prime Minister Kishida and the administration of former Prime Minister Kan have put forward policies to combat deflation and promote economic growth. The Bank of Japan also introduced quantitative and qualitative monetary easing measures in April 2013 and announced a negative interest rate policy in January 2016. However, the long-term impact of these policy initiatives on the Japanese economy remains uncertain. Also uncertain are the short- and long-term effects of Brexit on the Japanese economy and the value of the Japanese yen relative to the currencies of other countries from which we derive revenues. In addition, the consumption tax rate increase implemented in April 2014 with a further tax hike in October 2019 could also have a negative impact on the Japanese economy and could affect consumer spending and corporate advertising spending. If the Japanese economy or the global economy deteriorates in the future, consumption may decline, which could adversely affect the demand and prices of our products and services.

Operating Income

Comparison of results of operations for the six months ended June 30, 2022 and 2021

The following table summarizes our operating income as reflected in our unaudited consolidated statements of operations and comprehensive income for the six months ended June 30, 2022 and 2021, and presents information regarding amounts and percentage changes during those periods.

(In thousands, except change % data)
	For the Six Months Ended June 30,
	2022			2021			Variance

	Amount (US$)	Amount (¥)	% of revenue	Amount (US$)	Amount (¥)	% of revenue	Amount (US$)	Amount (¥)%

Revenues, net	65,367	8,869,667	100.00%	47,908	6,500,616	100.00%	17,459	2,369,051	36.44%
Cost of revenues	(54,036)	(7,332,096)	(82.67)%	(39,716)	(5,389,115)	(82.90)%	(14,320)	(1,942,981)	36.05%
Gross profit	11,331	1,537,571	17.33%	8,192	1,111,501	17.10%	3,139	426,070	38.33%

Operating expenses	(9,267)	(1,257,442)	(14.18)%	(7,692)	(1,043,731)	(16.06)%	(1,575)	(213,711)	20.48%

Income from operations	2,064	280,129	3.15%	500	67,770	1.04%	1,564	212,359	313.35%

Other income (expenses)	44	5,959	0.07%	(452)	(61,320)	(0.94)%	496	67,279	(109.72)%

Income before income taxes	2,108	286,088	3.22%	48	6,450	0.10%	2,060	279,638	4335.47%

Income tax expense	(1,006)	(136,527)	(1.54)%	-	(6)	-%	(1,006)	(136,521)	2275350.00%

Net income	1,102	149,561	1.68%	48	6,444	0.10%	1,054	143,117	2220.93%

Less: net income attributable to noncontrolling interests	356	48,318	0.54%	-	-	-%	356	48,318	100.00%

Net income attributable to SYLA Technologies Co., Ltd.	746	101,243	1.14%	48	6,444	0.10%	698	94,799	1471.12%

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Our revenues generated from different revenue streams consist of the following:

(In thousands, except change % data)
	For the Six Months Ended June 30,
	2022			2021			Variance
			% of			% of
	Amount (US$)	Amount (¥)	Total Revenue	Amount (US$)	Amount (¥)	Total Revenue	Amount (US$)	Amount (¥)%

Revenues, net
Real estate sales	40,220	5,457,455	61.53%	41,240	5,595,876	86.08%	(1,020)	(138,421)	(2.47)%
Land sales	12,212	1,657,076	18.68%	1,769	240,000	3.69%	10,443	1,417,076	590.45%
Rental income	3,521	477,743	5.39%	3,024	410,328	6.31%	497	67,415	16.43%
Real estate management income	2,051	278,286	3.14%	1,875	254,412	3.92%	176	23,874	9.38%
Mining machine sales	5,447	739,156	8.33%	-	-	-%	5,447	739,156	100.00%
Mining machine operation and management income	159	21,638	0.24%	-	-	-%	159	21,638	100.00%
Solar power plants sales	1,100	149,288	1.68%	-	-	-%	1,100	149,288	100.00%
Solar power plants operation and maintenance income	8	1,033	0.01%	-	-	-%	8	1,033	100.00%
Electricity sales	649	87,992	1.00%	-	-	-%	649	87,992	100.00%
Total	65,367	8,869,667	100.00%	47,908	6,500,616	100.00%	17,459	2,369,051	36.44%

Our revenues generated from different business types consist of the following:

(In thousands, except change % data)
	For the Six Months Ended June 30,
	2022			2021			Variance
			% of			% of
	Amount		Total Revenue	Amount		Total Revenue	Amount		%
	(US$) (¥)			(US$) (¥)			(US$) (¥)
Revenues, net
Rimawari-kun Business	31,190	4,232,146	47.71%	40,599	5,508,944	84.74%	(9,409)	(1,276,798)	(23.18)%
Rimawari-kun Pro Business	28,220	3,829,126	43.17%	2,634	357,432	5.50%	25,586	3,471,694	971.29%
Asset Management Business	5,957	808,395	9.12%	4,675	634,240	9.76%	1,282	174,155	27.46%
Total	65,367	8,869,667	100.00%	47,908	6,500,616	100.00%	17,459	2,369,051	36.44%

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Revenues, Net

Our total revenues increased 36.44% from ¥6,500,616 thousand (US$47,908 thousand) for the six months ended June 30, 2021 to ¥8,869,667 thousand (US$65,367 thousand) for the six months ended June 30, 2022, or an increase of ¥2,369,051 thousand (US$17,459 thousand), due to the overall development and expansion of our business. The increase was attributable to (1) an increase of ¥1,417,076 thousand (US$10,443 thousand) in land sales due to the number of land sold increased to 4 during the six months ended June 30, 2022, compared to 1 during the six months ended June 30, 2021, (2) an increase of ¥67,415 thousand (US$497 thousand) in rental income as we purchased and subleased and leased out more real estate properties to tenants during the six months ended June 30, 2022, compared to the six months ended June 30, 2021, (3) an increase of ¥23,874 thousand (US$176 thousand) in real estate management income along with business expansion in real estate properties management services, (4) an increase of ¥739,156 thousand (US$5,447 thousand) and an increase of ¥21,638 thousand (US$159 thousand) in mining machine sales and operation and management income, respectively, as a result of business acquisition of SYLA Brain Co., Ltd. on December 31, 2021, (5) an increase of ¥149,288 thousand (US$1,100 thousand), an increase of ¥1,033 thousand (US$8 thousand) and an increase of ¥87,992 thousand (US$649 thousand) in solar power plants sales, operation and maintenance income and electricity sales, respectively, in connection with business acquisition of SYLA Solar Co., Ltd. and its subsidiaries on February 28, 2022, and the increase in total revenues was offset by a decrease of ¥138,421 thousand (US$1,020 thousand) in real estate sales due to the number of units sold decreased to 153 during the six months ended June 30, 2022, compared to 203 during the six months ended June 30, 2021.

Cost of Revenues

Our total cost of revenues increased 36.05% from ¥5,389,115 thousand (US$39,716 thousand) for the six months ended June 30, 2021 to ¥7,332,096 thousand (US$54,036 thousand) for the six months ended June 30, 2022, or an increase of ¥1,942,981 thousand (US$14,320 thousand), along with business expansion. The increase was attributable to (1) an increase of ¥1,387,837 thousand (US$10,228 thousand) in cost of revenues for land sales due to the number of land sold increased to 4 during the six months ended June 30, 2022, compared to 1 during the six months ended June 30, 2021, (2) an increase of ¥437,783 thousand (US$3,226 thousand) in cost of revenues for mining machine sales and operation and management services, solar power plants sales and operation and maintenance services and electricity sales in connection with business acquisitions of SYLA Brain Co., Ltd. and SYLA Solar Co., Ltd. and its subsidiaries on December 31, 2021 and February 28, 2022, respectively, and the increase in total cost of revenues was offset by a decrease of ¥91,852 thousand (US$677 thousand) in cost of revenues for real estate sales due to the number of units sold decreased to 153 during the six months ended June 30, 2022, compared to 203 during the six months ended June 30, 2021. The increase in the Company’s total cost of revenues was in line with the increase in total revenues.

Gross Profit

Our gross profit increased 38.33% from ¥1,111,501 thousand (US$8,192 thousand) for the six months ended June 30, 2021 to ¥1,537,571 thousand (US$11,331 thousand) for the six months ended June 30, 2022, along with business expansion. The increase was attributable to (1) an increase of ¥25,027 thousand (US$184 thousand) in the Company’s gross profit for land sales due to the number of land sold increased to 4 during the six months ended June 30, 2022, compared to 1 during the six months ended June 30, 2021, and (2) an increase of ¥373,929 thousand (US$2,756 thousand) in the Company’s gross profit in connection with business acquisitions of SYLA Brain Co., Ltd. and SYLA Solar Co., Ltd. and its subsidiaries on December 31, 2021 and February 28, 2022, respectively, which resulted in the increases in new products and services in relation to mining machines and solar power plants, and electricity generation.

Selling, General and Administrative Expenses

Our general and administrative expenses consist of advertising expenses, promotion expenses, salaries and welfare expenses, depreciation and amortization expenses, lease expenses, entertainment expenses, taxes and dues, service expenses, and other expenses.

(In thousands, except change % data)
	For the Six Months Ended June 30,
	2022			2021			Variance
	Amount (US$)	Amount (¥)	% of Total	Amount (US$)	Amount (¥)	% of Total	Amount (US$)	Amount (¥)%

Selling, general and administrative expenses
Advertising expenses	840	113,937	9.06%	332	45,109	4.32%	508	68,828	152.58%
Promotion expenses	1,103	149,709	11.91%	901	122,188	11.71%	202	27,521	22.52%
Salaries and welfare expenses	3,253	441,409	35.10%	2,894	392,667	37.62%	359	48,742	12.41%
Depreciation and amortization expenses	791	107,359	8.54%	514	69,803	6.69%	277	37,556	53.80%
Lease expenses	191	25,971	2.07%	349	47,343	4.54%	(158)	(21,372)	(45.14)%
Entertainment expenses	380	51,596	4.10%	426	57,743	5.53%	(46)	(6,147)	(10.65)%
Taxes and dues	837	113,531	9.03%	868	117,814	11.29%	(31)	(4,283)	(3.64)%
Service expenses	297	40,308	3.21%	233	31,677	3.03%	64	8,631	27.25%
Others	1,575	213,622	16.98%	1,175	159,387	15.27%	400	54,235	34.03%
Total	9,267	1,257,442	100.00%	7,692	1,043,731	100.00%	1,575	213,711	20.48%

Our selling, general and administrative expenses increased 20.48% from ¥1,043,731 thousand (US$7,692 thousand) for the six months ended June 30, 2021 to ¥1,257,442 thousand (US$9,267 thousand) for the six months ended June 30, 2022, or an increase of ¥213,711 thousand (US$1,575 thousand), as we spent more efforts to expand business operations. The increase was attributable to (1) an increase of ¥68,828 thousand (US$508 thousand) and an increase of ¥27,521 thousand (US$202 thousand) in advertising expenses and promotion expenses, respectively, as we launched the real estate crowdfunding platform in June 2021 and incurred more advertising and promotion expenses to attract investors during the six months ended June 30, 2022, (2) an increase of ¥48,742 thousand (US$359 thousand) in salaries and welfare expenses due to an increase in employee headcount in connection with business acquisitions of SYLA Brain Co., Ltd. and SYLA Solar Co., Ltd. and its subsidiaries on December 31, 2021 and February 28, 2022, respectively, (3) an increase of ¥37,556 thousand (US$277 thousand) in depreciation and amortization expenses due to increased property, plant and equipment, solar power systems and intangible assets arising from acquisition of subsidiaries, (4) an increase of ¥54,235 thousand (US$400 thousand) in other selling, general and administrative expenses, which consisted of professional fees, recruiting and education expenses, travel expense and communication expenses, etc., the increase was along with our public offering plan and business expansion.

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Other Income (Expenses)

Our other income (expenses) includes interest income, interest expense on bank loans, bonds and leases, realized and unrealized gain (loss) on investment securities, and other miscellaneous income (expenses).

(In thousands, except change % data)
	For the Six Months Ended June 30,
	2022			2021			Variance
	Amount (US$)	Amount (¥)	% of Total	Amount (US$)	Amount (¥)	% of Total	Amount (US$)	Amount (¥)%

Other income (expenses)
Other income	1,163	157,842	2648.80%	316	42,918	(69.99)%	847	114,924	267.78%
Income from equity method investments	2	224	3.76%	-	-	-%	2	224	100.00%
Other expenses	(1,121)	(152,107)	(2552.56)%	(768)	(104,238)	169.99%	(353)	(47,869)	45.92%
Other income (expenses), net	44	5,959	100.00%	(452)	(61,320)	100.00%	496	67,279	(109.72)%

We recorded other income of ¥5,959 thousand (US$44 thousand) during the six months ended June 30, 2022 as compared to other expenses of ¥61,320 thousand (US$452 thousand) during the six months ended June 30, 2021, due to an increase of ¥115,867 thousand (US$854 thousand) in proceeds from redemption of corporate owned life insurances, offset by a decrease of ¥30,841 thousand (US$227 thousand) in unrealized gain on fair value change in investment securities and an increase of ¥23,154 thousand (US$170 thousand) in interest expenses.

Income Tax Expense

Income tax expense increased 2275350.00% from ¥6 thousand (US$0 thousand) in the six months ended June 30, 2021 to ¥136,527 thousand (US$1,006 thousand) in the six months ended June 30, 2022, for an increase of ¥136,521 thousand (US$1,006 thousand), due to an increase in taxable income.

Net Income

As a result of the above, net income increased by 2220.93% from ¥6,444 thousand (US$48 thousand) for the six months ended June 30, 2021 to ¥149,561 thousand (US$1,102 thousand) for the six months ended June 30, 2022, for an increase of ¥143,117 thousand (US$1,054 thousand).

Net Income Attributable to Noncontrolling Interests

Our net income attributable to noncontrolling interests for the six months ended June 30, 2022 was ¥48,318 thousand (US$356 thousand), which consisted of the following: (1) During the year ended December 31, 2021, we established real estate crowdfunding platform, our non-managing members (noncontrolling equity holders) under real estate joint ventures of anonymous partnership are considered as noncontrolling interests. As a result, ¥2,340 thousand (US$17 thousand) of the net income of ¥149,561 thousand (US$1,102 thousand) for the six months ended June 30, 2022 was attributable to noncontrolling interests. (2) On December 27, 2021, we completed an acquisition of 67% equity interest of SYLA Brain Co., Ltd. As a result, ¥45,978 thousand (US$339 thousand) of the net income of ¥149,561 thousand (US$1,102 thousand) for the six months ended June 30, 2022 was attributable to noncontrolling interests.

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Comparison of results of operations for the years ended December 31, 2021 and 2020

The following table summarizes our operating income as reflected in our audited consolidated statements of operations and comprehensive income for the years ended December 31, 2021 and 2020, and presents information regarding amounts and percentage changes during those periods.

(In thousands, except change % data)
	For the Years Ended December 31,
	2021			2020			Variance

	Amount (US$)	Amount (¥)	% of revenue	Amount (US$)	Amount (¥)	% of revenue	Amount (US$)	Amount (¥)%

Revenues, net	122,820	16,665,382	100.00%	96,840	13,140,176	100.00%	25,980	3,525,206	26.83%
Cost of revenues	(99,612)	(13,516,293)	(81.10)%	(76,100)	(10,326,005)	(78.58)%	(23,512)	(3,190,288)	30.90%
Gross profit	23,208	3,149,089	18.90%	20,740	2,814,171	21.42%	2,468	334,918	11.90%

Operating expenses	(18,179)	(2,466,731)	(14.80)%	(14,192)	(1,925,746)	(14.66)%	(3,987)	(540,985)	28.09%

Income from operations	5,029	682,358	4.10%	6,548	888,425	6.76%	(1,519)	(206,067)	(23.19)%

Other expenses	(1,343)	(182,286)	(1.09)%	(1,087)	(147,568)	(1.12)%	(256)	(34,718)	23.53%

Income before income taxes	3,686	500,072	3.01%	5,461	740,857	5.64%	(1,775)	(240,785)	(32.50)%

Income tax expense	(1,632)	(221,384)	(1.33)%	(2,249)	(305,130)	(2.32)%	617	83,746	(27.45)%

Net income	2,054	278,688	1.68%	3,212	435,727	3.32%	(1,158)	(157,039)	(36.04)%

Less: net income attributable to noncontrolling interests	9	1,199	0.01%	-	-	-%	9	1,199	-%

Net income attributable to SYLA Technologies Co., Ltd.	2,045	277,489	1.67%	3,212	435,727	3.32%	(1,167)	(158,238)	(36.32)%

72

Our revenues generated from different revenue streams consist of the following:

(In thousands, except change % data)
	For the Years Ended December 31,
	2021			2020			Variance
			% of			% of
	Amount (US$)	Amount (¥)	Total Revenue	Amount (US$)	Amount (¥)	Total Revenue	Amount (US$)	Amount (¥)%

Revenues, net
Real estate sales	110,626	15,010,878	90.07%	87,240	11,837,623	90.09%	23,386	3,173,255	26.81%
Land sales	1,769	240,000	1.44%	-	-	-%	1,769	240,000	100.00%
Rental income	6,586	893,647	5.36%	6,153	834,895	6.35%	433	58,752	7.04%
Real estate management income	3,839	520,857	3.13%	3,447	467,658	3.56%	392	53,199	11.38%
Total	122,820	16,665,382	100.00%	96,840	13,140,176	100.00%	25,980	3,525,206	26.83%

Our revenues generated from different business types consist of the following:

(In thousands, except change % data)
	For the Years Ended December 31,
	2021			2020			Variance
			% of			% of
	Amount		Total Revenue	Amount		Total Revenue	Amount		%
	(US$) (¥)			(US$) (¥)			(US$) (¥)
Revenues, net
Rimawari-kun Business	79,611	10,802,462	64.82%	68,682	9,319,424	70.92%	10,929	1,483,038	15.91%
Rimawari-kun Pro Business	33,373	4,528,377	27.17%	19,036	2,583,039	19.66%	14,337	1,945,338	75.31%
Asset Management Business	9,836	1,334,543	8.01%	9,122	1,237,713	9.42%	714	96,830	7.82%
Total	122,820	16,665,382	100.00%	96,840	13,140,176	100.00%	25,980	3,525,206	26.83%

73

Revenues, Net

Our total revenues increased 26.83% from ¥13,140,176 thousand (US$96,840 thousand) for the year ended December 31, 2020 to ¥16,665,382 thousand (US$122,820 thousand) for the year ended December 31, 2021, or an increase of ¥3,525,206 thousand (US$25,980 thousand), due to development and expansion of our real estate business. The increase was attributable to (1) an increase of ¥3,173,255 thousand (US$23,386 thousand) in real estate sales due to the number of units sold increased to 407 in 2021, compared to 377 in 2020, (2) an increase of ¥240,000 thousand (US$1,769 thousand) in land sales due to the number of land sold increased to 1 in 2021, compared to nil in 2020, (3) an increase of ¥58,752 thousand (US$433 thousand) in rental income as we purchased and subleased and leased out more real estate properties during the year ended December 31, 2021, compared to 2020, (4) an increase of ¥53,199 thousand (US$392 thousand) in real estate management income.

Cost of Revenues

Our total cost of revenues increased 30.90% from ¥10,326,005 thousand (US$76,100 thousand) for the year ended December 31, 2020 to ¥13,516,293 thousand (US$99,612 thousand) for the year ended December 31, 2021, or an increase of ¥3,190,288 thousand (US$23,512 thousand), along with business expansion. The increase was attributable to (1) an increase of ¥2,889,892 thousand (US$21,298 thousand) in the Company’s cost of revenues due to the number of units sold increased to 407 in 2021, compared to 377 in 2020, and an increase in real estate prices and construction costs, (2) an increase of ¥156,182 thousand (US$1,151 thousand) in cost of revenues for land sales. The increase in the Company’s total cost of revenues was in line with the increase in total revenues.

Gross Profit

Our gross profit increased 11.90% from ¥2,814,171 thousand (US$20,740 thousand) for the year ended December 31, 2020 to ¥3,149,089 thousand (US$23,208 thousand) for the year ended December 31, 2021, as business development and expansion. The increase was attributable to (1) an increase of ¥283,363 thousand (US$2,088 thousand) in the Company’s gross profit for real estate sales due to the number of units sold increased to 407 in 2021, compared to 377 in 2020, (2) an increase of ¥83,818 thousand (US$618 thousand) in gross profit for land sales, and the increase was offset by a decrease of ¥31,680 thousand (US$234 thousand) in gross profit for rental services.

Selling, General and Administrative Expenses

Our general and administrative expenses consist of advertising expenses, promotion expenses, salaries and welfare expenses, depreciation and amortization expenses, lease expenses, entertainment expenses, taxes and dues, service expenses, and other expenses.

(In thousands, except change % data)
	For the Years Ended December 31,
	2021			2020			Variance
	Amount (US$)	Amount (¥)	% of Total	Amount (US$)	Amount (¥)	% of Total	Amount (US$)	Amount (¥)%

Selling, general and administrative expenses
Advertising expenses	1,834	248,794	10.09%	206	27,906	1.45%	1,628	220,888	791.54%
Promotion expenses	1,809	245,458	9.95%	1,781	241,679	12.55%	28	3,779	1.56%
Salaries and welfare expenses	6,980	947,118	38.40%	5,735	778,128	40.41%	1,245	168,990	21.72%
Depreciation and amortization expenses	1,118	151,638	6.15%	1,052	142,786	7.41%	66	8,852	6.20%
Lease expenses	681	92,436	3.75%	732	99,350	5.16%	(51)	(6,914)	(6.96)%
Entertainment expenses	1,049	142,276	5.77%	896	121,625	6.32%	153	20,651	16.98%
Taxes and dues	1,816	246,480	9.99%	1,310	177,807	9.23%	506	68,673	38.62%
Service expenses	552	74,922	3.03%	647	87,783	4.56%	(95)	(12,861)	(14.65)%
Others	2,340	317,609	12.87%	1,833	248,682	12.91%	507	68,927	27.72%
Total	18,179	2,466,731	100.00%	14,192	1,925,746	100.00%	3,987	540,985	28.09%

Our selling, general and administrative expenses increased 28.09% from ¥1,925,746 thousand (US$14,192 thousand) for the year ended December 31, 2020 to ¥2,466,731 thousand (US$18,179 thousand) for the year ended December 31, 2021, or an increase of ¥540,985 thousand (US$3,987 thousand), as we spent more efforts to expand business operations. The increase was attributable to (1) an increase of ¥220,888 thousand (US$1,628 thousand) and ¥3,779 thousand (US$28 thousand) in advertising expenses and promotion expenses, respectively, as we launched the real estate crowdfunding platform in June 2021 and incurred more advertising expenses and promotion expenses to attract investors during the year ended December 31, 2021, (2) an increase of ¥168,990 thousand (US$1,245 thousand) in salaries and welfare expenses due to an increase in employee numbers in response to business expansion, (3) an increase of ¥20,651 thousand (US$153 thousand) in entertainment expenses due to business expansion, (4) an increase of ¥68,673 thousand (US$506 thousand) in taxes and dues due to Japanese tax revision in 2021, in which the application range of non-deductible consumption tax related to purchases of real estates has expanded, and (5) an increase of ¥68,927 thousand (US$507 thousand) in other selling, general and administrative expenses, which consisted of professional fees, recruiting and education expenses, travel expense and communication expenses, etc., the increase was along with our public offering plan and business expansion.

74

Other Income (Expenses)

Our other income (expenses) includes interest income, interest expense on bank loans, bonds and leases, realized and unrealized gain (loss) on investment securities, and other miscellaneous income (expenses).

(In thousands, except change % data)
	For the Years Ended December 31,
	2021			2020			Variance
	Amount (US$)	Amount (¥)	% of Total	Amount (US$)	Amount (¥)	% of Total	Amount (US$)	Amount (¥)%

Other income (expenses)
Other income	324	43,951	(24.11)%	381	51,661	(35.01)%	(57)	(7,710)	(14.92)%
Income from equity method investments	1	109	(0.06)%	-	-	-%	1	109	100.00%
Other expenses	(1,668)	(226,346)	124.17%	(1,468)	(199,229)	135.01%	(200)	(27,117)	13.61%
Other expenses, net	(1,343)	(182,286)	100.00%	(1,087)	(147,568)	100.00%	(256)	(34,718)	23.53%

Other expenses, net increased 23.53% from ¥147,568 thousand (US$1,087 thousand) in fiscal year ended December 31, 2020 to ¥182,286 thousand (US$1,343 thousand) in the fiscal year ended December 31, 2021, for an increase of ¥34,718 thousand (US$256 thousand), due to an increase in interest expense on loans to financial institutions, which was ¥32,949 thousand (US$243 thousand).

Income Tax Expense

Income tax expense decreased 27.45% from ¥305,130 thousand (US$2,249 thousand) in fiscal year ended December 31, 2020 to ¥221,384 thousand (US$1,632 thousand) in the fiscal year ended December 31, 2021, for a decrease of ¥83,746 thousand (US$617 thousand), due to a decline in taxable income.

Net Income

As a result of the above, net income decreased by 36.04% from ¥435,727 thousand (US$3,212 thousand) for the year ended December 31, 2020 to ¥278,688 thousand (US$2,054 thousand) for the year ended December 31, 2021, for a decrease of ¥157,039 thousand (US$1,158 thousand).

Net Income Attributable to Noncontrolling Interests

During the year ended December 31, 2021, we established real estate crowdfunding platform, our non-managing members (noncontrolling equity holders) under real estate joint ventures of anonymous partnership are considered as noncontrolling interests. As a result, ¥1,199 thousand (US$9 thousand) of the net income of ¥278,688 thousand (US$2,054 thousand) is attributable to noncontrolling interests.

Liquidity and Sources of Funds

As of June 30, 2022, the Company had ¥1,706,239 thousand (US$12,575 thousand) in cash and cash equivalents compared to ¥2,742,424 thousand (US$20,211 thousand) as of December 31, 2021. In addition, the Company had ¥89,870 thousand (US$662 thousand) in accounts receivable as of June 30, 2022 compared to ¥27,237 thousand (US$201 thousand) as of December 31, 2021. The Company’s accounts receivable include balances due from customers and services provided and accepted by customers.

As of June 30, 2022, the Company’s working capital balance was ¥5,420,817 thousand (US$39,950 thousand). In assessing liquidity, management monitors and analyzes the Company’s cash and cash equivalents, ability to generate sufficient future earnings, and operating and capital investment commitments. The Company believes that its current cash and cash equivalents from operations, borrowings from banks, and loans from major shareholders will be sufficient to meet its working capital needs for the next 12 months from the date of issuance of the audited financial statements.

Over the next few years, the Company intends to consider other sources of financing to meet its cash needs, including raising additional capital through equity issuances. While we face uncertainties regarding the size and timing of our fundraising, we are confident that we will be able to continue to meet our business needs solely through the use of cash flows generated from operations and shareholder working capital, as needed.

Cash Flows for the Six Months Ended June 30, 2022 and 2021

The following table provides a summary of our cash flows for the periods indicated.

(In thousands)
	For the Six Months Ended June 30,
	2022		2021
	(US$)	(¥)	(US$)	(¥)
Net cash provided by (used in) operating activities	(18,818)	(2,553,385)	3,279	444,983
Net cash used in investing activities	(10,414)	(1,413,155)	(8,110)	(1,100,438)
Net cash provided by financing activities	22,595	3,065,955	3,634	493,153
Net decrease in cash, cash equivalents and restricted cash	(6,637)	(900,585)	(1,197)	(162,302)
Cash, cash equivalents and restricted cash, beginning of the period	20,972	2,845,717	22,204	3,012,796
Cash, cash equivalents and restricted cash, end of the period	14,335	1,945,132	21,007	2,850,494

Operating Activities

Net cash used in operating activities was ¥2,553,385 thousand (US$18,818 thousand) in the six months ended June 30, 2022, due to net income of ¥149,561 thousand (US$1,102 thousand), adjusted for (1) depreciation and amortization expense of ¥107,359 thousand (US$791 thousand), (2) gain on fair value change of short-term and long-term investments of ¥16,828 thousand (US$124 thousand), (3) gain on disposal of solar power systems of ¥13,098 thousand (US$97 thousand), (4) non-cash lease expense of ¥239,909 thousand (US$1,768 thousand), (5) deferred income tax benefit of ¥36,391 thousand (US$268 thousand) and (6) changes in working capital. Negative changes in working capital consisted of (1) an increase of ¥3,195,933 thousand (US$23,553 thousand) in inventories, (2) an increase of ¥153,854 thousand (US$1,134 thousand) in other assets, net, (3) a decrease of ¥37,819 thousand (US$279 thousand) in deferred revenue, (4) a decrease of ¥225,568 thousand (US$1,662 thousand) in operating lease liabilities, and (5) a decrease of ¥28,828 thousand (US$212 thousand) in other liabilities, partially offset by (1) an increase of ¥196,501 thousand (US$1,448 thousand) in accounts payable, (2) an increase of ¥41,020 thousand (US$302 thousand) in accrued liabilities, (3) an increase of ¥355,974 thousand (US$2,623 thousand) in other current liabilities and (4) an increase of ¥49,395 thousand (US$364 thousand) in income tax payables.

Net cash provided by operating activities was ¥444,983 thousand (US$3,279 thousand) in the six months ended June 30, 2021, due to net income of ¥6,444 thousand (US$48 thousand), adjusted for (1) depreciation and amortization expense of ¥69,803 thousand (US$514 thousand), (2) gain on fair value change of short-term and long-term investments of ¥35,915 thousand (US$265 thousand), (3) non-cash lease expense of ¥218,715 thousand (US$1,612 thousand), and (4) changes in working capital. Negative changes in working capital consisted of (1) an increase of ¥237,386 thousand (US$1,749 thousand) in prepaid expenses, net, (2) an increase of ¥44,398 thousand (US$327 thousand) in other assets, net, (3) a decrease of ¥18,018 thousand (US$133 thousand) in accounts payable, (4) a decrease of ¥199,314 thousand (US$1,469 thousand) in income tax payables, and (5) a decrease of ¥224,783 thousand (US$1,657 thousand) in operating lease liabilities, partially offset by (1) a decrease of ¥515,270 thousand (US$3,797 thousand) in inventories and (2) an increase of ¥355,749 thousand (US$2,622 thousand) in other current liabilities.

75

Investing Activities

Net cash used in investing activities was ¥1,413,155 thousand (US$10,415 thousand) in the six months ended June 30, 2022, due to (1) purchase of property, plant and equipment of ¥923,608 thousand (US$6,807 thousand), (2) purchase of solar power systems of ¥33,085 thousand (US$244 thousand), (3) purchase of short-term and long-term investments of ¥74,620 thousand (US$550 thousand), and (4) payments for acquisition of subsidiary, net of cash acquired of ¥553,284 thousand (US$4,078 thousand), partially offset by (1) proceeds from disposal of solar power systems of ¥18,343 thousand (US$135 thousand), (2) proceeds from redemption of life insurance policies of ¥115,769 thousand (US$853 thousand), and (3) proceeds from sales of short-term and long-term investments of ¥41,757 thousand (US$308 thousand).

Net cash used in investing activities was ¥1,100,438 thousand (US$8,110 thousand) in the six months ended June 30, 2021, due to (1) purchase of property, plant and equipment of ¥994,503 thousand (US$7,329 thousand), (2) purchase of term deposits of ¥18,274 thousand (US$135 thousand), and (3) purchase of short-term investments of ¥88,370 thousand (US$651 thousand), partially offset by (1) proceeds from sales of short-term and long-term investments of ¥3,140 thousand (US$23 thousand).

Financing Activities

Net cash provided by financing activities was ¥3,065,955 thousand (US$22,595 thousand) in the six months ended June 30, 2022, due to (1) borrowings from short-term and long-term loans of ¥5,899,200 thousand (US$43,476 thousand), (2) capital contribution from noncontrolling interests of ¥49,490 thousand (US$365 thousand), (3) proceeds from exercise of stock options of ¥13,160 thousand (US$97 thousand), and (4) deemed contribution in connection with reorganization of ¥88,875 thousand (US$655 thousand), partially offset by (1) repayments for corporate bonds of ¥85,000 thousand (US$626 thousand), and (2) repayments for short-term and long-term loans of ¥2,884,080 thousand (US$21,255 thousand).

Net cash provided by financing activities was ¥493,153 thousand (US$3,634 thousand) in the six months ended June 30, 2021, due to (1) borrowings from short-term and long-term loans of ¥3,292,450 thousand (US$24,264 thousand) and (2) deemed contribution in connection with reorganization of ¥19,866 thousand (US$146 thousand), partially offset by (1) repayments of corporate bonds of ¥60,000 thousand (US$442 thousand), and (2) repayments for short-term and long-term loans of ¥2,753,512 thousand (US$20,293 thousand).

Cash Flows for the Years Ended December 31, 2021 and 2020

The following table provides a summary of our cash flows for the periods indicated.

(In thousands)
	For the Years Ended December 31,
	2021		2020
	(US$)	(¥)	(US$)	(¥)
Net cash provided by operating activities	185	25,098	1,983	269,042
Net cash used in investing activities	(14,212)	(1,928,366)	(12,861)	(1,745,176)
Net cash provided by financing activities	12,795	1,736,189	14,365	1,949,205
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,232)	(167,079)	3,487	473,071
Cash, cash equivalents and restricted cash, beginning of the year	22,204	3,012,796	18,717	2,539,725
Cash, cash equivalents and restricted cash, end of the year	20,972	2,845,717	22,204	3,012,796

Operating Activities

Net cash provided by operating activities was ¥25,098 thousand (US$185 thousand) in the year ended December 31, 2021, due to net income of ¥278,688 thousand (US$2,054 thousand), adjusted for (1) depreciation and amortization expense of ¥151,638 thousand (US$1,118 thousand), (2) gain on fair value change of short-term and long-term investments of ¥10,937 thousand (US$81 thousand), (3) loss on disposal of property, plant and equipment of ¥9,425 thousand (US$69 thousand), (4) non-cash lease expense of ¥470,358 thousand (US$3,466 thousand), (5) deferred income tax benefit of ¥11,410 thousand (US$84 thousand), (6) stock based compensation expense of ¥11,564 thousand (US$85 thousand), and (7) changes in working capital. Negative changes in working capital consisted of (1) an increase of ¥270,399 thousand (US$1,993 thousand) in inventories, (2) an increase of ¥111,327 thousand (US$820 thousand) in other assets, net, (3) a decrease of ¥136,279 thousand (US$1,004 thousand) in other current liabilities, (4) a decrease of ¥89,679 thousand (US$661 thousand) in income tax payables, and (5) a decrease of ¥471,005 thousand (US$3,471 thousand) in operating lease liabilities, partially offset by (1) a decrease of ¥84,397 thousand (US$622 thousand) in prepaid expenses, net, (2) an increase of ¥79,910 thousand (US$589 thousand) in accounts payable, and (3) an increase of ¥61,190 thousand (US$451 thousand) in deferred revenue.

Net cash provided by operating activities was ¥269,042 thousand (US$1,983 thousand) in the year ended December 31, 2020, due to net income of ¥435,727 thousand (US$3,212 thousand), adjusted for (1) depreciation and amortization expense of ¥142,786 thousand (US$1,052 thousand), (2) impairment loss on long-term investments of ¥11,811 thousand (US$87 thousand), (3) gain on fair value change of short-term and long-term investments of ¥43,223 thousand (US$319 thousand), (4) loss on disposal of property, plant and equipment of ¥15,875 thousand (US$117 thousand), (5) non-cash lease expense of ¥417,152 thousand (US$3,074 thousand), and (6) changes in working capital. Negative changes in working capital consisted of (1) an increase of ¥881,390 thousand (US$6,496 thousand) in inventories, (2) an increase of ¥158,942 thousand (US$1,171 thousand) in prepaid expenses, net, (3) an increase of ¥35,085 thousand (US$259 thousand) in other assets, net, (4) a decrease of ¥46,464 thousand (US$342 thousand) in accounts payable, and (5) a decrease of ¥415,601 thousand (US$ 3,063 thousand) in operating lease liabilities, partially offset by (1) a decrease of ¥50,699 thousand (US$374 thousand) in other current assets, net, (2) an increase of ¥663,322 thousand (US$4,889 thousand) in other current liabilities, (3) an increase of ¥64,750 thousand (US$477 thousand) in income tax payables, and (4) an increase of ¥58,765 thousand (US$433 thousand) in other liabilities.

76

Investing Activities

Net cash used in investing activities was ¥1,928,366 thousand (US$14,212 thousand) in the year ended December 31, 2021, due to (1) purchase of property, plant and equipment of ¥1,827,833 thousand (US$13,471 thousand), (2) purchase of term deposits of ¥27,874 thousand (US$205 thousand), (3) purchase of short-term and long-term investments of ¥113,512 thousand (US$837 thousand), (4) purchase of investments in voluntary partnerships of ¥28,720 thousand (US$212 thousand), and (5) payments for acquisition of subsidiary, net of cash acquired of ¥175,080 thousand (US$1,290 thousand), partially offset by (1) proceeds from disposal of property, plant and equipment of ¥34,979 thousand (US$258 thousand), (2) repayments from related parties of ¥28,277 thousand (US$208 thousand), and (3) proceeds from sales of short-term and long-term investments of ¥189,553 thousand (US$1,397 thousand).

Net cash used in investing activities was ¥1,745,176 thousand (US$12,861 thousand) in the year ended December 31, 2020, due to (1) purchase of property, plant and equipment of ¥1,633,106 thousand (US$12,036 thousand), (2) purchase of term deposits of ¥41,173 thousand (US$303 thousand), and (3) purchase of short-term and long-term investments of ¥264,121 thousand (US$1,947 thousand), partially offset by (1) proceeds from disposal of property, plant and equipment of ¥23,540 thousand (US$173 thousand), (2) repayments from related parties of ¥98,167 thousand (US$723 thousand), and (3) proceeds from sales of investments of ¥72,013 thousand (US$531 thousand).

Financing Activities

Net cash provided by financing activities was ¥1,736,189 thousand (US$12,795 thousand) in the year ended December 31, 2021, due to (1) proceeds from issuance of corporate bonds of ¥250,000 thousand (US$1,842 thousand), (2) borrowings from short-term and long-term loans of ¥7,554,250 thousand (US$55,673 thousand), (3) capital contribution from noncontrolling interests of ¥132,560 thousand (US$977 thousand), (4) issuance of capital stock of ¥100,926 thousand (US$744 thousand), and (5) deemed contribution in connection with reorganization of ¥146,298 thousand (US$1,078 thousand), partially offset by (1) repayments for corporate bonds of ¥120,000 thousand (US$884 thousand), and (2) repayments for short-term and long-term loans of ¥6,313,702 thousand (US$46,530 thousand).

Net cash provided by financing activities was ¥1,949,205 thousand (US$14,365 thousand) in the year ended December 31, 2020, due to (1) proceeds from issuance of corporate bonds of ¥100,000 thousand (US$737 thousand), (2) borrowings from short-term and long-term loans of ¥5,772,700 thousand (US$42,543 thousand), (3) issuance of capital stock of ¥116,236 thousand (US$857 thousand), (4) deemed contribution in connection with reorganization of ¥25,104 thousand (US$185 thousand), and (5) deemed contribution from shareholder in connection with disposal of property, plant and equipment of ¥15,656 thousand (US$115 thousand), partially offset by (1) repayments of corporate bonds of ¥80,000 thousand (US$590 thousand), and (2) repayments for short-term and long-term loans of ¥3,989,881 thousand (US$29,404 thousand).

Contractual Obligations

Lease Agreements

The Company has 366 leases classified as operating leases for office space, parking lots, and condominium subleases that the Company has sold. In addition, the Company has entered into 12 leases for office equipment, which are classified as finance leases.

Future minimum lease payments under noncancelable leases at June 30, 2022 are as follows.

(In thousands)
Years Ending December 31,	Finance Lease		Operating Lease
	(US$)	(¥)	(US$)	(¥)
Remaining of 2022	14	1,950	1,706	231,491
2023	26	3,553	3,385	459,274
2024	16	2,164	2,796	379,404
2025	14	1,838	1,992	270,283
2026	10	1,388	1,968	267,095
Thereafter	2	161	8,206	1,113,413
Total undiscounted lease payments	82	11,054	20,053	2,720,960
Less: imputed interest	(2)	(307)	(1,353)	(183,537)
Present value of lease liabilities	80	10,747	18,700	2,537,423
Less: lease liabilities, current	28	3,734	3,145	426,717
Lease liabilities, non-current	52	7,013	15,555	2,110,706

77

Long-Term Debt

The Company’s long-term debt includes bonds and loans from banks and other financial institutions.

At June 30, 2022, future minimum borrowing payments are as follows.

	(In thousands)
Years Ending December 31,	Loan and Bond Payment (US$)	Loan and Bond Payment (¥)
Remaining of 2022	2,863	388,424
2023	16,889	2,291,728
2024	25,949	3,521,015
2025	4,974	674,987
2026	4,113	558,120
Thereafter	44,965	6,101,293
Total	99,753	13,535,567

Off-Balance Sheet Arrangements (Off-Balance Sheet Transactions)

There are no off-balance sheet arrangements as of June 30, 2022 and December 31, 2021.

Trend Information

In addition to the new coronavirus, the recent war in Ukraine and the imposition of broad economic sanctions against Russia could lead to higher energy prices and disruptions in global markets. It is unclear how the continued development and complexity of this situation will affect the Japanese economy and our business in the future. In particular, there is a risk that changes related to the acquisition of new customers and additional purchases by existing customers could adversely affect the Company’s results of operations; that deteriorating global economic conditions could have an adverse effect on the Company’s industry, business and results of operations; and that many of the other risks listed under “Risk Factors” could have an incremental effect.

Other than as disclosed in the consolidated financial statements, we are not aware of any other trends, uncertainties, demands, commitments or events for the six months ended June 30, 2022 and for the years ended December 31, 2021 and 2020 that are reasonably likely to have a material adverse effect on our net revenues, income, profitability, liquidity or capital resources, or that caused the disclosed financial information to be not necessarily indicative of future operating results or financial condition.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates. We believe that critical accounting policies as disclosed in this prospectus reflect the more significant judgements and estimates used in preparation of our consolidated financial statements.

The following descriptions of critical accounting policies and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this annual report. When reviewing our consolidated financial statements, you should consider our selection of critical accounting policies, the judgments and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions.

Business Combinations

We account for business combinations using the acquisition method, which requires management to estimate the fair value of the tangible assets, liabilities, identifiable intangible assets and noncontrolling interests, and to properly allocate purchase price consideration to the individual assets acquired, liabilities assumed and noncontrolling interests. Goodwill is measured as the excess amount of consideration transferred. The allocation of the purchase price utilizes significant estimates and assumptions in determining the fair values of identifiable assets acquired, liabilities assumed and noncontrolling interests, especially with respect to intangible assets. These estimates are based on all available information and in some cases assumptions with respect to the timing and amount of future revenues and expenses associated with an asset and are reviewed by consulting with third-party valuation appraisers. The purchase price allocation for business acquisitions contains uncertainties because it requires management’s judgment.

We issued common shares as part of the consideration paid in connection with the business combination of SYLA Brain Co., Ltd. Prior to the initial public offering, the fair value of our common shares was determined by the management with the assistance from a third-party valuation appraiser. The methodology to determine the fair value of the common shares included estimating the fair value of the enterprise using the discounted cash flow method, which estimates the fair value of the Company by the present worth of the net economic benefit to be received by its business. The assumptions used to determine the estimated fair value of the Company are based on numerous objective and subjective factors, combined with management’s judgement, including external market conditions and trend within our industry.

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The fair value of the intangible assets is estimated using the income approach using the multi-period excess earnings method. Management applies significant judgement related to this fair value method, which included the selection of an expected EBITDA margin assumption for the forecast period, and discount rate assumptions. These significant assumptions are based on company specific information and projections, which are not observable in the market (except for the discount rate assumption) and, therefore, are considered Level 2 and Level 3 measurements. These significant assumptions are forward-looking and could be affected by future changes in economic and market conditions.

The accounting for business combinations is a critical accounting estimate because it requires estimates and judgement as to expectations for future cash flows of the Company; future cash flows of the acquired business, and the allocation of those cash flows to identifiable intangible assets, in determining the fair value for assets and liabilities.

Principles of Consolidation

On an ongoing basis, as circumstances indicate the need for reconsideration, we evaluate each of our investments and contractual relationships to determine whether they meet the guidelines for consolidation. Our evaluation considers all of our variable interests, including equity ownership, as well as fees paid to us for our involvement in the management of each partially owned entity or structure.

In June 2021, the Company launched its real estate crowdfunding platform which allows investors to invest through joint venture arrangements. Our real estate joint ventures consist of anonymous partnerships, which is a structure similar to a limited partnership, and voluntary partnerships, which is a structure similar to a general partnership. For the arrangement structured as a limited partnership or a general partnership, our evaluation of whether the equity holders (equity partners other than the general partner or the managing member of a joint venture) lack the characteristics of a controlling financial interest includes the evaluation of whether the limited partners or non-managing members (the noncontrolling equity holders) lack both substantive participating rights and substantive kick-out rights, defined as follows:

(i)	Participating rights provide the noncontrolling equity holders the ability to direct significant financial and operating decisions made in the ordinary course of business that most significantly influence the entity’s economic performance.
(ii)	Kick-out rights allow the noncontrolling equity holders to remove the general partner or managing member without cause.

If we conclude that any of the three characteristics of a VIE (i.e., insufficiency of equity, existence of non-substantive voting rights, or lack of a controlling financial interest) are met, including that the equity holders lack the characteristics of a controlling financial interest because they lack both substantive participating rights and substantive kick-out rights, we conclude that the entity or structure is a VIE and evaluate it for consolidation under the variable interest model.

Variable interest model

If an entity or structure is determined to be a VIE, we evaluate whether we are the primary beneficiary. The primary beneficiary analysis is a qualitative analysis based on power and benefits. We consolidate a VIE if we have both power and benefits — that is, (i) we have the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance (power), and (ii) we have the obligation to absorb losses of or the right to receive benefits from the VIE that could potentially be significant to the VIE (benefits). We consolidate VIEs whenever we determine that we are the primary beneficiary. If we have a variable interest in a VIE but are not the primary beneficiary, we account for our investment using the equity method of accounting.

Voting model

If a legal entity fails to meet any of the three characteristics of a VIE, we then evaluate such entity under the voting model. Under the voting model, we consolidate the entity if we determine that we, directly or indirectly, have greater than 50% of the voting shares and that other equity holders do not have substantive participating rights.

We consolidate anonymous partnerships, which are determined to be VIEs and we are the primary beneficiary, and account for voluntary partnerships using equity method. The assets and liabilities of the VIEs that are included in the accompanying unaudited consolidated financial statements as of June 30, 2022 and December 31, 2021 are as follows:

	June 30,	December 31,
	2022	2021
Total assets	348,253	286,476
Total liabilities	2,970	-

The unaudited consolidated financial statements include the accounts of the Company and all of its subsidiaries. VIEs, for which the Company and its subsidiaries are the primary beneficiaries, are also included in the unaudited consolidated financial statements.

All significant intercompany accounts and transactions have been eliminated in consolidation.

The unaudited interim consolidated financial statements do not include all of the information and disclosure required by the U.S. GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments consisting of normal recurring nature considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. The interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2021.

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Valuation of Inventories

Our inventories consist of real estate inventories, mining machine inventories and solar power plants inventories.

Real estate inventories include real estate properties held for sale and real estate properties under development, the vast majority of which are expected to be completed and disposed of within one year of the balance sheet date. Real estate held for sale is recorded at the lower of cost or fair value less cost to sell. If an asset’s fair value less cost to sell, based on discounted future cash flows, management estimates or market comparisons, is less than its carrying amount, an allowance is recorded against the asset. Real estate under development is carried at cost less impairment, as applicable. The amount of the impairment loss, if any, is calculated as the excess of the asset’s carrying value over its fair value, which is determined using a discounted cash flow analysis, management estimates or market comparisons.

The cost basis of the real estate inventories includes all direct acquisition costs including but not limited to the property purchase price, acquisition costs, construction costs, development cost, certain amenities, capitalized interest, capitalized real estate taxes and other costs. Interests and real estate taxes are not capitalized unless active development or construction is underway. When acquiring real estate with existing buildings, we allocate the purchase price between land, building and intangibles related to in-place leases, if any, based on their relative fair values. Management’s judgment is necessary in purchase price allocation to arrive at the proper valuation of real estate inventories.

Mining machine inventories are stated at the lower of cost and net realizable value. Cost of mining machine inventories is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to slow-moving and obsolete inventories, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The valuation of inventories contains uncertainties because it requires management’s judgment.

Solar power plants inventories include solar power panels and supplies and solar power plants under construction, the vast majority of which are expected to be completed and disposed of within one year of the balance sheet date. Solar power panels and supplies are stated at the lower of cost and net realizable value. Cost of solar power panels and supplies is determined using the weighted average cost method. Adjustments are recorded to write down the cost of obsolete and excess inventories to the estimated net realizable value based on historical and forecast demand, and promotional environment. Solar power plants under construction is carried at cost less impairment, as applicable. The cost basis of solar power plants under construction includes acquisition costs, construction and installation costs, development costs, interest and financing costs incurred on debt during the construction phase and other costs. The amount of the impairment loss, if any, is calculated as the excess of the asset’s carrying value over its fair value, which is determined using a discounted cash flow analysis, management estimates or market comparisons.

Lessee

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update 2016-02 Leases (ASC Topic 842), effective for annual reporting periods (including interim periods) beginning after December 15, 2018, with early adoption permitted. The Company adopted ASC Topic 842 on January 1, 2020 using the modified retrospective method. This requires us to make significant judgments in determining the implicit rates to be used in calculating operating and finance right-of-use assets and lease liabilities as of the adoption date. We use the incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, we assess multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

We elect to apply the short-term lease recognition exemption of right-of-use assets and lease liabilities for all leases with a term of twelve months or less.

Revenue Recognition

The Company recognizes revenue from sales of real estate properties, sales of land, providing of real estate management services, sales of mining machines, providing of mining machine operation and management services, sales of solar power plants, providing of solar power plants operation and maintenance services and sales of electricity under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, we perform the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales.

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We recognize revenue from rental services under ASC Topic 842, “Leases”.

Determining whether products and services are considered distinct performance obligations may require significant judgment. Judgment is also required to determine the stand-alone selling price for each distinct performance obligation in the contracts.

We currently generate revenue from the following main sources:

Revenue from sales of real estate properties

Revenues from the sales of real estate properties are recognized at the point in time when title to and possession of the property has transferred to the customer and we have no continuing involvement with the property, which is generally upon the delivery of the real estate properties, which generally coincides with the receipt of cash consideration from the customer. Our contracts with customers contain a single performance obligation and we do not provide warranties for sold real estate properties.

Revenue from sales of land

Revenues from land sales are recognized when the parties are bound by the terms of a contract, consideration has been exchanged, title and other attributes of ownership have been conveyed to the buyer by means of a closing and we are not obligated to perform further significant development of the specific property sold. In general, our performance obligation for each of these land sales is fulfilled upon the delivery of the land, which generally coincides with the receipt of cash consideration from the customer.

Revenue from rental services

We commence recognition of income from rentals related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms.

Revenue from real estate management services

Revenues from real estate management services consist of property management services, brokerage services and value-added management services. Property management services include property management services provided to tenants or property owners with revenue recognized during the period when services are rendered. Revenues from brokerage services are earned upon closing of brokerage transaction. Value-added management services consist of real estate consulting and registration services with revenue recognized when performance obligation is satisfied.

Revenue from sales of mining machines

Revenues from the sales of mining machines are recognized at the point in time when the control of the products has transferred to the customers. The transfer of control is considered complete when the customers accept the products.

Revenue from mining machine operation and management services

The Company provides operation and management services, including providing its customers with rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services, etc. The single performance obligation is to provide an environment for the mining machines to operate continuously throughout the contract period. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company starts providing operation and management service. In exchange for providing such services, the Company is entitled to cash consideration agreed with the customer for the monthly services provided. The revenues are recognized monthly based on the services rendered for the month.

Revenue from sales of solar power plants

Revenues from the sales of solar power plants are recognized at the point in time when performance obligation is satisfied, which is after the solar power plants have been grid connected and the customers obtain control of the solar power plants. The Company’s sales arrangements for solar power plants do not contain any forms of continuing involvement that may affect the revenue recognition of the transactions, nor any variable considerations for energy performance guarantees, minimum electricity end subscription commitments.

Revenue from solar power plants operation and maintenance services

Revenues from solar power plants operation and maintenance services are recognized over time when customers receive and consume the benefits provided by the Company’s performance, which typically include system inspection, performance engineering analysis, corrective maintenance repair and environmental services, under the terms of service arrangements.

Revenue from sales of electricity

Revenues from the sales of electricity is generated by the Company’s solar power systems under the power purchase arrangements (“PPAs”) with the power grid company based on the price stated in the PPAs when electricity has been generated and transmitted to the grid.

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DESCRIPTION OF BUSINESS

Unless the context otherwise requires, the “Company,” “we,” “us,” and “our,” refer to SYLA Technologies Co., Ltd., a Japanese corporation (“SYLA Technologies”), and its direct subsidiaries, including SYLA Co., Ltd. (“SYLA Co.”), SYLA Solar Co., Ltd. (“SYLA Solar Co.”), SYLA Brain Co., Ltd. (“SYLA Brain Co.”), and SYLA Biotech Co., Ltd. (“SYLA Biotech Co.”), each a Japanese corporation, and its indirect subsidiaries, including SYLA Power Co., Ltd. (“SYLA Power Co.”) and SYLA O&M Co., Ltd. (“SYLA O&M Co.”), each a Japanese corporation.

Business Overview

Our primary mission is to “Support and enrich people’s lives in the era of 100-year life expectancy by democratizing global real estate investment using technology and smart asset management.”

We are engaged in three primary businesses:

(1)	We operate the asset management platform system “Rimawari-kun,” which targets individuals. We operate this platform to facilitate real estate crowdfunding as well as the purchase and sale of real estate, the sale of solar power plants which we construct, and the sale of computers (with crypto mining capabilities) (referred to herein as “computers” or “mining machines ”) that we manufacture;
(2)	We operate the asset management platform “Rimawari-kun Pro,” which targets corporate investors, institutional investors, and high-net-worth individuals. We exhibit properties on this platform developed independently by us as well as a wide range of properties from other companies in the same industry and help broker those properties to investors; and
(3)	We are involved in asset management, including the leasing, brokerage, and management of real estate, and operation and maintenance of solar power plant, and the maintenance and management of computers that we sell. More specifically, we are involved in the management of rental properties, building management, and operation and maintenance of solar power generation equipment, computer maintenance and management, and asset management for rental income and electricity sales generated by solar power plants owned by our Company. With respect to computer maintenance and management, we merely provide an environment (rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services) for the mining machines of customers to operate continuously throughout the contract period under the mining machine operations and management service arrangement. The Company does not provide any service to coordinate its customers’ mining efforts. The fee charged to the customers is based on utilities consumed by mining machines of each customer, mainly including air conditioning, electricity etc. The Company does not hold any crypto asset on behalf of the customers or any other third party. See “Computer Manufacturing and Maintenance - Our Role in Crypto Mining Space” on page 95 for more information.

Business Name	Main Businesses
(1) Rimawari-kun Business

Asset management platform for individual investors

● Real estate crowdfunding (Rimawari-kun)

● Real estate development and sales (Rimawari-kun Apartment Management)

● Solar power plant sales (Rimawari-kun Solar)

● Manufacture and sale of computers (Rimawari-kun Miner)

● Artificial Intelligence (“AI”) (Rimawari-kun AI)

(2) Rimawari-kun Pro Business

Asset management platform for corporate investors, institutional investors, and high-net-worth individuals.

● Real estate distribution platform (Rimawari-kun Pro)

● Solar power plant distribution platform (Rimawari-kun Pro)

● Manufacture and sale of computers (Rimawari-kun Pro)

(3) Asset Management Business

● Apartment management

● Building maintenance and management

● Solar power plant maintenance and management

● Electricity sales

● Management of revenue-generating real estate

● Computer maintenance and management

For the six months ended June 30, 2022 and 2021, the Company reported revenues of ¥8,869,667 thousand (US$65,367 thousand) and ¥6,500,616 thousand (US$47,908 thousand), respectively, net income of ¥149,561 thousand (US$1,102 thousand) and ¥6,444 thousand (US$48 thousand), respectively, and net cash used in operating activities to be ¥2,553,385 thousand (US$18,818 thousand) and net cash provided by operating activities to be ¥444,983 thousand (US$3,279 thousand), respectively. As stated in the unaudited consolidated financial statements, as of June 30, 2022, the Company had retained earnings of ¥2,473,289 thousand (US$18,227 thousand). During the six months ended June 30, 2022 and 2021, the Company generated revenues from sales of real estate, sales of land, rental services, real estate management services, sales of computers, computer operation and management services, sales of solar power plants, solar power plants operation and maintenance services and sales of electricity. The Company started real estate crowdfunding business in June 2021 and did not generate any revenue from real estate crowdfunding for the six months ended June 30, 2021. The Company did not generate any revenue from sales of computers, computer operation and management services, sales of solar power plants, solar power plants operation and maintenance services and sales of electricity for the six months ended June 30, 2021 as the Company started these businesses in early 2022.

For the years ended December 31, 2021 and 2020, the Company reported revenues of ¥16,665,382 thousand (US$122,820 thousand) and ¥13,140,176 thousand (US$96,840 thousand), respectively, net income of ¥278,688 thousand (US$2,054 thousand) and ¥435,727 thousand (US$3,212 thousand), respectively, and net cash provided by operating activities to be ¥25,098 thousand (US$185 thousand) and ¥269,042 thousand (US$1,983 thousand), respectively. As stated in the consolidated financial statements, as of December 31, 2021, the Company had retained earnings of ¥2,383,940 thousand (US$17,569 thousand). During the years ended December 31, 2021 and 2020, the Company generated revenues from sales of real estate, sales of land, rental services, and real estate management services. The Company started real estate crowdfunding business in June 2021 and generated minimal revenues from real estate crowdfunding for the year ended December 31, 2021. The Company did not generate any revenue from sales of computers, computer operation and management services, sales of solar power plants, solar power plants operation and maintenance services and sales of electricity for the years ended December 31, 2021 and 2020.

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Organizational Structure

Our Company consists of SYLA Technologies Co., Ltd., a Japanese corporation, and its subsidiaries, including SYLA Co., Ltd., SYLA Solar Co., Ltd., SYLA Brain Co., Ltd., SYLA Biotech Co., Ltd., SYLA Power Co., Ltd., and SYLA O&M Co., Ltd., each a Japanese corporation. The following diagram reflects our current organizational structure as of the date of this prospectus:

SYLA Technologies Co., Ltd. (formerly known as SYLA Holdings Co., Ltd.) was incorporated in Japan on March 3, 2009.

SYLA Co., Ltd. (100% owned subsidiary of the Company) operations include real estate sales, apartment development, leasing, management and brokerage, real estate crowdfunding, computer sales, and solar panel sales. SYLA Co., Ltd. was incorporated in Japan on September 1, 2006. On October 1, 2017, SYLA Technologies Co., Ltd. acquired 100% equity ownership of SYLA Co., Ltd. by shares exchange, which has been accounted for as a recapitalization between entities under common control since the same controlling shareholders controlled these two entities before and after the transaction.

SYLA Solar Co., Ltd. (formerly known as Nihon Taiyoko Hatsuden Co., Ltd.) (100% owned) (wholly-owned subsidiary) is engaged in EPC business (design and construction of solar power generation), O&M business (maintenance and management of solar power generation), IPP business (wholesale of electricity generated by the company), electricity retail business and sales of other renewable energy-related products. SYLA Solar Co., Ltd. was incorporated in Japan in August 2013. In February 2022, SYLA Technologies Co., Ltd. completed the acquisition of 100% equity interest of SYLA Solar Co., Ltd., and its wholly owned subsidiaries, SYLA O&M Co., Ltd. and SYLA Power Co., Ltd.

SYLA Brain Co., Ltd. (formerly known as DEVEL Co., Ltd.) (67%-owned subsidiary) develops a system that automatically collects and analyzes all kinds of real estate data online, and develops real estate investment, machine learning algorithms, RPA, and business systems using the system. The system is also engaged in consulting on business automation and AI system implementation for corporations, consulting on real estate investment and asset management, production and sales of high-performance computers incorporating state-of-the-art GPU chips for AI, and data center operations. SYLA Brain Co., Ltd. was incorporated in Japan on November 15, 2019. On December 27, 2021, SYLA Technologies Co., Ltd. completed an acquisition of 67% equity interest of SYLA Brain Co., Ltd.

SYLA Biotech Co., Ltd. (formerly known as RE100.com Co., Ltd.) (60% owned subsidiary) operates and sells renewable energy data centers, sells and maintains solar and biomass power generation equipment, operates and maintains data centers, and conducts other businesses related to the preceding items. In April 2022, the Company co-established SYLA Biotech Co., Ltd. with Makoto Ariki, a 5% shareholder of SYLA Brain Co., Ltd. The Company and Makoto Ariki each owned 50% equity interest of SYLA Biotech Co., Ltd. until September 13, 2022 when the Company’s ownership interest in SYLA Biotech was further increased to 60% as a result of share issuance on September 14, 2022.

SYLA O&M Co., Ltd. (formerly known as ALMA Co., Ltd.) (wholly owned by SYLA Solar Co., Ltd.) is engaged in maintenance, management and sales of solar power generation.

SYLA Power Co., Ltd. (formerly known as Aichi Electric Power Co., Ltd.) (wholly owned by SYLA Solar Co., Ltd.) is engaged in electricity retailing, electricity brokerage, renewable energy trading, and trade brokerage.

Our Strategy

Real estate financing by banks in Japan is in a rigid state, with loans heavily weighted toward real estate in certain urban areas.

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As a result, while some popular cities have experienced localized price increases, we believe that there are many properties in regional cities that have been unfairly undervalued due to a lack of bank financing. In order to solve this problem, our real estate crowdfunding service Rimawari-kun plays a role as an indirect financial tool.

As of 2021, online transactions in the banking and brokerage industries were 66% and 50%, respectively, of the transactions in the respective industries. On May 16, 2022, the law in Japan was amended to allow real estate transactions to be conducted online. In this first year of real estate online transactions, our mission is to increase convenience and transparency in real estate online transactions.

*See figures for 2021 from MyBoscom’s “Survey on Internet Banking” (2021).

Refer to 2021 figures from the Japan Securities Dealers Association’s “National Survey on Securities Investment (Summary of Survey Results)” (2021).

Although real estate investment is an attractive method of asset management in Japan, numerous significant issues remain unresolved. First, a major difference compared with the U.S. is that detailed information such as price and distribution channels are not recorded in the registration information after sale and there is less transparency of information for individuals. Furthermore, the real estate transaction platform designated by the Minister of Land, Infrastructure, Transport and Tourism for corporate clients is accessible only by real estate companies due to legal restrictions, resulting in information asymmetry between real estate companies and individuals. Rimawari-kun Pro is a platform that eliminates this asymmetry and provides information transparency.

In order to address these issues, we will continue to take on the challenge as a property-technology (“prop-tech”) company in Japan.

We operate platforms aimed at improving centralized real estate transactions (which have traditionally been left to major real estate companies and financial institutions) by making real estate information transparent, reducing asymmetry, and enabling diverse financing through online indirect financing.

As suggested in the recent Japanese national policy called “Invest in Kishida” (May 5th 2022, Prime Minister of Japan and His Cabinet, Speeches and Statements by the Prime Minister https://japan.kantei.go.jp/101_kishida/statement/202205/_00002.html), the Japanese government aims to redirect a portion of the approximately ¥1,100,000,000,000 thousand (approximately US$8,100,000,000 thousand) in cash and deposits languishing in Japanese bank accounts to asset management and our Company intends to become a service that solves the problem of retirement funds and pensions, which has developed into a national issue in the era of 100-year life expectancy.

The Government of Japan’s policy (as quoted in a September 22, 2022 speech by the Prime Minister of Japan available at: https://japan.kantei.go.jp/101_kishida/statement/202209/_00009.html) is to enable long-term asset building for retirement, as Japan currently has only 10% of the citizens personal assets invested in stocks, while many of their funds simply sit unused in bank accounts. In furtherance of this policy, the Japanese government extended the small investment tax exemption for five years from the end of FY2023 to the end of FY2028 while increasing the maximum qualifying annual investment amount from ¥1,200 thousand (approximately US$8,844) to ¥1,220 thousand (approximately US$8,991). The Japanese government believes this extension and increase in qualifying investment amount will incentivize people to move money from their bank accounts into investments. Additionally, as discussed in the same speech the Japanese government intends to increase investment in green transformation or “GX” and through the combination of “growth-oriented carbon pricing” and investment support, the Japanese government plans to achieve over ¥150,000,000,000 thousand (approximately US$1,100,000,000 thousand) of GX investment in Japan over the next decade. One example of the Japanese government incentivizing people to move their funds from bank accounts into investments is that regulations on the Nippon Individual Savings Account (NISA), an asset management service led by the government, have been relaxed, and the number of users has increased by more than 30% from 2019 (see https://www.jsda.or.jp/shiryoshitsu/toukei/files/nisajoukyou/nisaall.pdf).

In response to the aims of the Japanese government, the Company has taken the following measures seeking to incentivize people to move money from their bank accounts into investments: (i) offering a minimum investment as low as ¥10,000 (approximately US$74), (ii) providing what it believes to be a user-friendly online platform to invest on, and (iii) offering the ability to generate returns on their investments while offering investments in socially responsible causes related to (a) clean energy (such as construction of solar power plants and apartments utilizing solar energy), (b) the elderly (such as construction of apartments with aging-in-place renovations to permit elderly to live independently), (c) animals (such as construction of pet-friendly apartments that allows multiple pets to be kept to reduce the number of animals ending up in shelters and euthanized), and (d) other local corporate initiatives.

In terms of current Japanese cash and deposits, the average for households aged 60 or over are ¥18,600 thousand (approximately US$137 thousand) and that for those aged 70 or over is ¥17,680 thousand (approximately US$130 thousand) (see “Public Opinion Survey on Financial Behavior of Households 2021” by the Central Committee on Financial Construction Methods: https://www.shiruporuto.jp/public/document/container/yoron/futari2021-/2021/pdf/yoronf21.pdf)). Accordingly, the saving ratio of elderly households is high. Under the Japanese legal system, investment in real estate is superior to cash because it saves more than 30% of inheritance and gift taxes. We believe that these tax savings will incentivize people to move money from their bank accounts to our platform where they can invest in real estate. Accordingly, we expect to see an increase in participation in our asset management services.

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With the Japanese government taking the lead in promoting asset management as part of its national policy, our Company has been using crowdfunding, in which investors can invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on our crowdfunding platform. This minimum investment amount is low enough to attract a wide range of potential customers to the company’s platform, from all ages from 18 years old and up. The Company has already seen a steady increase in the number of customers who have participated in crowdfunding to purchase condominiums on our platform. Specifically, from December 31, 2021 to June 30, 2022, the number of investors on our platform have increased from 80,500 to 165,000. As of the end of September 2022, the number of members on our platform exceeded 186,000. We will continue to increase asset management opportunities by offering a variety of products on our platform while increasing the number of members by utilizing our unique marketing.

Description of our Businesses

Rimawari-kun Business

The asset management platform Rimawari-kun is engaged in five main business segments centering on the real estate investment in order to provide a wide range of investment products to individual investors, provide indirect financial functions to real estate venture companies, and simplify and make transparent the online real estate investment process.

In this business segment, the key goal indicator (“KGI”) is “Support and enrich people’s lives in the era of 100-year life expectancy by democratizing global real estate investment using technology and smart asset management,” as stated in our Company’s mission.

Rimawari-kun - real estate crowdfunding

Our real estate crowdfunding platform Rimawari-kun was launched in June 2021. This service allows customers to invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on our crowdfunding platform and perform all investment-related procedures online. This process lowers the barriers to entry experienced by individual investors, including requirements for large amounts of capital as well as lengthy and tedious borrowing procedures. The platform can also be used to finance capital expenditures and real estate development through the use of real estate, which has been a challenge for many businesses. Free registration is required to use the crowdfunding service, and all information will be available once registration is complete.

The concept of the platform is “contributing to society, creating local communities, and investing in people’s dreams and challenges,” and appeals to the empathy of individual investors interested in Environment, Social and Governance (“ESG”) investment. The platform aims to promote investment in real estate that may have been passed over for investment in the past, and achieve both economic and social returns. We have developed a wide range of investment products, from single residences to commercial buildings, factories, and lodging facilities, and created a platform that allows any of our registered users to access the real estate investment market, which has traditionally been very difficult for individuals to gain entry. There is no fee to become a registered user, although registration as a user is required in order to use our products and services. As a result, we have over 180,000 registered members. According to a market survey titled Investigation to Prove and Verify No. 1 Market Share of the Japanese Real Estate Crowdfunding Industry in May 2022 conducted by Japan Marketing Research Organization (which we engaged for a fee in the amount of ¥1,900 thousand (approximately US$14 thousand) to conduct such survey), we have the largest membership among real estate crowdfunding services in Japan.

We have set key performance indicators (“KPIs”) of ¥1,200,000 thousand (approximately US$8,800 thousand) in real estate fundraising and 190,000 platform members by December 2022, and by doing so aim to become a global real estate crowdfunding platform in terms of number of members. As of September 30, 2022, FUNDRISE, the largest real estate crowdfunding platform in the U.S., has 350,000 members (see https://fortune.com/2022/07/09/rental-property-homes-recession-proof-investment-fundrise-ben-miller/), and as of September 30, 2022, RealtyMogul, the second largest, has 250,000 members (see https://www.goodfinancialcents.com/best-fundrise-alternatives/#2-realtymogul). As of the end of October 2022, the real estate fundraising amount was ¥1,250,000 thousand (approximately US$9,200 thousand) and the platform had 200,000 members, meaning that the KPIs that we intended to meet by the end of 2022 have already been achieved.

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Rimawari-kun Apartment Management - real estate development and sales.

Rimawari-kun Apartment Management provides a one-stop service for the development, construction, and sale of investment apartments for the purpose of asset management.

The development of investment apartments is facilitated by our own information sourcing abilities, the wide network of real estate brokers affiliated with our Group (2020: 4,388 people, 2021: 5,656 people, up 28.9% year-on-year, 2022: 6,183 people (as of the end of July 2022)), in addition to our expertise and extensive experience in property development.

Aiming to develop highly profitable real estate, we are developing real estate in the 23 wards of Tokyo and the central areas of Yokohama and Kawasaki as our target areas. Among such real estate development, we are developing our own brand of condominiums entitled “SYFORME” within a 10-minute walk of train stations in such wards.

We believe that our strength is our ability to transform land and make it more valuable—we purchase land for which the asset value is low, control rights in the surrounding area, and make full use of our skills and experience in construction. Furthermore, while many real estate development companies typically outsource the construction of apartments on purchased land to third-party construction firms, we handle the planning, design, and construction in-house. This allows us to reduce construction costs and serves as one of our key competitive strengths.

We have set KPIs of 165 units sold which we aimed to achieve by the end of December 2022. The number of units sold has already been achieved with 184 units sold as of the end of October 2022.

Although we set a KPI of no (0) construction delays by the end of December 2022, we could not achieve the KPI by the end of December 2022 because of delays by certain general contractors that constructed certain of our buildings.

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Rimawari-kun Solar - solar power generation

As a solar power generation business, Rimawari-kun Solar provides a one-stop service from land purchase to design, construction, operation, and maintenance of solar power plants. Our solar power plant developments include low-voltage, high-voltage, roof-top, and agricultural combined-use, and we are ready to design, construct, operate, and maintain all our power plants in-house. Power plants are sold to companies and individual investors who purchase them as investment products. Buyers of power generated by the solar power plants include companies operating large-scale manufacturing plants. Japan’s national policy is to increase the current ratio of renewable energy from 18% to 36% by 2030 (October 2021, Ministry of Economy, Trade and Industry Outline of Strategic Energy Plan,https://www.enecho.meti.go.jp/en/category/others/basic_plan/pdf/6th_outline.pdf). Longer term, the country has also announced its 2050 Carbon Neutral Declaration policy, the goal of which is to achieve a net zero carbon emission by 2050 by increasing the use of renewable energy, and the renewable energy market is expected to continue to grow. We will continue to expand the purchase of land for solar power plants and accelerate the sale and marketing of power plants to investors and electricity consumers.

Although we set KPIs of ¥186,000 thousand (approximately US$1,400 thousand) in gross profit and 15 solar power generation units sold by the end of December 2022, we will not be able to achieve the KPIs by the end of December 2022 because we experienced the following challenges: (i) shortages of key components and (ii) lower than anticipated demand during the year.

Rimawari-kun Miner computer manufacture and sale

Rimawari-kun Miner designs, develops, manufactures, and sells computers that incorporate state-of-the-art semiconductor GPUs used for AI and graphics processing. The Rimawari-kun Miner series of computers sold by us is uniquely designed for low power consumption and high performance and is manufactured completely in-house, enabling mass production at low cost and achieving higher profit margins than other companies in the industry. In addition, our proprietary AI switch system automatically collects cryptocurrency market information and notifies customers which coins were most profitable in the past 24 hours. The customer chooses which coins to mine based on such market information.

Although we set KPIs of sales to achieve ¥950,000 thousand (approximately US$ 7,000 thousand) and 500 computers (with crypto mining capabilities) sold by the end of December 2022, we will not be able to achieve the KPIs by the end of December 2022 because we experienced the following challenges: (i) stagnation of mining machine sales as a result of the deterioration of the crypto currency market conditions since mid-September 2022 and (ii) delays in deliveries of parts and materials to produce the computers with crypto mining capabilities.

Rimawari-kun AI

We have developed Rimawari-kun AI, a system that automatically collects various real estate data found online and compiles indexes such as those for fair price and theoretical yield, and we use this system to invest in real estate. Our core technology is a real estate appraisal engine developed using proprietary algorithms based on more than 50 million pieces of big data on real estate transactions (including sales, rentals, and contracts) that we have collected and accumulated independently. In addition, the engine has also been recognized at the Japanese Society for Artificial Intelligence 2020 and MIPR2021 international conferences as the “Highest Accuracy Price Estimation Model.” By introducing these technologies into our Rimawari-kun Pro business, we intend to eliminate various market inefficiencies that have been a problem in the Japanese real estate industry, such as poor investor retention caused by the lack of transparency of information. Our goal is to create a platform where all real estate operators and investors can instantly know the fair price of a property based on big data, and conduct real estate transactions efficiently and with lower commissions.

Rimawari-kun Pro Business

Our real estate crowdfunding platform Rimawari-kun allows members to invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on our crowdfunding platform and perform all investment-related procedures online. Conversely, Rimawari-kun Pro is a platform where we publish information on product sales on the Internet and solicits bids to sell assets where users can buy and sell high ticket items such as commercial buildings, apartment buildings, apartments, sites for development, accommodations, power plants, solar plants and computers. High ticket items such as these can be difficult to distribute in the market due to either lack of access by prospective sellers or purchasers or due to having to go to separate sources to identify and find these items. Additionally, in Japan, the real estate transaction platform designated by the Minister of Land, Infrastructure, Transport and Tourism for corporate clients is accessible only by real estate companies due to legal restrictions, resulting in information asymmetry between real estate companies and individuals. Rimawari-kun Pro is a platform that eliminates this asymmetry and provides information transparency to potential sellers and purchasers of such items.

The Rimawari-kun Pro business aims to eliminate various market inefficiencies that have been a problem in the Japanese real estate industry, such as poor investor retention caused by the lack of transparency of information. Our goal is to create a platform where all real estate operators and investors can instantly know the fair price of a property based on big data, and conduct transactions efficiently and with lower commissions. Rimawari-kun Pro simplifies the process of exhibiting online for sellers, provides transparency of information to buyers, and builds a platform that enables transactions to take place online at high speed. This has expanded the number of participants in online transactions and enabled access to merchandise (such as commercial buildings, apartment buildings, apartments, sites for development, accommodations, power plants, and solar plants) that would normally be difficult to distribute in the market (by the fact that they are high ticket items with a limited number of buyers and sellers), contributing not only to solving issues in real estate distribution but also to improving the efficiency of our own purchasing operations. There are many transactions in which appropriate information on real estate transactions, such as fair prices, is not correctly conveyed to both parties due to the enclosure of sellers and buyers by certain real estate agents. We have dealt with more than 1,000 real estate agents, and by having them participate in Rimawari-kun Pro, we believe that we will ensure that real estate transactions are conducted with more transparency.

The two platforms provide different services. As opposed to the Rimawari-kun platform which is a real estate crowdfunding platform, Rimawari-kun Pro brings sellers and purchasers of items together where they can transact sales and purchases with each other online on the Rimawari-kun Pro platform. Each of the two platforms operate on a separate operating system and have separate memberships. Customers can use one, or both of these platforms, as they wish to best fit their needs. The Company, as well as third parties, can avail themselves to the different services available on each the Rimawari-kun platform and the Rimawari-kun Pro platform.

Clients of the Rimawari-kun Pro Business are mainly corporate clients and players in the corporate real estate investment market, such as J-REITs, real estate funds, institutional investors, and brokers. In addition, there are also high-net-worth individual investors, and our clientele targets are wide-ranging. The customers of the Asset Management Business are those in the Rimawari-kun platform, including owners, lessees, rental brokerage firms, individuals and management associations. Each platform membership is an independent membership organization.

Rimawari-kun platform versus the Rimawari-kun Pro platform

	Rimawari-kun platform	Rimawari-kun Pro platform
Key Functions	A real estate crowdfunding platform that offers real estate investment for a small investment amount	A platform where users can buy and sell high ticket items
Types of Product Offerings	Users can use the platform to invest funds in various real estate projects such as condominiums and data centers	Users can buy and sell items such as commercial buildings, apartment buildings, apartments, sites for development, accommodations, power plants, solar plants and computers
Types of Users	Individual investors, owners, lessees, rental brokerage firms, and management associations	Mainly corporate clients and players in the corporate real estate investment market, such as J-REITs, real estate funds, institutional investors, and brokers
Membership	Each platform membership is an independent membership organization, we currently have over 180,000 user members of the Rimawari-kun platform	Each platform membership is an independent membership organization, we currently have 100 user members of the Rimawari-kun Pro platform

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The Rimawari-kun platform enables us to raise funds other than bank loans in the real estate development business flow, and to sell developed real estate on the Rimawari-kun Pro platform. The two platforms have a synergistic effect in the real estate development business.

In this business segment, the KGI is “Maximizing customer profits and making real estate transactions simple for everyone.”

KPIs have set at ¥6,780,000 thousand (approximately US$50,000 thousand) in total transaction, which we aimed to achieve by December 2022. As of the end of October 2022, the total transaction amount has already been achieved.

Asset Management Business

The asset management business focuses on rental income from real estate owned by the Company, as well as lease management, building management, operation and maintenance of solar power plant, electricity sales, and maintenance of computers contracted in the Rimawari-kun business.

In this business segment, the KGI is “Stable profitability of the Rimawari-Kun and Rimawari-Kun Pro businesses.”

Apartment management

The apartment management business provides apartment management services for properties managed by the Rimawari-kun Business, properties owned by us, and properties leased under subleases. We currently manage approximately 3,173 units.

Real Estate Development & Investment

SYLA IoT Apartments

Home Controller Systems

SYLA App

Copyright © SYLA CO.,LTD. All rights reserved.

We have introduced an application exclusively for tenants and owners. The application’s chat function and notification functions allow for speedy communication. In addition, various kinds of attachments and images can be exchanged. All applications are also accepted online.

The rooms are Internet of Things (“IoT”)-enabled, and many home appliances can be operated with a smartphone. In addition, a dedicated application allows access to various services provided by partner companies, such as water servers, car rentals, restaurants, and esthetic clinics.

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Building maintenance and management

The building maintenance and management business provides building maintenance and management services commissioned by the Rimawari-kun Business.

In addition to building maintenance and management, we also hold a construction business license, which enables us to receive orders for large-scale repair and maintenance work, and allows us to reduce costs compared with outsourcing to other companies.

For apartment management and building maintenance and management, we have set KPIs of 3,152 units under management by December 2022. The number of units under management has already reached 3,172 units as of the end of October 2022, and accordingly this KPI has already been achieved.

Computer maintenance and management

In the computer maintenance and management business, we maintain and operate renewable energy computers that make full use of solar power, groundwater cooling, and biomass power generation. We also develop and sell electricity from biomass power plants. To meet the growing demand for decentralized data centers in rural areas of Japan, we also manufacture and sell computer containers to meet customer needs. In the development and sale of biomass power plants, we estimate that the cost is about 30% lower than that of solar power plants, and we are conducting research and development of biomass fuel for further technological innovation. In the future, we aim to further increase profitability by further enhancing power generation capacity.

We provide an environment (rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services) for the mining machines of customers to operate continuously throughout the contract period under the mining machine operations and management service arrangement.

The Company does not provide any service to coordinate its customers’ mining efforts. The customers of the Company perform mining on an individual basis, by joining different mining pools, the decision of which is made at the sole discretion of each customer, including but not limited to the type of crypto currency to mine, the type of mining pool to join, the time to start or stop mining etc.

The fee charged to the customers is based on utilities consumed by mining machines of each customer, mainly including air conditioning, electricity etc. The fee structure is not designed to be based on the successful mining efforts. The fees do not vary by the services provided and there is only one fee structure, as the Company only provides one type of service, which is to provide an environment for the mining machines to operate continuously throughout the period to its customers.

The Company does not hold any crypto asset on behalf of the customers or any other third party. The Company does not directly engage in crypto mining.

Rental income from owned properties

Assets held by the Company during the year ended December 31, 2021*			(Unit: thousand yen (¥))
		Acquisition cost	Annual rent
Commercial building	7 buildings	3,678,149	181,389
Residence	178 houses	4,691,738	171,753
Total		8,369,887	353,142

*excludes rental income of ¥540,505 thousand (US$3,983 thousand) in the year ended December 31, 2021 from properties subleased by the Company at a premium over the Company’s lease payments.

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Industry Overview

The prop-tech industry, of which we are a part, is affected by trends in the real estate transaction market due to changes in economy, interest rate levels, land price levels, and other factors. Therefore, trends in the real estate transaction market may affect buyers’ willingness to invest in real estate, which in turn may affect our business performance and financial position.

In the past two decades, household financial assets have increased about 1.5 times in Japan and 3.3 times in the U.S., a gap of about two times. The ratio of cash and deposits to total household financial assets is 54.2% in Japan and 13.7% in the U.S. This indicates that Japanese households have strong trust in cash and deposits, while U.S. households have a high level of trust in investments. (*From the Financial Services Agency’s “Financial Report for the Fiscal Year Ended March 31, 2016” (2017))

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Japan's household composition still tends to be conservative compared with the rest of the world, with 1,100 trillion yen in personal assets that can be liquidated.

Household Financial Asset Composition
U.S.A.
Euro-Area
Japan
0%
20%
40%
60%
80%
100%
Cash& Deposits
Stock&Investment Trust,etc.
Pension&Insurance
Others

August 20, 2021 from the Research and Statistics Department of the Bank of Japan.

Cash and Deposits Heldby individuals
(Household Sector)
Approx.1,100trillion yen
1150
1100
1050
1000
950
900
850
800
2015
2016
2017
2018
2019
2020
2021

Prepared by the Company based on Flow of Funds statistics (October-December 2021)

SYLA Technologies

Copyright © SYLA CO.,LTD. All rights reserved.

Currently in Japan, the outstanding national debt has now exceeded 2.5 times the GDP, making certain systemic financial issues more obvious. The aging of the population and decline in birthrate show no signs of slowing down, social security expenses are increasing without limit, and the problem of insufficient pensions has become a national issue. In the era of 100-year life expectancy, it is said that the average amount of insufficient funds for the average retiree is ¥40,000 thousand (approximately US$295 thousand), and there is an urgent need for people to secure income beyond their pensions. Under such circumstances, the grand design and implementation plan of “new capitalism” advocated by Japan’s federal leadership, the Kishida Cabinet, are underway. The “Doubling Asset-Based Income Plan” established by the Prime Minister of Japan, to promote investment with tax benefits, is expected to encourage households to invest their savings.

Real Estate Crowdfunding Industry

Although there are many entrants in the two domains of “Asset Management” and “Technology Application,” both of which are expected to expand due to the government’s support, the potential remains very high in terms of market growth. Therefore, we believe that there is great potential for real estate crowdfunding on the asset management platform Rimawari-kun. The global real estate crowdfunding market expanded from approximately ¥243,000,000 thousand (approximately US$1,800,000 thousand) in 2016 to approximately ¥2,373,000,000 thousand (approximately US$17,500,000 thousand) in 2020, and it is predicted to grow to ¥42,122,000,000 thousand (approximately US$310,000,000 thousand) by 2026. (CAGR of 67.4% based on 2016).

In the Japanese domestic market, the market expanded from about ¥1,200,000 thousand (approximately US$8,844 thousand) in 2018 to about ¥25,000,000 thousand (approximately US$184,243 thousand) in 2022. It is predicted to grow to approximately ¥1,533,000,000 thousand (approximately US$11,300,000 thousand) by 2026. (CAGR 68.0% based on 2016).

(Global Real Estate Crowdfunding Market, 2016 - 2026, Facts and Factors.)

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Real Estate Development Industry

In the real estate development industry, of which Rimawari-kun Apartment Management is a part, the number of new housings starts in FY2021 was 856,484 units, an overall increase from the previous year (according to the Ministry of Land, Infrastructure, Transport and Tourism, Policy Bureau, Construction Economics Statistics and Research Office, Building Construction Starts Statistics Survey Report 2021 3-year total). In December of the same year, the Ministry of Land, Infrastructure, Transport and Tourism (MLIT) reviewed its Environmental Action Plan, which includes securing ZEH and ZEB standards for new buildings, and it is expected that future new buildings will be required to be built in consideration of the environment, including ZEH and ZEB standards (Ministry of Land, Infrastructure, Transport and Tourism Policy Bureau, Environmental Action Environmental Action Plan (December 27, 2021)).

In addition, the Building Lots and Buildings Transaction Business Act was revised on May 18, 2022, allowing for the digitization of important item descriptions and other documents required for real estate transactions such as leasing and buying and selling and making it possible to perform real estate transactions online.

Solar Power Industry

ZEH is an abbreviation for net Zero Energy House, meaning “a house with an energy balance of zero or less.” ZEB stands for net Zero Energy Building, meaning “a building with an energy balance of zero or less.” In other words, the amount of energy consumed per year is effectively reduced to zero or less by balancing the energy used in the home with the energy generated by solar power generation and other means.

In the photovoltaic industry, of which Rimawari-kun Solar is a part, the introduction of photovoltaic power generation facilities increased significantly with the start of the FIT (Feed-in Tariff) scheme in July 2012.

In order to increase the ratio of renewable energy installations from solar power generation, the FIP system for renewable energy was launched on April 1, 2022. The new FIP system is designed to encourage the integration of renewable energy into the variable electricity market while providing public subsidies to encourage renewable energy producers. It also aims to reduce the burden on consumers through this process. It is likely that carbon neutrality will become mandatory for many countries and companies in the future, and the development and supply of electricity to companies that have committed to RE100 (Renewable Energy 100%) and to power plants is expected to expand.

The total amount of electricity generated from renewable energy sources, mainly solar power, has been increasing year by year, reaching 8,196 thousand kW at the end of FY2020, equivalent to 53% of the FY2030 target (15,405 thousand kW) of the 6th Basic Energy Plan. The market is expected to reach ¥1,798,600,000 thousand (approximately US$13,300,000 thousand).

In addition, the competitive advantage of renewable energy power is increasing due to the soaring electricity prices caused by the weak yen and high raw material prices.

Artificial Intelligence Industry

The domestic AI market, of which Rimawari-kun AI is a part, is expected to reach ¥5,195,000,000 thousand (approximately US$38,000,000 thousand) in 2030 (3.8 times that of 2020), and rapid market growth is anticipated. (Fuji Chimera Research Institute, Inc. “2022 Digital Transformation Market Future Outlook, Market Edition”).

The total sales of the AI industry excluding digital transformation in FY2020 will be approximately ¥51,330,000 thousand (approximately US$378,000 thousand), an increase of 19.9% over the previous year. One of the reasons for this increase is the rapid expansion of telecommuting amid the COVID-19 pandemic and the growing number of companies promoting online business efficiency, which has encouraged the increased use of AI. In the AI industry, the number of new vendors entering the market is increasing and competition is intensifying. However, the real estate price calculation AI developed by Rimawari-kun AI is categorized in the field of price visualization and appraisal, and the number of entrants has remained flat or slightly increased over the past few years.

The AI services provided by Rimawari-kun AI are also offered as a business enhancement function for each of our Group’s businesses, and the outlook is not directly affected by industry or market trends.

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The investment market for revenue-generating real estate for corporate clients and high-net-worth individuals, of which Rimawari-kun Pro is a part, is a market worth ¥272,300,000,000 thousand (approximately US$2,000,000,000 thousand). In Japan, distribution is limited to real estate trading platforms designated by the Ministry of Land, Infrastructure, Transport and Tourism and a few major platforms. With such a major change in the market environment taking place, the liquidity of the Japanese real estate market is expected to increase dramatically. In addition, we believe that the trend of a weak yen in the foreign exchange market will also provide the Japanese revenue-generating real estate market with significant room for expansion, even when viewed in the context of the rest of the world.

Real Estate Management Industry

In the real estate management industry, of which the asset management business (property management) is a part, the population of central Tokyo continues to rise in terms of the rental market, and as of May 2022 it has become possible to perform real estate contracts online, allowing for non-face-to-face and electronic processing of written procedures. This requires us to shift our operations online as quickly as possible ahead of expected market demand.

Meanwhile, in the building maintenance and management business, the overall building units is increasing year by year, and with regard to the number of investment apartment units sold in the Tokyo metropolitan area, the number of units supplied increased by 118 units (3.2%) compared with 3,650 units in the same period last year (January to June 2021), and demand for building management and maintenance remains firm.

Furthermore, apartments and buildings constructed during the high economic growth period are aging, and with demand for reconstruction and commensurate maintenance, management is expected to continue to be in demand in the future.

Computer Industry

In the asset management business (maintenance and management of computers), the global cryptocurrency mining market is projected to reach US$17,040,000 thousand by 2028 from US$14,010,000 thousand in 2021, with a firm CAGR of 2.7% from 2022 to 2028. The CAGR from 2020 to 2028 is expected to remain steady at 2.7%. Along with the expansion of our computer manufacturing and sales business, we expect stable growth in the maintenance and management business.

Our Products and Services

Real Estate Crowdfunding Service

The real estate crowdfunding service on the Rimawari-kun platform allows members to invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on our crowdfunding platform and earn a scheduled yield, based on the concept of “contributing to society, creating local communities, and investing in people’s dreams and challenges.” Everything from member registration to investment execution can be completed online. In addition, in order to manage clients’ assets in a sustainable, safe, and secure manner, we carefully select and screen all properties to be exhibited, and the entire process from property management to sale can be entrusted to us, a professional real estate firm. This allows investors to invest in and manage real estate without the need for time and advanced knowledge.

Apartment Building Development and Management

In Rimawari-kun Apartment Management (real estate developer business), we position “create the real estate we want” as our philosophy and sell apartments under the original brand “SYFORME” based on this philosophy. Apartments in the SYFORME series are designed with the customer’s lifestyle in mind and are intended to be beautiful and comfortable to live in. The exterior design is a universal design that is not influenced by trends, with a concrete, glass, stainless steel, and wood-grained exterior. The interior planning incorporates the opinions of the rental management department, and we have created color schemes and layouts that make it easy to place furniture in any position. In addition, the rooms are IoT-enabled, with many of the home appliances capable of being controlled via smartphone. In addition, a dedicated app is provided to customers, allowing them to use chat and notification functions and view rent payment statements, as well as various services provided by partner companies, such as water servers, car rental, restaurants, and esthetic clinics.

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As a result, SYFORME series apartments boast an occupancy rate of over 99% throughout the year with the support of many customers.

In addition, we have received awards from the National Housing Industry Association twice in the past for our excellent business projects in recognition of its manufacturing efforts.

Real Estate Development & investment

Architectural Examples

"Based on the philosophy of "create the real estate we want," we will develop our original brand SYFORME through thorough communication with design firms, construction companies, and other partner companies."

横浜市
SYFORME KANNAI Ⅱ

北区
SYFORME KOMAGOME

▼ Guest Room

SYLA

▼ GYM

SYLA Technologies
Copyright © SYLA CO.,LTD. All rights reserved.

Solar Power Plant Development and Maintenance

Rimawari-kun Solar sells photovoltaic power plants (including ground mounted solar installations) and roof-mounted solar power generation equipment. We procure materials from major domestic and overseas panel and power conditioner manufacturers and provide design, construction, and maintenance services for solar power plants that meet the standards designated by the Ministry of Economy, Trade and Industry. In addition, the Chubu region, where we are developing our business, has the highest power generation output in Japan under the climatic conditions, so the revenues from electricity sales tend to be higher than in other regions. In terms of maintenance, we not only inspect and repair power plants but also remotely monitor mowing, weeding, and other tasks that affect power generation.

Artificial Intelligence

Rimawari-kun AI operates a system that automatically collects various real estate data found online and compiles indexes such as those for fair price and theoretical yield. We are also engaged in efficient real estate investment utilizing the multifaceted information collected by Rimawari-kun AI. Our core technology is a real estate appraisal engine developed using proprietary algorithms based on more than 50 million pieces of big data on real estate transactions (including sales, rentals, and contracts) that we have collected and accumulated independently. This system enables instantaneous analysis and selection of real estate properties and has made it possible to break away from the traditional labor-intensive and individualistic real estate analysis and selection process. Real estate information is rated based on a proprietary scoring system that includes nearest station, station walk, age, square footage, floor plan, and structure, and is instantly extracted and notified. This system not only analyzes our purchase information, which reaches 60,000 cases a year, but also improves customer satisfaction by recommending excellent real estate rated by AI to customers who are not knowledgeable in real estate selection. The system is also utilized in the Rimawari-kun Pro Business offered by us, which provides advice on real estate transactions to investors and real estate businesses based on data analyzed by the Rimawari-kun AI, such as rent forecasts and real estate price evaluations. The system is also used for various data analysis in our various businesses.

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Computer Manufacturing and Maintenance

In the computer manufacturing, maintenance and management business, we manufacture computers powered by renewable energy, making full use of solar power, groundwater cooling, and biomass power generation. In addition, we develop and sell biomass power plants and provide AI systems for computer management. Rimawari-kun Miner also designs and manufactures containers specifically for computers to meet the needs of its customers, and its container characteristics make it possible to manufacture and deliver these machines in a short period of time. In the biomass fuel development and power sales business, we plan to generate electricity from our proprietary biomass fuel and sell it to companies for their own use or to corporations (operation is scheduled to start in November 2022).

Our Role in Crypto Mining Space

Our role in the crypto mining space is limited to:

●	the manufacture and sale of the computers with crypto mining capabilities;

●	providing an environment (rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services) for the mining machines of customers to operate continuously throughout the contract period under the mining machine operations and management service arrangement;

●	The Company does not provide any service to coordinate its customers’ mining efforts. The customers of the Company perform mining on an individual basis, by joining different mining pools, the decision of which is made at the sole discretion of each customer, including but not limited to the type of crypto currency to mine, the type of mining pool to join, the time to start or stop mining etc.;

●	The fee charged to the customers is based on utilities consumed by mining machines of each customer, mainly including air conditioning, electricity etc. The fee structure is not designed to be based on the successful mining efforts. The fees do not vary by the services provided and there is only one fee structure, as the Company only provides one type of service, which is to provide an environment for the mining machines to operate continuously throughout the period to its customers; and

●	The Company does not hold any crypto asset on behalf of the customers or any other third party. The Company does not directly engage in crypto mining;

●	the provision of our proprietary AI switch system which automatically collects cryptocurrency market information and notifies customers which coins were most profitable in the past 24 hours and the customer then chooses which coins to mine based on such market information.

The deterioration of the crypto currency market conditions since mid-September 2022 and delays in deliveries of parts and materials to produce the computers with crypto mining capabilities has adversely affected sales of our computers with crypto mining capabilities in 2022.

Concentration of Customers and Suppliers

Customers

It is the nature of our business that a high concentration of our revenue is in the real estate division and therefore when we sell buildings and condominiums that we construct there is a tendency to have large customers who acquire such properties. Accordingly, in each year there may be a small number of customer purchasers from whom we generate our revenue. These customers may not be repeat customers and in each year it may be different single purchaser or small number of purchasers from which we generate a large percentage of our revenues. We rely on these purchasers and there is a risk that these purchasers may be unable to make payment under their obligations to us thereby affecting our revenues.

In 2021, we constructed and sold two buildings, Oimachi II PJ (total units: 39) and Sumiyoshi PJ (total units: 79), to a single customer, TULIP6 LLC, which is a fund formed by Mitsui & Co. Digital Asset Management, which accounted for 24.12% of our total revenues in 2021. The contracts were separate sales contracts for each of the two buildings. The purchase price for each building was paid in two installments: after the completion of the building and at the time of delivery of the property. There are no long-term contracts or arrangements.

During the six months ended June 30, 2022, we (i) sold Tsukiji property to a single customer, List Development Co., which accounted for 18.64% of our total revenues during the six months ended June 30, 2022 and (ii) constructed and sold Kameido PJ (total units: 39) to a single customer, Altern8 LLC, which is a fund formed by Mitsui & Co. Digital Asset Management, which accounted for 12.84% of our total revenues during the six months ended June 30, 2022. The purchase price for each property was paid in a lump sum at the time of delivery of each property. List Development Co. and Altern8 LLC have no long-term contracts with us.

Any payment issues encountered by these large customers would likely harm our financial condition and results of operations.

Suppliers

Historically, we have relied to a material extent on certain suppliers. Although the Company has over 100 suppliers, certain suppliers are consistently supplying over 10% of the Company’s total supplies per year.

As part of our real estate business, we resell buildings and land that have been constructed and developed by general contractors, general real estate companies or developers to third parties. In the case where we own the land, we engage a general contractor, general real estate company or developer to construct and develop the building or land and we make progress payments towards the construction and development of the building or land. In the case where we do not own the land (but rather the general contractor, general real estate company or developer owns the land), we purchase the constructed building with the land or developed land from the general contractor, general real estate company or developer upon completion. In Japan, we consider the general contractor, general real estate company or developer in these types of arrangements to be that of a supplier of buildings and land. In the past, we have routinely engaged Jyukyo Construction Co., Ltd., among several general contractors to construct condominiums under this type of supply arrangement for us.

In 2020, the condominium buildings constructed by Jyukyo Construction Co., Ltd. accounted for 16.16% of the supplies we received from our suppliers. The total sales price for the condominium building was paid by us within 6 months of the completion of the building. Thereafter, we resold the condominium building to our client. We have no long-term contract or arrangement with Jyukyo Construction Co., Ltd.

During the six months ended June 30, 2022, condominium building constructed by developer Vertex Co., Ltd. and land developed by general real estate company OWL Co., Ltd. accounted for 13.46% and 14.65%, respectively, of the total supplies received by the Company from its suppliers. The total sales price of the condominium building and developed land was paid by the Company within six months of the completion of the building construction and land development. Subsequently, the Company resold the condominium building and developed land to its customers. There are no long-term contracts with Vertex Co., Ltd. or OWL Co., Ltd.

If we should encounter delays or difficulties in obtaining the building or land in these supply arrangements, our business related to these supplies and our financial condition, results of operations and reputation could be adversely affected.

Sales and Marketing

Dig up potential customers from 10,000 yen per unit

Unique Marketing
Rakuten Data Marketing
Ability to Attract Content

Lower class
(Less than 30 million yen)

656 trillion yen
(42,157,000 households)

Supported Services →
・Real Estate Crowdfunding

Middle class
(30 million yen or more but less than 50 million yen)

Semi-affluent
(50 million yen or more but less than 100 million yen)

565 trillion yen
(10,539,000 households)

Supported Services →
・Real Estate Development
・Solar power generation

Affluent
(More than 100 million yen but less than 500 million yen)

Super-affluent
(500 million yen or more)

333 trillion yen
(1,327,000 households)

Supported Services →
・Mining
(computer manufacture and sale)
・Real estate development for professionals
Renewable Energy Data Center

Asset Management Platform
利回りくん
*Rimawari-kun with service logo

SYLA Technologies
Copyright © SYLA CO.,LTD. All rights reserved.

As part of our unique marketing policy, we have a 0-yen advertising placement fee to increase the number of members of Rimawari-kun. On the other hand, we offer special incentives for influencers and affiliates, and we provide close communication and hold many events to encourage outside marketers to recommend Rimawari-kun. We believe that one of our strengths is that we provide unparalleled content through our network of various celebrities, creating a fan community that is comfortable recommending the Rimawari-kun platform.

Alliance with Rakuten Group, Inc.

As of September 2022, we had 186,000 members on our real estate crowdfunding platform. According to a market survey titled Investigation to Prove and Verify No. 1 Market Share of the Japanese Real Estate Crowdfunding Industry in May 2022 conducted by Japan Marketing Research Organization (which we engaged for a fee in the amount of ¥1,900 thousand (approximately US$14 thousand) to conduct such survey), we have the largest membership among real estate crowdfunding services in Japan. As of September 2022, 14,000 of the 186,000 members were derived from the marketing program associated with Rakuten Group, Inc. In December 2021, we entered into a capital and business alliance with Rakuten Group, Inc. and we are the exclusive provider in the real estate industry of data marketing utilizing purchasing behavior to Rakuten members, which number over 100 million. Rakuten members in their 20s to 40s are the largest bracket of Rakuten members, which leads to the acquisition of members with a high affinity for real estate investment. This marketing program offers a variety of benefits using Rakuten points, the most widely used in Japan, to increase retention, and to achieve reciprocal customer traffic between Rakuten Group and Rimawari-kun. Specific rewards include daily login points and birthday login point gifts to improve the customer experience (“UX”) and investment performance. In addition, to further increase conversion rates, Rakuten customers who invest within the Rimawari-kun platform are offered substantial discounts.

At Rakuten Group, Rakuten members can access various services and products, including our service. Users can access Rimawari-kun through e-mail marketing sent to Rakuten members and advertising of Rimawari-kun on the Rakuten service site. There is no fee to become a member of Rakuten Group.

Rakuten members can earn Rakuten points by purchasing products and services advertised on the Rakuten marketplace. Rakuten points are purchased from Rakuten Group by the advertisers and awarded to the Rakuten members that purchase the products and services from the advertisers. In other words, the Company purchases Rakuten points from Rakuten and awards Rakuten members that purchase products and services on the Rimawari-kun platform (as Rimawari-kun members) with Rakuten points. The Company purchases approximately ¥2,306 thousand (US$17 thousand) worth of Rakuten points per month. We believe that we can expect further growth in the Rimawari-kun membership from Rakuten members by attracting them with Rakuten point awards while increasing the amount of Rakuten points in circulation for Rakuten Group.

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Crowdfunding

Based on these marketing initiatives, as a result of the entrance of Rimawari-kun platform which allows individuals to invest as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on our crowdfunding platform, an average of over 400 customers per day are registering as members. As a result, we believe Rimawari-kun has established a dominant position as a platform in Japan, attracting a wide range of members comprised of not only those with real estate investment experience but also all consumers in the super-affluent, affluent, semi-affluent, middle class, and lower-class brackets (brackets defined below under “– Customers”). consumers who are considering asset formation. In addition, by providing investment opportunities centered on a variety of content and group products tailored to the attributes of each customer, we are working to increase customer satisfaction and lifetime customer value (“LTV”) while controlling the cost of acquiring customers for each product.

Real Estate Sales

For Rimawari-kun Apartment Management, in order to attract an even wider range of customers, we conduct marketing sales through inquiries from Rimawari-kun, marketing sales mainly to Rimawari-kun members, and referral sales through referrals from customers.

In marketing sales, we sell to Rimawari-kun members, and since advertising costs as little as ¥1,000,0000 (approximately US$7,370) per month for apartment sales, we have extremely efficient marketing.

In referral sales, we strive to improve customer satisfaction through Rimawari-kun and conclude partner agreements between us and clients, whereby our affiliated partners introduce our services to new clients. Alongside marketing sales and referral sales, in addition to our original brand SYFORME focusing on customers ranging from the semi-affluent bracket, middle class bracket, and lower-class bracket (brackets defined below under “– Customers”), we will continue to offer only real estate with an asset quality that has been objectively and highly evaluated under the scoring system of Rimawari-kun AI. As a result, as of July 31, 2022, we had 1,126 apartment customers, 2,129 units under management, average assets per customer of ¥52,081 thousand (approximately US$384 thousand), and total investment of ¥58,643,000 thousand (approximately US$432,184 thousand).

Solar Power Plants

The low-voltage solar power plants handled by Rimawari-kun Solar are sold as investment products primarily to customers in the semi-affluent, middle class, and lower-class brackets (brackets defined below under “– Customers”). These customers are primarily 20 to 40 years old who benefit from the speedy online contracting process. We also sell to corporate clients through the ORIX Group, a major Japanese financial services group with which we have a capital and business alliance. In the field of high-voltage power plants, the recent dramatic growth in demand for renewable energy has made it easy to attract customers through financial institutions and corporate referrals. Currently, the market environment is such that demand outstrips supply, making it imperative to strengthen procurement.

Computer Sales

With Rimawari-kun Miner (computer manufacturing business), the main focus is on sales to high-net-worth individuals among the members of Rimawari-kun. In addition, we also sell some products through referrals by utilizing the customer network we have accumulated to date.

By combining different asset classes on Rimawari-kun and promoting the spread of asset formation suitable for diversification, accumulation, and tax reduction, we believe we have established a dominant real estate crowdfunding service in Japan attracting a wide range of members, which is also used as a comprehensive asset management tool.

The deterioration of the crypto currency market conditions since mid-September 2022 and delays in deliveries of parts and materials to produce the computers with crypto mining capabilities has adversely affected sales of our computers with crypto mining capabilities in 2022.

Computer Maintenance

In the computer maintenance and management business, we are entrusted with maintenance and management by customers who have entered into contracts with Rimawari-kun Miner. We also operate renewable energy computers that make full use of solar power, groundwater cooling, and biomass power generation, as well as develop and sell electricity from biomass power plants and provide AI systems for computer management.

We provide an environment (rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services) for the mining machines of customers to operate continuously throughout the contract period under the mining machine operations and management service arrangement. The Company does not provide any service to coordinate its customers’ mining efforts. The customers of the Company perform mining on an individual basis, by joining different mining pools, the decision of which is made at the sole discretion of each customer, including but not limited to the type of crypto currency to mine, the type of mining pool to join, the time to start or stop mining etc. The fee charged to the customers is based on utilities consumed by mining machines of each customer, mainly including air conditioning, electricity etc. The fee structure is not designed to be based on the successful mining efforts. The fees do not vary by the services provided and there is only one fee structure, as the Company only provides one type of service, which is to provide an environment for the mining machines to operate continuously throughout the period to its customers. The Company does not hold any crypto asset on behalf of the customers or any other third party. The Company does not directly engage in crypto mining.

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Customers

Customer Brackets

The customers that we serve are divided into five financial brackets based on the value of their financial asset holdings:

“Super-affluent bracket” refers to individuals with financial asset holdings with a value of ¥500,000 thousand (US$3,685 thousand) or more.

“Affluent bracket” refers to individuals with financial asset holdings with a value between ¥100,000 thousand (US$737 thousand) and ¥500,000 thousand (US$3,685 thousand) or more.

“Semi-affluent bracket” refers to individuals with financial asset holdings with a value between ¥50,000 thousand (US$368 thousand) and ¥100,000 (US$737 thousand).

“Middle class bracket” refers to individuals with financial asset holdings with a value between ¥30,000 thousand (US$221 thousand) and ¥50,000 thousand (US$368 thousand).

“Lower class bracket” refers to individuals with financial asset holdings with a value lower than ¥30,000 thousand (US$221 thousand)

A variety of content can be provided to offer asset-building proposals that match the needs of all segments of the population.

(1USD=135.69JPY)

Financial asset holdings by tier Size of holdings and number of households (2019)

Super-affluent
(3,685k USD or more)
Affluent
(Between 737k USD and 3,685k USD)
Semi-affluent
(Between 368k USD and 737k USD)
Middle class
(Between 221k USD and 368k USD)
Lower class
(less than 221k USD)

Asset Management Platform

利回りくん

*Rimawari-kun with service logo

- Real Estate Crowdfunding
- Real Estate Development
- Renewable Energy Data Center
- Solar power (generation)
- Mining

2.45 trillion USD (1,327,000 households)

Supported Services →

- Renewable Energy Data Center
- Mining
- Real estate development for professionals

4.16 trillion USD (10,539,000 households)

Supported Services →

- Real Estate Development
- Solar power generation

4.83 trillion USD (42,157,000 households)

Supported Services →

- Real Estate Crowdfunding “Rimawari-kun”

SYLA Technologies

Copyright © SYLA CO.,LTD. All rights reserved.

Rimawari-kun Business

The customers of the Rimawari-kun Business are individual investors primarily from all brackets and split across five business segments.

Crowdfunding

The real estate crowdfunding customer base for the Rimawari-kun platform has more than 180,000 registered members who can invest for as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on the platform. The main customers are mainly people belonging to the lower-class bracket aged 20s-40s who benefit from the speedy online contracting process.

Real Estate Investment by Individual Investors

Rimawari-kun Apartment Management (real estate) customers are mainly semi affluent bracket and middle class bracket individual investors who are building assets through real estate investment.

Solar Power Plants

While the majority of Rimawari-kun Solar’s clients are individuals, our plans to expand to corporate clients on the Rimawari-kun platform and cultivate new clients throughout Japan through referrals from existing clients.

Artificial Intelligence

Rimawari-kun AI’s customers are small and medium-sized real estate companies, and in the prop-tech industry where technological capabilities determine who wins and who loses, the engine has been recognized as the “most accurate price estimation model” by the Japanese Society for Artificial Intelligence 2020 and the MIPR 2021 international conference. In order to keep the technology confidential, we will limit our clientele to individual and corporate investors who use Rimawari-kun.

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Computers

The customers of the computer maintenance and management business are those subscribed to Rimawari-kun Miner. Customers also include manufacturers and other large electricity consumers that require biomass-derived electricity.

Rimawari-kun Pro Business - Real Estate Investment by Corporate Clients and High-Net-Worth Investors

Clients of the Rimawari-kun Pro Business are mainly corporate clients and players in the corporate real estate investment market, such as J-REITs, real estate funds, institutional investors, and brokers. In addition, there are also high-net-worth individual investors, and our clientele targets are wide-ranging.

The customers of the Asset Management Business are those in the Rimawari-kun platform, including owners, lessees, rental brokerage firms, and management associations.

Competition

The revenue-generating real estate market, of which we are a part, has a large number of competitors, ranging from major companies to new entrants. In particular, the real estate crowdfunding industry is crowded with competitors, with 267 companies having entered the market as of July 31, 2022, including many leading listed companies such as Owner’s Book, Creal, and Rimple.

Amidst this environment, Rimawari-kun has surpassed 180,000 registered members. According to a market survey titled Investigation to Prove and Verify No. 1 Market Share of the Japanese Real Estate Crowdfunding Industry in May 2022 conducted by Japan Marketing Research Organization (which we engaged for a fee in the amount of ¥1,900 thousand (approximately US$14 thousand) to conduct such survey), we have the largest membership among real estate crowdfunding services in Japan.

We have a growing customer base in addition to the diverse marketing methods and products tailored to various customer brackets. Furthermore, we believe that we differentiate ourselves from our competitors by providing data-driven services that utilize AI.

We are working to operate platforms that improve upon centralized real estate transactions previously left to real estate companies and banks by making real estate information transparent online and providing diverse financing through indirect financial functions. We intend to continue differentiating ourselves from other companies by improving the functionality of Rimawari-kun and other features.

Our Competitive Strengths

We believe that there are three major sources of our competitiveness: first, the use of AI and technology to bring the business processes of companies online; second, the fusion of real and technology professionals; and third, a variety of marketing methods and content development capabilities.

As an expert in AI and technology, SYLA Brain Co., Ltd.’s founder and Chief AI Officer, Tianqi Li, has developed a highly accurate AI system, which is a competitive advantage.

Rimawari-kun AI developed by SYLA Brain is based on a proprietary algorithm and has been recognized as the “most accurate price estimation model” by the Japanese Society for Artificial Intelligence 2020 and MIPR 2021.

The other AI services provided by SYLA Brain will be used to strengthen the business of each of our businesses and are not expected to be directly affected by industry and market trends.

We operate Rimawari-kun Miner, which designs, develops, and manufactures computers that incorporate state-of-the-art semiconductor graphics processing units (“GPUs”) used for AI and graphics processing. The Rimawari-kun Miner series of computers is uniquely designed for low power consumption and high performance and the machines are manufactured completely in-house, which has led to the establishment of a low-cost mass production system. In addition, the switch AI mining system developed by us and using AI to instantly identify and mine highly profitable cryptocurrencies is utilized to achieve industry-leading performance and business profitability by thoroughly reducing costs.

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Furthermore, we believe the computer maintenance and management business operated by SYLA Biotech Co., Ltd. is one of a limited number of businesses in Japan using renewable energy. In the recent environment of high electricity prices due to the weak yen and high raw material prices, we have achieved a reduction in procured electricity costs, giving it an advantage over electricity procured by other companies. (As of September 2022, ¥25 per kWh of regular electricity. Our renewable energy generation cost is ¥10 per kWh.) In addition, the introduction of AI technology has contributed to our superiority, as AI automatically manages temperature, humidity, power supply, and other factors to reduce labor costs.

Rimawari-kun facilitates the entry of individual investors into the real estate investment market with a minimum investment amount of ¥10,000 per unit, and its system, which allows all processes from membership registration to completion to be performed online, is promoting the online management of real estate investment.

We have in-house system development capabilities, with our engineering team accounting for 17% of our total staff, in order to create and offer new services, customer needs, in a speedy manner. In addition, with the expertise of professional staff from various real estate businesses and the know-how of other companies that have participated in the Rimawari-kun concept, we offer a wide range of products for various asset types, including residences, detached houses, commercial buildings, lodging facilities, factories, and others. The service also provides investors with an easy and enjoyable way to take the first step toward asset management through the projects of familiar and well-known personalities.

The product design centered on the development of such content has allowed Rimawari-kun to appeal to a wide range of members and has led to the stabilization of a growing customer base. In addition, the number of platform participants is consistently increasing, taking advantage of our large market share in Japan, and we believe the stable supply of products is leading to an excellent reputation among customers.

As mentioned above, our exclusive marketing initiatives through our capital and business alliance with Rakuten Group, as well as our unique marketing initiatives and content development capabilities for the purpose of utilizing points, are the foundation of our large market share in Japan.

Furthermore, by planning and developing products that go beyond real estate investment products, such as solar power plants and computers, we are capable of further broadening our customer base.

Furthermore, our commercial and residential real estate construction is dependent on loans from financial institutions. There are 30 financial institutions from which we can borrow, so we are not dependent solely on a unique financial institution.

We rely on subcontractors to perform 85% of the construction of our commercial and residential properties and to select and obtain raw materials. In addition, orders are distributed among multiple companies so as not to rely on a specific subcontractor. Also, there are more than 140 contractors commissioning construction work, so there is no dependence on a specific contractor. The following general contractors accounted for more than 10% of our construction orders for construction projects (which we intend to own or resale) during the two and a half year period from January 1, 2020 through June 30, 2022: Jyukyo Construction Co., Ltd. with 18.2%, Fuetsu Construction Co., Ltd. with 15.34%, and Shin-eikogyo Co., Ltd with 11.31%.

We are exposed to various risks as a result of such reliance on these subcontractors and their suppliers, including, the possibility of defects in our commercial and residential properties due to improper workmanship or materials used by such parties, which may require us to comply with our warranty obligations and/or bring a claim under an insurance policy. The subcontractors we rely on to perform the actual construction of our commercial and residential properties are also subject to a significant and evolving number of local and national governments, including laws involving matters that are not within our control. If these subcontractors who construct our commercial and residential properties fail to comply with all applicable laws, we can suffer reputational damage and may be exposed to liability. Subcontractors are independent of the commercial and residential property builders that contract with them under normal management practices and the terms of trade contracts and subcontracts within the commercial and residential property building industry. We do not have the ability to control what these independent subcontractors pay to or the work rules they impose on their employees. However, various federal and local governmental agencies have sought, and may in the future seek, to hold contracting parties like us responsible for our subcontractors’ violations of wage and hour laws, or workers’ compensation, collective bargaining and/or other employment-related obligations related to subcontractors’ workforces. Governmental agency determinations or attempts by others to make us responsible for our subcontractors’ labor practices or obligations, whether under “joint employer” theories, specific prefecture laws or regulations, or otherwise, could create substantial adverse exposure for us in situations that are not within our control and could be material to our business, financial condition and results of operations. We can also suffer damage to our reputation, and may be exposed to possible liability, if subcontractors fail to comply with applicable laws, including laws involving actions or matters that are not within our control. However, regardless of the steps we take after we learn of practices that do not comply with applicable laws, rules or regulations, we can in some instances be subject to fines or other governmental penalties, and our reputation can be injured, due to the practices having taken place.

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Our Growth Strategy

Business growth through platform expansion

(Unit：mn 1USD=135.69JPY)

Revenues,net
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
96.84
122.82
65.37
FY2020 4Q Total
FY2021 4Q Total
FY2022 2Q Total

Gross Profit
25.00
20.00
15.00
10.00
5.00
0.00
20.74
23.21
11.33
FY2020 4Q Total
FY2021 4Q Total
FY2022 2Q Total

SYLA Technologies Copyright © SYLA CO.,LTD. All rights reserved.

We aim to become a leading prop-tech company in Japan.

The Japanese revenue-generating real estate market, of which we are a part, is a market estimated to be worth ¥272,300,000,000 thousand (approximately US$2,000,000,000 thousand) and is expected to continue to expand significantly.

In addition, in May 2022, the law was amended to allow real estate transactions to be conducted online. In Japan, 66% of banking transactions and 50% of brokerage transactions, respectively, are conducted online. In this first year of online transactions, our mission is to protect our customers and increase convenience and transparency in real estate online transactions.

100

*See figures for 2021 from MyBoscom’s “Survey on Internet Banking” (2021).

Refer to 2021 figures from the Japan Securities Dealers Association’s “National Survey on Securities Investment (Summary of Survey Results)” (2021).

Growth potential of the real estate crowdfunding market

(Unit：100M yen)
12
54
92
250
2018
2019
2020
2021

SYLA Technologies

Copyright © SYLA CO.,LTD. All rights reserved.

As mentioned above, we already have a large share of the real estate crowdfunding market in Japan, and from here we aim to further evolve into an asset management platform that handles a variety of investment products. We aim to surpass the 350,000 members of FUNDRISE, the largest U.S. real estate crowdfunding company, to become the world’s leading platform in terms of market share by leveraging our existing customer base, our diverse marketing methods, products tailored to various customer brackets, and data-driven services that utilize AI. (see https://fortune.com/2022/07/09/rental-property-homes-recession-proof-investment-fundrise-ben-miller/),

Among these, we believe that strengthening the technology field is a high priority. In order to become a service that provides world-class user interface/experience design (UI/UX) that is highly evaluated by customers, it is necessary to hire tech personnel with diverse backgrounds, including engineers, creators, and marketers. By increasing the number of technology personnel to 23% of the total workforce (currently 17%) in FY 2023, we believe we will be able to accelerate our business in the prop-tech area.

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About AI

The highly accurate Rimawari-kun AI developed by Tianqi Li, our Chief AI Officer, is based on a proprietary algorithm and has been recognized as the “most accurate price estimation model” by the Japanese Society for Artificial Intelligence 2020 and MIPR 2021 In order to update all of our businesses with the power of AI, we will promote the shift to AI/online for all of our businesses.

Our growth strategy regarding AI provided to each of our businesses is as follows.

Use of AI for Rimawari-kun Apartment Management

AI will be used to analyze customer data accumulated by us over many years, forecast replacement demand, and provide a service that makes proposals to customers at the appropriate time, thereby improving the real estate closing rate.

Use of AI for Rimawari-kun Pro

Rimawari-kun AI provides advice on real estate transactions to investors and real estate businesses based on data analyzed by Rimawari-kun AI, such as property rent forecasts and real estate price evaluations. Rimawari-kun AI has already been implemented and will be evolved into a service for investors and businesses.

Rimawari-kun Solar

SYLA Solar is developing its business mainly through income from the sale of solar power, but the price of electricity on the Japan Wholesale Power Exchange is extremely volatile, especially during the daytime when there is an oversupply of sunlight, which can lead to a difference of several tens of times in the price of electricity sold.

We aim to develop a demand-forecasting AI to maximize profit from electricity sales. By using AI to forecast electricity demand on an hourly basis based on weather and environmental information, generated electricity can be stored in storage batteries during periods when electricity prices are low and sold later when prices are highest.

Rimawari-kun Miner

Although we do not directly engage in crypto mining, we facilitate crypto mining by third parties who purchase (i) computers with crypto mining capabilities manufactured, sold and maintained by us and (ii) services of our proprietary AI switch system which automatically collects cryptocurrency market information and notifies customers which coins were most profitable in the past 24 hours (which customer then chooses which coins to mine based on such market information). The deterioration of the crypto currency market conditions since mid-September 2022 and delays in deliveries of parts and materials to produce the computers with crypto mining capabilities has adversely affected sales of our computers with crypto mining capabilities in 2022.

Computer maintenance and management

The AI management system developed by us has already been introduced in the computer maintenance and management business. The AI system automatically manages temperature, power supply, and other factors, reducing labor costs. To further improve operational efficiency, we are pushing forward with the development of a remote switch-conversion device and the evolution of computer management systems.

In order to build and strengthen the multi-sided platform, Rimawari-kun will not only involve investors but also continue to expand the environment for diverse businesses to participate in order to make projects even more attractive. By filing or registering as a Type II Financial Instruments Business, we will be able to formulate larger-scale projects and take them off the balance sheet using the SPC scheme, improving our financial position while allowing institutional investors to participate and using debt financing to form profitable projects.

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Soccer Stadium Development Project

Local Government

Aid

Aimig for Promotion to the Proffetional League Local Soccer Clubs

SYLA Technologies

Apartment Developer

Commercial Property Developer

Focusing on the construction of a dedicated soccer stadium
Development of the entire neighborhood through public-private partnership

・Commercial facilities in the surrounding area
・Apartment development

Invest

Return + Benefit

Investors

Benefit

Investment 500,000 yen or more	Investment 1 million yen or more

Autographed uniform	Annual use rights for VIP seating (nameplate included) Use rights to be sold as NFT

SYLA Technologies

Copyright © SYLA CO.,LTD. All rights reserved.

The Rimawari-kun platform will become a new infrastructure for indirect financial functions that can raise funds without relying on banks.

Revenue-generating real estate market size [Note1]		Real estate loans		
Approx. 272 trillion yen	−	**Approx.84 trillion yen**	=	**188 trillion yen**

Approximately 70% of the real estate market does not have access to financing.
Rimawari-kun replaces banks and performs an indirect function.

(Note 1) Refer to the figures for rental housing from NLI Research Institute, "Real Estate Investment Market Size in Japan (1) 3-. Asset Size by Use" from March 12, 2021.

SYLA Technologies
Copyright © SYLA CO.,LTD. All rights reserved.

This diversity of financing and increased options will allow for agile and flexible real estate development and will also accommodate the various portfolio designs of investors.

In the long term, SYLA Solar Co., Ltd. will continue to expand the purchase of land for solar power plants and develop and own mega solar power plants in response to the 2050 Carbon Neutral Declaration. We will also supply solar power to apartments and computer data centers developed and manufactured by us.

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SYLA Biotech Co., Ltd. manufactures renewable energy computers using solar power, groundwater cooling, and biomass power generation, develops biomass power plants, sells electricity, and provides AI systems for computer management.

In the biomass power generation and power sales business, we have succeeded in developing biomass power generation at less than ¥10 per kWh, which is far more competitive than the electricity currently procured in the market. Furthermore, we plan to develop biomass power plants throughout Japan in order to achieve the government’s goal of increasing the rate of renewable-based energy. Together with SYLA Solar, our subsidiary, we will expand sales of renewable energy power utilizing both solar power and biomass throughout Japan and expand our sales network to large power consumers.

As mentioned above, the law in Japan was amended in May 2022 to allow real estate transactions to be conducted online. The ratio of online transactions in the real estate business in Japan was 0% until 2021, but demand is expected to grow over several decades due to the amendment of the law. Today, with online transaction ratios for banks and brokerage companies exceeding 66% and 50%, respectively, we see this amendment to the law as a major business opportunity for us as a prop-tech company. The asset management platform “Rimawari-kun” will provide a metaverse space through the Rimawari-kun Town function (a service that is planned to be launched by the end of February 2023). Rimawari-kun Town will be a space in the metaverse that is accessible through our platform where customers will be able to virtually go to inspect and review real properties using augmented reality and virtual reality. Additionally, through the Rimawari-kun Town function, users will be able to communicate with our staff through chat tools. The purpose of this service is not to handle virtual assets, but to allow customers around the world to receive information on our real estate assets through Rimawari-kun Town. We plan to use this as a gateway to enable online real estate investment, which will include property inspections, important information explanations, and contract signing. Notwithstanding, following the launch of Rimawari-kun Town, customers participation on Rimawari-kun Town will be optional. As an alternative to using the metaverse of Rimawari-kun Town, the customers will continue to be able to access, review and inspect real properties appearing on Rimawari-kun through photos and videos on the Company’s website. Furthermore, in the field of real estate crowdfunding, where investments can be made for as little as ¥10,000 (approximately US$74) in a real estate investment among a portfolio of real estate investment opportunities offered on our crowdfunding platform, the Company will leverage its already large market share in Japan to develop a variety of asset management products, including not only condominiums and solar power, but also computers that operate on renewable energy. “Rimawari-kun Pro,” a service that offers large-scale investment properties to wealthy clients and professionals (corporations), was launched to address a market that has been characterized by opaque bidding and information enclosure by major companies. As of September 2022, the service has already achieved more than 100 member companies, and has already resulted in contracts of ¥6,780,000 thousand (approximately US$50,000 thousand) for six properties.

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The Ministry of Land, Infrastructure, Transport and Tourism (MLIT) has been studying the establishment of rules for “real estate ID” in order to improve productivity of the entire real estate industry, promote the distribution and utilization of real estate, and promote online real estate transactions in response to the growing momentum to establish a real estate information database like the MLS in the United States. This will enable data collection of contract price trends, transparency of information, and linkage to the latest urban planning and hazard maps by linking to data held by the government, which will dramatically improve the labor productivity of real estate professionals. As a result, not only will real estate transactions become more active and real estate liquidity increase but the value of real estate in Japan can also be expected to improve.

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Furthermore, as stated in the national policy of “Invest in Kishida,” various deregulations are being implemented to shift the approximately ¥1,100,000,000,000 thousand (approximately US$8,100,000,000 thousand) in cash and deposits that are stagnant in Japan to asset management. We are promoting the online asset management process by integrating technology and real life and providing content that makes investment more accessible to those who have not had the opportunity to participate in investment while creating an environment that is easy to use and understandable to everyone. The service aims to solve the “retirement fund and pension problem” that has become an issue in the era of 100-year life expectancy in Japan.

By having businesses use Rimawari-kun for development-type funds, it will become possible for them to value properties on their own, whereas until now property valuations were centralized in the hands of the banks. The technology will also make it possible for projects that could not be commercialized in the past to connect with individual investors nationwide online and become commercialized.

We are confident that Rimawari-kun is an innovative service that can be used by businesses as a new means of procuring indirect financing.

Intellectual Property

Trademark

The names and marks SYLA, SYFORME, SYNEX, Senior Tech Apartments, Pet Tech Apartments, Rimawari-kun, Supportive Real Estate Crowdfunding “Rimawari-kun”, MAISON LE REVE, Livers Apartments, and SYLA IoT Apartments appearing in this prospectus are the property of the Company and are registered tradenames and trademarks of the Company in Japan only. None of our names and marks appearing in this prospectus are currently registered in the United States. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend any use or display by us of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Impact of the COVID-19 Pandemic

The spread of novel coronavirus infection has had a major impact on the economy and employment worldwide, causing many people to feel uneasy about their lives in the future. Under these circumstances, the importance of investment in anticipation of the future and asset management to protect one’s livelihood has been attracting attention, and interest in retirement funds has been increasing, encouraged by the social situation known as the “era of 100-year life expectancy.” For these reasons, the asset management market and the revenue-generating real estate market continue to expand.

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Recent Developments

SYLA Biotech

In April 2022, the Company and Makoto Ariki, a 5% shareholder of SYLA Brain, established SYLA Biotech Co., Ltd. (“SYLA Biotech”), previously known as RE100.com Co., Ltd., with the Company and Makoto Ariki each holding 50% equity interest of SYLA Biotech. The Company’s ownership interest in SYLA Biotech was further increased to 60% as a result of share issuance on September 14, 2022.

Consulting Agreement

On May 13, 2022 (“Effective Date”), the Company entered into a Consulting and Services Agreement (the “Consulting Agreement”) with HeartCore Enterprises, Inc. (“HeartCore”). Pursuant to the terms of the Consulting Agreement, the HeartCore agreed to provide the Company certain services, including the following (collectively, the “Services”):

(i)	Assistance with the selection and negotiation of terms for a law firm, underwriter and auditing firm for the Company;
(ii)	Assisting in the preparation of documentation for internal controls required for an initial public offering by the Company;
(iii)	Providing support services to remove problematic accounting accounts upon listing;
(iv)	Translation of requested documents into English;
(v)	Attend and, if requested by SYLA, lead meetings with the Company’s management and employees;
(vi)	Provide SYLA with support services related to the Company’s NASDAQ or NYSE American listing;
(vii)	Conversion of accounting data from Japanese standards to U.S. GAAP;
(viii)	Services to remove problematic accounting accounts upon listing;
(ix)	Support for the Company’s negotiations with the audit firm;
(x)	Assist in the preparation of S-1 or F-1 filings; and
(xi)	Preparing an investor presentation/deck and executive summary of the Company’s business and operations.

In providing the Services, the HeartCore will not perform accounting services, and will not act as an investment advisor or broker/dealer. Pursuant to the terms of the Consulting Agreement, the parties agreed that HeartCore will not provide the following services, among others: negotiation of the sale of the Company’s securities; participation in discussions between the Company and potential investors; assisting in structuring any transactions involving the sale of the Company’s securities; pre-screening of potential investors; due diligence activities; nor providing advice relating to valuation of or financial advisability of any investments in the Company.

Pursuant to the terms of the Consulting Agreement, the Company agreed to compensate HeartCore as follows in return for the provision of Services during the six-month term (the “Term”):

(a)

US$500,000, to be paid as follows: (i) US$200,000 on the Effective Date; (ii) US$150,000 on the three-month anniversary of the Effective Date; and (iii) US$150,000 on the six-month anniversary of the Effective Date; and

(b)	Issuance by the Company to HeartCore of a common share purchase warrant (the “Warrant”), deemed fully earned and vested as of the Effective Date, to acquire a number of shares of capital stock of SYLA, to initially be equal to 2% of the fully diluted share capital of the Company as of the Effective Date, subject to adjustment as set forth in the Warrant.

For any services performed by the Company beyond the Term, SYLA will compensate the Company for Services at the rate of US$150 per hour, based on the hours spent by personnel of the Company.

The Consulting Agreement’s Term of six-months shall expire unless renewed upon mutual written agreement of the parties.

Warrant

On May 13, 2022, the Company issued a warrant to purchase common stock to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company. At any time beginning on the date of the initial public offering (“IPO Date”) until ten years following completion of an initial public offering resulting in the Company’s shares being listed on a national stock exchange, HeartCore may exercise the warrant to purchase 2% of the fully diluted share capital of the Company as of the IPO Date, for an exercise price per share of US$0.01, subject to adjustment as provided in the warrant. This warrant was terminated upon the issuance of the stock acquisition rights to HeartCore described immediately below.

Stock Acquisition Rights

On November 9, 2022, the Company allotted 5,771 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors on November 9, 2022 in substitution for the Warrant executed as of May 13, 2022 between the Company and HeartCore. The stock acquisition right is exercisable upon a successful listing on the Nasdaq Capital Market or NYSE American and has an exercise price of US$0.01 per share and is fully vested. The number of shares underlying each stock acquisition right is calculated as the number of issued and outstanding common shares on a fully diluted basis as of the previous day of the listing date on a stock exchange multiplied by 2% and divided by 5,771, subject to adjustment as provided in the 9th Stock Acquisition Rights Allotment Agreement, dated November 9, 2022, between the Company and HeartCore.

Amendments to Consulting Agreement

The Company entered into Amendment Nos. 1 and 2 to Consulting and Services Agreement (the “Amendments to Consulting Agreement”) with HeartCore on August 17, 2022 and November 15, 2022, respectively.

Pursuant to the terms of the Amendments to Consulting Agreement, the payment date of the second payment in the amount of US$150,000 (“Second Payment”) that is required under the terms of the Consulting Agreement has been amended to be on the last day of the month following the successful listing of the Company on the Nasdaq Capital Market or NYSE American and the completion of the submission of vouchers for consulting services performed by HeartCore for the Company. In addition, the issuance of an additional warrant that was contemplated by Amendment No. 1 to Consulting and Services Agreement in lieu of the Second Payment was terminated by Amendment No. 2 to Consulting and Services Agreement that revived the Second Payment to be made at the amended payment date set forth above.

Loans

During the period from July 1, 2022 through December 15, 2022, the Company entered into various loans with banks and financial institutions for working capital purpose and for the purpose of purchasing and constructing real estate properties. The Company paid off certain loans in an aggregate amount of approximately JPY1,000,000 ahead of schedule as the pledged real estate properties and solar power systems were sold to customers.

Leases

During the period from July 1, 2022 through December 15, 2022, the Company entered into various lease agreements for real estate properties and land for the purpose of subleasing, and constructing solar power plants and solar power systems, respectively.

Independent Director Agreement

On November 30, 2022, Mr. Ferdinand Groenewald was appointed as an independent director of the Board of Directors of the Company as of December 1, 2022. Ferdinand Groenewald entered into an Independent Director Agreement with the Company dated as of December 5, 2022. For a detailed description of the terms of the Independent Director Agreement, see “Management—Independent Director Agreement – Ferdinand Groenewald” on page 112 of this prospectus.

Facilities

The Company’s head office is located on the 7th floor of Ebisu Prime Square Tower, 1-1-39, Hiroo, Shibuya-ku, Tokyo, and leases approximately 990.1 m2 of office space from an unrelated third party. The initial term of this lease expired on August 31, 2016 and was automatically renewed on September 1, 2016 and is due to expire on September 30, 2024 with an automatic renewal for three additional years. The terms of the office lease provide for a base rent of ¥7,787,896 per month and a sales tax contribution of ¥778,789 per month.

Employees

As of December 15, 2022, SYLA Technologies Co., Ltd. and its subsidiaries had in aggregate 102 full-time employees and 6 part-time employees as follows:

Function	Full-Time Employees	Part-Time Employees
Technologies	8	1
Sales and Marketing	28	-
Development	23	2
Construction	10	-
Solar	17	-
Management (Finance, HR, General Admin)	16	3

None of our employees is represented by a union. We consider our relations with our employees to be good.

Government Regulation

The real estate development business conducted by the Company’s is regulated by the Building Standards Act, the Construction Business Act, the Real Estate Brokerage Act, the City Planning Act, the Housing Quality Assurance Act, the Rental Real estate Management Business Optimization law, Act on Advancement of Proper Condominium Management, the Industrial Safety and Health Act, the Consumer Contract Act, the Act against Unjustifiable Premiums and Misleading Representations, and many other laws, ordinances and municipal regulations. However, in the event of a major revision of laws and regulations that could lead to stricter regulations or cost burdens for vendors, or the revocation of licenses, registrations, or permissions for any reason, our business activities could be significantly restricted, and we would be forced to take measures to ensure compliance. In the event of a major revision of laws and regulations, which may result in tighter regulations or cost burdens, or the cancellation of licenses, registrations, or permits for some reason, our business activities may be significantly restricted, which may affect our business performance

Regulations Relating to Real Estate Business

Construction of Buildings

Our business involving the construction of buildings is generally subject to the Building Standards Act. Under this law, any entity that constructs whether by itself or through a third-party contractor, any building that is larger than a certain size or that is located in certain designated areas must obtain a certificate of prior confirmation for the planned construction as well as a certificate of completion thereof from an inspector appointed by the local authorities. Such certificates confirm that the building conforms to the standards prescribed by the Building Standards Act and relevant regulations. In addition, the local authorities may order the suspension of construction or the demolition, reconstruction, remodeling, or repair of any building, or may prohibit or limit the use of any building, if the building does not conform to the relevant building standards. Such standards include those relating to the use, height, and structure of buildings, including the seismic design, the building-to-land area ratio, and fire prevention, security, and sanitation requirements.

The relevant site may be subject to general restrictions under the City Planning Act, which designates areas where certain usage is not allowed. If and when we intend to perform development activities in specified designated areas, we must firstly obtain permission from the relevant governor.

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Sales and Brokerage of Real Estate

Our business involving property sales and brokerage of real estate transactions is subject to the Real Estate Brokerage Act. Under this law, any person who intends to engage in the business of the sale and purchase of buildings and building lots or the brokerage of sale and purchase or leasing thereof, referred to by this law as a real estate trader, must firstly obtain a license from the Minister of Land, Infrastructure, Transport, and Tourism or the relevant governor of the municipal government in Japan. The minister or the relevant governor may revoke such license or order the suspension of business for a period of up to one year if the real estate trader enters into a transaction that violates the Real Estate Brokerage Act or otherwise engages in substantially inappropriate conduct. This law also requires real estate traders to employ, or otherwise enlist the services of, a certain number of qualified and registered real estate transaction managers.

The Real Estate Brokerage Act imposes various obligations on real estate traders in connection with their business. For instance, real estate traders must ensure that their real estate transaction managers deliver to property purchasers, lessees and/or certain relevant parties documents setting forth important matters relating to the property and provide sufficient explanations to these parties before entering into real estate contracts. In addition, the Real Estate Brokerage Act places limits on the size of deposits that may be collected from a purchaser and on liquidated damages payable to real estate traders and also provides restrictions on advertisements relating to the business of real estate traders.

In May 2022, the amendments to the Real Estate Brokerage Act and related regulations came into effect, allowing documents that were previously required to be delivered in writing, such as the documents setting forth important matters relating to the property, to be delivered by electronic means, subject to the consent of the property purchasers, lessees, and/or certain relevant parties. The amendments, in effect, allow real estate transactions to be completed entirely online.

Lease of Buildings

Leases of buildings in Japan are governed principally by the Civil Code and the Act on Land and Building Leases. In relation to building lease transactions, the Act on Land and Building Leases generally takes priority over the Civil Code principally in terms of protection of rights of lessees. Except where the Act on Land and Building Leases provides otherwise, its provisions are compulsorily applicable to building leases, regardless of the terms of the relevant lease agreement, especially where the terms are less favorable to a lessee than the provisions of the Act on Land and Building Leases.

Lease Term

A building lease agreement may have either a fixed or an indefinite term. Under the Act on Land and Building Leases, however, a building lease having a term of less than one year is deemed to have an indefinite term. Even if the building lease is for a fixed term of one year or more, unless the landlord gives notice of its intention not to renew the lease generally six months prior to the expiration of the term, the lease is automatically deemed to be renewed without a fixed term.

The Act on Land and Building Leases provides that a building lease may be terminated by the landlord on six months’ notice, although a longer notice period may be required if such longer period is provided for in the relevant lease agreement. However, in the case of building leases having a fixed term of one year or more, the lease generally cannot be terminated prior to the end of that term unless the lease agreement specifically provides otherwise.

Notwithstanding the foregoing, the landlord may not give notice of intention not to renew, or of termination of, a lease unless it has a justifiable reason for not renewing or terminating the lease in light of a number of factors, including: each of the landlord’s and the lessee’s need for the building for its own use; the history of the building lease; the present use of the building; the current condition of the building; and the amount of money the landlord is offering to pay the lessee in consideration of vacating the building.

Adjustment of Rent

The Act on Land and Building Leases provides that either party to a building lease agreement may demand that the rent be increased or decreased, regardless of the provisions of the lease agreement, if the rent has become unreasonable (i) as a result of any increase or decrease in taxes or other charges imposed on the leased building or the underlying land, (ii) as a result of any increase or decrease in the price of such building or land or any other change in economic condition, or (iii) in light of the rents of comparable buildings in the immediate area. This provision of the Act on Land and Building Leases, however, will not permit a landlord to demand an increase in rent if the relevant lease agreement provides that the rent shall not increase for a specific period.

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If no agreement is reached between the parties with respect to an increase or decrease in the amount of the rent, either party may seek a court order. In such case, the court will determine whether and to what extent the amount of the rent shall be adjusted taking into consideration various factors, including those described in (i) through (iii) above. If the court determines that the rent should be decreased, the landlord will be ordered to return any excess rent collected after the lessee’s initial demand and to pay interest on such excess amount, if any, at a rate of 10% per annum.

Special Fixed-term Building Lease

The Act on Land and Building Leases provides that the rules regarding renewals of lease agreements do not apply to a type of special fixed-term building lease known as teiki tatemono chintaishaku. Further, the landlord and the lessee may exclude the application of the rules regarding adjustment of rent described above.

Environmental Regulation

Our leasing, development, and reconstruction operations are subject to the Soil Contamination Countermeasures Act. Under this law, if a local governor finds that the level of soil pollution in a given area of land due to hazardous or toxic substances exceeds the standards prescribed by the Ministry of the Environment of Japan and that area of land is polluted to such an extent that it has caused or may cause harm to human health, the governor must designate the area of land as a polluted area and the governor may order the current owner of such land to remove or remediate hazardous or toxic substances on or under the land in accordance with a plan for the removal and remediation, in principle, whether or not the current owner knew of, or was responsible for, the presence of such hazardous or toxic substances.

Liability for Defect of Warranty and Non-Conformity to the Contract

In connection with our property sales businesses, pursuant to the Civil Code or other certain laws, we may be subject to potential liabilities for “defects” in relation to a contract for sale or work entered into on or before March 31, 2020 or “non-conformity to the contract” in relation to a contract for sale or work entered into on and after April 1, 2020. On April 1, 2020, the Act Partially Amending the Civil Code came into force and the provisions of the liability for defect of warranty were wholly amended such that the concept of “defects” was replaced by the concept of “non-conformity to the contract” with clarification of liabilities arising from such non-conformity.

Under the Civil Code, if there is any latent defect or any non-conformity to the contract in the subject matter of a sale or if there is any defect or any non-conformity to the contract in the subject matter of work performed, the seller or the constructor of buildings or building lots is statutorily liable for the defect of warranty or the non-conformity to the contract vis-à-vis the purchaser or the contractee. These statutory liabilities are generally available for one year from (i) the date on which the purchaser becomes aware of the latent defect or the non-conformity to the contract with respect to the kind or quality, (ii) the time of the delivery of the subject matter of work performed with defects, or (iii) the date on which the contractee becomes aware of the non-conformity to the contract with respect to the kind or quality. In case of non-conformity to the contract, after the above-mentioned partial amendment to the Civil Code, these statutory liabilities can be enforced by a cancellation of the underlying sale, by requesting deduction of sale price, by requesting realization of conformity, or by requesting damages, which may include resale profit. The Real Estate Brokerage Act generally prohibits real estate traders, as sellers of buildings or building lots, from modifying these liabilities unfavorably to the purchaser.

The Housing Quality Assurance Act, imposes stricter liability against sellers of newly built houses including new condominium units and constructors of new houses, under which a seller and a constructor of a new house is statutorily liable for a defect of the primary parts of the house for 10 years from delivery of it under certain conditions, and any agreement which purports to modify these liabilities unfavorably to the purchaser or the contractee is void.

Regulations Relating to Real Estate Crowdfunding Business

Real Estate Specified Joint Enterprise Act was enacted in 1995 to protect investors in “real estate specified joint enterprises” and to develop real estate specified joint enterprises.

A real estate specified joint enterprise is a business in which an operator solicits investments from multiple investors through silent partnership or voluntary partnership agreements, acquires, leases, and manages income-producing real estate with the money collected, and distributes the profits earned through the acquisition to the investors.

The real estate crowdfunding business is licensed by the Governor of Tokyo under the Real Estate Specified Joint Enterprise Act, but the crowdfunding market is still in its infancy and the Real Estate Specified Joint Enterprise Act may be revised in the future. In the event of any such amendment, we will take immediate action to address the issue. However, if the tightening of regulations due to the amendment of the law has a significant impact on our business operations, it may affect our business activities, financial position, and business performance.

Currently, the Real Estate Specified Joint Enterprise Act does not service operator’s capital must meet the amount required for licensing, and the service operator must have the necessary financial basis to operate a real estate specified joint enterprise and the human resources to properly carry out the business.

The terms and conditions of the Real Estate Specified Joint Enterprise Agreement must meet the criteria. Each office must have a business manager who meets specific requirements, including a licensed real estate transaction specialist.

Establishing a system for electronic transaction operations so that investors can obtain sufficient information when conducting pre-contract explanations and concluding contracts over the Internet. The service provider is required to comply with the basic requirements for real estate specified joint businesses, such as the following. In addition, when changing the workflow or documents to be used, it is necessary to apply to the Tokyo Metropolitan Government each time and obtain permission. If a service provider violates this law, its license will be revoked, and in serious cases, its business will be suspended. Any service providers violate this Act will lead to revocation of its license and, in serious cases, shutdown of its business.

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Regulations Relating to Electricity Business

Electricity Business Act (Act No. 170 of July 11, 1964) is to protect the interests of electricity users and move toward achieving the sound development of electricity business by realizing appropriate and reasonable management of electricity business, and assuring public safety and promoting environmental preservation by regulating the construction, maintenance and operation of electric facilities. Especially, Act on Special Measures Concerning Procurement of Electricity from Renewable Energy Sources by Electricity Utilities (Act No. 108 of August 30, 2011) is important act for renewable energy business.

This Act is to promote the use of renewable energy sources as energy sources for electricity by taking special measures for price, period, etc. with regard to the procurement of electricity from renewable energy sources by electricity utilities, taking into consideration that the use of renewable energy sources as energy sources is important in securing a stable and appropriate supply of energy in accordance with the economic and social environment in Japan and abroad and in reducing the environmental load arising from energy supply, thereby contributing to the strengthening of the international competitiveness of Japan and the sound development of the national economy, including the promotion of Japanese industry and the revitalization of local communities.

On February 25, 2020, a cabinet decision was made on the Bill for the Act of Partial Revision of the Electricity Business Act and Other Acts for Establishing Resilient and Sustainable Electricity Supply Systems. The bill will be submitted to the 201st ordinary session of the Diet which consists of three sections, Partial revision of the Electricity Business Act, Partial revision of the Act on Special Measures Concerning Procurement of Electricity from Renewable Energy Sources by Electricity Utilities (“Act on Renewable Energy Special Measures”), and Partial revision of the Act on the Japan Oil, Gas and Metals National Corporation, Independent Administrative Agency (“JOGMEC Act”).

Act on Renewable Energy Special Measures is key factor for the company as it is to encourage renewable energy generators to secure their predictability for investment return and take market-conscious activities, the revised Act is to establish a Feed-in-Premium (FIP) scheme in addition to the existing FIT scheme, a new scheme in which renewable energy generators are able to receive a certain level of premium based on the market price, is to establish a system in which part of the expenditures for fortifying electricity grids necessary for expanding the introduction of renewable energy into businesses, e.g., regional interconnection lines, which regional electricity transmission/distribution businesses bear under the current Act, is to be supported based on the surcharge system across Japan, and is to impose obligations on renewable energy generators to establish an external reserve fund for the expenditures for discarding their facilities for generating renewable energy as a measure for addressing concerns over inappropriate discarding of PV facilities. Any service providers violate this Act will lead to revocation of its license and, in serious cases, shutdown of its business.

Electricity Business Act (Act No. 170 of July 11, 1964) is to protect the interests of electricity users and move toward achieving the sound development of electricity business by realizing appropriate and reasonable management of electricity business, and assuring public safety and promoting environmental preservation by regulating the construction, maintenance and operation of electric facilities. Especially, Act on Special Measures Concerning Procurement of Electricity from Renewable Energy Sources by Electricity Utilities (Act No. 108 of August 30, 2011) is important act for renewable energy business.

This Act is to promote the use of renewable energy sources as energy sources for electricity by taking special measures for price, period, etc. with regard to the procurement of electricity from renewable energy sources by electricity utilities, taking into consideration that the use of renewable energy sources as energy sources is important in securing a stable and appropriate supply of energy in accordance with the economic and social environment in Japan and abroad and in reducing the environmental load arising from energy supply, thereby contributing to the strengthening of the international competitiveness of Japan and the sound development of the national economy, including the promotion of Japanese industry and the revitalization of local communities.

On February 25, 2020, a cabinet decision was made on the Bill for the Act of Partial Revision of the Electricity Business Act and Other Acts for Establishing Resilient and Sustainable Electricity Supply Systems. The bill will be submitted to the 201st ordinary session of the Diet which consists of three sections, Partial revision of the Electricity Business Act, Partial revision of the Act on Special Measures Concerning Procurement of Electricity from Renewable Energy Sources by Electricity Utilities (“Act on Renewable Energy Special Measures”), and Partial revision of the Act on the Japan Oil, Gas and Metals National Corporation, Independent Administrative Agency (“JOGMEC Act”).

Act on Renewable Energy Special Measures is key factor for the company as it is to encourage renewable energy generators to secure their predictability for investment return and take market-conscious activities, the revised Act is to establish a Feed-in-Premium (FIP) scheme in addition to the existing FIT scheme, a new scheme in which renewable energy generators are able to receive a certain level of premium based on the market price, is to establish a system in which part of the expenditures for fortifying electricity grids necessary for expanding the introduction of renewable energy into businesses, e.g., regional interconnection lines, which regional electricity transmission/distribution businesses bear under the current Act, is to be supported based on the surcharge system across Japan, and is to impose obligations on renewable energy generators to establish an external reserve fund for the expenditures for discarding their facilities for generating renewable energy as a measure for addressing concerns over inappropriate discarding of PV facilities. Any service providers violate this Act will lead to revocation of its license and, in serious cases, shutdown of its business.

Regulations Relating to Overall Business

There are various labor-related laws in Japan, including the Labor Standards Act, the Industrial Safety and Health Act, and the Labor Contracts Act. The Labor Standards Act regulates, among others, minimum standards for working conditions such as working hours, leave period, and leave days. The Industrial Safety and Health Act requires, among others, the implementation of measures to secure employee safety and protect the health of workers in the workplace. The Labor Contracts Act regulates, among others, the change of terms of employment contracts and working rules, and dismissal and disciplinary action. We comply with these regulations.

The Act on the Protection of Personal Information and related guidelines impose various requirements on businesses, including our group companies, that use databases containing personal information, such as appropriate custody of such information and restrictions on information sharing with third parties. Non-compliance with any order issued by the Personal Information Protection Commission or any other relevant authorities to take necessary measures to comply with the law could subject us to criminal and/or administrative sanctions. As a result of recent amendments, anonymously processed information (tokumei kako joho), pseudonymized information (kamei kako joho), and individual-related information (kojin kanren joho) are subject to the Personal Information Protection Act.

Legal Proceedings

From time to time, we are involved in various legal proceedings arising from the normal course of business activities. We are not presently a party to any litigation the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

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MANAGEMENT

Our Executive Officers, Directors, and Corporate Auditors

The following table sets forth the names, ages and positions of our executive officers and members of our board of directors and of our board of corporate auditors as of the date of this prospectus. The business address of all of persons identified below is Ebisu Prime Square Tower 7F, 1-1-39, Hiroo, Shibuya-ku, Tokyo, Japan.

Name	Age	Positions Held
Officers and Directors
Hiroyuki Sugimoto	45	Chief Executive Officer (CEO), Co-President and Director

Yoshiyuki Yuto	46	Chairman of the Board of Directors, Chief Operating Officer (COO), Co-President and Director

Takahide Watanabe	40	Chief Strategy Officer (CSO) and Director

Tomohiro Ikeda	47	Chief Financial Officer (CFO) and Corporate Secretary

Takeshi Fuchiwaki	36	Chief Growth Officer (CGO)

Taku Okawa	40	Chief Technology Officer (CTO)

Tianqi Li	33	Chief AI Officer (CAIO)

Mitsuhiro Kawashima	43	Executive Officer

Akihito Takano	52	Executive Officer

Makoto Ariki	34	Executive Officer

Tomoyoshi Uranishi	71	Independent Director

Ferdinand Groenewald	38	Independent Director

Ikuo Yoshida	64	Corporate Auditor (full-time)

Keiji Torii	75	Corporate Auditor

Yoshihide Sugimoto	42	Corporate Auditor

* Members of our statutory Board of Corporate Auditors are not members of our Board of Directors.

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Biographical Information

The following is a summary of certain biographical information concerning our executive officers, directors, and corporate auditors.

Executive Officers

Hiroyuki Sugimoto

Mr. Sugimoto has served as the Chief Executive Officer and Co-President of SYLA Technologies Co., Ltd. since July 2022 and a director of SYLA Technologies Co., Ltd. since March 2017. He has also served as a director of SYLA Co., Ltd., a wholly owned subsidiary of SYLA Technologies Co., Ltd., since April 2022. He graduated from Kawasaki Sogo High School of Science in 1996. Mr. Sugimoto does not and has not previously served as a director of any reporting company.

Yoshiyuki Yuto

Mr. Yuto has served as the Chief Operating Officer and Co-President of SYLA Technologies Co., Ltd. since July 2022 and Chairman of the Board of Directors of SYLA Technologies Co., Ltd. since August 2017. From August 2010 to July 2017, he served as a director of SYLA Technologies Co., Ltd. From August 2010 to June 2022, Mr. Yuto served as the Chief Executive Officer and President of SYLA Technologies Co., Ltd. since August 2010. Since 2010, he has also served as the Chief Executive Officer, President and director of SYLA Co., Ltd., a wholly owned subsidiary of SYLA Technologies Co., Ltd. Mr. Yuto received a B.S. degree in Architecture from the Faculty of Engineering at National Utsunomiya University in 2001. Mr. Yuto does not and has not previously served as a director of any reporting company.

Takahide Watanabe

Mr. Watanabe has served as Chief Strategy Officer and a director of SYLA Technologies Co., Ltd. since April 2022 and March 2017, respectively. He has also been a director of SYLA Solar Co., Ltd. and SYLA Co., Ltd, each wholly owned subsidiary of SYLA Technologies Co., Ltd., since February 2022 and October 2020, respectively. From March 2017 through April 2022, Mr. Watanabe served as General Manager of SYLA Technologies Co., Ltd. Mr. Watanabe graduated from Waseda University School of Law in 2005. Mr. Watanabe does not and has not previously served as a director of any reporting company.

Tomohiro Ikeda

Mr. Ikeda has served as Chief Financial Officer of SYLA Technologies Co., Ltd. since September 22, 2022 and Corporate Secretary of SYLA Technologies Co., Ltd. since November 15, 2022. From June 2020 to September 21, 2022, Mr. Ikeda served as the General Manager of Administrative Division of SYLA Technologies Co., Ltd. From March 2019 to May 2020, he served as a consultant of One-Ness CPA Office ＆ Partners Co., Ltd. for accounting and internal audit services. From June 2018 to February 2019, he served as the Chief Financial Officer, General Manager and Director of the Administration Division of DGLifeDesign Corporation (subsidiary of Digital Garage). From August 2007 to May 2018, Mr. Ikeda worked in various divisions of Deloitte Tohmatsu LLC. Mr. Ikeda is a certified public accountant in Japan.

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Takeshi Fuchiwaki

Mr. Fuchiwaki has served as the Chief Growth Officer of SYLA Technologies Co., Ltd. since January 2022. He has also served as the Chief Executive Officer of SYLA Solar Co. Ltd., a wholly owned subsidiary of SYLA Technologies Co., Ltd., since February 2022. From August 2010 to December 2021, Mr. Fuchiwaki held several positions with GE Healthcare. From October 2009 to July 2010, he was an Associate at PricewaterhouseCoopers. Mr. Fuchiwaki received a degree in Supply Chain Management from the Pennsylvania State University in 2013.

Taku Okawa

Mr. Okawa has served as Chief Technology Officer of SYLA Technologies Co., Ltd. since December 2021. From 2011 through December 2021, Mr. Okawa served as the Engineering Manager at Enigmo Inc., a Japanese e-commerce company. Mr. Okawa received a B.S. degree in Economics from Kyoto University in 2005.

Tianqi Li

Mr. Li has served as the Chief Artificial Intelligence (AI) Officer of SYLA Technologies Co., Ltd. since December 2021. Since 2019, he also serves as Chief Executive Officer and Chief Operating Officer of SYLA Brain Co., Ltd., a subsidiary of SYLA Technologies Co., Ltd. From 2016 to 2019, Mr. Li served as an engineer at DeNA Co., Ltd., a developer of software applications and games. Mr. Li graduated with a Bachelor’s degree in Computer Sciences from the Tokyo University of Technology in 2016 with first class honors.

Mitsuhiro Kawashima

Mr. Kawashima has served as an Executive Officer of SYLA Technologies Co., Ltd. since April 2021. He is responsible for the development and operation of the Rimawari-kun system. From 2017 to 2021, Mr. Kawashima served as an engineer at Robot Home Inc., a developer of software applications. Mr. Kawashima graduated from Komazawa University School of Law in 2002.

Akihito Takano

Mr. Takano has served as an Executive Officer of SYLA Technologies Co., Ltd. since June 2022. From 1993 to 2022, Mr. Takano served in many positions at Heiwa Real Estate Co., Ltd. He is responsible for development of office buildings, commercial buildings, and hotel. Mr. Takano graduated with a Bachelor’s degree in Science and Technology from the Waseda University in 1993.

Makoto Ariki

Mr. Ariki has served as an Executive Officer of SYLA Technologies Co., Ltd. since September 2022. Since December 2021, he also serves as director of SYLA Brain Co., Ltd., a subsidiary of SYLA Technologies Co., Ltd. Since April 2022, he also serves as Chief Executive Officer of SYLA Biotech Co., Ltd., a subsidiary of SYLA Technologies Co., Ltd. From April 2020 to December 2021, Mr. Ariki served as Chief Operating Officer and director of Generades. Since 2019, Mr. Ariki has served as a director of Cheka Inc. From October 2016 to April 2020, he served as Product Manager of the Basic Petrochemicals Department of Mitsubishi Corporation. Mr. Ariki graduated with a Bachelor’s degree in Business Management from the Keio University in 2011.

Independent Directors

Tomoyoshi Uranishi

Mr. Uranishi has served as an outside director of SYLA Technologies Co., Ltd. since April 2020. From December 2018 to June 2021, he served as auditor (part-time) at fundbook Inc., a merger and acquisition advisor Japanese company. From July 2013 to November 2018, Mr. Uranishi served as a Director at Bic Camera Co. Ltd. in Japan. From April 1974 to June 2003, he served as Deputy Director General at the former Ministry of Finance (now Ministry of Finance) in Japan. Mr. Uranishi graduated from the University of Tokyo in 1974 with a degree in Economics. Mr. Uranishi does not and has not previously served as a director of any reporting company.

Ferdinand Groenewald

Mr. Groenewald has been an independent member of our Board of Directors since December 1, 2022. Since July 31, 2022, Mr. Groenewald has served in several capacities at the CFO Squad which provides outsourced accounting and consulting services.  From January 2, 2022 to July 31, 2022, Mr. Groenewald had served as the Chief Accounting Officer of Muscle Maker, Inc., a Nasdaq listed company. From September 2018 to January 2, 2022, Mr. Groenewald served as the Chief Financial Officer of Muscle Maker, Inc. From January 25, 2018 through May 29, 2018, Mr. Groenewald served as the Vice President of Finance, Principal Financial Officer and Principal Accounting Officer of Muscle Maker, Inc., Muscle Maker Development, LLC and Muscle Maker Corp., LLC. In addition, from October 2017 through May 29, 2018, he served as the controller of Muscle Maker, Inc. Mr. Groenewald is a certified public accountant with significant experience in finance and accounting. From July 2018 through August 2018, he served as senior financial reporting accountant of Wrinkle Gardner & Company, a full-service tax, accounting and business consulting firm. From February 2017 to October 2017, Mr. Groenewald served as Senior Financial Accounting Consultant at Pharos Advisors, Inc. serving a broad range of industries. From November 2013 to February 2017, he served as a Senior Staff Accountant at Financial Consulting Strategies, LLC where he provided a broad range of accounting, financial reporting, and pre-auditing services to various industries. From August 2015 to December 2015, Mr. Groenewald served as a Financial Reporting Analyst at Valley National Bank. Mr. Groenewald holds a Bachelor of Science in accounting from the University of South Africa. Mr. Groenewald is a Certified Public Account. Mr. Groenewald serves as a member of the Board of Directors of HeartCore Enterprises, Inc., a publicly reporting company that is listed on the Nasdaq Capital Market, since January 24, 2022.

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Corporate Auditors

Ikuo Yoshida

Mr. Yoshida has served as a full-time corporate auditor of SYLA Technologies Co., Ltd. since April 2021. From October 2004 to July 2017, he served as a Corporate Auditor of Toshiba Digital Solutions Corporation. Mr. Yoshida received his Master’s degree from Tokyo Institute of Technology in 1983.

Keiji Torii

Mr. Torii has served as a corporate auditor of SYLA Technologies Co., Ltd. since April 2018. Since April 2015, he has served as an advisor to SYLA Technologies Co., Ltd. Mr. Torii graduated from the Faculty of Economics at Keio University in 1971.

Yoshihide Sugimoto

Mr. Sugimoto has served as a corporate auditor of SYLA Technologies Co., Ltd. and SYLA Co., Ltd. since April 2022. He has served as an outside director of Avex Inc., NATTY SWANKY holdings Co., Ltd. and Brangista Inc. since June 2020, September 2018, and December 2015, respectively. He has also served as a corporate auditor of GROWTH POWER Inc. and Ai Robotix Inc. since January 2022 and January 2021, respectively. Mr. Sugimoto graduated from Waseda University School of Law in 2003.

Family Relationships

Hiroyuki Sugimoto, Chief Executive Officer of SYLA Technologies Co., Ltd., and Takahide Watanabe, Director and Chief Strategy Officer of SYLA Technologies Co., Ltd., are cousins.

Corporate Governance Practices

We are a “foreign private issuer” as defined under the federal securities laws of the United States and the Nasdaq and NYSE American listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the Exchange Act and other applicable rules adopted by the SEC, and the Nasdaq or NYSE American listing standards. Under the SEC rules and the Nasdaq and NYSE American listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the Nasdaq and NYSE American permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. In general, our articles of incorporation and the Companies Act of Japan (which we refer to as the “Companies Act”) govern our corporate affairs.

In particular, as a foreign private issuer, we will follow Japanese law and corporate practice in lieu of the corporate governance provisions set out under Nasdaq Rule 5600 and NYSE American Company Guide Part 8, the requirement in Nasdaq Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in Nasdaq Rule 5250(d) and NYSE American Company Guide Part 6 to distribute annual and interim reports. Of particular note, the following rules under Nasdaq Rule 5600 and or NYSE American Company Guide Part 8 differ from Japanese law requirements:

●	Nasdaq Rule 5605(b)(1) and NYSE American Section 802(A) require that at least a majority of a listed company’s board of directors be independent directors, and Nasdaq Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. Under our current corporate structure, the Companies Act does not require independent directors.

●	Nasdaq Rule 5605(c)(2)(A) and NYSE American Section 803(B)(2) require a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, a company may have a statutory auditor or a board of auditors. We have a three-member Board of Corporate Auditors, each member of which will meet the requirements of Rule 10A-3 under the Exchange Act. See “—Board of Corporate Auditors” below for additional information.

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●	Nasdaq Rule 5605(d) and NYSE American Section 805 require, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Our board of directors will collectively participate in the discussions and determination of compensation for our executive and directors (subject to the maximum aggregate compensation amount resolved by our shareholders meetings), and other compensation related matters. Likewise, our corporate auditors discuss and determine compensation of each corporate auditor (subject to the maximum aggregate compensation amount resolved by our shareholders meetings) without involvement of our board of directors.

●	Nasdaq Rule 5605(e) and NYSE American Section 804 require that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. Our board of directors will not have a standalone nomination and corporate governance committee. Our board of directors will collectively participate in the nomination process of potential directors and corporate auditors (in the cases of corporate auditors, consent of board of corporate auditors is required) and oversee our corporate governance practices.

●	Nasdaq Rule 5620(c) and NYSE American Section 123 provide a one-third quorum requirement applicable to shareholder meetings. In accordance with Japanese law and generally accepted business practices, our articles of incorporation provide that there is no quorum requirement for a general resolution of our shareholders. However, under the Companies Act and our articles of incorporation a quorum of not less than one-third or more of the total number of voting rights is required in connection with the election of directors, corporate auditors and certain other matters.

Board of Directors

Our board of directors has the ultimate responsibility for the administration of our affairs. Our board of directors meets no less than once every three months. Under the Companies Act and our articles of incorporation, our Company shall have no more than ten, directors on our board of directors. Our board of directors is currently comprised of five directors. Directors are typically nominated at the board level and are elected at general meetings of the shareholders. The term of office of any director expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within one year after such director’s election to office. Our directors may, however, serve any number of consecutive terms.

Our board of directors appoints from among its members one or more representative directors, who serve as head administrator(s) over our Company’s affairs and represent our Company in accordance with the resolutions of our board of directors. Our board of directors may appoint from among its members a chairman, a president or one or more deputy presidents, senior managing directors, or managing directors.

Under our Company’s current corporate structure, the Companies Act does not require our board of directors to have any independent directors. Our board of directors is currently comprised of five directors, three of whom (Hiroyuki Sugimoto, Yoshiyuki Yuto and Takahide Watanabe) are considered non-independent directors and two of which (Tomoyoshi Uranishi and Ferdinand Groenewald), are considered “independent”, as determined in accordance with the applicable Nasdaq or NYSE American rules, and also satisfy the requirements for an outside (or independent) director under the Companies Act.

Board of Corporate Auditors

As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a separate board of corporate auditors instead of an audit committee of our board of directors. Our articles of incorporation provide for not more than five corporate auditors. Corporate auditors are typically nominated at the board level and are elected at general meetings of shareholders by a majority of shareholders entitled to vote, where a quorum is established by shareholders holding one-third or more of the voting rights of those who are entitled to vote are present at the shareholders’ meeting. The normal term of office of any corporate auditor expires at the close of the annual general meeting of shareholders held with respect to the last fiscal year ended within four years after such corporate auditor’s election to office. Our corporate auditors may, however, serve any number of consecutive terms. Corporate auditors may be removed by a special resolution of a general meeting of shareholders.

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Our corporate auditors are not required to be certified public accountants. Our corporate auditors may not concurrently serve as directors, employees or accounting advisors (kaikei sanyo) of our Company or any of our subsidiaries or serve as corporate officers of our subsidiaries. Under the Companies Act, at least one-half of the corporate auditors of a company must be persons who satisfy the requirements for an outside corporate auditor under the Companies Act, and at least one of the corporate auditors must be a full-time corporate auditor.

The function of our board of corporate auditors and each corporate auditor is similar to that of independent directors, including those who are members of the audit committee of a U.S. public company. Each corporate auditor has a statutory duty to supervise the administration by the directors of our affairs, to examine our financial statements and business reports to be submitted by a representative director at the general meetings of shareholders, and to prepare an audit report. Our corporate auditors are obligated to participate in meetings of our board of directors and, if necessary, to express their opinion at such meetings, but are not entitled to vote. Our corporate auditors must inspect the proposals, documents and any other materials to be submitted by our board of directors to the shareholders at the shareholders’ meeting. If a corporate auditor finds a violation of statutory regulations or our articles of incorporation, or another significant improper matter, such auditor must report those findings to the shareholders at the shareholders’ meeting.

Furthermore, if a corporate auditor believes that a director has engaged in, or is likely to engage in, misconduct or acts that are significantly improper, or that there has been a violation of statutory regulations or our articles of incorporation, the corporate auditor: (i) must report that fact to our board of directors; (ii) can demand that a director convene a meeting of our board of directors; and (iii) if no such meeting is convened in response to the demand, can convene the meeting under the corporate auditor’s own authority. If a director engages in, or is likely to engage in, an activity outside the scope of the objectives of our Company or otherwise in violation of laws or regulations or our articles of incorporation, and such act is likely to cause significant damage to our Company, then a corporate auditor can demand that the director cease such activity.

Our board of corporate auditors has a statutory duty to prepare an audit report based on the audit reports issued by the individual corporate auditors and, in the case of audit reports related to financial statements, the independent auditors of our Company each year, and submit such audit reports to a relevant director. A corporate auditor may note an opinion in an audit report issued by our board of corporate auditors, if the opinion expressed in such corporate auditor’s individual audit report is different from the opinion expressed in the audit report issued by our board of corporate auditors. Our board of corporate auditors is empowered to establish the audit principles, the method of examination by our corporate auditors of our affairs and financial position, and any other matters relating to the performance of our corporate auditors’ duties.

Additionally, our corporate auditors must represent our Company in: (i) any litigation between our Company and a director; (ii) dealing with shareholders’ demands seeking a director’s liability to our Company; and (iii) dealing with notices of litigation and settlement in a derivative suit seeking a director’s liability to our Company. A corporate auditor can file court actions relating to our Company within the authority of our corporate auditors, such as an action to nullify the incorporation of our Company, the issuance of shares, or a merger, or to cancel a resolution at a shareholders’ meeting.

Differences in Corporate Governance from Nasdaq Capital Market Listing Rules and NYSE American Listed Company Rules

Companies listed on the Nasdaq Capital Market and NYSE American must comply with certain standards regarding corporate governance under Rule 5605 of the Nasdaq Listing Rules and Part 8 of NYSE American Company Guide, as applicable. However, listed companies that are foreign private issuers, such as we will be, are permitted to follow home country practice in lieu of certain provisions of Rule 5605 of the Nasdaq Listing Rules or Part 8 of the NYSE American Company Guide, as applicable.

The following table shows the significant differences between the corporate governance practices followed by U.S. listed companies under Rule 5605 of the Nasdaq Listing Rules and Part 8 of the NYSE American Company Guide and those followed by SYLA Technologies.

Corporate Governance Practices Followed by Nasdaq and NYSE-listed U.S. Companies	Corporate Governance Practices Followed by SYLA Technologies
1. A Nasdaq-listed U.S. company and NYSE American -listed US company must have a majority of directors meeting the independence requirements under Rule 5605(a)(2) of the Nasdaq Listing Rules and Section 802(A) of the NYSE American Company Guide.

For Japanese companies, including SYLA Technologies, which employ a corporate governance system based on a board of corporate auditors (the board of corporate auditor system), the Companies Act of Japan (the Companies Act) has no independence requirement with respect to directors. The task of overseeing management and independent auditors is assigned to the members of the board of corporate auditors, who are separate from SYLA Technologies’ management.

All members of board of corporate auditors must meet certain independence requirements under the Companies Act.

For Japanese companies with a board of corporate auditors, including SYLA Technologies, at least half of the members of such board must be “outside” corporate auditors. Such “outside” corporate auditors of the board of corporate auditors must meet additional independence requirements under the Companies Act. An “outside” corporate auditor of the board of corporate auditors means a member of the board of corporate auditors who, among other things, (i) has not been a director or employee, including a manager, of SYLA Technologies or any of its subsidiaries within 10 years prior to assuming the position of a member of the board of corporate auditors, (ii) (in case of a person who has formerly served as a member of the board of corporate auditors of SYLA Technologies or any of its subsidiaries within 10 years prior to assuming the position of a member of the board of corporate auditors) has not been a director or employee, including a manager, of SYLA Technologies or any of its subsidiaries within 10 years prior to assuming such former position of a member of the board of corporate auditors and (iii) is not currently spouse or relative within two degrees of a director or important employee, including a manager, of SYLA Technologies.

As of November 10, 2022, SYLA Technologies had three members of the board of corporate auditors, of whom two were “outside” members of the board of corporate auditors.

Corporate Governance Practices Followed by Nasdaq-listed U.S. Companies	Corporate Governance Practices Followed by SYLA Technologies

2. A Nasdaq-listed U.S. company and NYSE American-listed U.S. company must have an audit committee composed entirely of independent directors, and the audit committee must have at least three members.

SYLA Technologies employs the board of corporate auditor system as described above. Under this system, the board of corporate auditors is a legally separate and independent body from the board of directors. The main function of the board of corporate auditors is similar to that of independent directors, including those who are members of the audit committee of a U.S. company: to monitor the performance of the directors, and review and express opinions on the method of auditing by SYLA Technologies’ independent auditors and on such independent auditors’ audit reports, for the protection of SYLA Technologies’ shareholders.

As of November 10, 2022, SYLA Technologies had three members of the board of corporate auditors. Each member of the board of corporate auditors serves a four-year term of office. In contrast, the term of office of each director of SYLA Technologies is one year.

With respect to the requirements of Rule 10A-3 under the U.S. Securities Exchange Act of 1934 relating to listed company audit committees, SYLA Technologies relies on an exemption under that rule which is available to foreign private issuers with board of corporate auditors meeting certain requirements.

3. A Nasdaq-listed U.S. company and NYSE American-listed U.S. company must have a nominating/corporate governance committee composed of entirely independent directors and the compensation committee must have at least two members.	SYLA Technologies’ directors are elected at a general meeting of shareholders. Its board of directors does not have the power to fill vacancies thereon. The members of the board of corporate auditors are also elected at a general meeting of shareholders of SYLA Technologies. A proposal by SYLA Technologies’ board of directors to elect a member to the board of corporate auditors must be approved by a resolution of its board of corporate auditors. The board of corporate auditors is empowered to adopt a resolution requesting that SYLA Technologies’ directors submit a proposal for election of a member of the board of corporate auditors to a general meeting of shareholders. The members of the board of corporate auditors have the right to state their opinions concerning election of a member of the board of corporate auditors at the general meeting of shareholders.

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Corporate Governance Practices Followed by Nasdaq-listed U.S. Companies	Corporate Governance Practices Followed by SYLA Technologies

4. A Nasdaq-listed U.S. company and NYSE American-listed U.S. company must have a compensation committee composed entirely of independent directors and the compensation committee must have at least three members. Compensation committee members must satisfy the additional independence requirements under Rule 5605(d)(2)(A) of the Nasdaq Listing Rules and Section 805(c)(1) of the NYSE American Company Guide.

A compensation committee must also have authority to retain or obtain the advice compensation and other advisers, subject to prescribed independence criteria that the committee must consider prior to engaging any such adviser.

The total amount of compensation for SYLA Technologies’ directors and the total amount of compensation for the members of the SYLA Technologies’ board of corporate auditors are proposed to, and voted upon by, a general meeting of shareholders. Once the proposal for each of such total amount of compensation is approved at the general meeting of shareholders, each of the board of directors and board of corporate auditors allocates the respective total amount among its respective members.

There are no procedural or disclosure requirements with respect to the use of compensation to consultants, independent legal counsel or other advisors.

Risk Management

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors has a standing risk management committee. In particular, our risk management committee is responsible for monitoring and assessing strategic risk exposure, including risks associated with cybersecurity and data protection, and our board of corporate auditors is responsible for overseeing and evaluating our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our board of corporate auditors also reviews legal, regulatory and compliance matters that could have a significant impact on our financial statements. While each standing committee of our board of directors will be responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors will be regularly informed through committee reports about such risks.

Code of Business Conduct

Following the consummation of this offering, our board of directors will adopt a written code of business conduct that applies to our directors, corporate auditors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions), and our agents.

Limitation of Liability of Directors and Corporate Auditors

In accordance with our articles of incorporation, and pursuant to the provisions of Article 427 of the Companies Act, we are authorized to enter into agreements with our non-executive directors and corporate auditors, respectively, to limit his or her liability to our Company for any losses or damages arising from the conduct specified under Article 423 of the Companies Act; provided, that, the amount of such limited liability is the amount stipulated in applicable laws and regulations, whichever is higher. Tomoyoshi Uranishi and Ferdinand Groenewald are considered independent, non-executive directors within the meaning of the Companies Act. We have not, however, executed any such limitation of liability agreements with our non-executive director or corporate auditors.

Our articles of incorporation include limitation of liability provisions for independent directors and corporate auditors, pursuant to which our board of directors can authorize our Company to exempt the independent directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations, including Article 426, Paragraph 1 of the Companies Act.

Compensation of our Executive Officers, Directors and Corporate Auditors

Remuneration to our executive officers is comprised of base compensation. In the fiscal year ended December 31, 2021, we paid an aggregate of approximately ¥178,920,000 (US$1,318,594) to our executive officers who were paid over US$100,000 per year, namely Hiroyuki Sugimoto, Yoshiyuki Yuto, Masaaki Kawakami and Takahide Watanabe, who were paid ¥101,880,000 (US$750,829), ¥49,380,000 (US$363,918), ¥14,730,000 (US$108,556) and ¥12,930,000 (US$95,291), respectively. The Company did not grant any stock options and did not provide discretionary bonuses during the fiscal year ended December 31, 2021. We have not set aside pension, retirement, or other benefits for our executive officers.

In accordance with the Companies Act and our articles of incorporation, the amount of compensation for our directors and corporate auditors is decided by first setting the maximum amount of total compensation for all of our directors and corporate auditors through a resolution adopted by our shareholders at a shareholders meeting. The representative director authorized by our board of directors and our board of directors then decide on the amount of compensation for each director based on certain criteria established by our Company, and the amount of compensation for each corporate auditor is decided through discussions among the corporate auditors.

In 2019, our shareholders approved an aggregate compensation allowance of no more than ¥200,000,000 per year for our directors. In 2021, our shareholders also approved an aggregate compensation allowance of no more than ¥20,000,000 per year for our corporate auditors.

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Remuneration to our directors and corporate auditors is comprised of base compensation. In the fiscal year ended December 31, 2021, we paid an aggregate of approximately ¥183,720,000 (US$1,353,969) to our directors, and an aggregate of approximately ¥9,300,000 (US$68,539) to our corporate auditors. The Company did not grant any stock options and did not provide discretionary bonuses during the fiscal year ended December 31, 2021. We have not set aside pension, retirement, or other benefits for our directors, corporate auditors or executive officers.

The following table summarizes the total amount of remuneration paid to each category of our directors and corporate auditors in fiscal year 2021, including by the type of remuneration and the number of persons in each category.

(in thousands, except stock options and number of persons in category) Category of directors and corporate auditors	Total amount of remuneration	Base compensation	Number of persons in category
Executive directors(1)	¥178,920	¥178,920	4
Outside directors(2)	¥4,800	¥4,800	2
Full-time corporate auditor(3)	¥4,500	¥4,500	1
Outside corporate auditors(4)	¥4,800	¥4,800	1

(1) Consist of Messrs. Hiroyuki Sugimoto, Yoshiyuki Yuto, Masaaki Kawakami, and Takahide Watanabe.

(2) Consist of Messrs. Tomoyoshi Uranishi and Takafumi Miki.

(3) Our full-time company auditor is Ikuo Yoshida.

(4) Consists of Keiji Torii.

Independent Director Agreement - Ferdinand Groenewald

Ferdinand Groenewald is an independent director of our Company. Ferdinand Groenewald entered into an Independent Director Agreement with our Company as of December 5, 2022. Pursuant to the terms of the Independent Directors Agreement, Mr. Groenewald will be paid the sum of ¥4,070,700 (US$30,000) annually for director’s service as a director of the Company, to be paid ¥339,225 (US$2,500) per month, payable within five business days of the end of each month, and with such amount for any partial calendar month being appropriately prorated.

During the term of the agreement, the Company will reimburse Mr. Groenewald for all reasonable out-of-pocket expenses incurred by Mr. Groenewald in attending any in-person meetings, provided that he complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the applicable director in excess of US$500) must be approved in advance by the Company.

The agreement contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by Mr. Groenewald in connection with the performance of his duties under the agreement (i.e., a “work-made-for-hire” provision).

The agreement provides that, during the term (which continues as long as he is serving as a director of the Company), he will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of Mr. Groenewald’s position with the Company in any capacity, in an amount not less than the highest amount available to any other director, and such coverage and protections, with respect to the various liabilities as to which Mr. Groenewald has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term. Any indemnification agreement entered into between the Company and the Mr. Groenewald will continue in full force and effect in accordance with its terms following the termination of this agreement.

The agreement contains customary representations and warranties by Mr. Groenewald, relating to the agreement, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

The agreement is governed by and construed and enforced in accordance with the laws of Japan, and for all purposes shall be construed in accordance with the laws of Japan.

Stock Options

From May 2014 to July 2021, the Company granted stock options for the purchase of shares of the Company’s common shares approved by its shareholders eight times as shown in the table below. The purpose is to strengthen a corporate culture in which the directors, auditors and employees of the Company share in mutual success and reconcile the interests of the employees with those of the shareholders. The Company’s grant of stock options prohibits the transfer of options. If a holder of stock options ceases to be a director, auditor or employee of the Company, such stock options will be forfeited except under limited circumstances or if the Board of Directors of the Company decides otherwise. The following table provides a summary of stock options issued by the Company since 2014.

Issue name	Issue Date	Expiration date	Exercise price (Per share)	Common shares (Grant Number)
Batch 1	05/31/2014	04/30/2024	¥8,000	19,700
Batch 3	12/30/2014	12/30/2024	¥8,000	1,000
Batch 4	06/08/2017	05/31/2027	¥11,600	300
Batch 5	10/01/2017	04/30/2024	¥8,000	28,800
Batch 6	03/30/2018	02/28/2028	¥33,320	640
Batch 7	11/30/2020	07/31/2030	¥45,140	870
Batch 8	07/30/2021	07/31/2031	¥48,060	50

Of the stock options granted as per the above table, stock options to acquire 900 shares of the Company’s common shares have expired and stock options to acquire 51,290 shares of the Company’s common shares remain outstanding as of December 31, 2021.

The balance of stock options with respect to common shares granted to the directors and auditors of the Company is as follows:

Name	Date of grant	Exercise Period Start Date	Exercise Period End Date	Exercise Price (Per share)	Stock Options Tab. Grant Total	Stock Options Tab. To be the basis Normal Shares Total
Batch 1	05/31/2014	05/24/2016	04/30/2024	¥8,000	197 (1)	19,700
Batch 4	06/08/2017	06/07/2019	05/31/2027	¥11,600	3 (1)	300
Batch 5	10/01/2017	10/01/2017	04/30/2024	¥8,000	288 (1)	28,800
Batch 6	03/30/2018	03/13/2020	02/28/2028	¥33,320	640 (2)	565
Batch 7	11/30/2020	08/26/2022	07/31/2030	¥45,140	870 (2)	850

(1) Each stock option is exercisable for 100 common shares.

(2) Each stock option is exercisable for one common share.

117

PRINCIPAL SHAREHOLDERS

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common shares, immediately prior to and immediately after the completion of this offering, by:

●	each of our named executive officers, directors, and corporate auditors;

●	all of our named executive officers, directors, and corporate auditors as a group; and

●	each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our common shares.

To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our common shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power.

The percentages reflect beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately prior to, and immediately after, the completion of this offering. Shares immediately prior to the completion of this offering are based on 239,489 common shares outstanding and 48,765 common shares subject to options that are currently exercisable, which are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares immediately following the completion of this offering are based on the shares immediately prior to the completion of this offering and an assumed offering of 18,750 common shares represented by 1,875,000 ADSs at an offering price of US$8.00 per ADS (each ADS represents one one-hundredth (1/100) of one common share), assuming no exercise by the underwriters of their option to purchase additional common shares from us in this offering.

Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is c/o SYLA Holdings Co., Ltd., Ebisu Prime Square Tower 7F, 1-1-39, Hiroo, Shibuya-ku, Tokyo, Japan.

	Common Shares Beneficially Owned Immediately Prior to this Offering(1)		Common Shares Beneficially Owned Immediately After this Offering(1)
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage
Named Executive Officers, Directors, and Corporate Auditors:
Hiroyuki Sugimoto(2)	139,435	58.22%	139,435	53.99%
Yoshiyuki Yuto (3)	24,783	10.35%	24,783	9.59%
Takahide Watanabe	40	* %	40	* %
Tomohiro Ikeda	220	* %	220	* %
Takeshi Fuchiwaki	-	-%	-	-%
Taku Okawa	170	* %	170	-%
Tianqi Li	5,389	2.25%	5,389	2.09%
Mitsuhiro Kawashima	50	* %	50	-%
Akihito Takano	-	-%	-	-%
Makoto Ariki	-	-%	-	-%
Tomoyoshi Uranishi	-	-%	-	-%
Ferdinand Groenewald	-	-%	-	-%
Ikuo Yoshida	-	-%	-	-%
Keiji Torii	150	* %	150	* %
Yoshihide Sugimoto	-	-%	-	-%
All named executive officers, directors, and corporate auditors as a group (fifteen) persons)	170,237	71.08%	170,237	65.92%
5% or more Shareholders:				%
SY Co., Ltd. (4)	113,620	47.44%	113,620	43.99%
RightNow Co (5)	20,250	8.46%	20,250	7.84%

* Represents less than 1% of the number of common shares outstanding.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.

(2) Represents: (i) 21,935 common shares directly beneficially owned by Hiroyuki Sugimoto; (ii) 113,620 common shares held by SY Co., Ltd., which is 53.82% owned by Hiroyuki Sugimoto, our Chief Executive Officer and Co-President, and 46.18% owned by Yoshiyuki Yuto, our Chairman of the Board, Co-President and Chief Operating Officer. Since Mr. Sugimoto holds a controlling interest (over 50%) in SY Co., Ltd., he may unilaterally vote and dispose of these shares and, therefore, may be deemed to be the beneficial owner of all of 113,620 common shares. Notwithstanding, Mr. Sugimoto disclaims beneficial ownership of 46.18% of these common shares (52,469 shares) as they are attributable to Yoshiyuki Yuto’s ownership interest in SY Co., Ltd.; and (iii) represents 3,880 common shares held by SY Consulting Co., Ltd., which is 100% owned by Hiroyuki Sugimoto, our Chief Executive Officer and Co-President. As Mr. Sugimoto has sole voting and dispositive power over these shares, he may be deemed to be the beneficial owner of these common shares.

(3) Represents 24,783 common shares directly beneficially owned by Yoshiyuki Yuto. Although Yoshiyuki Yuto, our Chairman of the Board, Co-President and Chief Operating Officer, has a 46.18% ownership interest in SY Co., Ltd., which holds 113,620 common shares, since Mr. Sugimoto has a controlling interest (53.82%) in SY Co., Ltd., Mr. Sugimoto (rather than Yoshiyuki Yuto) will be deemed to have beneficial ownership over all of the shares as he has sole voting and dispositive power over these common shares (including the 52,469 shares attributable to Yoshiyuki Yuto).

(4) Represents 113,620 common shares held by SY Co., Ltd., which is 53.82% owned by Hiroyuki Sugimoto, our Chief Executive Officer and Co-President, and 46.18% owned by Yoshiyuki Yuto, our Chairman of the Board, Co-President and Chief Operating Officer. Since Mr. Sugimoto holds a controlling interest (over 50%) in SY Co., Ltd., he may unilaterally vote and dispose of these shares and, therefore, may be deemed to be the beneficial owner of all of 113,620 common shares. Notwithstanding, Mr. Sugimoto disclaims beneficial ownership of 46.18% of these common shares (52,469 shares) as they are attributable to Yoshiyuki Yuto’s ownership interest in SY Co., Ltd.

(5) RightNow Co. is owned by Mr. Takeshi Tanaka. Mr. Tanaka has sole voting and dispositive power over these common shares and thus is deemed to beneficially own these common shares. RightNow Co.’s address is at Kasumigaseki Common Gate West Tower 36F, 3-2-1 Kasumigaseki, Chiyoda-ku, Tokyo 100-0013, Japan.

118

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Related Parties

The related parties had material transactions for the years ended December 31, 2021 and 2020 consist of the following:

Name of Related Party	Nature of Relationship at December 31, 2021
Hiroyuki Sugimoto	CEO of the Company
Yoshiyuki Yuto	COO of the Company
Takahide Watanabe	Chief Strategy Officer (“CSO”) of the Company
Tomoyoshi Uranishi	Director of the Company
SY Consulting Co., Ltd. (“SY Consulting”)	A company controlled by CEO of the Company
Sugimoto Hiroyuki Office Co., Ltd. (“Sugimoto Hiroyuki Office”)	A company controlled by CEO of the Company
Sugimoto Architectural Design Foundation	A company controlled by CEO of the Company
SYW Co., Ltd. (“SYW”)	A company controlled by CEO of the Company prior to April 2022 and significantly influenced by CEO of the Company after April 2022
SY Co., Ltd. (“SY”)	A company controlled by COO of the Company
Lifit Home Co., Ltd. (“Lifit Home”)*	Subsidiary of the Company prior to March 2021, when the entity was disposed
GARNET Co., Ltd. (“GARNET”)*	Subsidiary of the Company prior to August 2022, when the entity was disposed
SYNS Co., Ltd. (“SYNS”)*	Subsidiary of the Company prior to September 2022, when the entity was disposed
GANGIT Co., Ltd. (“GANGIT”)*	Subsidiary of the Company prior to September 2022, when the entity was disposed

*These entities were divested in connection with the reorganization and were regarded as related parties of the Company prior to the disposal date.

As of December 31, 2021 and 2020, loan receivables due from related parties, which were included in other assets, and other receivables due from related parties, which resulting from operating expenses paid by the Company on behalf of related parties and advances made to related parties were included in prepaid expenses on the consolidated financial statements, are as follows:

(In thousands)		Year Ended December 31,		Year Ended December 31,
Loan receivables due from related parties (included in other assets)		2021(US$)	2021(¥)	2020(US$)	2020(¥)
Hiroyuki Sugimoto	Loan receivables	-	-	119	16,177
SY Consulting	Loan receivables	-	-	29	4,000
Total		-	-	148	20,177

(In thousands)		Year Ended December 31,		Year Ended December 31,
Other receivables due from related parties (included in prepaid expenses)		2021(US$)	2021(¥)	2020(US$)	2020(¥)
SY Consulting	Advances to related party	-	5	-	30
Sugimoto Hiroyuki Office	Advances to related party	-	40	-	-
SY	Advances to related party	-	-	2	276
SYNS	Operating expenses paid on behalf of related party	-	35	-	26
Total		-	80	2	332

119

Interest income generated from related parties amounted to ¥153 thousand (US$1 thousand) and ¥1,818 thousand (US$13 thousand) for the years ended December 31, 2021 and 2020, respectively.

The Company borrowed ¥400,000 thousand (US$2,948 thousand) from its CEO during the year ended December 31, 2021. The Company repaid the amount in full during the same year and incurred interest expenses of ¥775 thousand (US$6 thousand).

The Company entered into an operating lease agreement with a related party for sublease purpose for a term of two years during the year ended December 31, 2021. The operating lease right-of-use assets and operating lease liabilities in connection with the lease are as follows:

(In thousands)		Year Ended December 31,		Year Ended December 31,
		2021(US$)	2021 (¥)	2020(US$)	2020 (¥)
GARNET	Operating lease right-of-use assets	7	946	-	-
GARNET	Operating lease liabilities, current	4	589	-	-
GARNET	Operating lease liabilities, non-current	3	368	-	-

Payables due to related parties, which were included in other current liabilities on the consolidated financial statements, as of December 31, 2021 and 2020 are as follows:

(In thousands)		Year Ended December 31,		Year Ended December 31,
Payables due to related parties (included in other current liabilities)		2021(US$)	2021 (¥)	2020(US$)	2020 (¥)
SYW	Entertainment service provided by related party	4	579	37	4,963
Lifit Home	Consulting service provided by related party	-	-	16	2,200
GANGIT	Consulting service provided by related party	-	-	11	1,540
Total		4	579	64	8,703

Accounts receivable from related party as of December 31, 2021 and 2020 are as follows:

(In thousands)		Year Ended December 31,		Year Ended December 31,
Accounts receivable from related party		2021(US$)	2021 (¥)	2020(US$)	2020 (¥)
GARNET	Provided real estate management service to related party	17	2,290	-	-

Deferred revenue from related parties as of December 31, 2021 and 2020 is as follows:

(In thousands)		Year Ended December 31,		Year Ended December 31,
Deferred revenue from related parties		2021(US$)	2021 (¥)	2020(US$)	2020 (¥)
SYW	Advanced rental fee received	19	2,604	16	2,150
GARNET	Advanced real estate management fee received	-	-	7	915
Total		19	2,604	23	3,065

Revenues generated from related parties for the years ended December 31, 2021 and 2020 are as follows:

(In thousands)		For the Years Ended December 31,
Revenues from related parties		2021 (US$)	2021 (¥)	2020 (US$)	2020 (¥)
Hiroyuki Sugimoto	Real estate management income	1	133	-	57
Yoshiyuki Yuto	Real estate management income and rental income	-	63	9	1,210
Takahide Watanabe	Rental income	10	1,314	10	1,314
SYW	Real estate management income and rental income	197	26,789	50	6,769
GARNET	Real estate management income	37	4,996	49	6,665
SYNS	Real estate management income and real estate sales*	1,850	251,011	89	12,133
Total		2,095	284,306	207	28,148

120

*Real estate properties sold to SYNS had been sold to third party customers within the same period.

Expenses incurred with related parties for the years ended December 31, 2021 and 2020 are as follows:

(In thousands)		For the Years Ended December 31,
Expenses with related parties		2021 (US$)	2021 (¥)	2020 (US$)	2020 (¥)
Tomoyoshi Uranishi	Consulting fee	-	-	2	300
SY Consulting	Referral and marketing fee	-	-	6	845
Sugimoto Architectural Design Foundation	Donation	15	2,000	-	-
SYW	Referral and marketing fee and entertainment expenses	336	45,572	296	40,168
Lifit Home	Referral and marketing fee	38	5,090	15	2,000
GARNET	Referral and marketing fee	-	-	62	8,437
SYNS	Referral and marketing fee	490	66,522	1,424	193,206
GANGIT	Referral and marketing fee	-	-	20	2,700
Total		879	119,184	1,825	247,656

Real estate properties purchased from related party for the years ended December 31, 2021 and 2020 are as follows:

(In thousands)		For the Years Ended December 31,
Purchases from related party		2021 (US$)	2021 (¥)	2020 (US$)	2020 (¥)
GARNET	Purchase of real estate properties	7,120	966,100	-	-

The related parties had material transactions for the six months ended June 30, 2022 and 2021 consist of the following:

Name of Related Party	Nature of Relationship at June 30, 2022
Hiroyuki Sugimoto	CEO of the Company
Yoshiyuki Yuto	COO of the Company
Takahide Watanabe	Chief Strategy Officer (“CSO”) of the Company
Tianqi Li	CAIO of the Company
SY Consulting Co., Ltd. (“SY Consulting”)	A company controlled by CEO of the Company
Sugimoto Hiroyuki Office Co., Ltd. (“Sugimoto Hiroyuki Office”)	A company controlled by CEO of the Company
Sugimoto Architectural Design Foundation	A company controlled by CEO of the Company
SYW Co., Ltd. (“SYW”)	A company controlled by CEO of the Company prior to April 2022 and significantly influenced by CEO of the Company after April 2022
SY Co., Ltd. (“SY”)	A company controlled by COO of the Company
Lifit Home Co., Ltd. (“Lifit Home”)*	Subsidiary of the Company prior to March 2021, when the entity was disposed
GARNET Co., Ltd. (“GARNET”)*	Subsidiary of the Company prior to August 2022, when the entity was disposed
SYNS Co., Ltd. (“SYNS”)*	Subsidiary of the Company prior to September 2022, when the entity was disposed

*These entities were divested in connection with the reorganization and were regarded as related parties of the Company prior to the disposal date.

As of June 30, 2022 and December 31, 2021, other receivables due from related parties, which resulting from operating expenses paid by the Company on behalf of related parties and advances made to related parties were included in prepaid expenses on the consolidated financial statements, are as follows:

		June 30,		December 31,
Other receivables due from related parties (included in prepaid expenses)		2022(US$)	2022(¥)	2021(US$)	2021(¥)
SY Consulting	Advances to related party	1	75	-	5
Sugimoto Hiroyuki Office	Advances to related party	1	70	-	40
SY	Advances to related party	1	110	-	-
SYW	Advances to related party	-	10	-	-
SYNS	Operating expenses paid on behalf of related party	1	187	-	35
Sugimoto Architectural Design Foundation	Operating expenses paid on behalf of related party	2	237	-	-
Total		6	689	-	80

The Company borrowed ¥118,000 thousand (US$870 thousand) from its CAIO during the six months ended June 30, 2022 and repaid the amount in full during the same period. The Company borrowed ¥400,000 thousand (US$2,948 thousand) from its CEO during the six months ended June 30, 2021 and repaid ¥8,349 thousand (US$62 thousand) during the same period and incurred interest expenses of ¥443 thousand (US$3 thousand).

121

The Company entered into an operating lease agreement with a related party for sublease purpose for a term of two years during the year ended December 31, 2021. The operating lease right-of-use assets and operating lease liabilities in connection with the lease are as follows:

		June 30,		December 31,
		2022(US$)	2022(¥)	2021(US$)	2021(¥)
GARNET	Operating lease right-of-use assets	5	647	7	946
GARNET	Operating lease liabilities, current	4	594	4	589
GARNET	Operating lease liabilities, non-current	1	69	3	368

Payables due to related parties, which were included in other current liabilities on the unaudited consolidated financial statements, as of June 30, 2022 and December 31, 2021 are as follows:

		June 30,		December 31,
Payables due to related parties (included in other current liabilities)		2022(US$)	2022(¥)	2021(US$)	2021(¥)
SYW	Entertainment service provided by related party	11	1,519	4	579
Tianqi Li	Operating expenses paid on behalf of the Company	14	1,967	-	-
Total		25	3,486	4	579

Accounts receivable from related party as of June 30, 2022 and December 31, 2021 are as follows:

		June 30,		December 31,
Accounts receivable from related party		2022(US$)	2022(¥)	2021(US$)	2021(¥)
GARNET	Provided real estate management service to related party	17	2,290	17	2,290

Deferred revenue from related parties as of June 30, 2022 and December 31, 2021 are as follows:

		June 30,		December 31,
Deferred revenue from related parties		2022(US$)	2022(¥)	2021(US$)	2021(¥)

SYW	Rental fee received in advance	19	2,604	19	2,604
SYNS	Real estate sales fee received in advance	1	200	-	-
Total		20	2,804	19	2,604

Revenues generated from related parties for the six months ended June 30, 2022 and 2021 are as follows:

		For the Six Months Ended
		June 30,
Revenues from related parties		2022(US$)	2022(¥)	2021(US$)	2021(¥)
Hiroyuki Sugimoto	Real estate management income	-	34	-	34
Yoshiyuki Yuto	Real estate management income	1	182	1	96
Takahide Watanabe	Rental income	5	657	5	657
SYW	Real estate management income and rental income	115	15,540	102	13,843
GARNET	Real estate management income	-	-	18	2,498
SYNS	Real estate management income and real estate sales*	1,435	194,764	540	73,209
Total		1,556	211,177	666	90,337

*Real estate properties sold to SYNS had been sold to third party customers within the same period.

Expenses incurred with related parties for the six months ended June 30, 2022 and 2021 are as follows:

		For the Six Months Ended
		June 30,
Expenses with related parties		2022(US$)	2022(¥)	2021(US$)	2021(¥)
Sugimoto Architectural Design Foundation	Donation	3	400	15	2,000
SYW	Entertainment expenses	83	11,241	185	25,136
Lifit Home	Referral and marketing fee	-	-	38	5,090
SYNS	Referral and marketing fee	-	-	364	49,342
Total		86	11,641	602	81,568

Real estate properties purchased from related party for the six months ended June 30, 2022 and 2021 are as follows:

		For the Six Months Ended
		June 30,
Purchases from related party		2022(US$)	2022(¥)	2021(US$)	2021(¥)
GARNET	Purchase of real estate properties	-	-	1,739	235,900

Agreements with Directors, Corporate Auditors, and Officers

Tomoyoshi Uranishi is an independent director of our Company. Tomoyoshi Uranishi receives ¥200,000 (US$1,474) per month from our Company as a consulting fee.

Ikuo Yoshida is a corporate auditor of our Company. Ikuo Yoshida receives ¥500,000 (US$3,685) per month from our Company as a consulting fee.

Keiji Torii, a corporate auditor of our Company. Keiji Torii receives ¥400,000 (US$2,948) per month from our Company as a consulting fee.

Yoshihide Sugimoto, a corporate auditor of our Company, serves as the auditor of GROWTH POWER Co. Ltd, a Japanese company. Yoshihide Sugimoto receives ¥200,000 (US$1,474) per month from our Company as a consulting fee.

Ferdinand Groenewald is an independent director of our Company. Ferdinand Groenewald receives ¥339,225 (US$2,500) per month from our Company as a consulting fee. Ferdinand Groenewald entered into an Independent Director Agreement with the Company dated as of December 5, 2022. For a detailed description of the terms of the Independent Director Agreement, see “Management—Independent Director Agreement – Ferdinand Groenewald” on page 112 of this prospectus.

Family Relationships

Hiroyuki Sugimoto, CEO of the Company, and Takahide Watanabe, CSO of the Company, are cousins.

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DESCRIPTION OF SHARE CAPITAL

The following is a summary of the material terms of our capital stock and our articles of incorporation, including a summary of the relevant provisions of applicable share handling regulations, of the Companies Act and the Act on Book-Entry Transfer of Company Bonds, Shares, etc. of Japan (Shasai Kabushiki tou no Furikae ni kansuru Houritsu) (Act No. 75 of 2001, as amended) (including regulations promulgated thereunder, the “Book-Entry Act”) relating to joint-stock corporations (kabushiki kaisha), and of certain related laws and legislation, each as currently in effect. Because it is a summary, this discussion should be read together with our articles of incorporation and the applicable share handling regulations.

We are a joint-stock corporation incorporated in Japan under the Companies Act. The rights of our shareholders are represented by our common shares as described below, and our shareholders’ liability is limited to the amount of their respective holdings in such shares.

Description of Our Share Capital

As of December 15, 2022, our authorized capital stock consisted of 10,000,000 common shares, and there were 239,489 common shares outstanding. As of December 15, 2022, our total registered capital was ¥161,580 thousand (approximately US$1,200 thousand). As of December 15, 2022, there were approximately 50 record holders of our common shares.

Based upon the assumed offer and sale of 1,875,000 ADSs in this offering at an initial public offering price of US$8.00 per ADS, following this offering, there will be 258,239 common shares outstanding.

All currently outstanding common shares are fully-paid and non-assessable.

Changes in Capital

Under our articles of incorporation, any changes in capital, such as a share issuance, stock split, consolidation of shares, or issuance of share options, among others, require a majority vote of our common shareholders, as described under “—Voting Rights and Shareholder Meetings” below.

Voting Rights and Shareholder Meetings

Our articles of incorporation provide that each annual meeting of our shareholders must be held within three months after the end of each fiscal year. Our fiscal year ends on December 31, and therefore, we must hold our annual shareholders’ meeting by the end of March of each following year. In addition, shareholders meetings to consider and vote on extraordinary matters may be held as necessary, provided that we satisfy all of the procedural requirements under both our articles of incorporation and the Companies Act.

Our common shares allocate one vote per share at shareholders’ meetings. Our articles of incorporation provide for a simple majority approval on most matters submitted for shareholder vote, unless otherwise required by laws or regulations. As required by law, and as referenced in our articles of incorporation, a two-thirds majority approval is required for any votes on matters specified in Article 309, Paragraph (2) of the Companies Act, which cover, in relevant part, stock purchase requests, treasury stock purchases, purchases of an entire class of shares, demands for share sales by heir, stock consolidations, and amounts paid for the offered shares. Any amendment to our articles of incorporation must be approved by our shareholders at a shareholders’ meeting.

Pre-Emptive Rights

Holders of common shares have no pre-emptive rights under our articles of incorporation.

Dividend Rights

We may issue dividends upon a resolution of our common shareholders. Although we have paid dividends to shareholders in the past, the payment of future dividends on our common shares, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business.

Liquidation Rights

In accordance with the Companies Act and the Articles of Incorporation, liquidations must be approved by common shareholders holding at least a two-thirds majority of the shares present at a meeting where a quorum of one-third of the issued and outstanding shares with voting rights is present.

Transfer Agent

Under Article 8 of our articles of incorporation, we are required to have a shareholder registry administrator. The shareholder registry administrator and the shareholder registry administrator’s location for handling share-related affairs must be determined pursuant to a resolution of our board of directors. All affairs related to our shareholder and share option registries are delegated to the shareholder registry administrator and are not to be handled by our Company. The current shareholder registry administrator for our Company is Sumitomo Mitsui Trust Bank, Limited.

Limitations on Liability

Our articles of incorporation permit us to exempt, by resolution of our board of directors, corporate auditors from liabilities arising in connection with their failure to execute their duties in good faith (but without gross negligence), to the fullest extent permitted by the Companies Act. In addition, our articles of incorporation permit us to exempt, by resolution of our board of directors, directors from liabilities arising in connection with any failure to execute their duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), to the fullest extent permitted by the Companies Act. Should our board of directors, exempt a corporate auditor or director from any such liabilities, our rights and those of our shareholders to file shareholders’ derivative suits on behalf of our Company to recover monetary damages from such director or corporate auditor for breach of their duties under the Companies Act will be eliminated or reduced. However, exculpation does not apply to any director or corporate auditor if they have breached their duties under the Companies Act intentionally (koi) or by gross negligence (ju-kashitsu). Furthermore, we may enter into agreements for the limitation of liabilities with our independent directors and corporate auditors. If we do so, we expect that these agreements will eliminate or reduce our rights and those of our shareholders as described above.

Articles of Incorporation

Objective of our Company under our Articles of Incorporation

We have broad authority under Article 2 of our articles of incorporation to conduct our lines of business.

Provisions Regarding Our Directors

With respect to the election of directors of our Company, each director must be voted in by a majority of our common shareholders entitled to vote at a common shareholders’ meeting where shareholders holding one-third or more of the voting rights entitled to vote are present. Additionally, any resolution regarding the election of a director cannot be adopted by cumulative voting.

123

Rights of Shareholders of our Common Shares

Under the Companies Act and our articles of incorporation, holders of our common shares have, among others, the following rights:

●	the right to receive dividends when the payment of dividends has been approved at a shareholders’ meeting, with this right lapsing three years after the due date for payment according to a provision in our articles of incorporation;

●	the right to vote at a shareholders’ meeting (cumulative voting for the election of directors is not allowed under our articles of incorporation);

●	the right to receive surplus in the event of a liquidation; and

●	the right to require us to purchase shares subject to certain requirements under the Companies Act when a shareholder opposes certain resolutions, including (i) the transfer of all or material part of our business, (ii) an amendment to our articles of incorporation to establish a restriction on share transfer, (iii) a share exchange or share transfer to establish a holding company, (iv) a company split, or (v) a merger, all of which must, as a general rule, be approved by a special resolution adopted at a shareholders’ meeting.

Under the Companies Act, a company is permitted to make a distribution of surplus to the extent that the aggregate book value of the assets to be distributed to shareholders does not exceed the distributable amount provided for under the Companies Act and the applicable ordinance of the Ministry of Justice as of the effective date of such distribution of surplus. The amount of surplus at any given time shall be the amount of the Company’s assets and the book value of the Company’s treasury stock after subtracting and adding the amounts of the items provided for under the Companies Act and the applicable ordinance of the Ministry of Justice.

A shareholder is generally entitled to one vote per share at a shareholders’ meeting. In general, under the Companies Act and our articles of incorporation, a shareholders’ meeting may adopt an ordinary resolution by a majority of the voting rights presented at the meeting. The Companies Act and our articles of incorporation require a quorum of not less than one-third of the total number of voting rights in connection with the election of directors and statutory auditors. Under the Companies Act, to avoid exercising improper control in a form of mutual shareholding, an institutional shareholder, 25% or more voting rights of which are directly or indirectly held by us, does not have voting rights at our shareholders’ meeting. We have no voting rights with respect to our own common shares that we hold. Shareholders may exercise their voting rights through proxies, provided that a shareholder may appoint only one other shareholder who has voting rights as its proxy.

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With respect to a special resolution, while the Companies Act generally requires a quorum of the majority of the total number of voting rights and approval of two-thirds of the voting rights presented at the meeting in connection with any material corporate actions, it allows a company to reduce the quorum for such special resolutions pursuant to its articles of incorporation to one-third (or greater than one-third) of the total number of voting rights. We adopted a quorum of not less than one-third of the total number of voting rights in our articles of incorporation for special resolutions for material corporate actions, such as:

●	a reduction of the stated capital (except when a company reduces the stated capital within a certain amount as provided for under the Companies Act);

●	an amendment to our articles of incorporation;

●	establishment of a 100% parent-subsidiary relationship through a share exchange or share transfer requiring shareholders’ approval;

●	a dissolution, merger, or consolidation requiring shareholders’ approval;

●	a company split requiring shareholders’ approval;

●	a transfer of all or an important part of our business;

●	a takeover of the entire business of any other corporation requiring shareholders’ approval;

●	issuance of new shares at a substantially favorable price, or issuance of stock acquisition rights or bonds with stock acquisition rights with substantially favorable conditions, to persons other than our shareholders; and

●	other material corporate actions provided in the Companies Act.

The Companies Act provides additional specific rights for shareholders owning a substantial number of voting rights.

A shareholder holding 90% or more of the total number of voting rights of all shareholders has the right to demand that all other shareholders sell their shares to such shareholder who holds 90% or more of the voting rights.

Shareholders holding 10% or more of the total number of voting rights of all shareholders, or 10% or more of the total number of our outstanding shares, have the right to apply to a court of competent jurisdiction for our dissolution.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders for six months or more have the right to demand the convening of a shareholders’ meeting.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, for six months or more have certain rights under the Companies Act, which include the right to:

●	apply to a competent court for removal of a director or a corporate auditor; and

●	apply to a competent court for removal of a liquidator.

Shareholders holding 3% or more of the total number of voting rights of all shareholders have the right to object to the exculpation of a director or a corporate auditor from certain liabilities.

Shareholders holding 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, have certain rights under the Companies Act, which include the right to:

●	examine our accounting books and documents and make copies of them; and

●	apply to a competent court for the appointment of an inspector to inspect our operation and/or financial condition.

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Shareholders who have held 1% or more of the total number of voting rights of all shareholders for six months or more have the right to apply to a competent court for the appointment of an inspector to review the correctness of the convocation and voting procedures of a shareholders’ meeting.

Shareholders who have held 1% or more of the total number of voting rights of all shareholders, or 300 or more voting rights, for six months or more have the right to demand that certain matters be added to the agenda items at a shareholders’ meeting.

Shareholders who have held any number of shares for six months or more have the right to demand that we take certain actions under the Companies Act, which include the rights to demand:

●	the institution of an action to enforce the liabilities of our directors or corporate auditors;

●	the institution of an action to disgorge from a recipient the benefit of a proprietary nature given in relation to the exercise of the right of a shareholder; and

●	on our behalf, that a director ceases an illegal or ultra vires action.

There are no provisions under the Companies Act or our articles of incorporation which forces shareholders to make additional contributions when requested by us.

Under the Companies Act, in order to change the rights of shareholders which are stipulated and defined in our articles of incorporation, we must amend our articles of incorporation. Amendments must, as a general rule, be approved by a special resolution of our shareholders.

Annual meetings and special meetings of shareholders are convened by our Chief Executive Officer based on a resolution of our board of directors. Under our articles of incorporation, shareholders of record as of December 31 of each year have the right to attend our annual shareholders’ meeting. We may, by prescribing a record date, determine the shareholders who are stated or recorded in the shareholder registry on the record date as the shareholders entitled to attend and take action at a special shareholders’ meeting, and in this case, we are required to make a public notice of the record date at least two weeks prior to the record date. A convocation notice will be sent to these shareholders at least two weeks prior to the date of the shareholders’ meeting.

Our Acquisition of our Common Shares

Under applicable laws of Japan, we may acquire our common shares:

(i)	from a specific shareholder (other than any of our subsidiaries), pursuant to a special resolution of a shareholders’ meeting; or

(ii)	from any of our subsidiaries, pursuant to a resolution of our board of directors.

In the case of any acquisition made by way of (i) above, any other shareholder may request within a certain period of time provided under the applicable ordinance of the Ministry of Justice before a shareholders’ meeting that we also purchase the shares held by the requesting shareholder, unless the purchase price or any other consideration to be delivered in exchange for the acquisition of common shares does not exceed the market price of our common shares calculated by the method prescribed in the applicable ordinance of the Ministry of Justice.

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In general, an acquisition by us of our common shares must satisfy certain requirements, including that the total amount of the acquisition price may not exceed the distributable amount.

We may hold the common shares which we acquired pursuant to (i) and (ii) above, or we may cancel such shares by a resolution of our board of directors. We may also dispose of such shares pursuant to a resolution of our board of directors, subject to other requirements applicable to the issuance of shares under the Companies Act.

Restrictions on Holders of our Common Shares

There are no restrictions with respect to non-residents of Japan or foreign shareholders holding our common shares or on the exercise of voting rights. However, pursuant to a provision of our share handling regulations, a shareholder who does not have an address or residence in Japan is required to file with our transfer agent its temporary address to receive notices in Japan or that of a standing proxy having any address or residence in Japan.

There are no provisions in our articles of incorporation that would have the effect of delaying, deferring or preventing a change in control that would operate only with respect to a merger, acquisition or corporate restructuring involving us.

There are no provisions in our articles of incorporation or other subordinated rules regarding an ownership threshold, above which shareholder ownership must be disclosed.

There are no provisions in our articles of incorporation governing changes in our Company’s capital more stringent than is required by law.

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Historical Common Equity Transactions

Since January 1, 2019, the Company engaged in the following unregistered stock issuances:

●	On October 21, 2019, the Company issued 7,085 common shares to Right Now for ¥35,290 per common share (approximately US$260 per share), or an aggregate of ¥250,029,650 (approximately US$1,842,653).

●	On April 28, 2020, the Company issued 665 common shares to Right Now for ¥45,140 per common share (approximately US$333 per share), or an aggregate of ¥30,018,100 (approximately US$221,226).

●	On October 2, 2020, the Company issued 1,110 common shares to Ipet Insurance for ¥45,140 per common share (approximately US$333 per share), or an aggregate of ¥50,105,400 (approximately US$369,264).

●	On November 30, 2020, the Company issued 800 common shares to Credit Saison for ¥45,140 per common share (approximately US$333 per share), or an aggregate of ¥36,112,000 (approximately US$266,136).

●	On February 19, 2021, the Company issued 1,952 common shares with a value of ¥45,140 per common share (approximately US$333 per share), or an aggregate value of ¥88,113,280 (approximately US$649,372) to Takashi Miki in exchange for the capital stock of Takashi Miki in GANGIT Co., Ltd. in connection with its acquisition by the Company.

●	On February 19, 2021, the Company issued 488 common shares with a value of ¥45,140 per common share (approximately US$333 per share), or an aggregate value of ¥22,028,320 (approximately US$162,343) to Kazuo Okada in exchange for the capital stock of Kazuo Okada in GANGIT Co., Ltd. in connection with its acquisition by the Company.

●	On July 1, 2021, the Company issued 800 common shares to JACCS for ¥48,060 per common share (approximately US$354 per share), or an aggregate of ¥38,448,000 (approximately US$283,352).

●	On July 9, 2021, the Company issued 1,000 common shares to ORIX Bank for ¥48,060 per common share (approximately US$354 per share), or an aggregate of ¥48,060,000 (approximately US$354,190).

●	On November 30, 2021, the Company issued 300 common shares to Rakuten Capital S.C.Sp. for ¥48,060 per common share (approximately US$354 per share), or an aggregate of ¥14,418,000 (approximately US$106,257).

●	On December 27, 2021, the Company issued 5,389 common shares with a value of ¥48,060 per common share (approximately US$354 per share), or an aggregate value of ¥259,000,560 (approximately US$1,908,767) to Tianqi Li in exchange for capital stock of Tianqi Li in Devel Co., Ltd. (now known as SYLA Brain Co., Ltd.) in connection with its acquisition by the Company.

●	On January 31, 2022, the Company issued 1,500 common shares to Hiroyuki Sugimoto upon his exercise of a stock option at an exercise price of ¥8,000 per common share (approximately US$59 per share), or an aggregate of ¥12,000,000 (approximately US$88,437).

●	On January 31, 2022, the Company issued 100 common shares to Takahide Watanabe upon his exercise of a stock option at an exercise price of ¥11,600 per common share (approximately US$85 per share), or an aggregate of ¥1,160,000 (approximately US$8,549).

●	On May 13, 2022, the Company issued a warrant to purchase common stock to the HeartCore Enterprises, Inc. (“HeartCore”) in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company. HeartCore may, at any time on (“Effective Date”) and ten years following the initial public offering date resulting in its shares being listed on a national stock exchange, exercise the warrant to purchase 2% of the fully diluted share capital of the Company as of the Effective Date for an exercise price per share of US$0.01, subject to adjustment as provided in the warrant. This warrant was terminated upon the issuance of the stock acquisition rights to HeartCore described immediately below.

●	On November 9, 2022, the Company allotted 5,771 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors on November 9, 2022 in substitution for the common stock purchase warrant agreement executed as of May 13, 2022 between the Company and HeartCore. The stock acquisition right is exercisable upon a successful listing on the Nasdaq Capital Market or NYSE American and has an exercise price of US$0.01 per share and is fully vested. The number of shares underlying each stock acquisition right is calculated as the number of issued and outstanding common shares on a fully diluted basis as of the previous day of the listing date on a stock exchange multiplied by 2% and divided by 5,771, subject to adjustment as provided in the 9th Stock Acquisition Rights Allotment Agreement, dated November 9, 2022, between the Company and HeartCore.

We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. 100 ADSs will represent one common share (or a right to receive one common share) deposited with MUFG Bank Ltd., as custodian for the depositary in Japan. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Japanese law governs shareholder rights. The depositary will be the holder of our common shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly holding or beneficially owning ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

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Dividends and Other Distributions

How will you receive dividends and other distributions on our common shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of common shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the common shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Certain Tax Considerations.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any common shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell common shares which would require it to deliver a fraction of an ADS (or ADSs representing those common shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new common shares. The depositary may sell a portion of the distributed common shares (or ADSs representing those common shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our common shares any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash, or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our common shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits our common shares or evidence of rights to receive common shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested by, and will deliver the ADSs to or upon the order of, the person or persons that made the deposit.

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How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver our common shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian, or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Japan and the provisions of our articles of association or similar documents, to vote or to have its agents vote the common shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the common shares. However, you may not know about the meeting enough in advance to withdraw the common shares. The depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

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We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your common shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your common shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing common shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been common shares and the common shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or common shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

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The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

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Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our common shares from an exchange outside the United States on which they were listed and do not list the common shares on another exchange outside the United States;

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●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of common shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Common Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying common shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of common shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our common shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of common shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

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Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

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SALES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for our common shares or ADSs. Future sales of substantial amounts of our common shares or ADSs, including shares issued upon the conversion of convertible notes, the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our ADSs to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have 258,239 common shares issued and outstanding. In the event the representative exercises in full the over-allotment option to purchase additional ADSs, we will have 261,051 common shares issued and outstanding. The ADSs sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued common shares that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted common shares of our Company for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of common shares then outstanding, represented by ADSs or otherwise, which will equal approximately 258,239 common shares immediately after this offering (assuming no exercise by the underwriters of their option to purchase additional ADSs from us); or

●	1% of the average weekly trading volume of our ADSs on The Nasdaq Capital Market or NYSE American, as applicable, during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Affiliate resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of US$50,000, the seller must file a notice on Form 144 with the SEC and Nasdaq or NYSE American, as applicable, concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

Under Rule 144, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned our common shares for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement. Non-affiliate resales are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

Rule 701

In general, Rule 701 allows a shareholder who purchased our common shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

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Lock-Up Agreements

We, all of our directors and officers and our shareholders have agreed with the representative, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common shares or securities convertible into or exercisable or exchangeable for our common shares for a period of twelve months after the closing of this offering. See the “Underwriting” section below for more information.

Form S-8 Registration Statements

Following the completion of this offering, we may file one or more registration statements on Form S-8 under the Securities Act to register the common shares issued or reserved for issuance under any future plan. The registration statement on Form S-8 will become effective automatically upon filing. Common shares issued upon exercise of a stock option and registered under the Form S-8 registration statement will, subject to vesting and lock-up provisions, and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately unless they are subject to the lock-up restrictions described under “Underwriting—No Sales of Similar Securities”, in which case, after the expiration of such lock-up.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our common shares, including the ADSs. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, including Japan, or other taxing jurisdiction.

Taxation in Japan

Generally, a non-resident of Japan or non-Japanese entity (which we refer to as a “Non-Resident Holder”) is subject to Japanese withholding tax on dividends paid by Japanese corporations. Stock splits are not subject to Japanese income tax. A conversion of retained earnings or legal reserve (but not additional paid-in capital, in general) into stated capital (whether made in connection with a stock split or otherwise) is not treated as a deemed dividend payment to shareholders for Japanese tax purposes. Thus, such a conversion does not trigger Japanese withholding taxation (Article 2(16) of the Japanese Corporation Tax Law and Article 8(1)(xiii) of the Japanese Corporation Tax Law Enforcement Order).

Pursuant to the Convention Between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (which we refer to as the “Treaty”), dividend payments made by a Japanese corporation to a U.S. resident or entity, unless the recipient of the dividend has a “permanent establishment” in Japan, and the common shares or ADSs with respect to which such dividends are paid are effectively connected with such “permanent establishment”, are generally subject to a withholding tax at rate of: (i) 10% for portfolio investors who are qualified U.S. residents eligible for benefits of the Treaty; and (ii) 0% (i.e., no withholding) for pension funds which are qualified U.S. residents eligible for benefits of the Treaty, provided that the dividends are not derived from the carrying on of a business, directly or indirectly, by such pension funds. Japan is a party to a number of income tax treaties, conventions and agreements, (which we refer to collectively as the “Tax Treaties”), whereby the maximum withholding tax rate for dividend payments is set at, in most cases, 15% for portfolio investors who are Non-Resident Holders. Specific countries with which such Tax Treaties have been entered into include Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, Republic of Singapore, and Spain. Japan’s income tax treaties with Australia, Belgium, France, The Netherlands, Sweden, Switzerland and the United Kingdom have been amended to generally reduce the maximum withholding tax rate to 10%.

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On the other hand, unless one of the applicable Tax Treaties reducing the maximum rate of withholding tax applies, the standard tax rate applicable to dividends paid with respect to listed shares, such as those paid by our Company on shares or ADSs, to Non-Resident Holders is 15% under the Japanese Income Tax Law, except for dividends paid to any individual shareholder who holds 3% or more of the issued shares, in which case the applicable rate is 20% (Article 182(2) of the Japanese Income Tax Law and Article 9-3(1)(i) of the Japanese Special Tax Measures Law, including its relevant temporary provision for these withholding rates). On December 2, 2011, the “Special measures act to secure the financial resources required to implement policy on restoration of the East Japan Earthquake” (Act No. 117 of 2011) was promulgated and special surtax measures on income tax and withholding tax were introduced thereafter to fund the restoration effort for the earthquake. Income tax and withholding tax payers need to pay a surtax, calculated by multiplying the standard tax rate by 2.1% for 25 years starting from January 1, 2013 (which we refer to as “Surtax”). As a result, the withholding tax rate applicable to dividends paid with respect to listed shares to Non-Resident Holders increased to 15.315% (which we refer to as “Withholding Tax Rate”) which is applicable for the period from January 1, 2014 until December 31, 2037.

Taking this Withholding Tax Rate into account, the treaty rates such as the 15% rate (or 10% for eligible U.S. residents subject to the Treaty and/or eligible residents subject to other similarly renewed treaties mentioned above) apply, in general, except for dividends paid to any individual holder who holds 3% or more of the total issued shares, in which case the applicable rate is 20.42% (standard tax rate of 20% imposed by Surtax). The treaty rate normally overrides the domestic rate, but due to the so-called “preservation doctrine” under Article 1(2) of the Treaty, and/or due to Article 3-2 of the Special Measures Law for the Income Tax Law, Corporation Tax Law and Local Taxes Law with respect to the Implementation of Tax Treaties, if the tax rate under the domestic tax law is lower than that promulgated under the applicable income tax treaty, then the domestic tax rate is still applicable. Currently, the tax rate under the applicable tax treaty is lower than that under the domestic tax law and thus the treaty override treatment applies. As such, the tax rate under the Treaty applies for most holders of shares or ADSs who are U.S. residents or entities. In the case where the treaty rate is applicable, no Surtax is imposed, but in order to enjoy the lower treaty rate, the taxpayer must file a treaty application in advance with the Japanese National Tax Agency through our Company. Gains derived from the sale outside Japan of a Japanese corporation’s shares or ADSs by Non-Resident Holders, or from the sale of a Japanese corporation’s shares or ADSs within Japan by a non-resident of Japan as an occasional transaction or by a non-Japanese entity not having a permanent establishment in Japan, are generally not subject to Japanese income or corporation taxes, provided that the seller is a portfolio investor. Japanese inheritance and gift taxes at progressive rates may apply to an individual who has acquired a Japanese corporation’s shares or ADSs as a distributee, legatee or donee.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common shares or ADSs by a U.S. holder (as defined below) that acquires our common shares or ADSs in this offering. This summary is for general information purposes only and does not purport to be a complete discussion of all potential tax considerations that may be relevant to a particular person’s decision to acquire common shares or ADSs.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code (the “U.S. Treasury Regulations”), the income tax treaty between Japan and the United States (the “Treaty”), published rulings of the U.S. Internal Revenue Service (the “IRS”), published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. We have not requested a ruling from the IRS with respect to any of the U.S. federal income tax considerations described below and, as a result, the IRS could disagree with portions of this discussion.

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For purposes of this discussion, a “U.S. holder” is a beneficial owner of the common shares or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has validly elected to be treated as a U.S. person under the Code.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the common shares or ADSs, the U.S. federal income tax consequences to such partnership and its partners of the ownership and disposition of the common shares or ADSs generally will depend in part on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such partner or partnership. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of the common shares or ADSs.

This discussion applies only to a U.S. holder that holds common shares or ADSs as “capital assets” under the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss reporting requirements. In addition, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, and non-U.S. tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. holder’s particular circumstances, including alternative minimum tax consequences, the Medicare tax on certain net investment income, and tax consequences to holders that are subject to special provisions under the Code, including, but not limited to, holders that:

●	are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

●	are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

●	are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;

●	have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

●	own common shares or ADSs as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

●	acquire common shares or ADSs in connection with the exercise of employee stock options or otherwise as compensation for services;

●	are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);

●	are required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an applicable financial statement;

●	own or will own (directly, indirectly, or constructively) 10% or more of our total combined voting power or value;

●	hold the common shares or ADSs in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

●	are former U.S. citizens or former long-term residents of the United States.

Each U.S. holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our common shares or ADSs.

Treatment of ADSs

For U.S. federal income tax purposes, a U.S. holder of ADSs generally will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of common shares for ADSs generally will not be subject to U.S. federal income tax.

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Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our Company, is classified as a passive foreign investment company (“PFIC”) for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either: (i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or (ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.

The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the expected market price of the ADSs in this offering, a decrease in the market price of our ADSs may also cause us to be classified as a PFIC for the current or any future taxable year. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. If we are a PFIC for any year during which you hold the common shares or ADSs, we will generally continue to be treated as a PFIC for all succeeding years during which you hold such common shares or ADSs. However, if we cease to be a PFIC, provided that you have not made a mark-to-market election, as described below, you may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to the common shares or ADSs, as applicable. We believe we were not a PFIC in prior taxable year 2021 because less than 75% of our gross income was passive income and less than 50% of the average value of our assets consisted of assets that would produce passive income in 2021.

The discussion below under “—Distributions on the Common Shares or ADSs” and “—Sale or Other Disposition of the Common Shares or ADSs” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that generally would apply if we are treated as a PFIC are discussed below under “—Passive Foreign Investment Company Rules.”

Distributions on the Common Shares or ADSs

The gross amount of any distributions paid on our common shares or ADSs will generally be included in the gross income of a U.S. holder as dividend income on the date actually or constructively received by the U.S. holder, in the case of common shares, or by the depositary, in the case of ADSs, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (computed on the basis of U.S. federal income tax principles). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we expect that distributions will generally be reported to U.S. holders as dividends. Dividends received on our common shares or ADSs generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

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Individuals and other non-corporate U.S. holders will be subject to tax on any such dividends at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) the common shares or ADSs on which the dividends are paid are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty, (ii) we are not a PFIC nor treated as such with respect to a U.S. holder (as discussed below) for either our taxable year in which the dividend was paid or for the preceding taxable year, and (iii) certain holding period requirements are met. For this purpose, ADSs listed on the Nasdaq or NYSE American will generally be considered to be readily tradable on an established securities market in the United States. You should consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our common shares or ADSs.

For U.S. foreign tax credit purposes, dividends paid on our common shares or ADSs generally will be treated as foreign source income and generally will constitute passive category income. The amount of a dividend will include any amounts withheld by us in respect of Japanese income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. holder’s particular circumstances, Japanese income taxes withheld from dividends on the common shares or ADSs, at a rate not exceeding any reduced rate pursuant to the Treaty, will be creditable against the U.S. holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. holders may, at their election, deduct foreign taxes, including any Japanese income taxes, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and U.S. holders should consult their tax advisers regarding the creditability or deductibility of foreign taxes in their particular circumstances.

The amount of any dividend paid in Japanese yen will equal the U.S. dollar value of the Japanese yen received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of common shares, or by the depositary, in the case of ADSs, regardless of whether the Japanese yen are converted into U.S. dollars. If the Japanese yen received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Japanese yen received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the Japanese yen equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Japanese yen will be treated as U.S. source ordinary income or loss.

Sale or Other Disposition of the Common Shares or ADSs

A U.S. holder will recognize gain or loss on the sale or other disposition of a common share or ADS equal to the difference between the amount realized for the common share or ADS and the holder’s tax basis in the common share or ADS. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such common share or ADS was more than one year as of the date of the sale or other disposition. Long-term capital gain recognized by a non-corporate U.S. holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. The deductibility of capital losses is subject to various limitations. Any gain or loss recognized will generally be U.S. source gain or loss for foreign tax credit purposes. Consequently, a U.S. holder may not be able to use the foreign tax credit arising from any Japanese tax imposed on the disposition of the common share or ADS unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.

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Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which you hold our common shares or ADSs, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares or ADSs, unless you make a mark-to-market election as discussed below. Distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during the shorter of the three preceding taxable years or your holding period for the common shares or ADSs will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the common shares or ADSs,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for you for such year and will be increased by an additional tax calculated as an interest charge on the resulting tax deemed deferred with respect to each such other taxable year at the rates generally applicable to underpayments of tax payable in those years.

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares or ADSs and any of our subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder may make a mark-to-market election with respect to our common shares or ADSs, provided such common shares or ADSs are treated as “marketable stock.” The common shares or ADSs generally will be treated as marketable stock if the common shares or ADSs are regularly traded on a “qualified exchange or other market,” as defined in applicable U.S. Treasury Regulations. Our ADSs will be marketable stock as long as they remain listed on the Nasdaq or the NYSE American, which is a qualified exchange for this purpose, and are regularly traded. We anticipate that our ADSs should qualify as being regularly traded but no assurances can be given in this regard. Only the ADSs and not the common shares will be listed on the Nasdaq or the NYSE American. Consequently, a U.S. holder of common shares that are not represented by ADSs generally will not be eligible to make the mark-to-market election.

If a U.S. holder makes a valid mark-to-market election with respect to the ADSs, the holder generally will (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes a mark-to-market election in respect of our ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. holder makes a mark-to-market election, any gain such U.S. holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. holder may continue to be subject to the general PFIC rules described above with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We have not determined whether, if we were to be classified as a PFIC for a taxable year, we will provide information necessary for a U.S. holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above. Accordingly, U.S. holders should assume that they will not be able to make a qualified electing fund election with respect to the common shares or ADSs.

If a U.S. holder owns common shares or ADSs during any year in which we are a PFIC, the holder generally must file an annual report containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form). A failure to file this report generally will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to a U.S. holder’s investment in common shares or ADSs).

The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of common shares or ADSs.

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Information Reporting and Backup Withholding

Payments of dividends or sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. holder provides a correct U.S. taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. holder furnishes required information to the IRS in a timely manner. Each U.S. holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Reporting Obligations for Certain Owners of Foreign Financial Assets

Certain U.S. holders may be required to file information returns with respect to their investment in common shares or ADSs. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U.S. holders may be subject to these reporting requirements unless their common shares or ADSs are held in an account at certain financial institutions.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. holders should consult with their own tax advisors regarding their reporting obligations under these rules, including the requirement to file an IRS Form 8938.

U.S. Holders should consult their tax advisors regarding any reporting obligations that may arise with respect to the acquisition, ownership or disposition of our common shares or the ADSs. Failure to company with applicable reporting requirements could result in substantial penalties.

The foregoing discussion of certain U.S. federal income tax considerations is for general information only and is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common shares or the ADSs. U.S. Holders should consult their own tax advisors concerning the tax consequences applicable to their particular situations.

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UNDERWRITING

In connection with this offering, we expect to enter an underwriting agreement with Boustead Securities, LLC, as the representative of the underwriters named in this prospectus, with respect to the ADSs in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the representative will agree to purchase from us on a firm commitment basis the respective number of ADSs at the public price less the underwriting discounts set forth on the cover page of this prospectus, and each of the underwriters has severally and not jointly agreed to purchase, and we have agreed to sell to the underwriters, at the public offering price per share less the underwriting discount set forth on the cover page of this prospectus, the number of ADSs listed next to its name in the following table:

Name of Underwriter	Number of ADSs
Boustead Securities, LLC	[●]

[●]

The ADSs sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed US$[●] per ADS. If all of the ADSs are not sold at the initial offering price, the representative may change the offering price and the other selling terms. The representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the ADSs are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the ADSs is conditioned upon our receiving approval to list the ADSs on Nasdaq or the NYSE American.

Over-Allotment Option

If the underwriters sell more ADSs than the total number set forth in the table above, we have granted to the representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an additional 281,250 ADSs (constituting up to 15% of the ADSs sold in this offering excluding shares subject to this option), at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The representative may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any ADSs issued or sold under the option will be issued and sold on the same terms and conditions as the other ADSs that are the subject of this offering.

Discounts and Commissions; Expenses

The underwriting discounts and commissions are a cash fee equal to seven percent (7%) of gross proceeds from the sale of securities in this offering. We have been advised by the representative that the underwriters propose to offer the ADSs to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of US$[●] per ADS under the public offering price. After the offering, the representative may change the public offering price and other selling terms

The following table summarizes the public offering price and underwriting discounts and commissions payable to the underwriters by us in connection with this offering, assuming both the non-exercise and full exercise of the representative’s over-allotment option to purchase additional ADSs.

	Per Share		Total Without Exercise of Over- Allotment Option		Total With Full Exercise of Over- Allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts and commission (7%) (1)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

(1)	Does not include (i) the warrant to purchase a number of ADSs equal to 7% of the number of ADSs sold in the offering, (ii) a 1% non-accountable expense allowance or (iii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

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We have agreed to pay a non-accountable expense allowance to the representative equal to 1% of the gross proceeds received at the closing of the offering.

We have agreed to reimburse the representative for reasonable out-of-pocket expenses incurred relating to the offering, regardless of whether the offering is consummated, the aggregate amount of out-of-pocket expenses being limited as follows: (i) payment of up to US$125,000 for reimbursement of the representative’s legal counsel fees; (ii) payment of up to US$65,000 for due diligence; (iii) payment of up to US$15,000 for road show, travel, platform on-boarding fees and other reasonable out of pocket expense; and (iv) payment of US$5,000 for background checks. Any out-of-pocket expenses above US$5,000 are to be pre-approved by the Company. We have paid US$50,000 to the representative as a refundable advance, which shall be applied against actual out-of-pocket accountable expenses and such advance shall be reimbursed to us to the extent any portion of the advance is not actually incurred, in compliance with FINRA Rule 5110(g)(4)(A) in the event of the termination of the offering.

Representative’s Warrant

We have agreed to issue to the representative (or its permitted assignees) warrants to purchase up to a total of 150,900 ADSs, if the over-allotment option is exercised in full by the Underwriters, or up to 131,200 ADSs, if the over-allotment option is not exercised by Underwriters (approximately 7% of the ADSs sold in this offering) at an exercise price equal to 125% of the public offering price of the total ADSs sold in this offering. The Representative’s Warrant will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the registration statement, will have a cashless exercise provision and will terminate on the fifth (5th) anniversary of the effective date of the registration statement of which this prospectus is a part. The Representative’s Warrant will also provide for customary anti-dilution provisions and “piggyback” registration rights with respect to the registration of the ADSs underlying the warrants for a period of seven (7) years from the commencement of sales of this offering. We have registered the Representative’s Warrant and the ADSs underlying the Representative’s Warrant in this offering.

The Representative’s Warrant and the underlying shares are deemed compensation by FINRA and therefore will be subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The representative (or permitted assignees under FINRA Rule 5110(e)(1) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days immediately following commencement of sale of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrant and the ADSs issuable upon exercise of such warrant, as a portion of the underwriting compensation payable in connection with this offering.

Indemnification

We have agreed to indemnify the representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the representative and the other underwriters may be required to make for these liabilities.

Right of First Refusal

The representative has the right of first refusal for two (2) years following the consummation of this offering or the termination or expiration of the engagement with the representative to act as financial advisor or joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets, whether in conjunction with another broker-dealer or on the Company’s own volition (collectively, “Future Services”). In the event that we engage the representative to provide such Future Services, the representative will be compensated consistent with the engagement agreement with the Representative, unless we mutually agree otherwise. To the extent we are approached by a third party to lead any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets, the representative will be notified of the transaction and be granted the right to participate in such transaction under any syndicate formed by such third party.

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No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any common shares or other securities convertible into or exercisable or exchangeable for common shares at a price per share that is less than the price per common shares in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition for a period of twelve months following date on which our common shares are trading on the Nasdaq Capital Market or the NYSE American, without the prior written consent of the representative.

Lock-Up Agreements

Our officers, directors following this offering and other security holder(s) have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any common shares for a period of twelve (12) months following the closing of this offering, subject to certain exceptions, or the Lock-Up Period.

Notwithstanding the above, the representative may engage in stabilization activities as described below. The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Trading; Nasdaq or NYSE American Listing

We intend to apply to list our ADSs on Nasdaq or the NYSE American under the symbol “SYT.” There is no assurance that our listing application will be approved by Nasdaq or the NYSE American. The approval of our listing on Nasdaq or the NYSE American is a condition of closing this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

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Determination of Offering Price

In determining the initial public offering price, we and the representative have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenues and earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the representative can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the representative. In addition, common shares may be sold by the representative to securities dealers who resell common shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the representative’s website and any information contained in any other website maintained by the representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as representative and should not be relied upon by investors.

Other Relationships

The representative and its respective affiliates may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. Except for services provided in connection with this offering, the representative has not provided any financing, investment and/or advisory services to us during the 180 day period preceding the initial filing of the registration statement of which this prospectus forms a part, and as of the date of this prospectus, we do not have any agreement or arrangement with the representative to provide any of such services during the 60 day period following the effective date of such registration statement.

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Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters are expected to make offers and sales both in and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (the “Prospectus Directive”), as implemented in Member States of the European Economic Area (the “Relevant Member States”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (the “AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa (“CONSOB”)) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-3 of CONSOB Regulation no. 11971 of 14 May 1999, as amended (“Regulation no. 11971”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a qualified investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

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United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (the “FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated. The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, such persons. Any person who is not such a person should not act or rely on this document or any of its contents.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the People’s Republic of China to legal or natural persons other than directly to “qualified domestic institutional investors.”

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

153

EXPENSES RELATED TO THE OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the U.S. Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, and The Nasdaq Capital Market or the NYSE American entry and listing fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$2,068
Financial Industry Regulatory Authority filing fee	3,314
The Nasdaq Capital Market or the NYSE American entry and listing fee	75,000
Accounting fees and expenses	500,000
Legal fees and expenses	525,000
Roadshow expenses	15,000
Printing expenses	5,000
Non-accountable expenses	175,000
Miscellaneous	110,000
Total	$1,410,382

LEGAL MATTERS

The validity of the common shares offered in this offering and certain legal matters as to Japanese law will be passed upon for us by DT Legal Japan.

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida. Bevilacqua PLLC, Washington, D.C., is acting as U.S. counsel to the underwriters with respect to this offering.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended included in this prospectus have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

154

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a joint stock corporation organized under Japanese law. Most of our directors, corporate auditors and executive officers reside in Japan, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. Our Japanese counsel, DT Legal Japan, has advised us that there is doubt as to the enforceability in Japan, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States. A Japanese court may refuse to apply provisions of U.S. securities laws in original actions, or to enforce judgments of U.S. courts that are based on such provisions, if it considers such provisions to be contrary to the public policy of Japan.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

DT Legal Japan has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters, and a Japanese court may deem that there is not sufficient basis for the reciprocity on the enforcement of judgments. Therefore, if you obtain a civil judgment by a U.S. court, you may not be able to enforce it in Japan.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) a registration statement on Form F-1 under the Securities Act relating to the underlying common shares represented by the common shares being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information about our Company and our common shares being offered by this prospectus, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed. Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.

You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers”, and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer”, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, corporate auditors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of common shares. In addition, as a “foreign private issuer”, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. Furthermore, we will not be required under the Exchange Act to file annual or other reports and financial statements with the SEC as frequently or as promptly as U.S. companies that have securities registered under the Exchange Act. As such, we will file with the SEC, within 120 days after the end of each fiscal year, or such other applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also intend to furnish to the SEC under cover of Form 6-K certain other material information.

Our corporate website is https://syla-tech.jp/. After the consummation of this offering, you may go to our website to access our periodic reports and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. We have included our website address in this prospectus solely for informational purposes.

155

SYLA Technologies Co., Ltd.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

SYLA Technologies Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SYLA Technologies Co., Ltd. and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2022.

Houston, Texas

September 23, 2022

F-2

SYLA TECHNOLOGIES CO., LTD.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of Japanese Yen (“JPY”), except for share data)

	As of December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	2,742,424	2,939,519
Restricted cash	27,198	-
Term deposits	133,350	103,706
Short-term investments	182,313	258,339
Accounts receivable, net	27,237	34,387
Inventories	5,133,349	4,122,345
Prepaid expenses, net	638,894	723,224
Other current assets, net	59,082	30,260
Total current assets	8,943,847	8,211,780

Non-current assets
Restricted cash, non-current	76,095	73,277
Long-term deposits	78,712	79,512
Long-term investments, net	123,824	83,492
Property, plant and equipment, net	8,354,631	7,292,091
Intangible assets, net	235,609	-
Goodwill	425,943	-
Operating lease right-of-use assets	2,582,861	2,413,641
Finance lease right-of-use assets	6,142	5,799
Other assets, net	636,315	532,370
Total non-current assets	12,520,132	10,480,182

TOTAL ASSETS	21,463,979	18,691,962

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	134,822	54,913
Accrued liabilities	48,802	35,517
Short-term loans	1,447,746	780,378
Current portion of long-term loans	677,919	1,576,712
Current portion of long-term bonds	154,089	115,052
Deferred revenue	94,376	18,183
Income tax payables	133,937	211,800
Operating lease liabilities, current	423,464	439,288
Finance lease liabilities, current	2,177	2,084
Other current liabilities	1,030,993	1,110,193
Total current liabilities	4,148,325	4,344,120

Non-current liabilities
Long-term loans	8,797,321	7,290,794
Long-term bonds	334,231	246,986
Operating lease liabilities, non-current	2,165,558	1,981,064
Finance lease liabilities, non-current	4,106	3,821
Other liabilities	432,102	367,543
Total non-current liabilities	11,733,318	9,890,208

TOTAL LIABILITIES	15,881,643	14,234,328

EQUITY
Capital stock (10,000,000 shares authorized, 237,889 and 227,960 shares issued and outstanding as of December 31, 2021 and 2020, with no stated value)	155,000	457,636
Capital surplus	2,709,808	1,889,383
Retained earnings	2,383,940	2,111,011
Accumulated other comprehensive loss	-	(396)
Total SYLA Technologies Co., Ltd.’s equity	5,248,748	4,457,634
Noncontrolling interests	333,588	-
TOTAL EQUITY	5,582,336	4,457,634
TOTAL LIABILITIES AND EQUITY	21,463,979	18,691,962

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SYLA TECHNOLOGIES CO., LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in thousands of JPY, except for share and per share data)

	For the Years Ended December 31,
	2021	2020

Revenues, net	16,665,382	13,140,176
Cost of revenues	(13,516,293)	(10,326,005)
Gross profit	3,149,089	2,814,171

Operating expenses
Selling, general and administrative expenses	(2,466,731)	(1,925,746)
Total operating expenses	(2,466,731)	(1,925,746)

Income from operations	682,358	888,425

Other income (expenses)
Other income	43,951	51,661
Income from equity method investments	109	-
Other expenses	(226,346)	(199,229)
Total other expenses	(182,286)	(147,568)
Income before income taxes	500,072	740,857
Income tax expense	(221,384)	(305,130)
Net income	278,688	435,727
Less: net income attributable to noncontrolling interests	1,199	-
Net income attributable to SYLA Technologies Co., Ltd.	277,489	435,727

Net income per share
- Basic	1,201.09	1,926.51
- Diluted	1,022.40	1,643.25

Weighted average shares used in calculating basic and diluted net income per share
- Basic	231,031	226,174
- Diluted	271,409	265,161

Comprehensive income
Net income	278,688	435,727
Other comprehensive income (loss), net of tax
Unrealized loss on available-for-sale debt securities, net of tax effect of nil and JPY319 for the years ended December 31, 2021 and 2020, respectively	-	(724)
Reclassification of unrealized loss on available-for-sale debt securities to net income when realized, net of tax effect of JPY175 and nil for the years ended December 31, 2021 and 2020, respectively	396	-
Other comprehensive income (loss), net of tax	396	(724)
Comprehensive income	279,084	435,003
Comprehensive income attributable to noncontrolling interests	1,199	-
Comprehensive income attributable to SYLA Technologies Co., Ltd.	277,885	435,003

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SYLA TECHNOLOGIES CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(Amounts in thousands of JPY)

	Capital Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Equity
Balance as of December 31, 2019	396,708	1,790,921	1,678,674	328	-	3,866,631
Issuance of capital stock	60,928	55,308	-	-	-	116,236
Deemed contribution in connection with reorganization	-	25,104	-	-	-	25,104
Net income	-	-	435,727	-	-	435,727
Unrealized loss on available-for-sale debt securities, net of tax effect of JPY319	-	-	-	(724)	-	(724)
Deemed contribution from shareholder in connection with disposal of property, plant and equipment	-	15,656	-	-	-	15,656
Stock based compensation	-	2,394	-	-	-	2,394
Declaration of dividend	-	-	(3,390)	-	-	(3,390)
Balance as of December 31, 2020	457,636	1,889,383	2,111,011	(396)	-	4,457,634
Issuance of capital stock	55,000	45,926	-	-	-	100,926
Deemed contribution in connection with reorganization	-	146,298	-	-	-	146,298
Net income	-	-	277,489	-	1,199	278,688
Reclassification of unrealized loss on available-for-sale debt securities to net income when realized, net of tax effect of JPY175	-	-	-	396	-	396
Stock based compensation	-	11,564	-	-	-	11,564
Reclassification between capital stock and capital surplus	(357,636)	357,636	-	-	-	-
Capital stock issued for acquisition of subsidiary	-	259,001	-	-	-	259,001
Noncontrolling interests arising from acquisition of subsidiary	-	-	-	-	199,829	199,829
Capital contribution from noncontrolling interests	-	-	-	-	132,560	132,560
Declaration of dividend	-	-	(4,560)	-	-	(4,560)
Balance as of December 31, 2021	155,000	2,709,808	2,383,940	-	333,588	5,582,336

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SYLA TECHNOLOGIES CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands of JPY)

	For the Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	278,688	435,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	151,638	142,786
Impairment loss on long-term investments	-	11,811
Fair value change of short-term investments	(1,063)	(25,943)
Fair value change of long-term investments	(9,874)	(17,280)
Income from equity method investments	(109)	-
Allowance for credit losses	5,791	2,007
Loss on disposal of property, plant and equipment	9,425	15,875
Non-cash lease expense	470,358	417,152
Loss (gain) on modification of the operating lease contracts	97	(24)
Amortization of debt issuance costs	3,561	5,278
Deferred income tax benefit	(11,410)	(2,601)
Stock based compensation	11,564	2,394
Changes in operating assets and liabilities:
Term deposits	(970)	495
Accounts receivable, net	28	(20,183)
Inventories	(270,399)	(881,390)
Prepaid expenses, net	84,397	(158,942)
Other current assets, net	(25,744)	50,699
Other assets, net	(111,327)	(35,085)
Accounts payable	79,910	(46,464)
Accrued liabilities	12,961	(277)
Other current liabilities	(136,279)	663,322
Income tax payables	(89,679)	64,750
Deferred revenue	61,190	1,771
Operating lease liabilities	(471,005)	(415,601)
Other liabilities	(16,651)	58,765
NET CASH PROVIDED BY OPERATING ACTIVITIES	25,098	269,042

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(1,827,833)	(1,633,106)
Proceeds from disposal of property, plant and equipment	34,979	23,540
Advances to related parties	(8,156)	(9,170)
Repayments from related parties	28,277	98,167
Purchase of term deposits	(27,874)	(41,173)
Proceeds from maturity of term deposits	-	8,674
Purchase of short-term investments	(92,094)	(211,951)
Proceeds from sales of short-term investments	169,754	-
Purchase of long-term investments	(21,418)	(52,170)
Proceeds from sales of long-term investments	19,799	72,013
Purchase of investments in voluntary partnerships	(28,720)	-
Payments for acquisition of subsidiary, net of cash acquired	(175,080)	-
NET CASH USED IN INVESTING ACTIVITIES	(1,928,366)	(1,745,176)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of corporate bonds	250,000	100,000
Repayments for corporate bonds	(120,000)	(80,000)
Payments for bond issuance costs	(7,280)	(4,450)
Borrowings from short-term and long-term loans	7,554,250	5,772,700
Repayments for short-term and long-term loans	(6,313,702)	(3,989,881)
Capital contribution from noncontrolling interests	132,560	-
Issuance of capital stock	100,926	116,236
Deemed contribution in connection with reorganization	146,298	25,104
Deemed contribution from shareholder in connection with disposal of property, plant and equipment	-	15,656
Dividend paid	(4,560)	(3,390)
Repayments for finance lease liabilities	(2,303)	(2,770)
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,736,189	1,949,205

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(167,079)	473,071
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AS OF THE BEGINNING OF THE YEAR	3,012,796	2,539,725
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AS OF THE END OF THE YEAR	2,845,717	3,012,796

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	187,133	150,524
Cash paid for income taxes	364,058	244,478

NON-CASH INVESTING AND FINANCING ACTIVITIES
Liabilities assumed in connection with purchase of property, plant and equipment	52,030	1,528
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	602,560	376,214
Remeasurement of operating lease liabilities and right-of-use assets due to lease modification	37,142	41,866
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	2,682	940
Capital stock issued for acquisition of subsidiary	259,001	-

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	2,742,424	2,939,519
Restricted cash, current	27,198	-
Restricted cash, non-current	76,095	73,277
Total cash, cash equivalents and restricted cash	2,845,717	3,012,796

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SYLA TECHNOLOGIES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Japanese Yen (“JPY”), except for share and per share data)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

SYLA Technologies Co., Ltd. (“SYLA Tech”), previously known as SYLA Holdings Co., Ltd., was incorporated in Japan on March 3, 2009.

SYLA Co., Ltd. (“SYLA Co”) was incorporated in Japan on September 1, 2006. SYLA Co invests in certain real estate joint ventures which are variable interest entities of SYLA Co.

SYLA Brain Co., Ltd. (“SYLA Brain”), previously known as Devel Co., Ltd., was incorporated in Japan on November 15, 2019.

Reorganization

On October 1, 2017, SYLA Tech acquired 100% equity ownership of SYLA Co by shares exchange, which has been accounted for as a recapitalization between entities under common control since the same controlling shareholders controlled these two entities before and after the transaction.

In preparation for its overseas listing, SYLA Tech and SYLA Co divested certain of their wholly-owned or majority-owned subsidiaries that have been separately managed with separate historical books and records for the restructuring of the listing business. The accompany financial statements have been prepared using a carve-out basis to present the historical financial position and results of operations for the listing business.

Business combination

On December 31, 2021, SYLA Tech completed an acquisition of 67% equity interest of SYLA Brain.

As a result of the series of reorganization transactions and business combination, the organization structure in connection with our initial public offering includes SYLA Tech, SYLA Co and its consolidated variable interest entities and SYLA Brain.

SYLA Tech and its subsidiaries included in the consolidated financial statements are collectively referred to herein as the “Company”, “we” and “us” unless specific reference is made to an entity. The Company is engaged in the business of real estate sale, leasing, management and crowdfunding and sale of computer. The Company’s operations are conducted mainly in Japan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

F-7

(b) Principles of Consolidation

On an ongoing basis, as circumstances indicate the need for reconsideration, we evaluate each of our investments and contractual relationships to determine whether they meet the guidelines for consolidation. Our evaluation considers all of our variable interests, including equity ownership, as well as fees paid to us for our involvement in the management of each partially owned entity or structure.

In June 2021, the Company launched its real estate crowdfunding platform which allows investors to invest through joint venture arrangements. Our real estate joint ventures consist of anonymous partnerships, which is a structure similar to a limited partnership, and voluntary partnerships, which is a structure similar to a general partnership. For the arrangement structured as a limited partnership or a general partnership, our evaluation of whether the equity holders (equity partners other than the general partner or the managing member of a joint venture) lack the characteristics of a controlling financial interest includes the evaluation of whether the limited partners or non-managing members (the noncontrolling equity holders) lack both substantive participating rights and substantive kick-out rights, defined as follows:

(i)	Participating rights provide the noncontrolling equity holders the ability to direct significant financial and operating decisions made in the ordinary course of business that most significantly influence the entity’s economic performance.

(ii)	Kick-out rights allow the noncontrolling equity holders to remove the general partner or managing member without cause.

If we conclude that any of the three characteristics of a VIE (i.e., insufficiency of equity, existence of non-substantive voting rights, or lack of a controlling financial interest) are met, including that the equity holders lack the characteristics of a controlling financial interest because they lack both substantive participating rights and substantive kick-out rights, we conclude that the entity or structure is a VIE and evaluate it for consolidation under the variable interest model.

Variable interest model

If an entity or structure is determined to be a VIE, we evaluate whether we are the primary beneficiary. The primary beneficiary analysis is a qualitative analysis based on power and benefits. We consolidate a VIE if we have both power and benefits — that is, (i) we have the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance (power), and (ii) we have the obligation to absorb losses of or the right to receive benefits from the VIE that could potentially be significant to the VIE (benefits). We consolidate VIEs whenever we determine that we are the primary beneficiary. If we have a variable interest in a VIE but are not the primary beneficiary, we account for our investment using the equity method of accounting.

Voting model

If a legal entity fails to meet any of the three characteristics of a VIE, we then evaluate such entity under the voting model. Under the voting model, we consolidate the entity if we determine that we, directly or indirectly, have greater than 50% of the voting shares and that other equity holders do not have substantive participating rights.

We consolidate anonymous partnerships, which are determined to be VIEs and we are the primary beneficiary, and account for voluntary partnerships using equity method. The carrying amounts of assets and liabilities of VIEs as of December 31, 2021 are immaterial.

The consolidated financial statements include the accounts of the Company and all of its subsidiaries. VIEs, for which the Company and its subsidiaries are the primary beneficiaries, are also included in the consolidated financial statements.

All significant intercompany accounts and transactions have been eliminated in consolidation.

F-8

(c) Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY” or “￥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in other income (expenses) in the consolidated statements of operations and comprehensive income.

The Company uses JPY as its reporting currency. Assets and liabilities of entities with functional currencies other than JPY are translated into JPY using the exchange rate on the balance sheet date. Revenues and expenses are translated into JPY at average rates prevailing during the reporting period. The resulting foreign currency translation adjustment, if any, are recorded in accumulated other comprehensive income (loss) within equity.

Amounts are stated in thousands of JPY, except for share and per share data and otherwise stated.

(d) Noncontrolling Interests

Noncontrolling interests in the consolidated balance sheets represent the portion of the equity in the subsidiary and VIEs not attributable, directly or indirectly, to the Company. The portion of the income or loss applicable to the noncontrolling interests in subsidiaries and VIEs is also separately reflected in the consolidated statements of operations and comprehensive income.

(e) Use of Estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the net realizable value of mining machine inventories, impairment of real estate inventories, purchase price allocation of acquired real estates, useful lives of property, plant and equipment and intangible assets, the impairment of long-lived assets, valuation of stock based compensation, valuation allowance of deferred tax assets, uncertain income tax positions, implicit interest rate of operating and finance leases and purchase price allocation with respect to business combination. Actual results could differ from those estimates.

F-9

COVID-19

While the duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the lasting effects of the pandemic continue to be unknown. The Company may experience customer losses, including due to bankruptcy or customers ceasing operations, which may result in delays in collections or an inability to collect accounts receivable from these customers. The extent to which COVID-19 may continue to impact the Company’s financial condition, results of operations, or liquidity continues to remain uncertain, and as of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or an adjustment to the carrying value of the Company’s assets or liabilities. These estimates may change, as new events occur and additional information is obtained, which will be recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s consolidated financial statements.

(f) Business Combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and noncontrolling interests, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses are expensed as incurred.

Consideration transferred in a business combination is measured at the fair value as of the date of acquisition. Where the consideration in an acquisition includes contingent consideration, and the payment of which depends on the achievement of certain specified conditions post-acquisition, the contingent consideration is recognized and measured at its fair value at the acquisition date and is recorded as a liability. It is subsequently carried at fair value with changes in fair value reflected in earnings.

In a business combination achieved in stages, the Company remeasures the previously held equity interest in the acquiree immediately before obtaining control at its acquisition-date fair value and the remeasurement gain or loss, if any, is recognized in the consolidated statements of operations and comprehensive income.

Fair value is determined based upon the guidance of ASC Topic 820, “Fair Value Measurements and Disclosures,” and generally are determined using Level 2 inputs and Level 3 inputs. The determination of fair value involves the use of significant judgments and estimates. The Company utilizes the assistance of third-party valuation appraisers to determine the fair value as of the date of acquisition.

(g) Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks and other financial institutions that are unrestricted as to withdrawal or use, and which have original maturities of three months or less. The Company maintains substantially all its bank accounts in Japan. Cash balances in bank accounts in Japan are insured by the Deposit Insurance Corporation of Japan subject to certain limitations.

(h) Restricted Cash

Restricted cash represents cash pledged to financial institutions as collateral for the Company’s bank loans, and cash deposits in banks that are restricted as to withdrawal or usage according to certain agreements with investors of crowdfunding projects. The restricted cash is not available for withdrawal or the Company’s general use until after the corresponding bank loans are repaid, or the performance obligation is satisfied. Restricted cash is classified as either current or non-current based on when the funds will be released in accordance with the terms of the respective agreements.

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(i) Term Deposits

Term deposits consist of deposits placed with financial institutions with original maturities of greater than three months. Term deposit is classified as either current if the original maturities are within one year, or as non-current if the original maturities are over one year.

(j) Accounts Receivable

Accounts receivable represents the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Company’s accounts receivable balances are unsecured, bear no interest and are due within a year from the date of the sale.

The Company adopted Accounting Standards Updates (“ASU”) No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments on January 1, 2020.

The allowance for credit losses reflects the Company’s current estimate of credit losses expected to be incurred over the life of the receivables. The Company considers various factors in establishing, monitoring, and adjusting its allowance for credit losses including the aging of receivables and aging trends, customer creditworthiness and specific exposures related to particular customers. The Company also monitors other risk factors and forward-looking information, such as country specific risks and economic factors that may affect a customer’s ability to pay in establishing and adjusting its allowance for credit losses. Accounts receivable balances are written off after all collection efforts have ceased.

(k) Inventories

Our inventories consist of real estate inventories and mining machine inventories.

Real estate inventories include real estate properties held for sale and real estate properties under development, the vast majority of which are expected to be completed and disposed of within one year of the balance sheet date. Real estate held for sale is recorded at the lower of cost or fair value less cost to sell. If an asset’s fair value less cost to sell, based on discounted future cash flows, management estimates or market comparisons, is less than its carrying amount, an allowance is recorded against the asset. Real estate under development is carried at cost less impairment, as applicable. The amount of the impairment loss, if any, is calculated as the excess of the asset’s carrying value over its fair value, which is determined using a discounted cash flow analysis, management estimates or market comparisons.

The cost basis of the real estate inventories includes all direct acquisition costs including but not limited to the property purchase price, acquisition costs, construction costs, development costs, certain amenities, capitalized interest, capitalized real estate taxes and other costs. Interests and real estate taxes are not capitalized unless active development or construction is underway. When acquiring real estate with existing buildings, we allocate the purchase price between land, building and intangibles related to in-place leases, if any, based on their relative fair values.

Mining machine inventories are stated at the lower of cost and net realizable value. Cost of mining machine inventories is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to slow-moving and obsolete inventories, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment.

(l) Short-term Investments

The Company’s short-term investments consist of debt securities classified as available-for-sale as well as marketable equity securities. The Company’s available-for-sale debt securities are measured at fair value with unrealized gains and losses included in accumulated other comprehensive income (loss) and realized gains and losses included in other income (expenses). None of the Company’s investments in marketable securities were impaired for the years ended December 31, 2021 and 2020. The Company’s marketable equity securities are measured at fair value with changes in fair value recognized in other income (expenses).

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(m) Long-term Investments

Investments in funds that report net asset value (“NAV”) per share

We held investments in Japanese pooled funds. These funds are generally readily redeemable at their net asset values. The fair value of investment funds is measured at their net asset values per share (or its equivalent) as a practical expedient.

Investments in privately held companies and organizations that do not report NAV per share

Investments in privately held entities that do not report NAV per share are accounted for using a measurement alternative, under which these investments are measured at cost, adjusted for observable price changes and impairments, with changes recognized in other income (expenses).

Investments accounted for under equity method

We use the equity method to account for investments in partnerships that qualify as VIEs where we are not the primary beneficiary and other entities that we do not control or where we do not own a majority of the economic interest but have the ability to exercise significant influence over the operating and financial policies of the investees. Under the equity method of accounting, we initially recognize our investments at cost and subsequently adjust the carrying amount of the investments for our share of earnings or losses reported by the investees, distributions received, and other-than-temporary impairments.

Investment income/loss recognition and classification

We recognize both realized and unrealized gain and losses in our consolidated statements of operations and comprehensive income, classified with other income (expenses). Unrealized gains and losses represent:

(1)	changes in NAV as a practical expedient to estimate fair value for investments in funds that report NAV per share;
(2)	observable price changes for investments in privately held entities that do not report NAV per share; and
(3)	our share of unrealized gain or losses reported by our equity method investees.

Realized gains and losses on our investments represent the difference between proceeds received upon disposition of investments and their historical or adjusted cost. For our equity method investments, realized gains and losses represent our share of realized gains or losses reported by the investee. Impairments are realized losses, which result in an adjusted cost, and represent charges to reduce the carrying values of investments in privately held entities that do not report NAV per share and equity method investments, if impairments are deemed other than temporary, to their estimated fair value.

(n) Property, Plant and Equipment, Net

Property, plant and equipment, including real estate properties held for lease, are measured using the cost model and is stated at cost less accumulated depreciation. Acquisition cost includes mainly the costs directly attributable to the acquisition and the initial estimated dismantlement, removal, and restoration costs associated with the assets. Depreciation is calculated using the straight-line and declining methods over the estimated useful lives, as more details follow. Depreciation is included in cost of revenues and selling, general and administrative expenses and is allocated based on estimated usage for each class of asset.

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	Depreciation Method	Useful Life
Buildings, including buildings held for lease	Straight-line method	7-47 years
Facilities attached to buildings	Straight-line or declining balance method	5-18 years
Machinery and equipment	Declining balance method	6 years
Vehicles	Declining balance method	2-6 years
Tools, furniture and fixture	Declining balance method	2-15 years
Land	Not depreciated	-
Vessels	Declining balance method	4 years
Software*	Straight-line method	5 years

*Represent software that is non-detachable to the hardware.

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value of the item disposed and proceeds realized thereon.

(o) Intangible Assets, Net

Intangible assets with an indefinite life are not amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired.

Intangible assets with finite lives are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets. Acquired intangible assets from business combination are recognized and measured at fair value at the time of acquisition. Those assets represent assets with finite lives and are further amortized on a straight-line basis over the estimated economic useful lives of the respective assets.

The estimated useful lives of intangible assets are as follows:

Technologies	10 years

(p) Corporate-owned Life Insurance Policies

The Company has purchased corporate-owned life insurance policies to insure its Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”) and other key employees. Management considers these policies to be operating assets. These insurance policies are recorded at their cash surrender values, included in other assets in the consolidated balance sheets with change in cash surrender value during the period recorded in selling, general and administrative expenses.

(q) Leases

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

We classify our leases as either finance leases or operating leases if we are the lessee, or sale-type, direct financing, or operating leases if we are the lessor. We use the following criteria to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i)	ownership is transferred from lessor to lessee by the end of the lease term;

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(ii)	an option to purchase is reasonably certain to be exercised;
(iii)	the lease term is for the major part of the underlying asset’s remaining economic life;
(iv)	the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or
(v)	the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

If we meet any of the above criteria, we account for the lease as a finance, a sales-type, or a direct financing lease. If we do not meet any of the criteria, we account for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

From time to time, we may enter into sublease agreements with third parties. Our subleases generally do not relieve us of our primary obligations under the corresponding head lease. As a result, we account for the head lease based on the original assessment at lease inception. We determine if the sublease arrangement is either a sales-type, direct financing, or operating lease at inception of the sublease. If the total remaining lease cost on the head lease for the term of the sublease is greater than the anticipated sublease income, the right-of-use asset is assessed for impairment. Our subleases are generally operating leases and we recognize sublease income on a straight-line basis over the sublease term.

Lessor accounting – operating leases

We account for the revenue from our lease contracts by utilizing the single component accounting policy. This policy requires us to account for, by class of underlying asset, the lease component and nonlease component(s) associated with each lease as a single component if two criteria are met:

(i)	the timing and pattern of transfer of the lease component and the nonlease component(s) are the same; and
(ii)	the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under our leases. Nonlease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for utilities, repairs and maintenance and common area expenses.

If the lease component is the predominant component, we account for all revenues under such lease as a single component in accordance with the lease accounting standard. Conversely, if the nonlease component is the predominant component, all revenues under such lease are accounted for in accordance with the revenue recognition accounting standard. Our operating leases qualify for the single component accounting, and the lease component in each of our leases is predominant. Therefore, we account for all revenues from our operating leases under the lease accounting standard and classify these revenues as rental income.

We commence recognition of rental income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Amounts received currently but recognized as revenue in future periods are classified in deferred revenue in our consolidated balance sheets.

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(r) Impairment of Long-Lived Assets Other Than Goodwill

Long-lived assets with finite lives, primarily property, plant and equipment, including real estate properties held for lease, and technologies acquired through business combination, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets during the years ended December 31, 2021 and 2020.

(s) Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. In accordance with ASC Topic 350, “Intangibles – Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (ASU 2017-04), which eliminates step two from the goodwill impairment test. Under ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit. The Company has adopted ASU 2017-04 on January 1, 2020.

(t) Revenue Recognition

The Company recognizes revenue from sales of real estate properties, sales of land and providing of real estate management services under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Company currently generates its revenue from the following main sources:

Revenue from sales of real estate properties

Revenues from the sales of real estate properties are recognized at the point in time when title to and possession of the property has transferred to the customer and the Company has no continuing involvement with the property, which is generally upon the delivery of the real estate properties, which generally coincides with the receipt of cash consideration from the customer. Our contracts with customers contain a single performance obligation and we do not provide warranties for sold real estate properties.

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Revenue from sales of land

Revenues from land sales are recognized when the parties are bound by the terms of a contract, consideration has been exchanged, title and other attributes of ownership have been conveyed to the buyer by means of a closing and the Company is not obligated to perform further significant development of the specific property sold. In general, the Company’s performance obligation for each of these land sales is fulfilled upon the delivery of the land, which generally coincides with the receipt of cash consideration from the customer.

Revenue from rental services

Rental income is generally recognized on a straight-line basis over the terms of the tenancy agreements. For real estate leases, these contracts are treated as leases for accounting purpose, rather than contracts with customers subject to ASC Topic 606. Also see Note 2(q).

Revenue from real estate management services

Revenues from real estate management services consist of property management services, brokerage services and value-added management services. Property management services mainly include property management services provided to tenants or property owners with revenue recognized during the period when services are rendered. Revenues from brokerage services are earned upon closing of brokerage transaction. Value-added management services mainly consist of real estate consulting and registration services with revenue recognized when performance obligation is satisfied.

(u) Cost of Revenues

Cost of revenues primarily include the property purchase price, acquisition costs, construction costs, direct costs to renovate or repair the real estate properties, sublease costs, depreciation, direct material costs and salaries and related expenses for personnel directly involved in delivery of services to customers.

(v) Advertising Expenses

The Company expenses advertising costs as they incurred. Total advertising expenses were JPY248,794 and JPY27,906 for the years ended December 31, 2021 and 2020, respectively, and have been included as part of selling, general and administrative expenses.

(w) Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the year ended December 31, 2021, customer A represents 24% of the Company’s total revenues. For the year ended December 31, 2020, no customer accounts for more than 10% of the Company’s total revenues.

As of December 31, 2021, customer B and customer C represent 18% and 16% of the Company’s total outstanding accounts receivable, respectively. As of December 31, 2020, no customer accounts for more than 10% of the Company’s total accounts receivable.

For the year ended December 31, 2021, no vendor accounts for more than 10% of the Company’s total purchases. For the year ended December 31, 2020, vendor A represents 16% of the Company’s total purchases.

(x) Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment in accordance with ASC Topic 280.

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(y) Comprehensive Income or Loss

ASC Topic 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources.

(z) Net Income Per Share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted net income per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the net income of the Company.

(aa) Stock Based Compensation

The Company accounts for stock based compensation awards in accordance with ASC Topic 718, “Compensation – Stock Compensation”. The cost of services received from employees and non-employees in exchange for awards of equity instruments is recognized in the consolidated statements of operations and comprehensive income based on the estimated fair value of those awards on the grant date and amortized on a straight-line basis over the requisite service period or vesting period. The Company records forfeitures as they occur.

(bb) Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC Topic 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(cc) Income Taxes

Income taxes are accounted for using an asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

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The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations.

(dd) Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;
●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or
●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of December 31, 2021 and 2020, the carrying values of current assets, except for short-term investments, and current liabilities approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments.

Assets measured at fair value on a recurring basis as of December 31, 2021 and 2020 are summarized below.

Fair Value Measurements as of December 31, 2021
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at December 31, 2021
Marketable securities	182,313	-	-	182,313
Available-for-sale debt securities	-	-	-	-

Fair Value Measurements as of December 31, 2020
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at December 31, 2020
Marketable securities	237,894	-	-	237,894
Available-for-sale debt securities	-	20,445	-	20,445

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(ee) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(ff) Recent Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This ASU clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, Revenue from Contracts with Customers. This ASU is expected to improve comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of and after a business combination. The new guidance is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company elected to early adopt this standard in the first quarter of the year ended December 31, 2022. The impact of the new standard on our consolidated financial statements and related disclosures will depend on the magnitude of future acquisitions.

In November 2021, the FASB issued ASU No. 2021-10, Government Assistance (Topic 832), Disclosures by Business Entities About Government Assistance, which improves the transparency of government assistance received by most business entities by requiring the disclosure of: (1) the types of government assistance received; (2) the accounting for such assistance; and (3) the effect of the assistance on a business entity’s financial statements. The guidance is effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021, with early application permitted. This guidance is effective for the Company beginning on January 1, 2022 and is not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 3 — SHORT-TERM INVESTMENTS

Short-term investments consist of the following:

	December 31,	December 31,
	2021	2020
Marketable securities	182,313	237,894
Available-for-sale debt securities	-	20,445
Total	182,313	258,339

Realized and unrealized gain (loss) on short-term investments consist of the following:

	For the Years Ended
	December 31,
	2021	2020
Realized gain
Marketable securities	24,913	-
Available-for-sale debt securities	1,640	-

Unrealized gain (loss)
Marketable securities	(25,490)	25,943
Available-for-sale debt securities	-	(724)

Unrealized loss, net of tax, of available-for-sale debt securities was included in accumulated other comprehensive income in the consolidated balance sheets.

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NOTE 4 — INVENTORIES

Inventories consist of the following:

	December 31,	December 31,
	2021	2020
Real estate inventories
Real estate properties held for sale	1,397,081	1,314,722
Real estate properties under development	3,640,174	2,805,853
Subtotal	5,037,255	4,120,575

Mining machine inventories
Finished goods	79,659	-
Subtotal	79,659	-

Others	16,435	1,770
Total	5,133,349	4,122,345

Certain inventories were pledged to secure the Company’s loans, see Note 9.

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

Prepaid expenses and other current assets, net, consist of the following:

	December 31,	December 31,
	2021	2020
Advances to construction and other vendors	240,345	387,161
Down payment made for real estate property purchase	300,346	229,743
Loan receivables (a)	-	1,270
Consumption tax refund	5,377	-
Income tax receivable	35,944	-
Others (b)	117,734	137,306
Subtotal	699,746	755,480
Less: allowance	(1,770)	(1,996)
Total	697,976	753,484

(a) Loan receivables represent financial aids provided to employees due to COVID-19 and were fully repaid during the year ended December 31, 2021.

(b) Others primarily consist of prepaid maintenance fees, prepaid utilities and other miscellaneous prepayments.

NOTE 6 — LONG-TERM INVESTMENTS, NET

Long-term investments, net, consist of the following:

	December 31,	December 31,
	2021	2020
Investments in funds that report NAV per share	49,825	50,000
Investments in private entities or organizations that do not report NAV per share:
Entities or organizations without observable price changes	45,170	33,492
Investments in voluntary partnerships accounted for under the equity method	28,829	-
Total	123,824	83,492

F-20

Realized and unrealized gain or loss on investments, and impairment loss on investments, which were included in other income (expenses), were as follows:

	For the Years Ended
	December 31,
	2021	2020
Unrealized loss	209	-
Realized gain	10,083	17,280
Impairment loss	-	11,811

NOTE 7 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	December 31,	December 31,
	2021	2020
Buildings, including buildings held for lease	3,586,192	3,143,249
Facilities attached to buildings	134,577	89,648
Machinery and equipment	2,478	2,478
Vehicles	23,437	49,236
Tools, furniture and fixture	176,012	146,210
Land	4,783,695	4,164,957
Vessels	-	27,273
Software	104,256	65,503
Subtotal	8,810,647	7,688,554
Less: accumulated depreciation	(456,016)	(396,463)
Property, plant and equipment, net	8,354,631	7,292,091

Substantially all of buildings consist of buildings held for lease.

During the year ended December 31, 2020, the Company disposed of a vehicle to the CEO of the Company. The payment in excess of the net book value received from the CEO is included in deemed contribution from shareholder in connection with disposal of property, plant and equipment in the Company’s consolidated statements of changes in equity.

Depreciation expense was JPY149,299 and JPY140,033 for the years ended December 31, 2021 and 2020, respectively.

NOTE 8 — LEASES – AS A LESSEE

The Company has entered into operating leases for offices and sublease purpose, with terms ranging from one to twenty years, and finance leases for certain office equipment, with terms ranging from five to seven years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the consolidated financials.

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term. Finance lease costs include amortization, which is recognized on a straight-line basis over the expected life of the leased assets, and interest expenses, which are recognized following an effective interest rate method. Leases with initial term of 12 months or less are not recorded on the consolidated balance sheets.

F-21

The components of lease costs are as follows:

	For the Years Ended
	December 31,
	2021	2020
Finance lease costs
Amortization of right-of-use assets	2,339	2,753
Interest on lease liabilities	97	99
Total finance lease costs	2,436	2,852
Operating lease costs	496,559	429,162
Short-term lease costs	6,643	2,771
Total lease costs	505,638	434,785

The following table presents supplemental information related to the Company’s leases:

	For the Years Ended
	December 31,
	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	97	99
Operating cash flows from operating leases	513,967	450,382
Financing cash flows from finance leases	2,303	2,770
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	602,560	376,214
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	2,682	940
Remeasurement of operating lease liabilities and right-of-use assets due to lease modification	37,142	41,866

Weighted average remaining lease term (years)
Finance leases	3.29	3.23
Operating leases	8.11	8.18

Weighted average discount rate (per annum)
Finance leases	1.57%	1.57%
Operating leases	1.57%	1.57%

As of December 31, 2021, the future maturity of lease liabilities is as follows:

Years Ended December 31,	Finance Lease	Operating Lease
2022	2,259	460,959
2023	2,056	428,895
2024	1,079	352,580
2025	754	252,140
2026	302	250,877
Thereafter	-	1,021,530
Total undiscounted lease payments	6,450	2,766,981
Less: imputed interest	(167)	(177,959)
Present value of lease liabilities	6,283	2,589,022
Less: lease liabilities, current	(2,177)	(423,464)
Lease liabilities, non-current	4,106	2,165,558

F-22

NOTE 9 — BANK AND OTHER BORROWINGS

The Company’s outstanding indebtedness borrowed from banks and other financial institutions, consist of the following:

Indebtedness	Weighted average interest rate*	Weighted average years to maturity*	Balance as of December 31, 2021	Balance as of December 31, 2020
Short-term loans
Secured loans
Fixed rate loans	1.94%	0.73	709,850	414,000
Variable rate loans	2.01%	0.65	657,900	316,400
Subtotal	1.97%	0.69	1,367,750	730,400
Unsecured loans
Fixed rate loans	1.45%	0.41	79,996	49,978
Variable rate loans	-	-	-	-
Subtotal	1.45%	0.41	79,996	49,978
Total short-term loans	1.94%	0.67	1,447,746	780,378

Long-term loans
Secured loans
Fixed rate loans	2.27%	8.70	1,750,605	1,741,584
Variable rate loans	1.59%	18.70	7,650,615	6,930,584
Subtotal	1.72%	16.83	9,401,220	8,672,168
Unsecured loans
Fixed rate loans	-	-	-	100,000
Variable rate loans	1.39%	5.68	74,020	95,338
Subtotal	1.39%	5.68	74,020	195,338
Total long-term loans	1.71%	16.75	9,475,240	8,867,506

Less: current portion			(677,919)	(1,576,712)
Non-current portion			8,797,321	7,290,794

*Pertained to information for loans outstanding as of December 31, 2021.

The Company borrowed loans from various financial institutions for the purpose of purchasing and constructing real estate properties, and for working capital purpose.

Interest expense for short-term and long-term loans was JPY33,544 and JPY145,336 for the year ended December 31, 2021 and JPY15,088 and JPY130,844 for the year ended December 31, 2020, respectively.

The pledge information for the Company’s outstanding loans as of December 31, 2021 and 2020, consist of the following:

	December 31, 2021	December 31, 2020

Short-term loans
Pledged by real estate inventories and buildings held for lease	1,367,750	730,400
Pledged by restricted cash (a)	170,400	89,400

Long-term loans
Pledged by real estate inventories and buildings held for lease	8,927,591	8,210,607
Pledged by restricted cash (a)	215,428	229,657

(a)	As of December 31, 2021 and 2020, these loans were secured by restricted cash of JPY51,503 and JPY41,502, respectively.

F-23

The guaranty information for the Company’s outstanding loans as of December 31, 2021 and 2020, consist of the following:

	December 31, 2021	December 31, 2020

Short-term loans
Guaranteed by COO of the Company	610,000	213,100
Guaranteed by parent company or subsidiary within the Company’s organizational structure	-	30,000
Co-guaranteed by COO and parent company or subsidiary within the Company’s organizational structure	-	30,500

Long-term loans
Guaranteed by COO of the Company	5,590,210	4,517,795
Guaranteed by Tokyo Credit Cooperative Union	196,296	200,000
Guaranteed by parent company or subsidiary within the Company’s organizational structure	1,508,014	1,383,291
Co-guaranteed by COO and parent company or subsidiary within the Company’s organizational structure	464,940	201,238
Co-guaranteed by COO and Tokyo Credit Cooperative Union	8,998	-
Co-guaranteed by Li, Tianqi 28% shareholder of SYLA Brain and a financial institution	34,554	-

During the years ended December 31, 2021 and 2020, the Company entered into amended loan agreements which had prepayment options with financial institutions for certain loans. The amended terms mainly included changes of maturity dates and installment amount. The Company analyzed the amendments under ASC Topic 470 and concluded that these amendments were not considered substantially different and were accounted for as debt modifications.

As of December 31, 2021, future minimum payments for long-term loans are as follows:

Years ending December 31,	Principal
Repayment
2022	677,919
2023	2,013,305
2024	1,026,655
2025	348,179
2026	357,201
Thereafter	5,051,981
Total	9,475,240

F-24

NOTE 10 — CORPORATE BONDS

The Company issued corporate bonds through various banks, which consist of the following:

Name of Banks	Principal Amount	Issuance Date	Maturity Date	Annual Interest Rate	Balance as of December 31, 2021	Balance as of December 31, 2020
Resona Bank (a) (b)	100,000	6/26/2017	6/26/2022	0.40%	10,000	30,000
Musashino Bank (a) (b)	100,000	7/10/2019	7/10/2024	0.36%	60,000	80,000
Kirayaka Bank (a)	200,000	9/10/2019	9/10/2024	0.85%	120,000	160,000
Chiba Kogyo Bank (a)	100,000	3/27/2020	3/28/2023	0.10%	60,000	100,000
Kagawa Bank (a)	150,000	10/29/2021	10/29/2026	0.53%	150,000	-
Musashino Bank (a)	100,000	12/24/2021	12/24/2026	0.36%	100,000	-
Aggregate outstanding principal balances					500,000	370,000
Less: unamortized bond issuance costs					(11,680)	(7,962)
Less: current portion					(154,089)	(115,052)
Non-current portion					334,231	246,986

(a)	These debts are guaranteed by the respective bank.
(b)	These debts are guaranteed by the Tokyo Credit Guarantee Association.

Interest expense for corporate bonds was JPY1,735 and JPY2,137 for the years ended December 31, 2021 and 2020, respectively.

As of December 31, 2021, future minimum payments are as follows:

Years ending December 31,	Principal
Repayment
2022	160,000
2023	130,000
2024	110,000
2025	50,000
2026	50,000
Thereafter	-
Total	500,000

NOTE 11 – OTHER CURRENT LIABILITIES AND OTHER LIABILITIES

Other current liabilities and other liabilities consist of the following:

	December 31,	December 31,
	2021	2020
Other current liabilities
Vendor payables	249,003	134,283
Liabilities arising from repurchase agreements	363,000	530,000
Accrued consumption taxes	51,204	68,605
Miscellaneous deposits received from tenants to be remitted to other service providers	86,060	110,091
Rental deposits received from tenants to be remitted to property owners	262,466	252,276
Deposits held on behalf of voluntary partnerships	11,210	-
Other payables	8,050	14,938
Total other current liabilities	1,030,993	1,110,193

Other liabilities
Leasehold and guarantee deposits received from tenants	351,088	366,929
Deferred income tax liabilities, net	81,014	-
Long-term trade payables	-	614
Total other liabilities	432,102	367,543

F-25

NOTE 12 – SHAREHOLDERS’ EQUITY

Capital stock and capital surplus

The change in the number of issued shares of capital stock during the years ended December 31, 2021 and 2020 were as follows:

	2021	2020
Balance at the beginning of the year	227,960	225,385
Issuance of capital stock	4,540	2,575
Capital stock issued for acquisition of subsidiary	5,389	-
Balance at the end of the year	237,889	227,960

All of the issued shares as of December 31, 2021 and 2020 have been paid in full.

Under the Companies Act, issuances of capital stock, including conversions of bonds and notes, are required to be credited to the capital stock account for at least 50% of the proceeds and to the legal capital surplus account (“legal capital surplus”) for the remaining amounts.

The Companies Act permits that capital stock, capital surplus and retained earnings can be transferred among these accounts under certain conditions upon the approval of a General Meeting of Shareholders. The Companies Act limits the increase of paid-in capital in case disposition of treasury stock and issuance of common stock are performed at the same time.

Legal reserve set aside as appropriation of retained earnings and legal capital surplus

Retained earnings consist of legal reserves and accumulated earnings. The Companies Act provides that an amount at least equal to 10% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each period shall be appropriated and set aside as a legal reserve until the aggregate amount of legal reserve set aside as an appropriation of retained earnings and the legal capital surplus equals 25% of stated capital as defined in the Companies Act. Legal reserves may be used to eliminate or reduce a deficit or be transferred to other retained earnings upon approval of the General Meeting of Shareholders.

NOTE 13 – STOCK BASED COMPENSATION

The Company has historically awarded stock options to various officers, directors, employees and consultants of the Company to purchase shares of the Company’s capital stock. During the years ended December 31, 2014 to 2018, the Company has issued several batches of stock options to acquire the equivalent of total 51,340 shares of capital stock of the Company after the adjustment for the 100-for-1 stock split in February 2018. The options generally vest two years after the grant date and have the contractual term of ten years. The total outstanding stock options as of January 1, 2020 was 50,405.

On November 30, 2020, the Company awarded options to purchase an aggregate of 870 shares of capital stock at an exercise price of JPY45,140 per share to various officers, directors and employees of the Company. The options vest on August 26, 2022 with the expiration date on July 31, 2030.

F-26

On July 30, 2021, the Company awarded options to purchase 50 shares of capital stock at an exercise price of JPY48,060 per share to a consultant of the Company. The options vest on July 9, 2023 with the expiration date on July 31, 2031.

The following table summarizes the stock option activities and related information for the years ended December 31, 2021 and 2020:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
		(JPY)	(Years)
Outstanding as of January 1, 2020	50,405	8,325	4.41
Granted	870	45,140	9.59
Forfeited/cancelled	(20)	33,320	-
Exercised	-	-	-
Outstanding as of December 31, 2020	51,255	8,940	3.51
Granted	50	48,060	9.59
Forfeited/cancelled	(15)	33,320	-
Exercised	-	-	-
Outstanding as of December 31, 2021	51,290	8,971	2.52
Vested and exercisable as of December 31, 2021	50,370	8,308	2.41

The fair value of the stock options was estimated as of the date of grant using the binomial model with the assistance of a third-party valuation appraiser. The following table summarizes the significant assumptions used in the model to estimate the fair value of the stock options for the years ended December 31, 2021 and 2020:

	For the Years Ended
	December 31,
	2021	2020
Expected volatility	55.50%	58.40%
Risk-free interest rate	0.02%	0.02%
Dividend yield	0%	0%
Exercise term	10.0 years	9.7 years

For the years ended December 31, 2021 and 2020, the Company recognized stock based compensation expenses related to the options of JPY11,564 and JPY2,394, respectively. As of December 31, 2021, the unrecognized stock based compensation expense related to the unvested options was JPY8,154, which is expected to be recognized through July 2023.

NOTE 14 – NET INCOME PER SHARE

Basic net income per share is calculated on the basis of weighted average outstanding common shares. Diluted net income per share is computed on the basis of basic weighted average outstanding common shares adjusted for the dilutive effect of stock options. Dilutive common shares are determined by applying the treasury stock method to the assumed conversion of share repurchase liability to common shares related to the early exercised stock options.

F-27

The computation of basic and diluted net income per share in accordance with ASC 260 for the years ended December 31, 2021 and 2020 is as follows:

	For the Years Ended
	December 31,
	2021	2020
Numerator:
Net income attributable to SYLA Technologies Co., Ltd.’s shareholders	277,489	435,727

Denominator:
Weighted average number of common shares outstanding used in calculating basic net income per share	231,031	226,174
Dilutive effect of stock options	40,378	38,987
Weighted average number of common shares outstanding used in calculating diluted net income per share	271,409	265,161

Net income per share - basic	1,201.09	1,926.51
Net income per share - diluted	1,022.40	1,643.25

NOTE 15 - INCOME TAXES

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. During the years ended December 31, 2021 and 2020, all taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 30.62% for the years ended December 31, 2021 and 2020.

For the years ended December 31, 2021 and 2020, the Company’s income tax expenses are as follows:

	For the Years Ended
	December 31,
	2021	2020
Current	232,794	307,731
Deferred	(11,410)	(2,601)
Total	221,384	305,130

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations and comprehensive income to the Japanese statutory tax rate for the years ended December 31, 2021 and 2020 is as follows:

	For the Years Ended
	December 31,
	2021	2020
Japanese statutory tax rate	30.62%	30.62%
Entertainment expenses not deductible	5.94%	3.33%
Unrecognized gain in connection with reorganization	5.55%	0.96%
Non-taxable dividend income	(0.58)%	0.00%
Stock based compensation expenses not deductible	0.71%	0.10%
Other adjustments	(2.97)%	2.65%
Subtotal	39.27%	37.66%
Undistributed retained earnings tax*	5.00%	3.53%
Effective tax rate	44.27%	41.19%

*The Company is a Specified Family Company, as one shareholder and its related persons hold more than 50% of its total outstanding shares. Hence, in addition to the normal corporate income taxes, the Company is also subject to a special tax on its undistributed retained earnings (“URE”) for each fiscal year, after the Company’s capital stock exceeds JPY100 million. URE tax is imposed on the Company’s URE, which is defined as the Company’s taxable income for the year minus the sum of the dividends paid, the adjusted corporate income tax, and the URE credit (which usually is 40% of the taxable income). The portion of its URE not more than JPY30 million is subject to a rate of 10%, the portion between JPY30 million and JPY100 million is subject to a rate of 15%, and the portion over JPY100 million is subject to a rate of 20%.

F-28

The tax effects of temporary differences that give rise to the deferred income tax assets and liabilities at December 31, 2021 and 2020 are presented below:

	December 31,	December 31,
	2021	2020
Deferred income tax assets
Revenue and expense adjustments	15,314	5,671
Allowance for credit losses	4,320	2,546
Fair value change and impairment on investment securities	15,490	7,621
Change in cash surrender value of life insurance policies	2,079	4,713
Unrealized gain on sales arrangement with repurchase clause*	4,541	11,522
Lease liabilities	797,439	748,061
Stock based compensations	238,846	238,846
Others	483	-
Total deferred income tax assets	1,078,512	1,018,980

Deferred income tax liabilities
Right-of-use assets	(792,753)	(740,833)
Intangible assets acquired through business combination	(81,497)	-
Others	(1,789)	(5,895)
Total deferred income tax liabilities	(876,039)	(746,728)

Deferred income tax assets, net (included in other assets)	283,487	272,252
Deferred income tax liabilities, net (included in other liabilities)	(81,014)	-

*Represents unrecognized gain for accounting purpose, recognized gain for tax purpose.

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Company regularly assesses the ability to realize its deferred tax assets and establish a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.

The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as the Company’s projections for growth. The adjustments of a valuation allowance against deferred tax assets may cause greater volatility in the effective tax rate in the periods in which the valuation allowance is adjusted. Based upon the level of historical taxable profit and projections for future taxable profit over the periods for which the deferred tax assets are deductible, management believes it is probable that the Company will utilize the benefits of these deferred tax assets as of December 31, 2021 and 2020. Uncertainty of estimates of future taxable profit could increase due to changes in the economic environment surrounding the Company, effects by market conditions, effects of currency fluctuations or other factors.

F-29

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2021 and 2020, the management considered the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest or penalties tax for the years ended December 31, 2021 and 2020. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from December 31, 2021. Open tax years in Japan are five years. The Company’s Japan income tax return filed for the tax years ending from December 31, 2017 through December 31, 2021 are subject to examination by the relevant taxing authorities. The Company’s tax attributes from prior periods remain subject to adjustment.

NOTE 16 – DISAGGREGATION OF REVENUES

Revenues generated from different revenue streams consist of the following:

	For the Years Ended
	December 31,
	2021	2020
Real estate sales	15,010,878	11,837,623
Land sales	240,000	-
Rental income	893,647	834,895
Real estate management income	520,857	467,658
Total	16,665,382	13,140,176

Revenues generated from different business types consist of the following:

	For the Years Ended
	December 31,
	2021	2020
Rimawari-kun Business (a)	10,802,462	9,319,424
Rimawari-kun Pro Business (b)	4,528,377	2,583,039
Asset Management Business (c)	1,334,543	1,237,713
Total	16,665,382	13,140,176

(a)	Represents real estate sales, brokerage services and value-added management services provided to individual customers (not including high-net-worth individuals).
(b)	Represents real estate sales, land sales, brokerage services and value-added management services provided to corporate customers and high-net-worth individuals.
(c)	Represents rental service and property management services provided to customers.

The Company’s revenues are presented net of consumption tax collected on behalf of governments. The Company has elected to adopt the practical expedient for incremental costs to obtain a contract with a customer, i.e. sales commissions, with amortization periods of one year or less to be recorded in selling, general and administrative expenses when incurred.

Changes in the Company’s deferred revenue for the years ended December 31, 2021 and 2020 were presented in the following table:

	December 31,	December 31,
	2021	2020
Deferred revenue as of the beginning of the year	18,183	16,412
Net cash received in advance during the year	601,173	391,568
Revenue recognized (consumption tax included) from opening balance of deferred revenue	(17,783)	(15,962)
Revenue recognized (consumption tax included) from deferred revenue arising during current year	(507,197)	(373,835)
Deferred revenue as of the end of the year	94,376	18,183

As of December 31, 2021 and 2020, and for the years then ended, substantially all of our long-lived assets and revenue generated are attributed to the Company’s operation in Japan.

F-30

NOTE 17 – RELATED PARTY TRANSACTIONS

The related parties had material transactions for the years ended December 31, 2021 and 2020 consist of the following:

Name of Related Party	Nature of Relationship at December 31, 2021
Sugimoto Hiroyuki	CEO of the Company
Yuto Yoshiyuki	COO of the Company
Watanabe Takahide	Chief Strategy Officer (“CSO”) of the Company
Uranishi Tomoyoshi	Director of the Company
SY Consulting Co., Ltd. (“SY Consulting”)	A company controlled by CEO of the Company
Sugimoto Hiroyuki Office Co., Ltd. (“Sugimoto Hiroyuki Office”)	A company controlled by CEO of the Company
Sugimoto Architectural Design Foundation	A company controlled by CEO of the Company
SYW Co., Ltd. (“SYW”)	A company controlled by CEO of the Company prior to April 2022 and significantly influenced by CEO of the Company after April 2022
SY Co., Ltd. (“SY”)	A company controlled by COO of the Company
Lifit Home Co., Ltd. (“Lifit Home”)*	Subsidiary of the Company prior to March 2021, when the entity was disposed
GARNET Co., Ltd. (“GARNET”)*	Subsidiary of the Company prior to August 2022, when the entity was disposed
SYNS Co., Ltd. (“SYNS”)*	Subsidiary of the Company prior to September 2022, when the entity was disposed
GANGIT Co., Ltd. (“GANGIT”)*	Subsidiary of the Company prior to September 2022, when the entity was disposed

*These entities were divested in connection with the reorganization and were regarded as related parties of the Company prior to the disposal date. Also see Note 1.

As of December 31, 2021 and 2020, loan receivables due from related parties, which were included in other assets, and other receivables due from related parties, which resulting from operating expenses paid by the Company on behalf of related parties and advances made to related parties were included in prepaid expenses on the consolidated financial statements, are as follows:

		December 31,	December 31,
Loan receivables due from related parties (included in other assets)		2021	2020
Sugimoto Hiroyuki	Loan receivables	-	16,177
SY Consulting	Loan receivables	-	4,000
Total		-	20,177

F-31

		December 31,	December 31,
Other receivables due from related parties (included in prepaid expenses)		2021	2020
SY Consulting	Advances to related party	5	30
Sugimoto Hiroyuki Office	Advances to related party	40	-
SY	Advances to related party	-	276
SYNS	Operating expenses paid on behalf of related party	35	26
Total		80	332

Interest income generated from related parties amounted to JPY153 and JPY1,818 for the years ended December 31, 2021 and 2020, respectively.

The Company borrowed JPY400,000 from its CEO during the year ended December 31, 2021. The Company repaid the amount in full during the same year and incurred interest expenses of JPY775.

The Company entered into an operating lease agreement with a related party for sublease purpose for a term of two years during the year ended December 31, 2021. The operating lease right-of-use assets and operating lease liabilities in connection with the lease are as follows:

		December 31,	December 31,
		2021	2020
GARNET	Operating lease right-of-use assets	946	-
GARNET	Operating lease liabilities, current	589	-
GARNET	Operating lease liabilities, non-current	368	-

Payables due to related parties, which were included in other current liabilities on the consolidated financial statements, as of December 31, 2021 and 2020 are as follows:

		December 31,	December 31,
Payables due to related parties (included in other current liabilities)		2021	2020
SYW	Entertainment service provided by related party	579	4,963
Lifit Home	Consulting service provided by related party	-	2,200
GANGIT	Consulting service provided by related party	-	1,540
Total		579	8,703

Accounts receivable from related party as of December 31, 2021 and 2020 are as follows:

		December 31,	December 31,
Accounts receivable from related party		2021	2020
GARNET	Provided real estate management service to related party	2,290	-

Deferred revenue from related parties as of December 31, 2021 and 2020 is as follows:

		December 31,	December 31,
Deferred revenue from related parties		2021	2020

SYW	Rental fee received in advance	2,604	2,150
GARNET	Real estate management fee received in advance	-	915
Total		2,604	3,065

F-32

Revenues generated from related parties for the years ended December 31, 2021 and 2020 are as follows:

		For the Years Ended
		December 31,
Revenues from related parties		2021	2020
Sugimoto Hiroyuki	Real estate management income	133	57
Yuto Yoshiyuki	Real estate management income and rental income	63	1,210
Watanabe Takahide	Rental income	1,314	1,314
SYW	Real estate management income and rental income	26,789	6,769
GARNET	Real estate management income	4,996	6,665
SYNS	Real estate management income and real estate sales*	251,011	12,133
Total		284,306	28,148

*Real estate properties sold to SYNS had been sold to third party customers within the same period.

Expenses incurred with related parties for the years ended December 31, 2021 and 2020 are as follows:

		For the Years Ended
		December 31,
Expenses with related parties		2021	2020
Uranishi Tomoyoshi	Consulting fee	-	300
SY Consulting	Referral and marketing fee	-	845
Sugimoto Architectural Design Foundation	Donation	2,000	-
SYW	Referral and marketing fee and entertainment expenses	45,572	40,168
Lifit Home	Referral and marketing fee	5,090	2,000
GARNET	Referral and marketing fee	-	8,437
SYNS	Referral and marketing fee	66,522	193,206
GANGIT	Referral and marketing fee	-	2,700
Total		119,184	247,656

Real estate properties purchased from related party for the years ended December 31, 2021 and 2020 are as follows:

		For the Years Ended
		December 31,
Purchases from related party		2021	2020
GARNET	Purchase of real estate properties	966,100	-

NOTE 18 – BUSINESS COMBINATION AND GOODWILL

On December 31, 2021, SYLA Tech completed the acquisition of 67% equity interest of SYLA Brain. The Company aimed to enter the field of artificial intelligence in relation to real estate market and cryptocurrency mining market through this acquisition. The purchase consideration was JPY469,001, consisted of JPY210,000 cash and JPY259,001 equivalent to 5,389 SYLA Tech’s shares issued to SYLA Brain’s original owners fair valued at the acquisition date. The Company accounted for business combination using the acquisition method of accounting under ASC Topic 805. The total purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities and noncontrolling interests based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill.

The determination of fair values involves the use of significant judgments and estimates. The judgments used to determine the estimated fair value assigned to assets acquired and liabilities assumed, the intangible asset life and noncontrolling interests, as well as the expected future cash flows and related discount rate, can materially impact the Company’s consolidated financial statements. Significant inputs and assumptions used for the model included the amount and timing of expected future cash flows and discount rate. The Company utilized the assistance of third-party valuation appraisers to determine the fair values as of the date of acquisition.

F-33

The purchase price was allocated on the acquisition date of SYLA Brain as follows:

Inventories (including real estate inventories and mining machine inventories)	116,248
Technologies	235,609
Deferred income tax liabilities, net	(81,014)
Other net liabilities	(27,956)
Goodwill	425,943
Noncontrolling interests	(199,829)
Total purchase consideration	469,001

The results of operations, financial position and cash flows of SYLA Brain have been included in the Company’s consolidated financial statements since the date of acquisition.

Pro forma results of operations for the business combination have not been presented because they are not material to the consolidated statements of operations and comprehensive income for the years ended December 31, 2021 and 2020.

The Company’s policy is to perform its annual impairment testing on goodwill for its reporting unit on December 31, of each fiscal year or more frequently if events or changes in circumstances indicate that an impairment may exist. The Company did not recognize any impairment loss on goodwill during the year ended December 31, 2021.

NOTE 19 – INTANGIBLE ASSETS, NET

Intangible assets and related accumulated amortization were as follows:

	December 31, 2021	December 31, 2020
Technologies	235,609	-
Less: accumulated amortization	-	-
Intangible assets, net	235,609	-

As of December 31, 2021, the future estimated amortization costs for intangible assets were as follows:

Years Ended December 31,
2022	23,561
2023	23,561
2024	23,561
2025	23,561
2026	23,561
Thereafter	117,804
Total	235,609

F-34

NOTE 20 – COMMITMENT AND CONTINGENCIES

Purchase Commitment

The amount of contractual commitments for the acquisition of real estate properties was JPY900,829 and JPY1,694,700 as of December 31, 2021 and 2020, respectively.

Contingencies

The Company is involved in legal proceedings and claims in the ordinary course of business. In the opinion of management, none of such proceedings and claims will have a significant impact on the Company’s financial statements.

NOTE 21 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through September 23, 2022, which is the date the consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements other than as disclosed below.

During the subsequent period, the Company entered into various loans with banks and financial institutions for working capital purpose and for the purpose of purchasing and constructing real estate properties. The Company paid off certain loans in an aggregate amount of approximately JPY1,200,000 ahead of schedule as the pledged real estate properties were sold to customers.

During the subsequent period, the Company entered into various lease agreements for the purpose of subleasing.

In February 2022, the Company completed the acquisition of 100% equity interest of SYLA Solar Co., Ltd., a company incorporated in Japan in August 2013 and previously known as Nihon Taiyoko Hatsuden Co., Ltd., and its wholly owned subsidiaries, SYLA O&M Co., Ltd., previously known as ALMA Co., Ltd. and SYLA Power Co., Ltd., previously known as Aichi Electric Power Co., Ltd.

In April 2022, the Company co-established SYLA Biotech Co., Ltd. (“SYLA Biotech”) with Makoto Ariki, a 5% shareholder of SYLA Brain. The Company and Makoto Ariki each owned 50% equity interest of SYLA Biotech until September 13, 2022. The Company’s ownership interest in SYLA Biotech was further increased to 60% as a result of share issuance on September 14, 2022.

F-35

SYLA TECHNOLOGIES CO., LTD.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of Japanese Yen (“JPY”), except for share data)

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	1,706,239	2,742,424
Restricted cash	162,996	27,198
Term deposits	135,347	133,350
Short-term investments	216,607	182,313
Accounts receivable, net	89,870	27,237
Inventories	8,459,997	5,133,349
Prepaid expenses, net	656,189	638,894
Other current assets, net	63,353	59,082
Total current assets	11,490,598	8,943,847

Non-current assets
Restricted cash, non-current	75,897	76,095
Long-term deposits	90,833	78,712
Long-term investments, net	139,762	123,824
Property, plant and equipment, net	9,565,271	8,354,631
Solar power systems, net	381,608	-
Intangible assets, net	466,502	235,609
Goodwill	732,752	425,943
Operating lease right-of-use assets	2,518,328	2,582,861
Finance lease right-of-use assets	10,616	6,142
Other assets, net	787,240	636,315
Total non-current assets	14,768,809	12,520,132

TOTAL ASSETS	26,259,407	21,463,979

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	349,260	134,822
Accrued liabilities	99,858	48,802
Short-term loans	1,565,632	1,447,746
Current portion of long-term loans	1,779,611	677,919
Current portion of long-term bonds	144,158	154,089
Deferred revenue	101,972	94,376
Income tax payables	187,026	133,937
Operating lease liabilities, current	426,717	423,464
Finance lease liabilities, current	3,734	2,177
Other current liabilities	1,411,813	1,030,993
Total current liabilities	6,069,781	4,148,325

Non-current liabilities
Long-term loans	11,340,956	8,797,321
Long-term bonds	260,825	334,231
Operating lease liabilities, non-current	2,110,706	2,165,558
Finance lease liabilities, non-current	7,013	4,106
Other liabilities	594,864	432,102
Total non-current liabilities	14,314,364	11,733,318

TOTAL LIABILITIES	20,384,145	15,881,643

EQUITY
Capital stock (10,000,000 shares authorized, 239,489 and 237,889 shares issued and outstanding as of June 30, 2022 and December 31, 2021, with no stated value)	161,580	155,000
Capital surplus	2,810,776	2,709,808
Retained earnings	2,473,289	2,383,940
Accumulated other comprehensive income	148	-
Total SYLA Technologies Co., Ltd.’s equity	5,445,793	5,248,748
Noncontrolling interests	429,469	333,588
TOTAL EQUITY	5,875,262	5,582,336
TOTAL LIABILITIES AND EQUITY	26,259,407	21,463,979

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-36

SYLA TECHNOLOGIES CO., LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in thousands of JPY, except for share and per share data)

	For the Six Months Ended June 30,
	2022	2021

Revenues, net	8,869,667	6,500,616
Cost of revenues	(7,332,096)	(5,389,115)
Gross profit	1,537,571	1,111,501

Operating expenses
Selling, general and administrative expenses	(1,257,442)	(1,043,731)
Total operating expenses	(1,257,442)	(1,043,731)

Income from operations	280,129	67,770

Other income (expenses)
Other income	157,842	42,918
Income from equity method investments	224	-
Other expenses	(152,107)	(104,238)
Total other income (expenses)	5,959	(61,320)
Income before income taxes	286,088	6,450
Income tax expense	(136,527)	(6)
Net income	149,561	6,444
Less: net income attributable to noncontrolling interests	48,318	-
Net income attributable to SYLA Technologies Co., Ltd.	101,243	6,444

Net income per share
- Basic	423.23	28.26
- Diluted	361.33	24.06

Weighted average shares used in calculating basic and diluted net income per share
- Basic	239,215	227,960
- Diluted	280,193	267,826

Comprehensive income
Net income	149,561	6,444
Other comprehensive income, net of tax
Unrealized gain on available-for-sale debt securities, net of tax effect of JPY65 and JPY489 for the six months ended June 30, 2022 and 2021, respectively	148	1,109
Other comprehensive income, net of tax	148	1,109
Comprehensive income	149,709	7,553
Comprehensive income attributable to noncontrolling interests	48,318	-
Comprehensive income attributable to SYLA Technologies Co., Ltd.	101,391	7,553

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-37

SYLA TECHNOLOGIES CO., LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Amounts in thousands of JPY)

	Capital Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interests	Total Equity
Balance as of December 31, 2021	155,000	2,709,808	2,383,940	-	333,588	5,582,336
Deemed contribution in connection with reorganization	-	88,875	-	-	-	88,875
Net income	-	-	101,243	-	48,318	149,561
Unrealized gain on available-for-sale debt securities, net of tax effect of JPY65	-	-	-	148	-	148
Stock based compensation	-	5,513	-	-	-	5,513
Exercise of stock options	6,580	6,580	-	-	-	13,160
Capital contribution from noncontrolling interests	-	-	-	-	49,490	49,490
Distribution to noncontrolling interests	-	-	-	-	(1,927)	(1,927)
Declaration of dividend	-	-	(11,894)	-	-	(11,894)
Balance as of June 30, 2022	161,580	2,810,776	2,473,289	148	429,469	5,875,262

	Capital Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Equity
Balance as of December 31, 2020	457,636	1,889,383	2,111,011	(396)	-	4,457,634
Deemed contribution in connection with reorganization	-	19,866	-	-	-	19,866
Net income	-	-	6,444	-	-	6,444
Unrealized gain on available-for-sale debt securities, net of tax effect of JPY489	-	-	-	1,109	-	1,109
Stock based compensation	-	5,593	-	-	-	5,593
Reclassification between capital stock and capital surplus	(357,636)	357,636	-	-	-	-
Declaration of dividend	-	-	(4,559)	-	-	(4,559)
Balance as of June 30, 2021	100,000	2,272,478	2,112,896	713	-	4,486,087

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-38

SYLA TECHNOLOGIES CO., LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands of JPY)

	For the Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	149,561	6,444
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	107,359	69,803
Asset retirement obligation accretion expense	40	-
Fair value change of short-term investments	(16,874)	(35,742)
Fair value change of long-term investments	46	(173)
Income from equity method investments	(224)	-
Allowance for credit losses	8,957	1,771
Gain on disposal of property, plant and equipment	(1,627)	(7)
Gain on disposal of solar power systems	(13,098)	-
Non-cash lease expense	239,909	218,715
Gain on modification of the operating lease contracts	(3)	-
Amortization of debt issuance costs	1,663	1,574
Deferred income tax benefit	(36,391)	(4,350)
Stock based compensation	5,513	5,593
Changes in operating assets and liabilities:
Term deposits	(1,797)	(3)
Accounts receivable, net	3,668	9,575
Inventories	(3,195,933)	515,270
Prepaid expenses, net	(5,868)	(237,386)
Other current assets, net	4,893	10,753
Other assets, net	(153,854)	(44,398)
Accounts payable	196,501	(18,018)
Accrued liabilities	41,020	1,971
Other current liabilities	355,974	355,749
Income tax payables	49,395	(199,314)
Deferred revenue	(37,819)	7,143
Operating lease liabilities	(225,568)	(224,783)
Other liabilities	(28,828)	4,796
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(2,553,385)	444,983

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(923,608)	(994,503)
Proceeds from disposal of property, plant and equipment	6,186	7
Purchase of solar power systems	(33,085)	-
Proceeds from disposal of solar power systems	18,343	-
Advances to related parties	(1,050)	(3,684)
Repayments from related parties	107	1,246
Proceeds from redemption of life insurance policies	115,769	-
Purchase of term deposits	(10,200)	(18,274)
Purchase of short-term investments	(53,379)	(88,370)
Proceeds from sales of short-term investments	36,171	2,874
Purchase of long-term investments	(21,241)	-
Proceeds from sales of long-term investments	5,586	266
Purchase of investments in voluntary partnerships	(9,580)	-
Return of investments in voluntary partnerships	10,110	-
Payments for acquisition of subsidiary, net of cash acquired	(553,284)	-
NET CASH USED IN INVESTING ACTIVITIES	(1,413,155)	(1,100,438)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments for corporate bonds	(85,000)	(60,000)
Borrowings from short-term and long-term loans	5,899,200	3,292,450
Repayments for short-term and long-term loans	(2,884,080)	(2,753,512)
Capital contribution from noncontrolling interests	49,490	-
Proceeds from exercise of stock options	13,160	-
Deemed contribution in connection with reorganization	88,875	19,866
Distribution to noncontrolling interests	(1,927)	-
Dividend paid	(11,894)	(4,559)
Repayments for finance lease liabilities	(1,869)	(1,092)
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,065,955	493,153

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(900,585)	(162,302)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AS OF THE BEGINNING OF THE PERIOD	2,845,717	3,012,796
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AS OF THE END OF THE PERIOD	1,945,132	2,850,494

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	127,428	95,481
Cash paid for income taxes	92,585	211,800

NON-CASH INVESTING AND FINANCING ACTIVITIES
Liabilities assumed in connection with purchase of property, plant and equipment	-	16,287
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	151,397	261,241
Remeasurement of operating lease liabilities and right-of-use assets due to lease modification	38,535	26,303
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	5,213	1,719

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	1,706,239	2,774,997
Restricted cash, current	162,996	-
Restricted cash, non-current	75,897	75,497
Total cash, cash equivalents and restricted cash	1,945,132	2,850,494

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-39

SYLA TECHNOLOGIES CO., LTD.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Japanese Yen (“JPY”), except for share and per share data)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

SYLA Technologies Co., Ltd. (“SYLA Tech”), previously known as SYLA Holdings Co., Ltd., was incorporated in Japan on March 3, 2009.

SYLA Co., Ltd. (“SYLA Co”) was incorporated in Japan on September 1, 2006. SYLA Co invests in certain real estate joint ventures which are variable interest entities of SYLA Co.

SYLA Brain Co., Ltd. (“SYLA Brain”), previously known as Devel Co., Ltd., was incorporated in Japan on November 15, 2019.

Reorganization

On October 1, 2017, SYLA Tech acquired 100% equity ownership of SYLA Co by shares exchange, which has been accounted for as a recapitalization between entities under common control since the same controlling shareholders controlled these two entities before and after the transaction.

In preparation for its overseas listing, SYLA Tech and SYLA Co divested certain of their wholly-owned or majority-owned subsidiaries that have been separately managed with separate historical books and records for the restructuring of the listing business. The accompany financial statements have been prepared using a carve-out basis to present the historical financial position and results of operations for the listing business.

Business combinations

On December 31, 2021, SYLA Tech completed an acquisition of 67% equity interest of SYLA Brain.

On February 28, 2022, SYLA Tech completed an acquisition of 100% equity interest of SYLA Solar Co., Ltd. (“SYLA Solar”), a company incorporated in Japan in August 2013 and previously known as Nihon Taiyoko Hatsuden Co., Ltd., and its wholly owned subsidiaries, SYLA Power Co., Ltd. (“SYLA Power”) and SYLA O&M Co., Ltd. (“SYLA O&M”). SYLA Power was incorporated in Japan on March 2, 2015 and was previously known as Aichi Electric Power Co., Ltd. SYLA O&M was incorporated in Japan on August 3, 2020 and was previously known as ALMA Co., Ltd. SYLA Solar is a surviving entity of a statutory reorganization authorized on March 31, 2022 involving itself and five subsidiaries (the “five subsidiaries”). On May 1, 2022, the five subsidiaries ceased by dissolution and transferred all of the assets and liabilities to SYLA Solar upon the effectiveness of the reorganization. The statutory reorganization has been accounted for as a recapitalization between entities under common control since the same controlling shareholders controlled SYLA Solar and the five subsidiaries before and after the transaction.

As a result of the series of reorganization transactions and business combinations, the organization structure in connection with our initial public offering, as of June 30, 2022, includes SYLA Tech, SYLA Co and its consolidated variable interest entities, SYLA Brain and SYLA Solar and its subsidiaries.

SYLA Tech and its subsidiaries included in the unaudited consolidated financial statements are collectively referred to herein as the “Company”, “we” and “us” unless specific reference is made to an entity. The Company is engaged in the business of real estate sale, leasing, management and crowdfunding, mining machine sale, operation and management, solar power plants sale, operation and maintenance, and electricity sale. The Company’s operations are conducted mainly in Japan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

F-40

(b) Principles of Consolidation

On an ongoing basis, as circumstances indicate the need for reconsideration, we evaluate each of our investments and contractual relationships to determine whether they meet the guidelines for consolidation. Our evaluation considers all of our variable interests, including equity ownership, as well as fees paid to us for our involvement in the management of each partially owned entity or structure.

In June 2021, the Company launched its real estate crowdfunding platform which allows investors to invest through joint venture arrangements. Our real estate joint ventures consist of anonymous partnerships, which is a structure similar to a limited partnership, and voluntary partnerships, which is a structure similar to a general partnership. For the arrangement structured as a limited partnership or a general partnership, our evaluation of whether the equity holders (equity partners other than the general partner or the managing member of a joint venture) lack the characteristics of a controlling financial interest includes the evaluation of whether the limited partners or non-managing members (the noncontrolling equity holders) lack both substantive participating rights and substantive kick-out rights, defined as follows:

(i)	Participating rights provide the noncontrolling equity holders the ability to direct significant financial and operating decisions made in the ordinary course of business that most significantly influence the entity’s economic performance.

(ii)	Kick-out rights allow the noncontrolling equity holders to remove the general partner or managing member without cause.

If we conclude that any of the three characteristics of a VIE (i.e., insufficiency of equity, existence of non-substantive voting rights, or lack of a controlling financial interest) are met, including that the equity holders lack the characteristics of a controlling financial interest because they lack both substantive participating rights and substantive kick-out rights, we conclude that the entity or structure is a VIE and evaluate it for consolidation under the variable interest model.

Variable interest model

If an entity or structure is determined to be a VIE, we evaluate whether we are the primary beneficiary. The primary beneficiary analysis is a qualitative analysis based on power and benefits. We consolidate a VIE if we have both power and benefits — that is, (i) we have the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance (power), and (ii) we have the obligation to absorb losses of or the right to receive benefits from the VIE that could potentially be significant to the VIE (benefits). We consolidate VIEs whenever we determine that we are the primary beneficiary. If we have a variable interest in a VIE but are not the primary beneficiary, we account for our investment using the equity method of accounting.

Voting model

If a legal entity fails to meet any of the three characteristics of a VIE, we then evaluate such entity under the voting model. Under the voting model, we consolidate the entity if we determine that we, directly or indirectly, have greater than 50% of the voting shares and that other equity holders do not have substantive participating rights.

We consolidate anonymous partnerships, which are determined to be VIEs and we are the primary beneficiary, and account for voluntary partnerships using equity method. The assets and liabilities of the VIEs that are included in the accompanying unaudited consolidated financial statements as of June 30, 2022 and December 31, 2021 are as follows:

	June 30,	December 31,
	2022	2021
Total assets	348,253	286,476
Total liabilities	2,970	-

The unaudited consolidated financial statements include the accounts of the Company and all of its subsidiaries. VIEs, for which the Company and its subsidiaries are the primary beneficiaries, are also included in the unaudited consolidated financial statements.

All significant intercompany accounts and transactions have been eliminated in consolidation.

The unaudited interim consolidated financial statements do not include all of the information and disclosure required by the U.S. GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments consisting of normal recurring nature considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. The interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2021.

F-41

(c) Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY” or “￥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in other income (expenses) in the unaudited consolidated statements of operations and comprehensive income.

The Company uses JPY as its reporting currency. Assets and liabilities of entities with functional currencies other than JPY are translated into JPY using the exchange rate on the balance sheet date. Revenues and expenses are translated into JPY at average rates prevailing during the reporting period. The resulting foreign currency translation adjustment, if any, are recorded in accumulated other comprehensive income (loss) within equity.

Amounts are stated in thousands of JPY, except for share and per share data and otherwise stated.

(d) Use of Estimates

In preparing the unaudited consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the unaudited consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the net realizable value of mining machine inventories and solar power panels and supplies, impairment of real estate inventories and solar power plants under construction, purchase price allocation of acquired real estates, useful lives of property, plant and equipment, solar power systems and intangible assets, the impairment of long-lived assets, valuation of stock based compensation, valuation allowance of deferred tax assets, uncertain income tax positions, implicit interest rate of operating and finance leases and purchase price allocation with respect to business combination. Actual results could differ from those estimates.

F-42

COVID-19

While the duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the lasting effects of the pandemic continue to be unknown. The Company may experience customer losses, including due to bankruptcy or customers ceasing operations, which may result in delays in collections or an inability to collect accounts receivable from these customers. The extent to which COVID-19 may continue to impact the Company’s financial condition, results of operations, or liquidity continues to remain uncertain, and as of the date of issuance of these unaudited consolidated financial statements, the Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or an adjustment to the carrying value of the Company’s assets or liabilities. These estimates may change, as new events occur and additional information is obtained, which will be recognized in the unaudited consolidated financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s unaudited consolidated financial statements.

(e) Business Combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and noncontrolling interests, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses are expensed as incurred.

In October 2021, the FASB issued Accounting Standards Updates (“ASU”) No. 2021-08, Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (ASU 2018-08). ASU 2021-08 required the company acquiring contract assets and contract liabilities obtained in a business combination to recognize and measure them in accordance with ASC 606, “Revenue from Contract with Customers”. Upon adoption, an acquirer should account for the related revenue contracts of the acquiree as if it has originated the contracts. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, with early adoption permitted, including interim periods. The Company has early adopted this ASU, effective on January 1, 2022. The adoption did not have material impact on the Company’s unaudited consolidated financial statements.

Consideration transferred in a business combination is measured at the fair value as of the date of acquisition. Where the consideration in an acquisition includes contingent consideration, and the payment of which depends on the achievement of certain specified conditions post-acquisition, the contingent consideration is recognized and measured at its fair value at the acquisition date and is recorded as a liability. It is subsequently carried at fair value with changes in fair value reflected in earnings.

In a business combination achieved in stages, the Company remeasures the previously held equity interest in the acquiree immediately before obtaining control at its acquisition-date fair value and the remeasurement gain or loss, if any, is recognized in the unaudited consolidated statements of operations and comprehensive income.

Fair value is determined based upon the guidance of ASC Topic 820, “Fair Value Measurements and Disclosures,” and generally are determined using Level 2 inputs and Level 3 inputs. The determination of fair value involves the use of significant judgments and estimates. The Company utilizes the assistance of third-party valuation appraisers to determine the fair value as of the date of acquisition.

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(f) Inventories

Our inventories consist of real estate inventories, mining machine inventories and solar power plants inventories.

Real estate inventories include real estate properties held for sale and real estate properties under development, the vast majority of which are expected to be completed and disposed of within one year of the balance sheet date. Real estate held for sale is recorded at the lower of cost or fair value less cost to sell. If an asset’s fair value less cost to sell, based on discounted future cash flows, management estimates or market comparisons, is less than its carrying amount, an allowance is recorded against the asset. Real estate under development is carried at cost less impairment, as applicable. The amount of the impairment loss, if any, is calculated as the excess of the asset’s carrying value over its fair value, which is determined using a discounted cash flow analysis, management estimates or market comparisons.

The cost basis of the real estate inventories includes all direct acquisition costs including but not limited to the property purchase price, acquisition costs, construction costs, development costs, certain amenities, capitalized interest, capitalized real estate taxes and other costs. Interests and real estate taxes are not capitalized unless active development or construction is underway. When acquiring real estate with existing buildings, we allocate the purchase price between land, building and intangibles related to in-place leases, if any, based on their relative fair values.

Mining machine inventories are stated at the lower of cost and net realizable value. Cost of mining machine inventories is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to slow-moving and obsolete inventories, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment.

Solar power plants inventories include solar power panels and supplies and solar power plants under construction, the vast majority of which are expected to be completed and disposed of within one year of the balance sheet date. Solar power panels and supplies are stated at the lower of cost and net realizable value. Cost of solar power panels and supplies is determined using the weighted average cost method. Adjustments are recorded to write down the cost of obsolete and excess inventories to the estimated net realizable value based on historical and forecast demand, and promotional environment. Solar power plants under construction is carried at cost less impairment, as applicable. The cost basis of solar power plants under construction includes acquisition costs, construction and installation costs, development costs, interest and financing costs incurred on debt during the construction phase and other costs. The amount of the impairment loss, if any, is calculated as the excess of the asset’s carrying value over its fair value, which is determined using a discounted cash flow analysis, management estimates or market comparisons.

(g) Short-term Investments

The Company’s short-term investments consist of debt securities classified as available-for-sale as well as marketable equity securities. The Company’s available-for-sale debt securities are measured at fair value with unrealized gains and losses included in accumulated other comprehensive income (loss) and realized gains and losses included in other income (expenses). None of the Company’s investments in marketable securities were impaired for the six months ended June 30, 2022 and 2021. The Company’s marketable equity securities are measured at fair value with changes in fair value recognized in other income (expenses).

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(h) Long-term Investments

Investments in funds that report net asset value (“NAV”) per share

We held investments in Japanese pooled funds. These funds are generally readily redeemable at their net asset values. The fair value of investment funds is measured at their net asset values per share (or its equivalent) as a practical expedient.

Investments in privately held companies and organizations that do not report NAV per share

Investments in privately held entities that do not report NAV per share are accounted for using a measurement alternative, under which these investments are measured at cost, adjusted for observable price changes and impairments, with changes recognized in other income (expenses).

Investments accounted for under equity method

We use the equity method to account for investments in partnerships that qualify as VIEs where we are not the primary beneficiary and other entities that we do not control or where we do not own a majority of the economic interest but have the ability to exercise significant influence over the operating and financial policies of the investees. Under the equity method of accounting, we initially recognize our investments at cost and subsequently adjust the carrying amount of the investments for our share of earnings or losses reported by the investees, distributions received, and other-than-temporary impairments.

Investment income/loss recognition and classification

We recognize both realized and unrealized gain and losses in our unaudited consolidated statements of operations and comprehensive income, classified with other income (expenses). Unrealized gains and losses represent:

(1)	changes in NAV as a practical expedient to estimate fair value for investments in funds that report NAV per share;
(2)	observable price changes for investments in privately held entities that do not report NAV per share; and
(3)	our share of unrealized gain or losses reported by our equity method investees.

Realized gains and losses on our investments represent the difference between proceeds received upon disposition of investments and their historical or adjusted cost. For our equity method investments, realized gains and losses represent our share of realized gains or losses reported by the investee. Impairments are realized losses, which result in an adjusted cost, and represent charges to reduce the carrying values of investments in privately held entities that do not report NAV per share and equity method investments, if impairments are deemed other than temporary, to their estimated fair value.

(i) Solar Power Systems, Net

Solar power systems comprise of ground-mounted solar power projects that the Company intends to hold for use. The solar power systems are stated at cost less accumulated depreciation. The cost consists primarily of direct costs incurred in various stages of development prior to the commencement of operations. For a self-developed solar power system, the actual cost capitalized is the amount of the expenditure incurred for the permits, consents, construction costs and other costs capitalized. For a solar power system acquired from third parties, the initial costs include the consideration transferred and certain direct acquisition costs. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.

When solar power systems are retired, or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheets and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is recognized using the declining balance method over the estimated useful lives of the solar power systems of 11 to 17 years.

(j) Intangible Assets, Net

Intangible assets with an indefinite life are not amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired.

Intangible assets with finite lives are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets. Acquired intangible assets from business combination are recognized and measured at fair value at the time of acquisition. Those assets represent assets with finite lives and are further amortized on a straight-line basis over the estimated economic useful lives of the respective assets.

The estimated useful lives of intangible assets are as follows:

Technologies	10 years
Favorable contracts	17 years

(k) Leases

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

We classify our leases as either finance leases or operating leases if we are the lessee, or sale-type, direct financing, or operating leases if we are the lessor. We use the following criteria to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i)	ownership is transferred from lessor to lessee by the end of the lease term;

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(ii)	an option to purchase is reasonably certain to be exercised;
(iii)	the lease term is for the major part of the underlying asset’s remaining economic life;
(iv)	the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or
(v)	the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

If we meet any of the above criteria, we account for the lease as a finance, a sales-type, or a direct financing lease. If we do not meet any of the criteria, we account for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

From time to time, we may enter into sublease agreements with third parties. Our subleases generally do not relieve us of our primary obligations under the corresponding head lease. As a result, we account for the head lease based on the original assessment at lease inception. We determine if the sublease arrangement is either a sales-type, direct financing, or operating lease at inception of the sublease. If the total remaining lease cost on the head lease for the term of the sublease is greater than the anticipated sublease income, the right-of-use asset is assessed for impairment. Our subleases are generally operating leases and we recognize sublease income on a straight-line basis over the sublease term.

Lessor accounting – operating leases

We account for the revenue from our lease contracts by utilizing the single component accounting policy. This policy requires us to account for, by class of underlying asset, the lease component and nonlease component(s) associated with each lease as a single component if two criteria are met:

(i)	the timing and pattern of transfer of the lease component and the nonlease component(s) are the same; and
(ii)	the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under our leases. Nonlease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for utilities, repairs and maintenance and common area expenses.

If the lease component is the predominant component, we account for all revenues under such lease as a single component in accordance with the lease accounting standard. Conversely, if the nonlease component is the predominant component, all revenues under such lease are accounted for in accordance with the revenue recognition accounting standard. Our operating leases qualify for the single component accounting, and the lease component in each of our leases is predominant. Therefore, we account for all revenues from our operating leases under the lease accounting standard and classify these revenues as rental income.

We commence recognition of rental income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Amounts received currently but recognized as revenue in future periods are classified in deferred revenue in our consolidated balance sheets.

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(l) Impairment of Long-Lived Assets Other Than Goodwill

Long-lived assets with finite lives, primarily property, plant and equipment, including real estate properties held for lease, solar power systems, and technologies and favorable contracts acquired through business combination, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets during the six months ended June 30, 2022 and 2021.

(m) Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. In accordance with ASC Topic 350, “Intangibles – Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

(n) Revenue Recognition

The Company recognizes revenue from sales of real estate properties, sales of land, providing of real estate management services, sales of mining machines, providing of mining machine operation and management services, sales of solar power plants, providing of solar power plants operation and maintenance services and sales of electricity under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Company currently generates its revenue from the following main sources:

Revenue from sales of real estate properties

Revenues from the sales of real estate properties are recognized at the point in time when title to and possession of the property has transferred to the customer and the Company has no continuing involvement with the property, which is generally upon the delivery of the real estate properties, which generally coincides with the receipt of cash consideration from the customer. Our contracts with customers contain a single performance obligation and we do not provide warranties for sold real estate properties.

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Revenue from sales of land

Revenues from land sales are recognized when the parties are bound by the terms of a contract, consideration has been exchanged, title and other attributes of ownership have been conveyed to the buyer by means of a closing and the Company is not obligated to perform further significant development of the specific property sold. In general, the Company’s performance obligation for each of these land sales is fulfilled upon the delivery of the land, which generally coincides with the receipt of cash consideration from the customer.

Revenue from rental services

Rental income is generally recognized on a straight-line basis over the terms of the tenancy agreements. For real estate leases, these contracts are treated as leases for accounting purpose, rather than contracts with customers subject to ASC Topic 606. Also see Note 2(k).

Revenue from real estate management services

Revenues from real estate management services consist of property management services, brokerage services and value-added management services. Property management services mainly include property management services provided to tenants or property owners with revenue recognized during the period when services are rendered. Revenues from brokerage services are earned upon closing of brokerage transaction. Value-added management services mainly consist of real estate consulting and registration services with revenue recognized when performance obligation is satisfied.

Revenue from sales of mining machines

Revenues from the sales of mining machines are recognized at the point in time when the control of the products has transferred to the customers. The transfer of control is considered complete when the customers accept the products.

Revenue from mining machine operation and management services

The Company provides operation and management services, including providing its customers with rack space, power, air conditioning, networks, security, hosting, after-sale technical, daily maintenance services, etc. The single performance obligation is to provide an environment for the mining machines to operate continuously throughout the contract period. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company starts providing operation and management service. In exchange for providing such services, the Company is entitled to cash consideration agreed with the customer for the monthly services provided. The revenues are recognized monthly based on the services rendered for the month.

Revenue from sales of solar power plants

Revenues from the sales of solar power plants are recognized at the point in time when performance obligation is satisfied, which is after the solar power plants have been grid connected and the customers obtain control of the solar power plants. The Company’s sales arrangements for solar power plants do not contain any forms of continuing involvement that may affect the revenue recognition of the transactions, nor any variable considerations for energy performance guarantees, minimum electricity end subscription commitments.

Revenue from solar power plants operation and maintenance services

Revenues from solar power plants operation and maintenance services are recognized over time when customers receive and consume the benefits provided by the Company’s performance, which typically include system inspection, performance engineering analysis, corrective maintenance repair and environmental services, under the terms of service arrangements.

Revenue from sales of electricity

Revenues from the sales of electricity is generated by the Company’s solar power systems under the power purchase arrangements (“PPAs”) with the power grid company based on the price stated in the PPAs when electricity has been generated and transmitted to the grid.

(o) Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the six months ended June 30, 2022, customer D and customer E represent 19% and 13% of the Company’s total revenues, respectively. For the six months ended June 30, 2021, no customer accounts for more than 10% of the Company’s total revenues.

As of June 30, 2022, customer F and customer G represent 12% and 11% of the Company’s total outstanding accounts receivable, respectively. As of December 31, 2021, customer B and C represent 18% and 16% of the Company’s total outstanding accounts receivable, respectively.

For the six months ended June 30, 2022, vendor D and vendor E represent 15% and 13% of the Company’s total purchases, respectively. For the six months ended June 30, 2021, vendor B and vendor C represent 22% and 12% of the Company’s total purchases, respectively.

As of June 30, 2022, vendor F and vendor G represent 42% and 26% of the Company’s total outstanding accounts payable, respectively. As of December 31, 2021, no vendor accounts for more than 10% of the Company’s total outstanding accounts payable.

(p) Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment in accordance with ASC Topic 280.

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(q) Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;
●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or
●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of June 30, 2022 and December 31, 2021, the carrying values of current assets, except for short-term investments, and current liabilities approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments.

Assets measured at fair value on a recurring basis as of June 30, 2022 and December 31, 2021 are summarized below.

Fair Value Measurements as of June 30, 2022
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at June 30, 2022
Marketable securities	168,818	-	-	168,818
Available-for-sale debt securities	-	47,789	-	47,789

Fair Value Measurements as of December 31, 2021
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at December 31, 2021
Marketable securities	182,313	-	-	182,313
Available-for-sale debt securities	-	-	-	-

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(r) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(s) Recent Accounting Pronouncements

The Company has considered all newly issued accounting guidance that is applicable to its operations and the preparation of its unaudited consolidated financial statements, including those it has not yet adopted. The Company does not believe that any such guidance has or will have a material effect on its financial position or results of operations.

NOTE 3 — SHORT-TERM INVESTMENTS

Short-term investments consist of the following:

	June 30,	December 31,
	2022	2021
Marketable securities	168,818	182,313
Available-for-sale debt securities	47,789	-
Total	216,607	182,313

Realized and unrealized gain on short-term investments consist of the following:

	For the Six Months Ended
	June 30,
	2022	2021
Realized gain
Marketable securities	6,313	63

Unrealized gain
Marketable securities	10,561	35,678
Available-for-sale debt securities	148	1,109

Unrealized gain, net of tax, of available-for-sale debt securities was included in accumulated other comprehensive income in the consolidated balance sheets.

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NOTE 4 — INVENTORIES

Inventories consist of the following:

	June 30,	December 31,
	2022	2021
Real estate inventories
Real estate properties held for sale	1,784,751	1,397,081
Real estate properties under development	6,348,029	3,640,174
Subtotal	8,132,780	5,037,255

Mining machine inventories
Raw materials	8,645	-
Finished goods	179,854	79,659
Subtotal	188,499	79,659

Solar power plants inventories
Solar power panels and supplies	34,947	-
Solar power plants under construction	17,298	-
Subtotal	52,245	-

Others	86,473	16,435
Total	8,459,997	5,133,349

Certain inventories were pledged to secure the Company’s loans, see Note 10.

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

Prepaid expenses and other current assets, net, consist of the following:

	June 30,	December 31,
	2022	2021
Advances to construction and other vendors	154,371	240,345
Down payment made for real estate property purchase	413,021	300,346
Consumption tax refund	37,133	5,377
Income tax receivable	-	35,944
Others (a)	117,675	117,734
Subtotal	722,200	699,746
Less: allowance	(2,658)	(1,770)
Total	719,542	697,976

(a) Others primarily consist of prepaid maintenance fees, prepaid utilities and other miscellaneous prepayments.

NOTE 6 — LONG-TERM INVESTMENTS, NET

Long-term investments, net, consist of the following:

	June 30,	December 31,
	2022	2021
Investments in funds that report NAV per share	49,339	49,825
Investments in private entities or organizations that do not report NAV per share:
Entities or organizations without observable price changes	62,285	45,170
Investments in voluntary partnerships accounted for under the equity method	28,138	28,829
Total	139,762	123,824

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Realized and unrealized gain or loss on investments, which were included in other income (expenses), were as follows:

	For the Six Months Ended
	June 30,
	2022	2021
Realized gain	5,504	-
Unrealized gain (loss)	(5,550)	173

NOTE 7 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	June 30,	December 31,
	2022	2021
Buildings, including buildings held for lease	4,013,767	3,586,192
Facilities attached to buildings	264,040	134,577
Machinery and equipment	2,478	2,478
Vehicles	48,203	23,437
Tools, furniture and fixture	214,814	176,012
Land	5,464,113	4,783,695
Software	136,613	104,256
Subtotal	10,144,028	8,810,647
Less: accumulated depreciation	(578,757)	(456,016)
Property, plant and equipment, net	9,565,271	8,354,631

Substantially all of buildings consist of buildings held for lease. Certain buildings held for lease were pledged to secure the Company’s loans, see Note 10.

Depreciation expense was JPY76,301 and JPY68,696 for the six months ended June 30, 2022 and 2021, respectively.

NOTE 8 — SOLAR POWER SYSTEMS, NET

Solar power systems, net consist of the following:

	June 30,	December 31,
	2022	2021
Solar power systems in operation	459,178	-
Solar power systems under construction	130,086	-
Subtotal	589,264	-
Less: accumulated depreciation	(207,656)	-
Solar power systems, net	381,608	-

Certain solar power systems were pledged to secure the Company’s loans, see Note 10.

Depreciation expense was JPY11,652 and nil for the six months ended June 30, 2022 and 2021, respectively.

NOTE 9 — LEASES – AS A LESSEE

The Company has entered into operating leases for offices, land and sublease purpose, with terms ranging from one to twenty-six years, and finance leases for certain office equipment and vehicles, with terms ranging from five to seven years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the unaudited consolidated financials.

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term. Finance lease costs include amortization, which is recognized on a straight-line basis over the expected life of the leased assets, and interest expenses, which are recognized following an effective interest rate method. Leases with initial term of 12 months or less are not recorded on the consolidated balance sheets.

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The components of lease costs are as follows:

	For the Six Months Ended
	June 30,
	2022	2021
Finance lease costs
Amortization of right-of-use assets	1,933	1,107
Interest on lease liabilities	81	48
Total finance lease costs	2,014	1,155
Operating lease costs	283,958	234,689
Short-term lease costs	4,452	587
Total lease costs	290,424	236,431

The following table presents supplemental information related to the Company’s leases:

	For the Six Months Ended
	June 30,
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	81	48
Operating cash flows from operating leases	231,422	248,526
Financing cash flows from finance leases	1,869	1,092
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	151,397	261,241
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	5,213	1,719
Remeasurement of operating lease liabilities and right-of-use assets due to lease modification	38,535	26,303

Weighted average remaining lease term (years)
Finance leases	3.56	3.33
Operating leases	8.28	8.37

Weighted average discount rate (per annum)
Finance leases	1.57%	1.57%
Operating leases	1.57%	1.57%

As of June 30, 2022, the future maturity of lease liabilities is as follows:

Years Ended December 31,	Finance Lease	Operating Lease
Remaining of 2022	1,950	231,491
2023	3,553	459,274
2024	2,164	379,404
2025	1,838	270,283
2026	1,388	267,095
Thereafter	161	1,113,413
Total undiscounted lease payments	11,054	2,720,960
Less: imputed interest	(307)	(183,537)
Present value of lease liabilities	10,747	2,537,423
Less: lease liabilities, current	(3,734)	(426,717)
Lease liabilities, non-current	7,013	2,110,706

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NOTE 10 — BANK AND OTHER BORROWINGS

The Company’s outstanding indebtedness borrowed from banks and other financial institutions, consist of the following:

Indebtedness	Weighted Average Interest Rate*	Weighted Average Years to Maturity*	Balance as of June 30, 2022	Balance as of December 31, 2021
Short-term loans
Secured loans
Fixed rate loans	1.86%	0.52	580,832	709,850
Variable rate loans	2.27%	0.55	884,800	657,900
Subtotal	2.11%	0.54	1,465,632	1,367,750
Unsecured loans
Fixed rate loans	-	-	-	79,996
Variable rate loans	1.98%	0.50	100,000	-
Subtotal	1.98%	0.50	100,000	79,996
Total short-term loans	2.10%	0.54	1,565,632	1,447,746

Long-term loans
Secured loans
Fixed rate loans	2.01%	5.92	3,079,545	1,750,605
Variable rate loans	1.63%	15.78	9,616,100	7,650,615
Subtotal	1.72%	13.39	12,695,645	9,401,220
Unsecured loans
Fixed rate loans	0.40%	9.56	386,560	-
Variable rate loans	1.30%	8.24	38,362	74,020
Subtotal	0.48%	9.45	424,922	74,020
Total long-term loans	1.68%	13.26	13,120,567	9,475,240

Less: current portion			(1,779,611)	(677,919)
Non-current portion			11,340,956	8,797,321

*Pertained to information for loans outstanding as of June 30, 2022.

The Company borrowed loans from various financial institutions for the purpose of purchasing and constructing real estate properties and solar power systems, and for working capital purpose.

Interest expense for short-term and long-term loans was JPY19,014 and JPY96,265 for the six months ended June 30, 2022 and JPY13,453 and JPY79,482 for the six months ended June 30, 2021, respectively.

The pledge information for the Company’s outstanding loans as of June 30, 2022 and December 31, 2021, consist of the following:

	June 30, 2022	December 31, 2021

Short-term loans
Pledged by real estate inventories and buildings held for lease	1,365,632	1,367,750
Pledged by restricted cash (a)	208,000	170,400

Long-term loans
Pledged by real estate inventories, buildings held for lease and solar power systems	11,743,251	8,927,591
Pledged by restricted cash (a)	250,683	215,428

(a)	As of June 30, 2022 and December 31, 2021, these loans were secured by restricted cash of JPY51,503.

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The guaranty information for the Company’s outstanding loans as of June 30, 2022 and December 31, 2021, consist of the following:

	June 30, 2022	December 31, 2021

Short-term loans
Guaranteed by Chief Operating Officer (“COO”) of the Company	295,000	610,000
Guaranteed by parent company or subsidiary within the Company’s organizational structure	100,000	-

Long-term loans
Guaranteed by COO of the Company	6,837,305	5,590,210
Guaranteed by Tokyo Credit Cooperative Union	185,184	196,296
Guaranteed by parent company or subsidiary within the Company’s organizational structure	1,500,314	1,508,014
Co-guaranteed by COO and parent company or subsidiary within the Company’s organizational structure	325,682	464,940
Co-guaranteed by COO and Tokyo Credit Cooperative Union	7,996	8,998
Co-guaranteed by Li Tianqi, Chief Artificial Intelligence Officer (“CAIO”) of the Company and a financial institution	23,075	34,554
Guaranteed by Uemoto Takamasa, former Chief Executive Officer (“CEO”) of SYLA Solar	608,909	-

During the six months ended June 30, 2022 and 2021, the Company entered into amended loan agreements which had prepayment options with financial institutions for certain loans. The amended terms mainly included changes of maturity dates and installment amount. The Company analyzed the amendments under ASC Topic 470 and concluded that these amendments were not considered substantially different and were accounted for as debt modifications.

As of June 30, 2022, future minimum payments for long-term loans are as follows:

Years Ended December 31,	Principal
Repayment
Remaining of 2022	313,424
2023	2,161,728
2024	3,411,015
2025	624,987
2026	508,120
Thereafter	6,101,293
Total	13,120,567

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NOTE 11 — CORPORATE BONDS

The Company issued corporate bonds through various banks, which consist of the following:

Name of Banks	Principal Amount	Issuance Date	Maturity Date	Annual Interest Rate	Balance as of June 30, 2022	Balance as of December 31, 2021
Resona Bank (a) (b)	100,000	6/26/2017	6/26/2022	0.40%	-	10,000
Musashino Bank (a) (b)	100,000	7/10/2019	7/10/2024	0.36%	50,000	60,000
Kirayaka Bank (a)	200,000	9/10/2019	9/10/2024	0.85%	100,000	120,000
Chiba Kogyo Bank (a)	100,000	3/27/2020	3/28/2023	0.10%	40,000	60,000
Kagawa Bank (a)	150,000	10/29/2021	10/29/2026	0.53%	135,000	150,000
Musashino Bank (a)	100,000	12/24/2021	12/24/2026	0.36%	90,000	100,000
Aggregate outstanding principal balances					415,000	500,000
Less: unamortized bond issuance costs					(10,017)	(11,680)
Less: current portion					(144,158)	(154,089)
Non-current portion					260,825	334,231

(a)	These debts are guaranteed by the respective bank.
(b)	These debts are guaranteed by the Tokyo Credit Guarantee Association.

Interest expense for corporate bonds was JPY1,226 and JPY934 for the six months ended June 30, 2022 and 2021, respectively.

As of June 30, 2022, future minimum payments are as follows:

Years Ended December 31,	Principal
Repayment
Remaining of 2022	75,000
2023	130,000
2024	110,000
2025	50,000
2026	50,000
Thereafter	-
Total	415,000

NOTE 12 – OTHER CURRENT LIABILITIES AND OTHER LIABILITIES

Other current liabilities and other liabilities consist of the following:

	June 30,	December 31,
	2022	2021
Other current liabilities
Vendor payables	117,531	249,003
Liabilities arising from repurchase agreements	737,000	363,000
Accrued consumption taxes	28,915	51,204
Miscellaneous deposits received from tenants to be remitted to other service providers	127,437	86,060
Rental deposits received from tenants to be remitted to property owners	264,007	262,466
Deposits held on behalf of voluntary partnerships	118,180	11,210
Other payables	18,743	8,050
Total other current liabilities	1,411,813	1,030,993

Other liabilities
Leasehold and guarantee deposits received from tenants	337,986	351,088
Deferred income tax liabilities, net	219,450	81,014
Long-term trade payables	1,595	-
Asset retirement obligations	35,833	-
Total other liabilities	594,864	432,102

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NOTE 13 – SHAREHOLDERS’ EQUITY

Capital stock and capital surplus

The change in the number of issued shares of capital stock during the six months ended June 30, 2022 and 2021 were as follows:

	For the Six Months Ended
	June 30,
	2022	2021
Balance at the beginning of the period	237,889	227,960
Issuance of capital stock	1,600	-
Balance at the end of the period	239,489	277,960

All of the issued shares as of June 30, 2022 and December 31, 2021 have been paid in full.

Under the Companies Act, issuances of capital stock, including conversions of bonds and notes, are required to be credited to the capital stock account for at least 50% of the proceeds and to the legal capital surplus account (“legal capital surplus”) for the remaining amounts.

The Companies Act permits that capital stock, capital surplus and retained earnings can be transferred among these accounts under certain conditions upon the approval of a General Meeting of Shareholders. The Companies Act limits the increase of paid-in capital in case disposition of treasury stock and issuance of common stock are performed at the same time.

Legal reserve set aside as appropriation of retained earnings and legal capital surplus

Retained earnings consist of legal reserves and accumulated earnings. The Companies Act provides that an amount at least equal to 10% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each period shall be appropriated and set aside as a legal reserve until the aggregate amount of legal reserve set aside as an appropriation of retained earnings and the legal capital surplus equals 25% of stated capital as defined in the Companies Act. Legal reserves may be used to eliminate or reduce a deficit or be transferred to other retained earnings upon approval of the General Meeting of Shareholders.

NOTE 14 – STOCK BASED COMPENSATION

The Company has historically awarded stock options to various officers, directors, employees and consultants of the Company to purchase shares of the Company’s capital stock. During the years ended December 31, 2014 to 2018, the Company has issued several batches of stock options to acquire the equivalent of total 51,340 shares of capital stock of the Company after the adjustment for the 100-for-1 stock split in February 2018. The options generally vest two years after the grant date and have the contractual term of ten years. The total outstanding stock options as of January 1, 2020 was 50,405.

On November 30, 2020, the Company awarded options to purchase an aggregate of 870 shares of capital stock at an exercise price of JPY45,140 per share to various officers, directors and employees of the Company. The options vest on August 26, 2022 with the expiration date on July 31, 2030.

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On July 30, 2021, the Company awarded options to purchase 50 shares of capital stock at an exercise price of JPY48,060 per share to a consultant of the Company. The options vest on July 9, 2023 with the expiration date on July 31, 2031.

The following table summarizes the stock option activities and related information for the six months ended June 30, 2022 and 2021:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
		(JPY)	(Years)
Outstanding as of December 31, 2021	51,290	8,971	2.52
Granted	-	-	-
Forfeited/cancelled	(25)	42,776	-
Exercised	(1,600)	8,225	-
Outstanding as of June 30, 2022	49,665	8,979	2.02
Vested and exercisable as of June 30, 2022	48,765	8,308	1.91

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
		(JPY)	(Years)
Outstanding as of December 31, 2020	51,255	8,940	3.51
Granted	-	-	-
Forfeited/cancelled	(10)	33,320	-
Exercised	-	-	-
Outstanding as of June 30, 2021	51,245	8,936	3.02

For the six months ended June 30, 2022 and 2021, the Company recognized stock based compensation expenses related to the options of JPY5,513 and JPY5,593, respectively. As of June 30, 2022, the unrecognized stock based compensation expense related to the unvested options was JPY2,195, which is expected to be recognized through July 2023.

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NOTE 15 – NET INCOME PER SHARE

The computation of basic and diluted net income per share in accordance with ASC 260 for the six months ended June 30, 2022 and 2021 is as follows:

	For the Six Months Ended
	June 30,
	2022	2021
Numerator:
Net income attributable to SYLA Technologies Co., Ltd.’s shareholders	101,243	6,444

Denominator:
Weighted average number of common shares outstanding used in calculating basic net income per share	239,215	227,960
Dilutive effect of stock options	40,978	39,866
Weighted average number of common shares outstanding used in calculating diluted net income per share	280,193	267,826

Net income per share - basic	423.23	28.26
Net income per share - diluted	361.33	24.06

NOTE 16 - INCOME TAXES

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. During the six months ended June 30, 2022 and 2021, all taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 30.62% for the six months ended June 30, 2022 and 2021.

For the six months ended June 30, 2022 and 2021, the Company’s income tax expenses are as follows:

	For the Six Months Ended
	June 30,
	2022	2021
Current	172,918	4,356
Deferred	(36,391)	(4,350)
Total	136,527	6

The effective tax rate was 47.72% and 0.10% for the six months ended June 30, 2022 and 2021, respectively.

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NOTE 17 – DISAGGREGATION OF REVENUES

Revenues generated from different revenue streams consist of the following:

	For the Six Months Ended
	June 30,
	2022	2021
Real estate and related services:
Real estate sales	5,457,455	5,595,876
Land sales	1,657,076	240,000
Rental income	477,743	410,328
Real estate management income	278,286	254,412
Subtotal	7,870,560	6,500,616
Mining machine and related services:
Mining machine sales	739,156	-
Mining machine operation and management income	21,638	-
Subtotal	760,794	-
Solar power and related services:
Solar power plants sales	149,288	-
Solar power plants operation and maintenance income	1,033	-
Electricity sales	87,992	-
Subtotal	238,313	-
Total	8,869,667	6,500,616

Revenues generated from different business types consist of the following:

	For the Six Months Ended
	June 30,
	2022	2021
Rimawari-kun Business (a)	4,232,146	5,508,944
Rimawari-kun Pro Business (b)	3,829,126	357,432
Asset Management Business (c)	808,395	634,240
Total	8,869,667	6,500,616

(a)	Represents real estate sales, brokerage services, value-added management services, mining machine sales, solar power plants sales provided to individual customers (not including high-net-worth individuals).
(b)	Represents real estate sales, land sales, brokerage services, value-added management services, mining machine sales and solar power plants sales provided to corporate customers and high-net-worth individuals.
(c)	Represents rental services, property management services, mining machine operation and management services, solar power plants operation and maintenance services and electricity sales provided to customers.

The Company’s revenues are presented net of consumption tax collected on behalf of governments. The Company has elected to adopt the practical expedient for incremental costs to obtain a contract with a customer, i.e. sales commissions, with amortization periods of one year or less to be recorded in selling, general and administrative expenses when incurred.

Changes in the Company’s deferred revenue for the six months ended June 30, 2022 and 2021 were presented in the following table:

	For the Six Months Ended
	June 30,
	2022	2021
Deferred revenue as of the beginning of the period	94,376	18,183
Net cash received in advance during the period	1,037,632	601,173
Deferred revenue addition in connection with business combination of SYLA Solar	45,415	-
Revenue recognized (consumption tax included) from opening balance of deferred revenue	(93,053)	(17,783)
Revenue recognized (consumption tax included) from deferred revenue arising during current period	(982,398)	(507,197)
Deferred revenue as of the end of the period	101,972	94,376

As of June 30, 2022 and December 31, 2021, and for the periods then ended, substantially all of our long-lived assets and revenue generated are attributed to the Company’s operation in Japan.

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NOTE 18 – RELATED PARTY TRANSACTIONS

The related parties had material transactions for the six months ended June 30, 2022 and 2021 consist of the following:

Name of Related Party	Nature of Relationship at June 30, 2022
Sugimoto Hiroyuki	CEO of the Company
Yuto Yoshiyuki	COO of the Company
Watanabe Takahide	Chief Strategy Officer (“CSO”) of the Company
Li Tianqi	CAIO of the Company
SY Consulting Co., Ltd. (“SY Consulting”)	A company controlled by CEO of the Company
Sugimoto Hiroyuki Office Co., Ltd. (“Sugimoto Hiroyuki Office”)	A company controlled by CEO of the Company
Sugimoto Architectural Design Foundation	A company controlled by CEO of the Company
SYW Co., Ltd. (“SYW”)	A company controlled by CEO of the Company prior to April 2022 and significantly influenced by CEO of the Company after April 2022
SY Co., Ltd. (“SY”)	A company controlled by COO of the Company
Lifit Home Co., Ltd. (“Lifit Home”)*	Subsidiary of the Company prior to March 2021, when the entity was disposed
GARNET Co., Ltd. (“GARNET”)*	Subsidiary of the Company prior to August 2022, when the entity was disposed
SYNS Co., Ltd. (“SYNS”)*	Subsidiary of the Company prior to September 2022, when the entity was disposed

*These entities were divested in connection with the reorganization and were regarded as related parties of the Company prior to the disposal date. Also see Note 1.

As of June 30, 2022 and December 31, 2021, other receivables due from related parties, which resulting from operating expenses paid by the Company on behalf of related parties and advances made to related parties were included in prepaid expenses on the consolidated financial statements, are as follows:

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		June 30,	December 31,
Other receivables due from related parties (included in prepaid expenses)		2022	2021
SY Consulting	Advances to related party	75	5
Sugimoto Hiroyuki Office	Advances to related party	70	40
SY	Advances to related party	110	-
SYW	Advances to related party	10	-
SYNS	Operating expenses paid on behalf of related party	187	35
Sugimoto Architectural Design Foundation	Operating expenses paid on behalf of related party	237	-
Total		689	80

The Company borrowed JPY118,000 from its CAIO during the six months ended June 30, 2022 and repaid the amount in full during the same period. The Company borrowed JPY400,000 from its CEO during the six months ended June 30, 2021 and repaid JPY8,349 during the same period and incurred interest expenses of JPY443.

The Company entered into an operating lease agreement with a related party for sublease purpose for a term of two years during the year ended December 31, 2021. The operating lease right-of-use assets and operating lease liabilities in connection with the lease are as follows:

		June 30,	December 31,
		2022	2021
GARNET	Operating lease right-of-use assets	647	946
GARNET	Operating lease liabilities, current	594	589
GARNET	Operating lease liabilities, non-current	69	368

Payables due to related parties, which were included in other current liabilities on the unaudited consolidated financial statements, as of June 30, 2022 and December 31, 2021 are as follows:

		June 30,	December 31,
Payables due to related parties (included in other current liabilities)		2022	2021
SYW	Entertainment service provided by related party	1,519	579
Li Tianqi	Operating expenses paid on behalf of the Company	1,967	-
Total		3,486	579

Accounts receivable from related party as of June 30, 2022 and December 31, 2021 are as follows:

		June 30,	December 31,
Accounts receivable from related party		2022	2021
GARNET	Provided real estate management service to related party	2,290	2,290

Deferred revenue from related parties as of June 30, 2022 and December 31, 2021 is as follows:

		June 30,	December 31,
Deferred revenue from related parties		2022	2021

SYW	Rental fee received in advance	2,604	2,604
SYNS	Real estate sales fee received in advance	200	-
Total		2,804	2,604

F-62

Revenues generated from related parties for the six months ended June 30, 2022 and 2021 are as follows:

		For the Six Months Ended
		June 30,
Revenues from related parties		2022	2021
Sugimoto Hiroyuki	Real estate management income	34	34
Yuto Yoshiyuki	Real estate management income	182	96
Watanabe Takahide	Rental income	657	657
SYW	Real estate management income and rental income	15,540	13,843
GARNET	Real estate management income	-	2,498
SYNS	Real estate management income and real estate sales*	194,764	73,209
Total		211,177	90,337

*Real estate properties sold to SYNS had been sold to third party customers within the same period.

Expenses incurred with related parties for the six months ended June 30, 2022 and 2021 are as follows:

		For the Six Months Ended
		June 30,
Expenses with related parties		2022	2021
Sugimoto Architectural Design Foundation	Donation	400	2,000
SYW	Entertainment expenses	11,241	25,136
Lifit Home	Referral and marketing fee	-	5,090
SYNS	Referral and marketing fee	-	49,342
Total		11,641	81,568

Real estate properties purchased from related party for the six months ended June 30, 2022 and 2021 are as follows:

		For the Six Months Ended
		June 30,
Purchases from related party		2022	2021
GARNET	Purchase of real estate properties	-	235,900

NOTE 19 – BUSINESS COMBINATIONS AND GOODWILL

The Company accounted for business combination using the acquisition method of accounting under ASC Topic 805. The total purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities and noncontrolling interests based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill.

The determination of fair values involves the use of significant judgments and estimates. The judgments used to determine the estimated fair value assigned to assets acquired and liabilities assumed, the intangible asset life and noncontrolling interests, as well as the expected future cash flows and related discount rate, can materially impact the Company’s unaudited consolidated financial statements. Significant inputs and assumptions used for the model included the amount and timing of expected future cash flows and discount rate. The Company utilized the assistance of third-party valuation appraisers to determine the fair values as of the date of acquisition. Amounts recorded in a business combination may change during the measurement period, which is a period not to exceed one year from the date of acquisition, as additional information about conditions existing at the acquisition date becomes available.

Business combination of SYLA Solar

On February 28, 2022, SYLA Tech completed the acquisition of 100% equity interest of SYLA Solar and its subsidiaries. The Company aimed to enter the field of solar power generation market, electricity wholesale and retail market and other renewable energy trading market through this acquisition. The cash purchase consideration was JPY610,000.

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The purchase price was allocated on the acquisition date of SYLA Solar and its subsidiaries as follows:

Property, plant, and equipment, net	422,757
Solar power systems, net	365,419
Favorable contracts	247,527
Deferred income tax liabilities, net	(154,246)
Other net liabilities	(578,266)
Goodwill	306,809
Total purchase consideration	610,000

The following unaudited pro forma information summarizes the results of operations of the Company for the six months ended June 30, 2022 and 2021, as if the acquisition of SYLA Solar and its subsidiaries had been completed on January 1, 2021. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on the date indicated and may not be indicative of future operating results. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

	For the Six Months Ended
	June 30,
	2022	2021
Pro forma total revenues	8,961,801	6,805,640
Pro forma net income (loss)	84,724	(44,447)
Pro forma net income (loss) attributable to SYLA Technologies Co., Ltd.	36,406	(44,447)

Business combination of SYLA Brain

On December 31, 2021, SYLA Tech completed the acquisition of 67% equity interest of SYLA Brain. The Company aimed to enter the field of artificial intelligence in relation to real estate market and cryptocurrency mining market through this acquisition. The purchase consideration was JPY469,001, consisted of JPY210,000 cash and JPY259,001 equivalent to 5,389 SYLA Tech’s shares issued to SYLA Brain’s original owners fair valued at the acquisition date.

The purchase price was allocated on the acquisition date of SYLA Brain as follows:

Inventories (including real estate inventories and mining machine inventories)	116,248
Technologies	235,609
Deferred income tax liabilities, net	(81,014)
Other net liabilities	(27,956)
Goodwill	425,943
Noncontrolling interests	(199,829)
Total purchase consideration	469,001

Pro forma results of operations for the business combination of SYLA Brain have not been presented because they are not material to the unaudited consolidated statements of operations and comprehensive income for the six months ended June 30, 2022 and 2021.

The results of operations, financial position and cash flows of SYLA Solar and its subsidiaries and SYLA Brain have been included in the Company’s unaudited consolidated financial statements since the date of acquisition.

The Company’s policy is to perform its annual impairment testing on goodwill for its reporting unit on December 31, of each fiscal year or more frequently if events or changes in circumstances indicate that an impairment may exist. The Company did not recognize any impairment loss on goodwill during the six months ended June 30, 2022.

NOTE 20 – INTANGIBLE ASSETS, NET

Intangible assets and related accumulated amortization were as follows:

	June 30, 2022	December 31, 2021
Technologies	235,609	235,609
Favorable contracts	247,527	-
Subtotal	483,136	235,609
Less: accumulated amortization	(16,634)	-
Intangible assets, net	466,502	235,609

As of June 30, 2022, the future estimated amortization costs for intangible assets were as follows:

Years Ended December 31,
Remaining of 2022	19,061
2023	38,121
2024	38,121
2025	38,121
2026	38,121
Thereafter	294,957
Total	466,502

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NOTE 21 – COMMITMENT AND CONTINGENCIES

Purchase Commitment

The amount of contractual commitments for the acquisition of real estate properties was JPY2,279,199 and JPY900,829 as of June 30, 2022 and December 31, 2021, respectively.

Contingencies

The Company is involved in legal proceedings and claims in the ordinary course of business. In the opinion of management, none of such proceedings and claims will have a significant impact on the Company’s unaudited consolidated financial statements.

NOTE 22 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through November 16, 2022, which is the date the unaudited consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the unaudited consolidated financial statements other than as disclosed below.

During the subsequent period, the Company entered into various loans with banks and financial institutions for working capital purpose and for the purpose of purchasing and constructing real estate properties. The Company paid off certain loans in an aggregate amount of approximately JPY1,000,000 ahead of schedule as the pledged real estate properties and solar power systems were sold to customers.

During the subsequent period, the Company entered into various lease agreements for real estate properties and land for the purpose of subleasing, and constructing solar power plants and solar power systems, respectively.

In April 2022, the Company and Makoto Ariki, a 5% shareholder of SYLA Brain, established SYLA Biotech Co., Ltd. (“SYLA Biotech”), previously known as RE100.com Co., Ltd., with the Company and Makoto Ariki each holding 50% equity interest of SYLA Biotech. The Company’s ownership interest in SYLA Biotech was further increased to 60% as a result of share issuance on September 14, 2022.

On May 13, 2022, the Company entered into a consulting and services agreement (the “Consulting Agreement”) with HeartCore Enterprises, Inc. (“HeartCore”) pursuant to which it agreed to compensate HeartCore with cash consideration of US$500,000 and common share purchase warrants (the “Warrants”) in exchange for professional services to be provided by HeartCore in connection with its initial public offering (the “IPO”). HeartCore may exercise the Warrants at any time beginning on the date of IPO until ten years following completion of an IPO to purchase 2% of the fully diluted shares of the Company’s capital stock as of the date of IPO, for an exercise price per share of US$0.01, subject to adjustment as provided in the agreement. The Consulting Agreement was further amended in August and November 2022, respectively, to modify the payment terms and dates. The Warrants were also terminated upon the issuance of the stock acquisition rights.

On November 9, 2022, the Company and HeartCore entered into the 9th stock acquisition rights allotment agreement pursuant to which the Company allotted 5,771 stock acquisition rights to HeartCore in substitution for the Warrants originally issued on May 13, 2022. The stock acquisition right is exercisable upon a successful listing on the Nasdaq Capital Market or NYSE American and has an exercise price of US$0.01 per share and is fully vested. The number of shares underlying each stock acquisition right is calculated as the number of issued and outstanding shares of the Company’s capital stock on a fully diluted basis as of the previous day of the listing date on a stock exchange multiplied by 2% and divided by 5,771, subject to adjustment as provided in the agreement. The stock acquisition right, subject to some conditions, is exercisable upon the effectiveness of an IPO throughout a period of ten years from the listing date.

F-65

1,875,000 American Depositary Shares

Representing 18,750 Common Shares

SYLA Technologies Co., Ltd.

PROSPECTUS

                   , 2022

Through and including                   , 2022 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

156

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Article 330 of the Companies Act of Japan (which we refer to as the “Companies Act”) makes the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between us and our directors and corporate auditors. Section 10 of the Civil Code, among other things, provides in effect that:

1.	Any director or corporate auditor of a company may demand advance payment of expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor;

2.	If a director or a corporate auditor of a company has defrayed any expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor, the director or corporate auditor may demand reimbursement therefor and interest thereon after the date of payment from such company;

3.	If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs of such company, the director or corporate auditor may require such company to perform it in the director or corporate auditor’s place or, if it is not due, to furnish adequate security; and

4.	If a director or a corporate auditor, without any fault on the director or corporate auditor’s part, sustains damage through the management of the affairs of such company, the director or corporate auditor may demand compensation therefor from such company.

Pursuant to Articles 30 and 35 of the Articles of Incorporation of the Company and pursuant to Article 427 of the Companies Act, the Company may enter into agreements with non-executive directors and corporate auditors to limit their liability to the Company with respect to loss or damage caused by their acts stipulated in Article 423 of the Companies Act, respectively. However, the amount of such limited liability shall be the minimum liability limit stipulated by laws and regulations. Mr. Tomoyoshi Uranishi and Mr. Ferdinand Groenewald are “non-executive directors” under the Companies Act. Hiroyuki Sugimoto (Chief Executive Officer of SYLA Technologies Co., Ltd.), Yoshiyuki Yuko (Chairman of the Board and Chief Operating Officer of SYLA Technologies Co., Ltd.), and Takahide Watanabe (Chief Strategy Officer of SYLA Technologies Co., Ltd.) are “executive” directors under the Companies Act.

In addition, our articles of incorporation include limitation of liability provisions, pursuant to which we can exempt, by resolution of our board of directors, our independent directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations including Article 426, Paragraph 1 of the Companies Act.

We maintain, at our expense, a directors’ and officers’ liability insurance policy for each of our directors and corporate auditors. The policy insures each of our directors and corporate auditors against certain liabilities that they may incur in their capacity as a director or corporate auditor.

We have not entered into any limitation of liability agreements with any of our directors or corporate auditors.

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Item 7. Recent Sales of Unregistered Securities.

Historical Common Equity Transactions

Since January 1, 2019, the Company engaged in the following unregistered stock issuances:

●	On October 21, 2019, the Company issued 7,085 common shares to Right Now for ¥35,290 per common share (approximately US$260 per share), or an aggregate of ¥250,029,650 (approximately US$1,842,653).

●	On April 28, 2020, the Company issued 665 common shares to Right Now for ¥45,140 per common share (approximately US$333 per share), or an aggregate of ¥30,018,100 (approximately US$221,226).

●	On October 2, 2020, the Company issued 1,110 common shares to Ipet Insurance for ¥45,140 per common share (approximately US$333 per share), or an aggregate of ¥50,105,400 (approximately US$369,264).

●	On November 30, 2020, the Company issued 800 common shares to Credit Saison for ¥45,140 per common share (approximately US$333 per share), or an aggregate of ¥36,112,000 (approximately US$266,136).

●	On February 19, 2021, the Company issued 1,952 common shares with a value of ¥45,140 per common share (approximately US$333 per share), or an aggregate value of ¥88,113,280 (approximately US$649,372) to Takashi Miki in exchange for the capital stock of Takashi Miki in GANGIT Co., Ltd. in connection with its acquisition by the Company.

●	On February 19, 2021, the Company issued 488 common shares with a value of ¥45,140 per common share (approximately US$333 per share), or an aggregate value of ¥22,028,320 (approximately US$162,343) to Kazuo Okada in exchange for the capital stock of Kazuo Okada in GANGIT Co., Ltd. in connection with its acquisition by the Company.

●	On July 1, 2021, the Company issued 800 common shares to JACCS for ¥48,060 per common share (approximately US$354 per share), or an aggregate of ¥38,448,000 (approximately US$283,352).

●	On July 9, 2021, the Company issued 1,000 common shares to ORIX Bank for ¥48,060 per common share (approximately US$354 per share), or an aggregate of ¥48,060,000 (approximately US$354,190).

●	On November 30, 2021, the Company issued 300 common shares to Rakuten Capital S.C.Sp. for ¥48,060 per common share (approximately US$354 per share), or an aggregate of ¥14,418,000 (approximately US$106,257).

●	On December 27, 2021, the Company issued 5,389 common shares with a value of ¥48,060 per common share (approximately US$354 per share), or an aggregate value of ¥259,000,560 (approximately US$1,908,767) to Tianqi Li in exchange for capital stock of Tianqi Li in Devel Co., Ltd. (now known as SYLA Brain Co., Ltd.) in connection with its acquisition by the Company.

●	On January 31, 2022, the Company issued 1,500 common shares to Hiroyuki Sugimoto upon his exercise of a stock option at an exercise price of ¥8,000 per common share (approximately US$59 per share), or an aggregate of ¥12,000,000 (approximately US$88,437).

●	On January 31, 2022, the Company issued 100 common shares to Takahide Watanabe upon his exercise of a stock option at an exercise price of ¥11,600 per common share (approximately US$85 per share), or an aggregate of ¥1,160,000 (approximately US$8,549).

●	On May 13, 2022, the Company issued a warrant to purchase common stock to the HeartCore Enterprises, Inc. (“HeartCore”) in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company. HeartCore may, at any time on (“Effective Date”) and ten years following the initial public offering date resulting in its shares being listed on a national stock exchange, exercise the warrant to purchase 2% of the fully diluted share capital of the Company as of the Effective Date for an exercise price per share of US$0.01, subject to adjustment as provided in the warrant. This warrant was terminated upon the issuance of the stock acquisition rights to HeartCore described immediately below.

●	On November 9, 2022, the Company allotted 5,771 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors on November 9, 2022 in substitution for the common stock purchase warrant agreement executed as of May 13, 2022 between the Company and HeartCore. The stock acquisition right is exercisable upon a successful listing on the Nasdaq Capital Market or NYSE American and has an exercise price of US$0.01 per share and is fully vested. The number of shares underlying each stock acquisition right is calculated as the number of issued and outstanding common shares on a fully diluted basis as of the previous day of the listing date on a stock exchange multiplied by 2% and divided by 5,771, subject to adjustment as provided in the 9th Stock Acquisition Rights Allotment Agreement, dated November 9, 2022, between the Company and HeartCore.

We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

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Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

3.1**	Articles of Incorporation of SYLA Technologies Co., Ltd.

4.1**	Form of Deposit Agreement among the Registrant, the depositary, and holders and beneficial owners of the American Depositary Shares.

4.2**	Specimen American Depositary Receipt (included as Exhibit A in Exhibit 4.1).

4.3**	Form of the Representative’s Warrant (Included in Exhibit 1.1)

5.1**	Opinion of DT Legal Japan regarding the validity of common shares being registered

5.2**	Opinion of Anthony L.G., PLLC regarding the validity of Representative’s Warrants being registered

10.1**	Consulting and Services Agreement, dated as of May 13, 2022, between SYLA Technologies Co., Ltd. and HeartCore Enterprises, Inc.

10.2**	Amendment No. 1 to Consulting and Services Agreement, dated as of August 17, 2022, between SYLA Technologies Co., Ltd. and HeartCore Enterprises, Inc.

10.3**	Amendment No. 2 to Consulting and Services Agreement, dated as of November 15, 2022, between SYLA Technologies Co., Ltd. and HeartCore Enterprises, Inc.

10.4**	9th Stock Acquisition Rights Allotment Agreement, dated November 9, 2022, between SYLA Technologies Co., Ltd. and HeartCore Enterprises, Inc.

10.5†**	Independent Director Agreement, dated as of December 5, 2022, between SYLA Technologies Co., Ltd. and Ferdinand Groenewald

21.1**	List of Subsidiaries of the SYLA Technologies Co., Ltd.

23.1*	Consent of MaloneBailey, LLP

23.2**	Consent of DT Legal Japan (included in Exhibit 5.1)

23.3**	Consent of Anthony L.G., PLLC (included in Exhibit 5.2)

23.4*	Consent of Japan Marketing Research Organization

24.1**	Power of Attorney (included on the signature page of this registration statement)

107**	Filing Fee Table

*	Filed herewith
**	Filed previously.
†	Includes management contracts and compensation plans and arrangements

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Item 9. Undertakings.

(a)	The undersigned registrant (which we refer to as the “Registrant”) hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

	(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The Registrant hereby undertakes:

	(1)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

	(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tokyo, Japan on this 15th day of December 2022.

SYLA Technologies Co., Ltd.

By:	/s/ Hiroyuki Sugimoto
Hiroyuki Sugimoto
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Hiroyuki Sugimoto	Chief Executive Officer, Co-President and Director	December 15, 2022
Hiroyuki Sugimoto	(Principal Executive Officer)

*	Chief Financial Officer	December 15, 2022
Tomohiro Ikeda	(Principal Financial and Accounting Officer)

*	Chairman of the Board, Co-President and Chief	December 15, 2022
Yoshiyuki Yuto	Operating Officer

*	Chief Strategy Officer and Director	December 15, 2022
Takahide Watanabe

*	Independent Director	December 15, 2022
Tomoyoshi Uranishi

/s/ Ferdinand Groenewald	Independent Director	December 15, 2022
Ferdinand Groenewald

By:	/s/ Hiroyuki Sugimoto
Hiroyuki Sugimoto
Attorney-in-fact*

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of SYLA Technologies Co., Ltd., has signed this registration statement on December 15, 2022.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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